Prospectus Supplement dated June 11, 2001
(to Prospectus dated May 4, 2001)

[C-BASS LOGO]

                           $181,455,000 (Approximate)

                   ------------------------------------------

                              C-BASS Mortgage Loan
                   Asset-Backed Certificates, Series 2001-CB2

                              ACE Securities Corp.
                                    Depositor

                   ------------------------------------------

               Credit-Based Asset Servicing and Securitization LLC
                                     Seller

                   ------------------------------------------

                            Litton Loan Servicing LP
                                    Servicer

                   ------------------------------------------


--------------------------------------------------------------------------------

Carefully consider the "Risk Factors" beginning on page S-12 of this prospectus supplement.

The offered certificates are not insured or guaranteed by any governmental agency or instrumentality.

The offered certificates represent interests in the trust only and will not be obligations of or represent interests in any other entity. This prospectus supplement may be used to offer and sell the offered certificates only if it is accompanied by the prospectus.

--------------------------------------------------------------------------------

Offered Certificates

The trust created for the Series 2001-CB2 certificates will hold a pool of first, second and third lien residential mortgage loans. The mortgage loans will be segregated into two loan groups. Loan group 1 will consist of fixed-rate FHA insured mortgage loans, VA guaranteed mortgage loans and conventional fixed-rate mortgage loans. Loan group 2 will consist of adjustable-rate mortgage loans. The trust will issue eight classes of Offered Certificates. You can find a list of these classes, together with their initial certificate principal balances (or notional amounts) and pass-through rates, in the table below. Credit enhancement for all of the Offered Certificates will be provided in the form of subordination and overcollateralization. Certain of the mortgage loans will be covered, to a limited extent, by either insurance from the Federal Housing Administration or a guaranty from the United States Department of Veterans Affairs.

                         Initial Certificate     Pass-Through
Class                         Balance(1)             Rate

A-IO...................     $50,000,000(2)        2.000%(3)
A-1F...................     $41,348,000           5.102%(4)
A-2F...................     $16,768,000           5.974%(4)
A-3F...................     $24,794,000           7.122%(4)
A-1A...................     $83,330,000             (5)
M-1....................     $ 6,574,000           7.479%(6)
M-2....................     $ 4,884,000           7.897%(6)
B-1....................     $ 3,757,000           8.509%(6)

-----------------
(1) Plus or minus 5%.

(2) Notional amount.

(3) The Class A-IO Certificates will receive interest only until the distribution date in January 2003.

(4) The Class A-1F, Class A-2F and Class A-3F Certificates will be subject to an interest rate cap, plus, in the case of the Class A-2F and Class A-3F Certificates, a 0.50% per annum increase following the optional termination date, as described in this prospectus supplement.

(5) The Class A-1A Certificates will bear interest at a variable rate that is subject to an interest rate cap and a margin increase following the optional termination date, as described in this prospectus supplement.

(6) The Class M-1, Class M-2 and Class B-1 Certificates will be subject to an interest rate cap.

The certificates offered by this prospectus supplement will be purchased by Deutsche Banc Alex. Brown Inc. and First Union Securities, Inc. from the Depositor, and are being offered by Deutsche Banc Alex. Brown Inc. and First Union Securities, Inc. from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of these certificates will be approximately 100.47% of their initial Certificate Principal Balance, plus accrued interest before deducting expenses.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Offered Certificates or determined that this prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Deutsche Banc Alex. Brown                           First Union Securities, Inc.

   Important notice about information presented in this prospectus supplement and the accompanying prospectus


You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information.

We provide information to you about the Offered Certificates in two separate documents that progressively provide more detail:

         o the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

         o this prospectus supplement, which describes the specific terms of this series of certificates.

ACE Securities Corp.'s principal offices are located at 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211 and its phone number is 704-365-0569.

                                Table of Contents

                              Prospectus Supplement

SUMMARY OF PROSPECTUS SUPPLEMENT.............................................S-2
RISK FACTORS................................................................S-12
USE OF PROCEEDS.............................................................S-19
THE MORTGAGE POOL...........................................................S-19
YIELD ON THE CERTIFICATES...................................................S-47
DESCRIPTION OF THE CERTIFICATES.............................................S-60
THE SELLER..................................................................S-76
POOLING AND SERVICING AGREEMENT.............................................S-76
METHOD OF DISTRIBUTION......................................................S-84
SECONDARY MARKET............................................................S-85
LEGAL OPINIONS..............................................................S-86
RATINGS.....................................................................S-86
LEGAL INVESTMENT............................................................S-86
CONSIDERATIONS FOR BENEFIT PLAN INVESTORS...................................S-87
ANNEX I......................................................................I-1

                        SUMMARY OF PROSPECTUS SUPPLEMENT

         The following summary is a very broad overview of the certificates offered by this prospectus supplement and the accompanying prospectus and does not contain all of the information that you should consider in making your investment decision. To understand the terms of the offered certificates, carefully read this entire prospectus supplement and the entire accompanying prospectus.

Title of Series............     C-BASS Mortgage Loan Asset-Backed Certificates,
                                Series 2001-CB2.

Cut-off Date...............     May 1, 2001.

Closing Date...............     On or about June 14, 2001.

Depositor..................     ACE Securities Corp., a Delaware corporation.
                                See "The Depositor" in the prospectus.

Seller.....................     Credit-Based Asset Servicing and Securitization
                                LLC ("C-BASS"), a Delaware limited liability company. The mortgage loans were acquired generally in accordance with the underwriting standards described in "Underwriting Standards" in this prospectus supplement. See "The Seller" in this prospectus supplement.

Servicer...................     Litton Loan Servicing LP will service the
                                mortgage loans. Subject to certain limitations, the servicer must advance delinquent payments of principal and interest on the mortgage loans, other than with respect to simple interest mortgage loans and REO Properties. The servicer is a wholly-owned subsidiary of the seller of the mortgage loans. See "Pooling and Servicing
                                Agreement--The Servicer" in this prospectus supplement.

Trustee....................     U.S. Bank National Association, a national
                                banking association, will be the trustee of the trust. See "Pooling and Servicing Agreement--The
                                Trustee" in this prospectus supplement.

Distribution Dates.........     Distributions on the offered certificates will
                                be made on the 25th day of each month, or, if that day is not a business day, on the next succeeding business day, beginning in June 2001.

Offered Certificates.......     Only the certificates listed on the cover of
                                this prospectus supplement are being offered by this prospectus supplement. Each class of offered certificates will have the initial certificate principal balance (or notional amount) and pass-through rate set forth or described in the table appearing on the cover of this prospectus supplement.

The Trust

The depositor will establish a trust with respect to the certificates under the pooling and servicing agreement dated as of the cut-off date among the depositor, the seller, the servicer and the trustee. The Class A-IO, Class A-1F, Class A-2F, Class A-3F, Class A-1A, Class M-1, Class M-2, Class B-1, Class B-2, Class N, Class X and Class R Certificates represent in the aggregate the entire beneficial ownership interest in the trust. Distributions of interest and principal on the offered certificates will be made only from payments received in connection with the mortgage loans. See "Description of the Certificates" in this prospectus supplement.

The Offered Certificates

The underwriters are offering to sell the Class A-IO, Class A-1F, Class A-2F, Class A-3F, Class A-1A, Class M-1, Class M-2 and Class B-1 Certificates.

The Non-Offered Certificates

The Class B-2, Class X, Class N Certificates (the Class X and Class N Certificates collectively, the "Class X/N Certificates") and the Class R Certificates are not offered by this prospectus supplement. The Class X/N Certificates will represent the right to receive principal and interest on the mortgage loans remaining after payment of all amounts due on the offered certificates and the Class B-2 Certificates on each distribution date. The Class B-2 Certificates initially evidence an interest of approximately 2.40% in the trust. The Class X/N Certificates initially evidence an interest of approximately 1.00% in the trust. The Class X/N Certificates will also be entitled to all prepayment charges received on the mortgage loans.

The Class R Certificates are not offered by this prospectus supplement and are the classes of certificates representing the residual interests in the trust.

Final Scheduled Distribution Dates

The final scheduled distribution date for each class of offered certificates (other than the Class A-IO Certificates) is set forth below:


                                   Final Scheduled
Class                             Distribution Date
-----                             -----------------

Class A-1F                         August 25, 2014
Class A-2F                          March 25, 2019
Class A-3F                         August 25, 2033
Class A-1A                         August 25, 2033
Class M-1                          August 25, 2033
Class M-2                          August 25, 2033
Class B-1                          August 25, 2033

Each such final scheduled distribution date has been calculated as described under "Yield on the Certificates--Final Scheduled Distribution Dates" in this prospectus supplement.

The Mortgage Loans

On the closing date, the trust will acquire a pool of mortgage loans that will be divided into two loan groups. Loan group 1 will be divided into sub-groups 1A and 1B.

The total mortgage pool has the following aggregate characteristics (percentages are based on the aggregate principal balance as of May 1, 2001):

Aggregate Current Principal Balance                              $187,840,911.05

Average Current Principal Balance                                     $77,684.41

Range of Current Principal Balances                        $891.02 - $989,727.99

Average Original Principal Balance                                    $80,344.28

Range of Original Principal Balances                   $1,430.45 - $1,000,000.00

Loan Type:
      Fixed rate                                                          55.64%
      Adjustable rate                                                     44.36%

Weighted Average Mortgage Interest Rate                                  10.369%

Weighted Average Net Mortgage Interest Rate                               9.571%

Range of Mortgage Interest Rates                                4.875% - 19.000%

Weighted Average CLTV Ratio                                               81.59%

Weighted Average Original Term to Maturity (months)                          332

Weighted Average Remaining Term to Stated Maturity (months)                  303

Percentage of Balloon Loans                                                5.43%

Percentage of Simple Interest Mortgage Loans                               4.54%

Percentage of Mortgage Loans with Primary Mortgage Insurance              34.09%

Percentage of Second and Third Liens                                       2.25%

Percentage of FHA/FHAUN Mortgage Loans                                     9.29%

Percentage of VA/VANG Mortgage Loans                                       2.54%

Percentage of Sub-Prime Loans                                             75.34%

Percentage of Performing Loans                                            78.02%

Percentage of Sub-Performing Loans:                                        5.59%

      Sub-Performing Loans that are also
         Forbearance Plan Loans                                            0.20%

      Sub-Performing Loans that are also
         Bankruptcy Plan Loans                                             0.25%

Percentage of Re-Performing Loans:                                        16.39%

      Re-Performing Loans that are also
         Forbearance Plan Loans                                            2.41%

      Re-Performing Loans that are also
         Bankruptcy Plan Loans                                            13.25%

Percentage of Owner-Financed Mortgage Loans                                6.66%

Percentage of Delinquent Mortgage Loans                                   21.98%

      30-59 Days Delinquent                                                5.59%

      60-89 Days Delinquent                                                0.00%

      Percentage of Re-Performing Loans:                                  16.39%

Percentage of Loans with Prepayment Penalties                             46.66%

Max ZIP Code Concentration (%)                                              0.6%

Max ZIP Code Concentration (ZIP)                                           10128

Geographic Concentrations in Excess of 5%:

     California                                                            20.3%

     Florida                                                               10.1%

     Texas                                                                  6.2%

     New York                                                               5.8%

Loan group 1 will consist of two sub-groups of FHA insured mortgage loans, FHAUN Mortgage Loans, VA guaranteed mortgage loans, VANG Mortgage Loans and conventional fixed-rate mortgage loans with the following characteristics (percentages are based on the aggregate principal balance of loan group 1 as of May 1, 2001):

Aggregate Current Principal Balance                              $104,510,103.46

Average Current Principal Balance                                     $62,655.94

Range of Current Principal Balances                        $891.02 - $698,677.67

Average Original Principal Balance                                    $66,026.93

Range of Original Principal Balances                     $1,430.45 - $700,000.00

Weighted Average Mortgage Interest Rate                                    9.94%

Weighted Average Net Mortgage Interest Rate                                9.175

Range of Mortgage Interest Rates                                4.875% - 19.000%

Weighted Average CLTV Ratio                                               84.81%

Weighted Average Original Term to Maturity (months)                          309

Weighted Average Remaining Term to Stated Maturity (months)                  269

Percentage of Balloon Loans                                                9.76%

Percentage of Simple Interest Mortgage Loans                               8.16%

Percentage of Mortgage Loans with Primary Mortgage Insurance              31.53%

Percentage of Second and Third Liens                                       4.04%

Percentage of FHA/FHAUN Mortgage Loans                                    14.36%

Percentage of VA/VANG Mortgage Loans                                       4.34%

Percentage of Sub-Prime Loans                                             58.54%

Percentage of Performing Loans                                            71.25%

Percentage of Sub-Performing Loans:                                        5.61%

      Sub-Performing Loans that are also
         Forbearance Plan Loans                                            0.18%

      Sub-Performing Loans that are also
         Bankruptcy Plan Loans                                             0.41%

Percentage of Re-Performing Loans:                                        23.14%

      Re-Performing Loans that are also
         Forbearance Plan Loans                                            3.32%

      Re-Performing Loans that are also
         Bankruptcy Plan Loans                                            19.05%

Percentage of Owner-Financed Mortgage Loans                               11.98%

Percentage of Delinquent Mortgage Loans                                   28.75%

      30-59 Days Delinquent                                                5.61%

      60-89 Days Delinquent                                                0.00%

      Percentage of Re-Performing Loans:                                  23.14%

Loans with Prepayment Penalties                                           27.16%

Max ZIP Code Concentration (%)                                              0.7%

Max ZIP Code Concentration (ZIP)                                           92067

Geographic Concentrations in Excess of 5%:

     Florida                                                               16.0%

     California                                                            13.0%

     Texas                                                                  8.2%

     New York                                                               6.4%

Sub-group 1A will consist of FHA insured mortgage loans, FHAUN Mortgage Loans, VA guaranteed mortgage loans and VANG Mortgage Loans with the following characteristics (percentages are based on the aggregate principal balance of loan sub-group 1A as of May 1, 2001):

Aggregate Current Principal Balance                               $19,542,465.93

Average Current Principal Balance                                     $71,063.51

Range of Current Principal Balances                        $891.02 - $205,557.34

Average Original Principal Balance                                    $77,178.85

Range of Original Principal Balances                    $17,000.00 - $206,116.34

Weighted Average Mortgage Interest Rate                                   8.370%

Weighted Average Net Mortgage Interest Rate                               7.870%

Range of Mortgage Interest Rates                                5.500% - 15.500%

Weighted Average CLTV Ratio                                              100.40%

Weighted Average Original Term to Maturity (months)                          354

Weighted Average Remaining Term to Stated Maturity  (months)                 284

Percentage of Balloon Loans                                                0.70%

Percentage of Simple Interest Mortgage Loans                               0.00%

Percentage of Mortgage Loans with Primary Mortgage Insurance               0.00%

Percentage of FHA/FHAUN Mortgage Loans                                    76.78%

Percentage of VA/VANG Mortgage Loans                                      23.22%

Percentage of Sub-Prime Loans                                              0.00%

Percentage of Performing Loans                                            23.50%

Percentage of Sub-Performing Loans:                                        3.89%

      Sub-Performing Loans that are also
         Forbearance Plan Loans                                            0.65%

      Sub-Performing Loans that are also
         Bankruptcy Plan Loans                                             1.28%

Percentage of Re-Performing Loans:                                        72.61%

      Re-Performing Loans that are also
         Forbearance Plan Loans                                           11.30%

      Re-Performing Loans that are also
         Bankruptcy Plan Loans                                            58.30%

Percentage of Owner-Financed Mortgage Loans                                0.00%

Percentage of Delinquent Mortgage Loans                                   76.50%

      30-59 Days Delinquent                                                3.89%

      60-89 Days Delinquent                                                0.00%

      Percentage of Re-Performing Loans:                                  72.61%

Loans with Prepayment Penalties                                            0.30%

Max ZIP Code Concentration (%)                                              1.4%

Max ZIP Code Concentration (ZIP)                                           11412

Geographic Concentrations in Excess of 5%:

     California                                                            11.5%

     Florida                                                               10.4%

     Maryland                                                               9.9%

     New York                                                               9.4%

     Texas                                                                  7.3%

     Pennsylvania                                                           5.6%

     New Jersey                                                             5.3%


Sub-group 1B will consist of fixed rate mortgage loans with the following characteristics (percentages are based on the aggregate principal balance of loan sub-group 1B as of May 1, 2001):

Aggregate Current Principal Balance                               $84,967,637.53

Average Current Principal Balance                                     $60,996.15

Range of Current Principal Balances                      $1,054.83 - $698,677.67

Average Original Principal Balance                                    $63,825.37

Range of Original Principal Balances                     $1,430.45 - $700,000.00

Weighted Average Mortgage Interest Rate                                  10.301%

Weighted Average Net Mortgage Interest Rate                               9.475%

Range of Mortgage Interest Rates                                4.875% - 19.000%

Weighted Average CLTV Ratio                                               81.22%

Weighted Average Original Term to Maturity                                   298

Weighted Average Remaining Term to Stated Maturity                           265

Percentage of Balloon Loans                                               11.84%

Percentage of Simple Interest Mortgage Loans                              10.04%

Percentage of Mortgage Loans with Primary Mortgage Insurance              38.78%

Percentage of Second and Third Liens                                       4.97%

Percentage of Sub-Prime Loans                                             72.00%

Percentage of Performing Loans                                            82.23%

Percentage of Sub-Performing Loans:                                        6.01%

      Sub-Performing Loans that are also Forbearance Plan Loans            0.07%

      Sub-Performing Loans that are also Bankruptcy Plan Loans             0.21%

Percentage of Re-Performing Loans:                                        11.76%

      Re-Performing Loans that are also Forbearance
         Plan Loans                                                        1.49%

      Re-Performing Loans that are also Bankruptcy
         Plan Loans                                                       10.02%

Percentage of Owner-Financed Mortgage Loans                               14.73%

Percentage of Delinquent Mortgage Loans                                   17.77%

      30-59 Days Delinquent                                                6.01%

      60-89 Days Delinquent                                                0.00%

      Percentage of Re-Performing Loans:                                  11.76%

Loans with Prepayment Penalties                                           33.33%

Max ZIP Code Concentration (%)                                              0.8%

Max ZIP Code Concentration (ZIP)                                           92067

Geographic Concentrations in Excess of 5%:

     Florida                                                               17.3%

     California                                                            13.4%

     Texas                                                                  8.4%

     New York                                                               5.7%

Loan group 2 will consist of adjustable-rate mortgage loans with the following characteristics (percentages are based on the aggregate principal balance of loan group 2 as of May 1, 2001):

Aggregate Current Principal Balance                               $83,330,807.59

Average Current Principal Balance                                    $111,107.74

Range of Current Principal Balances                     $18,126.22 - $989,727.99

Average Original Principal Balance                                   $112,186.06

Range of Original Principal Balances                  $18,200.00 - $1,000,000.00

Index:

      Six-Month LIBOR                                                     91.72%

      1 YR CMT                                                             7.51%

      Other                                                                0.77%

Weighted Average Mortgage Interest Rates by Index:

      Six-Month LIBOR                                                    11.043%

      1 YR CMT                                                            9.495%

      Other                                                               8.605%

Weighted Average Gross Margin by Index:

      Six-Month LIBOR                                                     6.469%

      1 YR CMT                                                            4.132%

      Other                                                               3.616%

Weighted Average Maximum Mortgage Interest Rate                          17.117%

Range of Maximum Mortgage Interest Rates                       10.375% - 99.999%

Weighted Average Minimum Mortgage Interest Rate                           9.534%

Range of Minimum Mortgage Interest Rates                        0.000% - 15.500%

Weighted Average Initial Rate Adjustment Cap                              2.024%

Range of Initial Rate Adjustment Cap                             1.000% - 6.000%

Weighted Average Periodic Rate Adjustment Cap                             1.119%

Range of Periodic Rate Adjustment Caps                           1.000% - 3.000%

Weighted Average Months to Next Adjustment Date                        18 months

Range of Months to Next Adjustment Date                            1 - 46 months

Weighted Average Interest Adjustment Frequency                          7 months

Weighted Average Mortgage Interest Rate                                  10.908%

Weighted Average Net Mortgage Interest Rate                              10.067%

Range of Mortgage Interest Rates                                6.375% - 15.500%

Weighted Average CLTV Ratio                                               77.54%

Weighted Average Original Term to Maturity                                   360

Weighted Average Remaining Term to Stated Maturity                           345

Percentage of Simple Interest Mortgage Loans                               0.00%

Percentage of Balloon Loans                                                0.00%

Percentage of Mortgage Loans with Primary Mortgage Insurance              37.29%

Percentage of Sub-Prime Loans                                             96.40%

Percentage of Performing Loans                                            86.52%

Percentage of Sub-Performing Loans:                                        5.56%

      Sub-Performing Loans that are also
          Forbearance Plan Loans                                           0.23%

      Sub-Performing Loans that are also
          Bankruptcy Plan Loans                                            0.06%

Percentage of Re-Performing Loans:                                         7.92%

      Re-Performing Loans that are also
          Forbearance Plan Loans                                           1.27%

      Re-Performing Loans that are also
          Bankruptcy Plan Loans                                            5.97%

Percentage of Delinquent Mortgage Loans                                   13.48%

      30-59 Days Delinquent                                                5.56%

      60-89 Days Delinquent                                                0.00%

      Percentage of Re-Performing Loans:                                   7.92%

Loans with Prepayment Penalties                                           71.12%

Max ZIP Code Concentration (%)                                              1.2%

Max ZIP Code Concentration (ZIP)                                           10128

Geographic Concentrations in Excess of 5%:

     California                                                            29.4%

     Illinois                                                               5.8%

     Michigan                                                               5.5%

     New York                                                               5.1%

See "The Mortgage Pool" in this prospectus supplement for more information about the mortgage loans.

Distributions

Interest Distributions. Interest will accrue on the Class A-1F, Class A-2F and Class A-3F Certificates during each accrual period at a rate equal to the lesser of (i) the applicable per annum rate for such class as set forth on the cover page, plus, on each distribution date following the optional termination date in the case of the Class A-2F and Class A-3F Certificates, 0.50% per annum, and
(ii) the Pool Cap as described under "Description of the Certificates--Pass Through Rates" in this prospectus supplement.

Interest will accrue on the Class A-IO Certificates for twenty months at a per annum rate equal to 2.000%; thereafter no distributions will be made on the Class A-IO Certificates.

Interest will accrue on the Class A-1A Certificates during each accrual period at a rate equal to the lesser of (i) the sum of one-month LIBOR plus (a) a margin of 0.290% on or prior to the optional termination date as described below under "Optional Termination" and (b) a margin of 0.580% following the optional termination date, and (ii) the Class A-1A Cap as described under "Description of the Certificates--Pass-Through Rates" in this prospectus supplement.

Interest will accrue on the Class M-1, Class M-2 and Class B-1 Certificates during each accrual period at a rate equal to the lesser of (i) the applicable per annum rate for such class as set forth on the cover page, and (ii) the Pool Cap as described under "Description of the Certificates--Pass-Through Rates" in this prospectus supplement.

The accrual period for all offered certificates, except for the Class A-1A Certificates, is the month immediately preceding the month in which such distribution date occurs. Except for the first accrual period, the accrual period for the Class A-1A Certificates is the period from the distribution date in the prior month to the day prior to the current distribution date. The first accrual period for the Class A-1A Certificates will begin on the closing date and end on June 24, 2001. Interest will be calculated for all offered certificates, except for the Class A-1A Certificates, on the basis of a 360-day year consisting of twelve 30-day months. Interest will be calculated for the Class A-1A Certificates on the basis of the actual number of days in the accrual period, based on a 360-day year. See "Description of the Certificates--Pass-Through Rates" in this prospectus supplement.

Principal Distributions. On each distribution date, you will receive a distribution of principal if there are funds available on that date for your class of certificates. You should review the priority of payments described under "Description of the Certificates--Principal Distributions" in this prospectus supplement.

The offered certificates will be sold by the depositor to Deutsche Banc Alex. Brown Inc. and First Union Securities, Inc. on the closing date.

The offered certificates will initially be represented by one or more global certificates registered in the name of a nominee of the Depository Trust Company in the United States, or Clearstream and the Euroclear System (each, as defined herein) in Europe in minimum denominations of $25,000 and integral multiples of $1.00 in excess of the minimum denominations. See "Description of the Certificates--Book-Entry Certificates" in this prospectus supplement.

Credit Enhancement

Credit enhancement reduces the risk of harm caused to holders of certificates by shortfalls in payments received on the mortgage loans. Credit enhancement can reduce the effect of shortfalls on all classes, or it can allocate shortfalls so they affect some classes before others. This transaction employs the following four forms of credit enhancement. See "Description of the Certificates" in this prospectus supplement.

Subordination. On each distribution date, classes that are lower in order of payment priority will not receive payments until the classes that are higher in order of payment priority have been paid. If there are insufficient funds on a distribution date to pay all classes, the subordinate classes are the first to forego payment.

Overcollateralization. If the total assets in the trust exceed the total principal amount of the offered certificates, there is overcollateralization available to absorb losses on the mortgage loans before such losses affect the certificates. On the closing date, the total initial principal balance of the mortgage loans will equal $187,840,911.05, while the total initial principal amount of the certificates is only $185,963,000. This results in overcollateralization equal to approximately 1.00% of the total initial principal balance of the mortgage loans. If the level of overcollateralization falls below what is required under the pooling and servicing agreement, the excess interest described in the next section will be paid to the offered certificates as principal. This will have the effect of reducing the principal balance of the certificates faster than the principal balance of the mortgage loans until the required level of overcollateralization is reached.

Monthly Excess Cashflow. Because more interest is expected to be paid by the mortgagors than is necessary to pay the interest earned on the offered certificates, we expect there to be excess interest each month. The excess interest will be used to maintain overcollateralization, to pay interest that was previously earned but not paid to the offered certificates, and to reimburse the offered certificates for losses and certain shortfalls that they experienced previously.

Application of Realized Losses. If, on any distribution date after the balances of the offered certificates have been reduced by the amount of cash paid on that date, the total principal balance of the offered certificates is greater than the total principal balance of the mortgage loans, the principal balance of the offered certificates that are lowest in order of payment priority will be reduced by the amount of such excess.

Advances

The servicer is required to advance delinquent payments of principal and interest on the mortgage loans, subject to the limitations described under "Description of the Certificates--Advances" in this prospectus supplement. The servicer is entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement. See "Description of the Certificates--Advances" in this prospectus supplement and "Description of the Securities--Advances in Respect of Delinquencies" in the prospectus.

Optional Termination

The servicer (or an affiliate of the servicer) has the option, subject to certain conditions specified in the pooling and servicing agreement, to purchase all the mortgage loans and any properties that the trust acquired in satisfaction of any of the mortgage loans. This option can be exercised when the total principal balance of the mortgage loans, including the mortgage loans related to the properties which the trust has acquired, is 10% or less of the total principal balance of the mortgage loans on the cut-off date. If the option is exercised, your certificate will be retired early and you will be entitled to the following amounts to the extent available therefor:

      o  the outstanding principal balance of your certificate;

      o  one month's interest on such balance at the related pass-through rate;

      o  any interest previously earned but not paid; and

      o in the case of the Class A-1A Certificates only, any "LIBOR Carryover Amount," as described in this prospectus supplement, from all previous distribution dates.

You will receive the last two items only to the extent that there is enough cash to make such payments. See "Pooling and Servicing Agreement--Termination" in this prospectus supplement.

Federal Income Tax Consequences

Multiple elections will be made to treat designated portions of the trust as real estate mortgage investment conduits for federal income tax purposes.

For further information regarding the federal income tax consequences of investing in the offered certificates, see "Certain Material Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the prospectus.

Ratings

The trust will not issue the certificates unless they receive the respective ratings set forth below from Standard & Poor's Ratings Services, Moody's Investors Service, Inc. and Fitch, Inc.:

              Class           S&P         Moody's      Fitch
              -----           ---         -------      -----
              A-IO            AAA           Aaa         AAA
              A-1F            AAA           Aaa         AAA
              A-2F            AAA           Aaa         AAA
              A-3F            AAA           Aaa         AAA
              A-1A            AAA           Aaa         AAA
               M-1            AA            Aa2         AA
               M-2             A            A2           A
               B-1            BBB          Baa2         BBB

The ratings on the certificates indicate the likelihood that you will receive all funds to which you are entitled by the terms of your certificate. The rating agency that issues the rating reviews the nature and credit quality of the mortgage loans and the soundness of the structure which the depositor has created to allow the payments on the mortgage loans to flow to the holders of the certificates. A rating is not a recommendation to buy, sell or hold securities and the rating agency can revise or withdraw it at any time. A rating does not address the likelihood of the payment of any LIBOR Carryover Amount, the frequency of prepayments on the mortgage loans or the effect of such prepayments on your yield. See "Yield, Prepayment and Maturity Considerations" and "Ratings" in this prospectus supplement and "Yield Considerations" in the prospectus.

Legal Investment

You should consult with counsel to see if you are permitted to buy the offered certificates, since legal investment rules will vary depending on the type of entity purchasing the offered certificates, whether that entity is subject to regulatory authority, and if so, by whom. The Class A-1A Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and, as such, are legal investments for certain entities to the extent provided for in the Secondary Mortgage Market Enhancement Act of 1984, as amended. The other offered certificates will not be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, because the mortgage loans in loan group 1 contain second and third lien mortgage loans and owner-financed mortgage loans that were originated by individuals and not by financial institutions or mortgagees approved by the Secretary of Housing and Urban Development. See "Legal Investment" in this prospectus supplement and in the prospectus.

Considerations for Benefit Plan Investors

It is expected that the Class A Certificates may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") so long as certain conditions are met. A fiduciary of a benefit plan must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law. See "Considerations for Benefit Plan Investors" in this prospectus supplement and "ERISA Considerations" in the prospectus.

                                  RISK FACTORS

         The following information, which you should carefully consider, identifies significant sources of risk associated with an investment in the certificates. You should also carefully consider the information set forth in the prospectus.

Nature of sub-prime mortgage loans may increase risk of loss.

         Approximately 58.54% of the loan group 1 mortgage loans and approximately 96.40% of the loan group 2 mortgage loans (in each case, by aggregate principal balance as of the cut-off date) are of sub-prime credit quality; i.e., do not meet the customary credit standards of FHLMC and FNMA. Delinquencies and liquidation proceedings are more likely with these mortgage loans than with mortgage loans that satisfy such credit standards. In the event these mortgage loans do become delinquent or subject to liquidation, you may face delays in receiving payment and losses if the credit enhancements are insufficient to cover the delays and losses.

Inclusion of delinquent mortgage loans increases risk of loss.

         Approximately 5.61% and 5.56% of the loan group 1 mortgage loans and loan group 2 mortgage loans, respectively (by aggregate principal balance as of the cut-off date), were 30 to 59 days contractually delinquent. None of the mortgage loans in either loan group were 60 to 89 days contractually delinquent. Approximately 23.14% and 7.92% of the loan group 1 mortgage loans and loan group 2 mortgage loans, respectively (in each case, by aggregate principal balance as of the cut-off date), were re-performing mortgage loans that were 90 days or more contractually delinquent. As a result, the mortgage pool may bear more risk than a pool of mortgage loans without any delinquencies but with otherwise comparable characteristics. It is possible that a delinquent mortgage loan (including a mortgage loan that is a re-performing mortgage loan) will not ever become current or, if it does become current, that the mortgagor may become delinquent again.

         These past due payments on mortgage loans which were delinquent on or prior to the cut-off date are called "arrearages" and, to the extent previously advanced, are not a part of the trust. The servicer will be required to make advances of delinquent payments of principal and interest on delinquent mortgage loans (other than simple interest mortgage loans and REO properties), each to the extent such advances are deemed recoverable, until such mortgage loans become current or the related mortgaged property is acquired through foreclosure. In the event that a mortgage loan is liquidated before the related arrearage is reduced to zero, the arrearage, together with reimbursements for advances of principal and interest and servicing advances with respect to such mortgage loan, will reduce the liquidation proceeds available for distribution to certificateholders.

There are risks involving unpredictability of prepayments and the effect of prepayments on yields.

         Mortgagors may prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which mortgagors will repay their mortgage loans. A prepayment of a mortgage loan generally will result in a prepayment on the certificates.

         o If you purchase your certificates at a discount and principal is repaid more slowly than you anticipate, then your yield may be lower than you anticipate.

         o If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

         o If you purchase the Class A-IO Certificates and principal is repaid faster than you anticipate, then you may not fully recover your initial investment.

         o The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline significantly below the interest rates on the fixed-rate mortgage loans, those mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on such mortgage loans. Conversely, if prevailing interest rates rise significantly, the prepayments on fixed-rate mortgage loans are likely to decrease.

         o Approximately 46.66% of the mortgage loans, representing approximately 27.16% of the loan group 1 mortgage loans (by aggregate principal balance as of the cut-off date) and approximately 71.12% of the loan group 2 mortgage loans (by aggregate principal balance as of the cut-off date) require the mortgagor to pay a penalty if the mortgagor prepays the mortgage loan during periods ranging from one year to five years after the mortgage loan was originated. A prepayment penalty may discourage a mortgagor from prepaying the mortgage loan during the applicable period. Such prepayment penalties will be distributed to holders of the Class X/N Certificates and not to holders of the offered certificates.

         o The seller may be required to purchase mortgage loans from the trust in the event certain breaches of representations and warranties have not been cured. In addition, the servicer (or an affiliate of the servicer) has the option, subject to certain conditions specified in the pooling and servicing agreement, to purchase mortgage loans 120 days or more delinquent. These purchases will have the same effect on the holders of the offered certificates as a prepayment of the mortgage loans.

         o If the rate of default and the amount of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.

         o The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the offered certificates.

         See "Yield, Prepayment and Maturity Considerations" for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

There are risks related to owner-financed mortgage loans.

         Reduced underwriting standards. Approximately 11.98% of the loan group 1 mortgage loans (by aggregate principal balance as of the cut-off date) are owner-financed mortgage loans. None of the loan group 2 mortgage loans are owner-financed mortgage loans. These mortgage loans were originated by the individual sellers of the related mortgaged property who generally are inexperienced in matters pertaining to mortgage banking. These mortgage loans were originated with less stringent standards than the other mortgage loans. The mortgagor under an owner-financed mortgage loan generally does not complete a mortgage loan application and the seller of the related property generally does not verify the income or employment of the related mortgagor, nor obtain other information customarily obtained during the mortgage loan origination process. As a result, certain information concerning the owner-financed mortgage loans that may be of interest to you is not available. In connection with an acquisition of an owner-financed mortgage loan, the seller obtained and reviewed the credit history and payment history of the mortgagor, as well as conducted an assessment of the value of the property.

         Appraisals may be inaccurate. In acquiring owner-financed mortgage loans, the seller assesses the value of a property, generally using either a prior appraisal, which must be re-certified if older than six months, or a drive-by appraisal. A drive-by appraisal is not as accurate as a full real estate appraisal because the appraiser does not have access to the interior of the mortgaged property and may not have access to the rear of the mortgaged property. As a result, the appraisal may reflect assumptions the appraiser made regarding the interior or the rear of the mortgaged property which may not be accurate. To the extent the seller has over-appraised the value of a property, such amount may not be recovered during a liquidation proceeding.

The recovery of defaulted amounts under FHA and VA programs is uncertain.

         Approximately 14.05% of the loan group 1 mortgage loans and 2.77% of the loan group 2 mortgage loans (in each case, by aggregate principal balance as of the cut-off date) are covered by either insurance from the Federal Housing Administration or a guaranty from the United States Department of Veterans Affairs. As described in this prospectus supplement, the amount of coverage may be limited. In addition, recovery of the insured amounts from these agencies is dependent upon material compliance by the originator and the servicer with applicable regulations. These regulations are subject to interpretative uncertainties. If upon filing a claim for recovery of a defaulted amount, it is discovered that the mortgage loan did not comply with a regulation, the servicer may not be able to fully recover the insured amounts. Defaults on mortgage loans either insured by the Federal Housing Administration or guaranteed by the United States Department of Veterans Affairs should have the same effect on the related certificates as a prepayment of such mortgage loans. However, in the event that such guaranty or insurance is no longer available to provide protection or does not cover the full amount of the loss, any losses on such mortgage loans will be borne by the related certificateholders. See "The Mortgage Pool--FHA Mortgage Loans and VA Mortgage Loans" in this prospectus supplement.

There are risks relating to alternatives to foreclosure.

         Certain of the mortgage loans will be delinquent as of the closing date. Other mortgage loans may become delinquent after the closing date. The servicer may either foreclose on any such mortgage loan or work out an agreement with the mortgagor, which may involve waiving or modifying certain terms of the mortgage loan. If the servicer extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note, your yield may be reduced.

There is a risk that interest payments may be insufficient to maintain overcollateralization.

         Because the weighted average of the interest rates on the mortgage loans is expected to be higher than the weighted average of the interest rates on the certificates, the mortgage loans are expected to generate more interest than is needed to pay interest owed on the certificates as well as certain fees and expenses of the trust. After these financial obligations of the trust are covered, the available excess interest will be used to maintain overcollateralization. Any remaining interest will then be used to compensate for losses that occur on the mortgage loans. We cannot assure you, however, that enough excess interest will be generated to maintain the overcollateralization level required by the rating agencies. The factors described below will affect the amount of excess interest that the mortgage loans will generate:

         o Every time a mortgage loan is prepaid in full, excess interest will be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

         o Every time a mortgage loan is liquidated or written off, excess interest will be reduced because such mortgage loans will no longer be outstanding and generating interest.

         o If the rates of delinquencies, defaults or losses on the mortgage loans are higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available on such date to pay certificateholders.

         o The pass-through rate of the Class A-1A Certificates is based on one-month LIBOR while all the loan group 2 mortgage loans have rates that are adjustable based on an index that in certain cases is different from the index used to determine the pass-through rate on the Class A-1A Certificates. As a result, the pass-through rate on the Class A-1A Certificates may increase relative to interest rates on the loan group 2 mortgage loans, thus requiring that more of the interest generated by the loan group 2 mortgage loans be applied to cover interest on the Class A-1A Certificates.

There is a risk that mortgage interest rates will affect the offered certificates.

         The Class A-1A Certificates will accrue interest at a pass-through rate based on the one-month LIBOR index plus a specified margin, but are subject to a cap described in "Description of the Certificates--Pass-Through Rates" in this prospectus supplement. The other classes of offered certificates (other than the Class A-IO Certificates) will accrue interest at a fixed pass-through rate, subject to a cap. The cap on interest paid on the classes of offered certificates (other than the Class A-1A and Class A-IO Certificates) will be based on the weighted average of the interest rates on the mortgage loans, net of any primary mortgage insurance premium, interest paid with respect to the Class A-IO Certificates and certain expenses of the trust.

         The pass-through rate on the Class A-1A Certificates adjusts monthly while the mortgage interest rates on the loan group 2 mortgage loans may adjust less frequently. Substantially all of the adjustable-rate mortgage loans have periodic and maximum limitations on adjustments to the mortgage loan rate. Consequently, the operation of these interest rate caps may limit increases in the pass-through rate for extended periods in a rising interest rate environment.

         Although holders of the Class A-1A Certificates will be entitled to receive any LIBOR carry-over amount from and to the limited extent of funds available for such payments, there is no assurance that those funds will be available or sufficient to pay such LIBOR carry-over amount.

         If the operation of an interest rate cap limits the accrual of interest on the offered certificates (other than the Class A-1A Certificates), holders of those certificates will not be entitled to receive any carry-over amount and their yield would be adversely affected.

There are risks relating to subordinate loans.

         Approximately 4.04% of the loan group 1 mortgage loans (by aggregate principal balance as of the cut-off date) and none of the loan group 2 mortgage loans evidence a second or third lien that is subordinate to the rights of the mortgagee under the senior mortgage or mortgages. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding principal balance of such junior mortgage loans only to the extent that the claims of any senior mortgage loans have been satisfied in full, including any foreclosure costs. In circumstances where the servicer determines that it would be uneconomical to foreclose on the related mortgaged property, the servicer may write-off the entire outstanding principal balance of the related mortgage loan as bad debt. The foregoing considerations will be particularly applicable to junior mortgage loans that have high combined loan-to-value ratios because the servicer is more likely to determine that foreclosure would be uneconomical. You should consider the risk that to the extent losses on mortgage loans are not covered by available credit enhancement, such losses will be borne by the holders of the certificates.

There are risks in holding subordinate certificates.

         The protections afforded the senior certificates in this transaction create risks for the subordinate certificates. Prior to any purchase of any subordinate certificates, consider the following factors that may adversely impact your yield:

         o Because the subordinate certificates receive interest and principal distributions after the related senior certificates receive such distributions, there is a greater likelihood that the subordinate certificates will not receive the distributions to which they are entitled on any distribution date.

         o If a simple interest mortgage loan becomes delinquent or the servicer determines not to advance a delinquent payment on an actuarial mortgage loan because such amount is not recoverable from a mortgagor, there may be a shortfall in distributions on the certificates which will impact the subordinate certificates.

         o With respect to simple interest mortgage loans, if monthly payments are made in any month less than 30 days after the previous payment or shortfalls in interest collections result from prepayments in full, there may be a shortfall in distributions on the certificates. This will disproportionately impact the subordinate certificates. In addition, the portion of the shortfalls in the amount of interest collections on actuarial mortgage loans that are attributable to prepayments in full and are not covered by the servicer and shortfalls in interest collections on any mortgage loans arising from the timing of partial principal prepayments may result in a shortfall in distributions on the certificates, which will disproportionately impact the subordinate certificates.

         o The subordinate certificates are not expected to receive principal distributions until, at the earliest, June 2004.

         o Losses resulting from the liquidation of defaulted mortgage loans will first reduce the level of overcollateralization, if any, for the certificates. If there is no overcollateralization, losses will be allocated to the subordinate certificates. A loss allocation results in a reduction in a certificate balance without a corresponding distribution of cash to the holder. A lower certificate balance will result in less interest accruing on the certificate.

         o The earlier in the transaction that a loss on a mortgage loan occurs, the greater the impact on yield.

         See "Description of the Certificates" and "Yield on the Certificates" in this prospectus supplement for more detail.

There is a risk that interest payments on the mortgage loans may be insufficient to pay interest on your certificates.

         When a mortgage loan is prepaid in full, the mortgagor is charged interest only up to the date on which payment is made, rather than for an entire month. This may result in a shortfall in interest collections available for payment on the next distribution date. Similarly, with respect to simple interest mortgage loans, the mortgagor is only charged interest up to the date on which payment is made. Therefore, if a mortgagor makes a payment on a simple interest mortgage loan in any month less than 30 days after the previous payment date, a shortfall in interest collections available for payment on the next distribution date may result. The servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments in full on actuarial mortgage loans, but only up to one-half of the servicing fee for the related accrual period. The servicer is not required to cover any shortfall in interest collections that are attributable to prepayments in full or the timing of monthly payments on simple interest mortgage loans. If the credit enhancement is insufficient to cover this shortfall in excess of the amount covered by the servicer, you may incur a loss.

         In addition, the servicer will not cover shortfalls in interest collections arising from the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

There is a risk relating to the potential inadequacy of credit enhancement for the offered certificates.

         The credit enhancement features described in the summary are intended to enhance the likelihood that holders of the offered certificates will receive regular payments of interest and principal.

         If delinquencies or defaults occur on the mortgage loans, neither the servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted actuarial mortgage loans if such advances are not likely to be recovered. Neither the servicer nor any other entity will advance scheduled monthly payments of principal and interest on simple interest mortgage loans. We cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of such delinquencies or defaults.

         If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses.

There is a risk because the certificates are not obligations of any entity.

         The offered certificates represent an interest in the trust fund only. No other person will insure or guarantee the offered certificates or will have any obligation with respect to the certificates except for the obligations of the depositor and the seller pursuant to certain limited representations and warranties made with respect to the mortgage loans and of the servicer with respect to its servicing obligations under the pooling and servicing agreement and, with respect to certain of the mortgage loans, of the primary mortgage insurer under the primary mortgage insurance policy. No government agency or instrumentality will guarantee or insure the certificates or the underlying mortgage loans (other than approximately 14.05% of the loan group 1 mortgage loans and approximately 2.77% of the loan group 2 mortgage loans (in each case, by aggregate principal balance as of the cut-off date) which are covered by either insurance from the Federal Housing Administration or a guaranty from the United States Department of Veterans Affairs). Proceeds of the assets included in the trust fund (including the mortgage loans) will be the sole source of payments on the offered certificates. You will not be able to receive money from any entity in the event that such proceeds are not enough to make all payments provided for under the offered certificates.

There is a risk that there may be a delay in receipt of liquidation proceeds, and that liquidation proceeds may be less than the outstanding balance of the mortgage loan.

         Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses will reduce the portion of liquidation proceeds payable to you. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

There is an increased risk of loss relating to high combined loan-to-value ratios.

         Mortgage loans with combined loan-to-value ratios in excess of 80% may present a greater risk of loss than mortgage loans with combined loan-to-value ratios of equal to or below 80%. Approximately 20.15% of the mortgage loans, representing approximately 25.90% of the loan group 1 mortgage loans and approximately 12.94% of the loan group 2 mortgage loans (in each case, by aggregate principal balance as of the cut-off date), are mortgage loans which had a combined loan-to-value ratio in excess of 80% at origination, and are not covered by a primary mortgage insurance policy, insurance from the Federal Housing Administration or a guaranty from the United States Department of Veterans Affairs.

There are risks relating to geographic concentration of the mortgage loans.

         The following chart lists the states with the highest concentrations of mortgage loans for each loan group, based on the aggregate principal balance of the mortgage loans as of the cut-off date.

              Loan Group 1                              Loan Group 2
   --------------------------------           ------------------------------
   Florida                    16.0%           California               29.4%
   California                 13.0%           Illinois                  5.8%
   Texas                       8.2%           Michigan                  5.5%
   New York                    6.4%           New York                  5.1%

         Property in California may be particularly susceptible to certain types of uninsurable hazards, such as earthquakes, hurricanes, floods, mudslides and other natural disasters. Properties in Florida may be particularly susceptible to certain types of uninsurable hazards such as hurricanes.

         In addition, the conditions below will have a disproportionate impact on the mortgage loans in general:

         o Economic conditions in states listed above which may or may not affect real property values may affect the ability of mortgagors to repay their loans on time.

         o Declines in the residential real estate markets in the states listed above may reduce the values of properties located in those states, which would result in an increase in the combined loan-to-value ratios.

         o Any increase in the market value of properties located in the states listed above would reduce the combined loan-to-value ratios and could, therefore, make alternative sources of financing available to the mortgagors at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

There are risks relating to balloon loans.

         Balloon loans pose a risk because a mortgagor must make a large lump sum payment of principal at the end of the loan term. If the mortgagor is unable to pay the lump sum or refinance such amount, you may suffer a loss.

Approximately 9.76% of the loan group 1 mortgage loans (by aggregate principal balance as of the cut-off date), and none of the loan group 2 mortgage loans, are balloon loans.

The lack of a secondary market may limit your ability to sell your certificates.

         The underwriters intend to make a secondary market in the certificates they purchase, but they have no obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

         The secondary markets for mortgage backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Violations of federal and state laws may cause losses on your certificates.

         Federal and state laws regulate the origination, servicing and collection of the loans. These laws have changed over time and have become more restrictive or stringent with respect to specific activities of servicers and originators, particularly in the case of mortgage loans with high interest rates or high origination fees or charges. Actual or alleged violations of these federal and state laws may, among other things:

         o limit the ability of the servicer to collect principal or interest on the mortgage loans,

         o    provide the mortgagors with a right to rescind the loans,

         o entitle the mortgagors to refunds of amounts previously paid or to set-off those amounts against their mortgage loan obligations,

         o result in a litigation proceeding being brought against the trust, and

         o subject the trust to liability for expenses, penalties and damages resulting from the violations.

         As a result, these violations or alleged violations could result in shortfalls in the distributions due on your certificates. In addition, approximately 3.35% and 1.82% of the loan group 1 mortgage loans and loan group 2 mortgage loans, respectively (by aggregate principal balance as of the cut-off date), will have been originated with interest rates or fees which make them subject to the Home Ownership and Equity Protection Act of 1994 and such mortgage loans and other mortgage loans in both loan groups may be subject to comparable state laws with lower threshold tests. See "Certain Legal Aspects of Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders" in the prospectus. The seller will make representations and warranties with respect to each mortgage loan relating to compliance with federal and state laws at the time of origination. The seller will be required to repurchase or replace any mortgage loan that is not originated or serviced in compliance with all federal, state or local laws. However, repurchase or replacement of the affected mortgage loans will not necessarily fully compensate the trust or certificateholders for any losses arising from the related breach. For example, if a mortgagor brings legal action against the trust, the trustee will be entitled to indemnification from trust property for its defense costs. The seller will not indemnify the trust or have any other responsibility to the trust or certificateholders (other than to repurchase or replace such loan) for any losses and liabilities the trust may suffer with respect to mortgage loans as to which the representation as to compliance with laws is breached. As a result, shortfalls in the distributions due on your certificates could occur.

In the event the seller is not able to repurchase or replace defective mortgage loans you may suffer losses on your certificates.

         The seller will make various representations and warranties related to the mortgage loans.

         If the seller fails to cure a material breach of its representations and warranties with respect to any mortgage loan in a timely manner, the seller will be required to repurchase or replace the defective loan. See "Pooling and Servicing Agreement--Assignment of the Mortgage Loans" in this prospectus supplement. In the event that the seller is not able to repurchase or replace any defective mortgage loans at the date such action is required, for financial or other reasons, you may suffer losses on your certificates. The inability of the seller to repurchase or replace defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on your certificates could occur.

There are risks of non-payment of insured amounts under the primary mortgage insurance policy.

         Pursuant to the pooling and servicing agreement, the servicer is obligated to pay the premium due under the primary mortgage insurance policy from amounts collected with respect to certain mortgage loans. The servicer's failure to pay such premium may result in cancellation of the primary mortgage insurance policy or failure of the insurer to pay amounts otherwise due with respect to defaulted mortgage loans covered under such policy. Furthermore, there can be no assurance that any filed claims will be filed properly, which may adversely affect the recovery of insurance proceeds on the related mortgage loan. This may have an adverse affect on your certificates. See "The Mortgage Pool--Primary Mortgage Insurance" in this prospectus supplement.

                                 USE OF PROCEEDS

         The Seller will sell the mortgage loans to the Depositor and the Depositor will convey the Mortgage Loans to the Trust in exchange for and concurrently with the delivery of the Certificates. Net proceeds from the sale of the Offered Certificates will be applied by the Depositor to the purchase of the Mortgage Loans from the Seller. Such net proceeds, together with the cash proceeds from the sale of the Class B-2 Certificates, the Class X/N Certificates and the Residual Certificates, will represent the purchase price to be paid by the Depositor to the Seller for the Mortgage Loans.

                                THE MORTGAGE POOL

         The Seller provided the information in the following paragraphs. None of the Depositor, either Underwriter, the Servicer, the Trustee or any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information.

         Certain information with respect to the Mortgage Loans to be included in each Loan Group is set forth herein. Prior to the Closing Date, Mortgage Loans may be removed from a Loan Group and other Mortgage Loans may be substituted therefor. The Seller believes that the information set forth herein with respect to each Loan Group as presently constituted is representative of the characteristics of each Loan Group as it will be constituted at the Closing Date, although certain characteristics of the Mortgage Loans in a Loan Group may vary.

General

         The assets included in the Trust (the "Trust Fund") will consist of a pool of 2,418 closed-end, fixed-rate and adjustable-rate mortgage loans (the "Mortgage Pool") having original terms to maturity ranging from 12 months to 583 months (the "Mortgage Loans") and an aggregate principal balance as of May 1, 2001 (the "Cut-off Date") of $187,840,911.05. All Mortgage Loan statistics set forth herein are based on principal balances, interest rates, terms to maturity, mortgage loan counts and similar statistics as of the Cut-off Date. All weighted averages specified herein are based on the principal balances of the Mortgage Loans in the related loan group as of the Cut-off Date, as adjusted for the principal payments received or advanced on or before such date (each, a "Cut-off Date Principal Balance"). The "Principal Balance" of a Mortgage Loan, as of any date, is equal to the principal balance of such Mortgage Loan at its origination, less the sum of scheduled and unscheduled payments and other recoveries in respect of principal made or advanced on such Mortgage Loan. References to percentages of the Mortgage Loans mean percentages based on the aggregate of the Cut-off Date Principal Balances of the Mortgage Loans in the related Loan Group, unless otherwise specified. The "Pool Balance" is equal to the aggregate of the Principal Balances of the Mortgage Loans in both Loan Groups.

         The Depositor will purchase the Mortgage Loans from the Seller pursuant to the Mortgage Loan Purchase Agreement (the "Mortgage Loan Purchase Agreement"), dated as of the Cut-off Date, between the Seller and the Depositor. Pursuant to the Pooling and Servicing Agreement, the Depositor will cause the Mortgage Loans to be assigned to the Trustee for the benefit of the Certificateholders. See "Pooling and Servicing Agreement" in this prospectus supplement.

         Each of the Mortgage Loans in the Mortgage Pool was selected from the Seller's portfolio of mortgage loans. The Mortgage Loans were acquired by the Seller in the secondary market in the ordinary course of its business and re-underwritten by the Seller in accordance with its underwriting standards as described in "Underwriting Standards." The Mortgage Loans in the Mortgage Pool were originated or acquired by various mortgage loan originators. Approximately 13.25% and 11.98% of the Group 1 Mortgage Loans were originated or acquired by Crown Bank and South Plains, respectively. Approximately 27.04% and 19.68% of the Group 2 Mortgage Loans were originated by BNC Mortgage and Life Bank, respectively.

         Under the Pooling and Servicing Agreement, the Seller will make certain representations and warranties to the Trustee relating to, among other things, the due execution and enforceability of the Pooling and Servicing Agreement, its title to the Mortgage Loans and certain characteristics of the Mortgage Loans and, subject to certain limitations, will be obligated to repurchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists deficient documentation or an uncured breach of any such representation or warranty, if such breach of any such representation or warranty materially and adversely affects the Certificateholders' interests in such Mortgage Loan. The Depositor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute for Mortgage Loans with deficient documentation or that are otherwise defective. The Seller is selling the Mortgage Loans without recourse and will have no obligation with respect to the Certificates in its capacity as Seller other than the repurchase or substitution obligations described above.

         The Mortgage Pool will consist of two loan groups ("Loan Group 1" and "Loan Group 2," respectively, and each, a "Loan Group"). The Mortgage Loans in Loan Group 1 (the "Group 1 Mortgage Loans") consist of 275 FHA Mortgage Loans, FHAUN Mortgage Loans, VA Mortgage Loans and VANG Mortgage Loans and 1,393 fixed-rate conventional Mortgage Loans with an aggregate principal balance (the "Group 1 Loan Balance") of $104,510,103.46 as of the Cut-off Date. The Mortgage Loans in Loan Group 2 (the "Group 2 Mortgage Loans") consist of 750 adjustable-rate Mortgage Loans with an aggregate principal balance (the "Group 2 Loan Balance") of $83,330,807.59 as of the Cut-off Date.

         Each Loan Group consists of Performing Mortgage Loans, Sub-Performing Mortgage Loans and Re-Performing Mortgage Loans, each as defined below:

         o A "Performing Mortgage Loan" is a Mortgage Loan pursuant to which no payment due under the related mortgage note (or any modification thereto) prior to the Cut-off Date, is 30 or more days Delinquent.

         o A "Sub-Performing Mortgage Loan" is a Mortgage Loan (that might be a Forbearance Plan Mortgage Loan or a Bankruptcy Plan Mortgage
              Loan) pursuant to which a payment due prior to the Cut-off Date under the terms of the related mortgage note (or any modification thereto), is at least 30 but not more than 89 days Delinquent. Certain Sub-Performing Mortgage Loans have been modified in writing and are also characterized as follows:

                  (a) If a Sub-Performing Mortgage Loan is a "Forbearance Plan Mortgage Loan", the related mortgagor must make monthly payments ("Modified Scheduled Payments") in an amount at least equal to the sum of (i) the amount of the monthly scheduled payment of principal and interest determined in accordance with such Mortgage Loan's original amortization schedule ("Regular Scheduled Payments") plus (ii) an additional amount to be applied to pay down the total amount of scheduled monthly payments due thereon on or before the Cut-off Date but not received prior to the Cut-off Date plus the aggregate amount of tax and insurance advances made with respect to such Mortgage Loan to the extent remaining outstanding as of the Cut-off Date.

                  (b) If a Sub-Performing Mortgage Loan is a "Bankruptcy Plan Mortgage Loan," the related mortgagor defaulted and, after default, became the subject of a case under either Chapter 7 or 13 of the United States Bankruptcy Code, 11 U.S.C. ss.ss. 101 et seq. (the "Bankruptcy Code") and, as of the Cut-off Date, had a confirmed bankruptcy plan. Each such bankruptcy plan generally requires the related mortgagor to make Modified Scheduled Payments in an amount at least equal to (i) the Regular Scheduled Payment plus (ii) an additional amount sufficient to pay down overdue amounts resulting from the period of default, generally over a period of three to five years from the commencement of such bankruptcy plan.

         o A "Re-Performing Mortgage Loan" is a Mortgage Loan (that might be a Forbearance Plan Mortgage Loan or a Bankruptcy Plan Mortgage
              Loan) which had defaulted in the past and which is currently at least 90 days Delinquent with respect to certain Regular Scheduled Payments but which satisfies one of the following criteria (the "Re-Performance Test"):

                  (a) the mortgagor has made at least three aggregate Regular Scheduled Payments in the three calendar months preceding the Cut-off Date (regardless of either the timing of receipt of such payments or the payment history of such loans prior to February 1,
                           2001), or

                  (b) the mortgagor has made at least four aggregate Regular Scheduled Payments in the four calendar months preceding the Cut-off Date (regardless of either the timing of receipt of such payments or the payment history of such loans prior to January 1,
                           2001), or

                  (c) the mortgagor has made at least five aggregate Regular Scheduled Payments in the five calendar months preceding the Cut-off Date (regardless of either the timing of receipt of such payments or the payment history of such loans prior to December 1,
                           2000).

         A Mortgage Loan is "Delinquent" if the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related mortgagor under the related Mortgage Note (the "Monthly Payment") due on a due date is not paid by the close of business on the next scheduled due date for such Mortgage Loan. Thus, a Mortgage Loan for which the mortgagor failed to make the Monthly Payment due on January 1, 2001 will be reported as Delinquent on February 2, 2001 if the payment is not made by the close of business on February 1, 2001.

         With respect to certain Delinquent Mortgage Loans, the total amount of scheduled Monthly Payments due thereon on or before the Cut-off Date but not received prior to the Cut-off Date, together with any outstanding servicing advances on such Mortgage Loans, is referred to as the "Arrearage." The Servicer has previously made advances in respect of the Arrearages. Any Arrearage will not be included as part of the Trust Fund and, accordingly, payments with respect to Arrearage will not be payable to the Certificateholders as and when received. However, the Servicer shall be required to make servicing advances on Delinquent Mortgage Loans and make advances of delinquent payments of principal and interest on Delinquent Mortgage Loans (other than Simple Interest Mortgage Loans or REO Properties), each to the extent such advances are deemed recoverable, until such Mortgage Loans become current or an REO Property.

Group 1 Mortgage Loan Statistics

         Loan Group 1 consists of FHA Mortgage Loans, FHAUN Mortgage Loans, VA Mortgage Loans, VANG Mortgage Loans and fixed-rate conventional Mortgage Loans. The Group 1 Loan Balance as of the Cut-off Date is equal to $104,510,103.46 and the Arrearage is equal to $4,945,976.52. The Group 1 Mortgage Loans have original terms to maturity ranging from 12 to 583 months. The following statistical information, unless otherwise specified, is based upon the Group 1 Loan Balance as of the Cut-off Date.

         The Group 1 Mortgage Loans are secured by mortgages, deeds of trust or other similar security instruments (each, a "Mortgage") creating first, second or third liens on one- to four-family residential properties consisting of one- to four-family dwelling units and individual condominium units (each, a "Mortgaged Property"). Approximately 4.04% of the Group 1 Mortgage Loans are secured by a Mortgage that is junior to one or more senior mortgage liens on the related Mortgaged Property, and approximately 95.96% of the Group 1 Mortgage Loans are secured by a first mortgage lien on the related Mortgaged Property. Approximately 25.90% of the Group 1 Mortgage Loans had a Combined Loan-to-Value Ratio at origination in excess of 80% and do not have primary mortgage insurance, FHA insurance or a VA guaranty. There can be no assurance that the Combined Loan-to-Value Ratio of any such Group 1 Mortgage Loan determined at any time after origination is less than or equal to its original Combined Loan-to-Value Ratio. Of the Group 1 Mortgage Loans, approximately 66.56% have scheduled Monthly Payments due on the first day of the month (the day such Monthly Payments are due with respect to each Mortgage Loan, a "Due Date"). The "Combined Loan-to-Value Ratio" of a Mortgage Loan shall generally mean the ratio, expressed as a percentage of (i) the sum of (a) the principal amount of the Mortgage Loan at origination plus (b) the outstanding balance of all senior liens, if any, at origination of the Mortgage Loan over (ii) lesser of (A) the appraised value based on an appraisal made at the time of the origination of the related Mortgage Loan, and (2) the sales price of the related Mortgaged Property at such time of origination.

         Approximately 9.80% and approximately 4.55% of the Loan Group 1 Mortgage Loans are FHA and FHAUN Mortgage Loans, respectively. Approximately 4.25% and approximately 0.10% of the Loan Group 1 Mortgage Loans are VA and VANG Mortgage Loans, respectively. See "--FHA Mortgage Loans and VA Mortgage Loans."

         Approximately 71.25% of the Group 1 Mortgage Loans are Performing Mortgage Loans. Approximately 5.61% of the Group 1 Mortgage Loans are Sub-Performing Mortgage Loans, including 0.18% that are Forbearance Plan Mortgage Loans and 0.41% that are Bankruptcy Plan Mortgage Loans. Of the Mortgage Loans in Loan Group 1, approximately 5.61% are 30-59 days past due and none are 60-89 days past due. Approximately 23.14% of the Group 1 Mortgage Loans are Re-Performing Mortgage Loans, including 3.32% that are Forbearance Plan Mortgage Loans and 19.05% that are Bankruptcy Plan Mortgage Loans.

         Approximately 27.16% of the Group 1 Mortgage Loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments. No such prepayment charge will be distributed to the holders of the Offered Certificates.

         Approximately 9.76% of the Group 1 Mortgage Loans will not fully amortize by their respective maturity dates (each, a "Balloon Loan"). The Monthly Payment for each Balloon Loan is based on an amortization schedule ranging from 121 months to 360 months, except for the final payment (the "Balloon Payment") which is due and payable between the 12th month and the 180th month following origination of such Mortgage Loan, depending on the terms of the related mortgage note. With respect to the majority of the Balloon Loans, the Monthly Payments for such Balloon Loans amortize over 360 months, but the Balloon Payment is due in the 180th month following origination. The amount of the Balloon Payment on each Balloon Loan is substantially in excess of the amount of the scheduled Monthly Payment for such Mortgage Loan.

         Approximately 11.98% of the Group 1 Mortgage Loans are Owner-Financed Mortgage Loans.

         Each Group 1 Mortgage Loan accrues interest at a per annum rate (the "Mortgage Interest Rate") of not less than 4.875% per annum and not more than 19.000% per annum and as of the Cut-off Date the weighted average Mortgage Interest Rate of the Group 1 Mortgage Loans was approximately 9.940% per annum.

         The weighted average remaining term to maturity of the Group 1 Mortgage Loans will be approximately 269 months as of the Cut-off Date. None of the Group 1 Mortgage Loans had a first Due Date prior to August 1, 1972 or after May 3, 2001 or will have a remaining term to maturity of less than 3 months or greater than 386 months as of the Cut-off Date. The latest maturity date of any Group 1 Mortgage Loan is July 15, 2033.

         The average Principal Balance of the Group 1 Mortgage Loans at origination was $66,026.93. No Group 1 Mortgage Loan had a Cut-off Date Principal Balance of greater than $698,677.67 or less than $891.02. The average Cut-off Date Principal Balance of the Group 1 Mortgage Loans was $62,655.94.

         Each Group 1 Mortgage Loan had a Net Mortgage Interest Rate of not less than 4.375% per annum, and not more than 18.500% per annum and as of the Cut-off Date, the weighted average Net Mortgage Interest Rate of the Group 1 Mortgage Loans was approximately 9.175%.

         The Group 1 Mortgage Loans are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):


                              Principal Balances of the Group 1 Mortgage Loans as of the Cut-off Date

                                                                      Aggregate             % of Aggregate Group 1
                                                 Number of        Principal Balance            Principal Balance
           Principal Balance as of                Mortgage        Outstanding as of           Outstanding as of
            the Cut-off Date ($)                   Loans          the Cut-off Date             the Cut-off Date
 --------------------------------------------  --------------  -------------------------  ---------------------------
            0.01  -  20,000.00       ........         230         $    2,937,537.14                  2.81%
       20,000.01  -  40,000.00       ........         407             12,464,953.07                 11.93
       40,000.01  -  60,000.00       ........         378             18,924,801.05                 18.11
       60,000.01  -  80,000.00       ........         265             18,314,195.71                 17.52
       80,000.01  -  100,000.00      ........         125             11,191,374.27                 10.71
      100,000.01  -  120,000.00      ........          94             10,345,063.61                  9.90
      120,000.01  -  140,000.00      ........          67              8,704,717.33                  8.33
      140,000.01  -  160,000.00      ........          30              4,497,541.68                  4.30
      160,000.01  -  180,000.00      ........          15              2,577,338.66                  2.47
      180,000.01  -  200,000.00      ........          18              3,389,179.79                  3.24
      200,000.01  -  220,000.00      ........          10              2,110,365.14                  2.02
      220,000.01  -  240,000.00      ........           5              1,143,280.21                  1.09
      240,000.01  -  260,000.00      ........           5              1,242,799.58                  1.19
      260,000.01  -  280,000.00      ........           4              1,072,546.91                  1.03
      280,000.01  -  300,000.00      ........           3                876,394.98                  0.84
      300,000.01  -  320,000.00      ........           1                314,036.43                  0.30
      320,000.01  -  340,000.00      ........           3                988,492.08                  0.95
      340,000.01  -  360,000.00      ........           3              1,070,552.00                  1.02
      360,000.01  -  380,000.00      ........           1                366,679.60                  0.35
      380,000.01  -  400,000.00      ........           1                394,677.36                  0.38
      420,000.01  -  440,000.00      ........           1                435,520.89                  0.42
      440,000.01  -  460,000.00      ........           1                449,378.30                  0.43
      680,000.01  -  700,000.00      ........           1                698,677.67                  0.67
                                                 --------           ---------------               -------
          Total..............................       1,668           $104,510,103.46                100.00%
                                                 ========           ===============               =======

                                Mortgage Rates of the Group 1 Mortgage Loans as of the Cut-off Date

                                                                    Aggregate              % of Aggregate Group 1
                                                Number of       Principal Balance            Principal Balance
                                                 Mortgage       Outstanding as of            Outstanding as of
              Mortgage Rate (%)                   Loans          The Cut-off Date             the Cut-off Date
 --------------------------------------------  -------------  -------------------------  ---------------------------
        4.501  -      5.000 .................          2          $     52,090.78                  0.05%
        5.001  -      5.500 .................          2               174,168.90                  0.17
        5.501  -      6.000 .................          6               437,693.12                  0.42
        6.001  -      6.500 .................         10               678,692.12                  0.65
        6.501  -      7.000 .................         41             2,993,258.20                  2.86
        7.001  -      7.500 .................         51             3,873,002.14                  3.71
        7.501  -      8.000 .................        159            11,228,566.60                 10.74
        8.001  -      8.500 .................        177            14,549,159.65                 13.92
        8.501  -      9.000 .................        139            11,351,302.35                 10.86
        9.001  -      9.500 .................         97             7,708,671.94                  7.38
        9.501  -     10.000 .................        154            10,378,499.68                  9.93
       10.001  -     10.500 .................         90             6,016,173.94                  5.76
       10.501  -     11.000 .................        109             7,484,580.81                  7.16
       11.001  -     11.500 .................        110             5,985,330.80                  5.73
       11.501  -     12.000 .................        111             5,628,981.12                  5.39
       12.001  -     12.500 .................         87             3,537,212.13                  3.38
       12.501  -     13.000 .................         85             4,198,007.94                  4.02
       13.001  -     13.500 .................         43             1,703,111.58                  1.63
       13.501  -     14.000 .................         83             2,556,640.77                  2.45
       14.001  -     14.500 .................         36             1,527,169.60                  1.46
       14.501  -     15.000 .................         32             1,319,519.18                  1.26
       15.001  -     15.500 .................         21               569,181.37                  0.54
       15.501  -     16.000 .................         19               268,912.25                  0.26
       16.001  -     16.500 .................          2               129,697.09                  0.12
       16.501  -     17.000 .................          1               148,543.61                  0.14
       18.501  -     19.000 .................          1                11,935.79                  0.01
                                                --------          ---------------               -------
         Total.............................        1,668          $104,510,103.46                100.00%
                                                ========          ===============               =======

                                Original Combined Loan-to-Value Ratios of the Group 1 Mortgage Loans

                                                                       Aggregate             % of Aggregate Group 1
                                                    Number         Principal Balance            Principal Balance
               Original Combined                 of Mortgage       Outstanding as of            Outstanding as of
            Loan-to-Value Ratio (%)                 Loans           The Cut-off Date            the Cut-off Date
 --------------------------------------------  --------------  -------------------------  ---------------------------
10.01  -    15.00...........................            2             $     34,019.17                   0.03%
15.01  -    20.00...........................            3                   66,352.87                   0.06
20.01  -    25.00...........................            2                   20,737.50                   0.02
25.01  -    30.00...........................            7                  349,492.65                   0.33
30.01  -    35.00...........................            9                  309,666.59                   0.30
35.01  -    40.00...........................           12                  998,278.71                   0.96
40.01  -    45.00...........................           13                  464,932.10                   0.44
45.01  -    50.00...........................           11                  556,318.64                   0.53
50.01  -    55.00...........................           26                1,328,353.92                   1.27
55.01  -    60.00...........................           40                2,446,562.82                   2.34
60.01  -    65.00...........................           81                3,887,802.96                   3.72
65.01  -    70.00...........................           80                4,924,980.95                   4.71
70.01  -    75.00...........................          109                7,213,659.99                   6.90
75.01  -    80.00...........................          261               20,524,501.88                  19.64
80.01  -    85.00...........................          168               10,822,810.49                  10.36
85.01  -    90.00...........................          212               14,146,709.89                  13.54
90.01  -    95.00...........................          175                8,919,294.55                   8.53
95.01  -   100.00...........................          284               16,334,139.46                  15.63
100.01 >=     ..............................          173               11,161,488.32                  10.68
                                                 --------             ---------------                 ------
          Total.............................        1,668             $104,510,103.46                 100.00%
                                                 ========             ===============                 ======

                     Geographic Distribution of the Mortgaged Properties of the Group 1 Mortgage Loans

                                                                       Aggregate             % of Aggregate Group 1
                                                    Number         Principal Balance            Principal Balance
                                                 of Mortgage       Outstanding as of            Outstanding as of
                  Location                          Loans           The Cut-off Date            the Cut-off Date
 --------------------------------------------   -------------  -------------------------  ---------------------------
Florida...................................            261            $  16,726,036.82               16.00%
California................................            125               13,605,922.33               13.02
Texas.....................................            198                8,590,519.20                8.22
New York..................................             75                6,681,419.62                6.39
Pennsylvania..............................             99                4,756,991.33                4.55
North Carolina............................             70                4,059,642.31                3.88
Maryland..................................             42                3,949,918.42                3.78
Michigan..................................             70                3,559,880.53                3.41
Georgia...................................             49                3,038,695.93                2.91
Illinois..................................             49                2,954,501.21                2.83
Tennessee.................................             47                2,834,557.63                2.71
Ohio......................................             55                2,805,725.44                2.68
New Jersey................................             48                2,701,190.35                2.58
Colorado..................................             23                2,627,193.83                2.51
Virginia..................................             27                2,110,691.29                2.02
Arizona...................................             35                1,869,591.57                1.79
Alabama...................................             34                1,792,059.99                1.71
Missouri..................................             43                1,602,165.69                1.53
Connecticut...............................             15                1,573,645.50                1.51
South Carolina............................             25                1,542,322.98                1.48
Indiana...................................             21                1,364,875.43                1.31
Washington................................             20                1,308,968.34                1.25
Nevada....................................             14                1,188,271.72                1.14
Louisiana.................................             25                1,057,436.99                1.01
Mississippi...............................             22                  940,902.81                0.90
Massachusetts.............................             11                  937,014.00                0.90
Oklahoma..................................             27                  908,883.68                0.87
Arkansas..................................             17                  775,855.57                0.74
New Mexico................................              9                  726,500.21                0.70
Delaware..................................              7                  625,292.36                0.60
Kentucky..................................             15                  558,241.33                0.53
Minnesota.................................             10                  541,983.14                0.52
Oregon....................................              9                  477,833.87                0.46
District of Columbia......................              5                  475,589.22                0.46
Kansas....................................             11                  418,845.57                0.40
Utah......................................              4                  396,678.45                0.38
New Hampshire.............................              4                  344,253.16                0.33
Wisconsin.................................              7                  307,873.53                0.29
Maine.....................................              4                  288,259.22                0.28
Idaho.....................................              6                  257,834.48                0.25
Rhode Island..............................              5                  250,037.83                0.24
Nebraska..................................              6                  186,388.64                0.18
Hawaii....................................              2                  184,507.37                0.18
Iowa......................................              6                  150,478.49                0.14
Wyoming...................................              3                  100,200.08                0.10
Alaska....................................              1                   85,630.10                0.08
West Virginia.............................              3                   83,707.24                0.08
Montana...................................              2                   78,881.31                0.08
Puerto Rico...............................              1                   77,068.55                0.07
South Dakota..............................              1                   29,138.80                0.03
                                                 --------             ---------------             -------
          Total.............................        1,668             $104,510,103.46              100.00%
                                                 ========             ===============             =======

                             Mortgaged Property Types of the Group 1 Mortgage Loans

                                                                       Aggregate             % of Aggregate Group 1
                                                    Number         Principal Balance            Principal Balance
                                                 of Mortgage       Outstanding as of            Outstanding as of
Property Type                                       Loans           The Cut-off Date            the Cut-off Date
--------------------------------------------    -------------  -------------------------  ---------------------------
Single Family Residence....................         1,467             $ 91,036,462.22               87.11%
2 Family...................................            46                3,136,307.96                3.00
PUD........................................            23                2,897,065.52                2.77
Mobile Home................................            39                1,887,162.67                1.81
Condo......................................            32                1,676,273.06                1.60
Manufactured Housing.......................            25                1,287,208.48                1.23
3 Family...................................            12                1,088,087.72                1.04
4 Family...................................             7                  608,762.24                0.58
Townhouse..................................            12                  565,203.86                0.54
Co-op......................................             1                  121,139.33                0.12
Condo - High Rise (>=6 floors).............             1                   94,270.23                0.09
2-4 Family.................................             2                   65,466.75                0.06
Condo - Low Rise (<=5 floors)..............             1                   46,693.42                0.04
                                                 --------             ---------------              ------
         Total............................          1,668             $104,510,103.46              100.00%
                                                 ========             ===============              ======


                      Mortgaged Property Occupancy Status of the Group 1 Mortgage Loans

                                                                       Aggregate             % of Aggregate Group 1
                                                    Number         Principal Balance            Principal Balance
                                                 of Mortgage       Outstanding as of            Outstanding as of
Occupancy Status                                    Loans           The Cut-off Date            the Cut-off Date
--------------------------------------------    -------------  -------------------------  ---------------------------
Primary....................................         1,529             $ 97,971,790.69               93.74%
Investment.................................           128                5,851,427.05                5.60
Second Home................................            11                  686,885.72                0.66
                                                 --------             ---------------             -------
         Total.............................         1,668             $104,510,103.46              100.00%
                                                 ========             ===============             =======

The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.


                               Loan Purpose of the Group 1 Mortgage Loans

                                                                       Aggregate             % of Aggregate Group 1
                                                    Number         Principal Balance            Principal Balance
                                                 of Mortgage       Outstanding as of            Outstanding as of
Loan Purpose                                        Loans           The Cut-off Date            the Cut-off Date
--------------------------------------------    -------------  -------------------------  ---------------------------
Purchase...................................           709             $ 47,042,053.44              45.01%
Refinance - Cashout........................           766               42,940,396.59              41.09
Refinance - Rate/Term......................           185               14,366,705.52              13.75
Construction...............................             8                  160,947.91               0.15
                                                 --------             ---------------             -------
         Total.............................         1,668             $104,510,103.46             100.00%
                                                 ========             ===============             =======

                             Loan Programs of the Group 1 Mortgage Loans

                                                                       Aggregate             % of Aggregate Group 1
                                                    Number         Principal Balance            Principal Balance
                                                 Of Mortgage       Outstanding as of            Outstanding as of
Loan Program                                        Loans           The Cut-off Date            the Cut-off Date
--------------------------------------------    -------------  -------------------------  ---------------------------
Full.......................................           875             $ 63,766,407.34                  61.01%
Alternative................................           288               13,613,650.25                  13.03
No Documentation...........................           283               12,518,906.29                  11.98
Stated Documentation.......................            87                6,688,556.30                   6.40
Limited....................................            74                3,777,509.42                   3.61
Missing....................................            51                3,492,754.66                   3.34
Streamlined................................            10                  652,319.20                   0.62
                                                 --------             ---------------                -------
         Total.............................         1,668             $104,510,103.46                 100.00%
                                                 ========             ===============                =======

                         Original Terms to Maturity of Group 1 Mortgage Loans

                                                                       Aggregate             % of Aggregate Group 1
                                                    Number         Principal Balance            Principal Balance
                                                 Of Mortgage       Outstanding as of            Outstanding as of
Original Terms (months)                             Loans           The Cut-off Date            the Cut-off Date
--------------------------------------------    -------------  -------------------------  ---------------------------
<60........................................            18             $  1,750,039.54                   1.67%
 61 - 120..................................           103                1,919,406.29                   1.84
121 - 180..................................           394               17,668,253.88                  16.91
181 - 240..................................           160                7,246,527.53                   6.93
241 - 300..................................            83                3,432,207.65                   3.28
301 - 360..................................           903               72,196,015.60                  69.08
>=361......................................             7                  297,652.97                   0.28
                                                 --------             ---------------                -------
          Total.............................        1,668             $104,510,103.46                 100.00%
                                                 ========             ===============                =======

Group 2 Mortgage Loan Statistics

         Loan Group 2 consists of 750 adjustable-rate Mortgage Loans. The Group 2 Loan Balance as of the Cut-off Date is equal to $83,330,807.59 and the Arrearage is equal to $1,792,925.20. The Group 2 Mortgage Loans have original terms to maturity ranging from 240 months to 360 months. The following statistical information, unless otherwise specified, is based upon the Group 2 Loan Balance as of the Cut-off Date.

         The Group 2 Mortgage Loans are secured by Mortgages which the Seller has represented create first liens on the related Mortgaged Properties. Approximately 12.94% of the Group 2 Mortgage Loans had a Combined Loan-to-Value Ratio at origination in excess of 80% and do not have FHA insurance, a VA guaranty or primary mortgage insurance. There can be no assurance that the Combined Loan-to-Value Ratio of any Group 2 Mortgage Loan determined at any time after origination is less than or equal to its original Combined Loan-to-Value Ratio. Approximately 98.20% of the Group 2 Mortgage Loans have a Due Date on the first day of each month.

         Approximately 2.49% and approximately 0.46% of the Loan Group 2 Mortgage Loans are FHA and FHAUN Mortgage Loans, respectively. Approximately 0.28% of the Loan Group 2 Mortgage Loans are VA Mortgage Loans. See "--FHA Mortgage Loans and VA Mortgage Loans."

         Approximately 86.52% of the Group 2 Mortgage Loans are Performing Mortgage Loans. Approximately 5.56% of the Group 2 Mortgage Loans are Sub-Performing Mortgage Loans, including 0.23% that are Forbearance Plan Mortgage Loans. Approximately 0.06% of the Group 2 Mortgage Loans are Sub-Performing Loans that are Bankruptcy Plan Mortgage Loans. Of the Mortgage Loans in Loan Group 2, approximately 5.56% are 30-59 days past due and none are 60-89 days past due. Approximately 7.92% of the Group 2 Mortgage Loans are Re-Performing Mortgage Loans including 1.27% that are Forbearance Plan Mortgage Loans and 5.97% that are Bankruptcy Plan Mortgage Loans.

         Approximately 71.12% of the Group 2 Mortgage Loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments. No such prepayment charge will be distributed to the holders of the Offered Certificates.

         None of the Group 2 Mortgage Loans are Balloon Loans. None of the Group 2 Mortgage Loans are Owner-Financed Mortgage Loans.

         The weighted average remaining term to maturity of the Group 2 Mortgage Loans will be approximately 345 months as of the Cut-off Date. None of the Group 2 Mortgage Loans had a first Due Date prior to October 1, 1984 or after May 1, 2001 or will have a remaining term to maturity of less than 160 months or greater than 359 months as of the Cut-off Date. The month of the latest maturity date of any Group 2 Mortgage Loan is April 1, 2031.

         The average Principal Balance of the Group 2 Mortgage Loans at origination was $112,186.06. The average Cut-off Date Principal Balance of the Group 2 Mortgage Loans was $111,107.74.

         A substantial majority of the Group 2 Mortgage Loans provide for semi-annual adjustment to the Mortgage Interest Rate thereon and for corresponding adjustments to the Monthly Payment amount due thereon, in each case on each adjustment date applicable thereto (each such date, an "Adjustment Date"). On each Adjustment Date for each Group 2 Mortgage Loan, the Mortgage Interest Rate thereon will be adjusted to equal the sum of the index applicable to determining the Mortgage Interest Rate on each Group 2 Mortgage Loan (the "Index") and a fixed percentage amount (the "Gross Margin"). The Mortgage Interest Rate on each such Group 2 Mortgage Loan will not increase or decrease by a percentage ranging from 1.000% to 6.000% per annum on the first related Adjustment Date (the "Initial Periodic Rate Cap") and from 1.000% to 3.000% per annum on any Adjustment Date thereafter (the "Periodic Rate Cap"). The Group 2 Mortgage Loans have a weighted average Initial Periodic Rate Cap of approximately 2.024% per annum and a weighted average Periodic Rate Cap of approximately 1.119% per annum thereafter. Each Mortgage Interest Rate on each such Group 2 Mortgage Loan will not exceed a specified maximum Mortgage Interest Rate over the life of such Group 2 Mortgage Loan (the "Maximum Mortgage Interest Rate") or (except for 8.73% of the Group 2 Mortgage Loans that do not have Minimum Mortgage Interest Rates) be less than a specified minimum Mortgage Interest Rate over the life of such Group 2 Mortgage Loan (the "Minimum Mortgage Interest Rate"). Effective with the first Monthly Payment due on each Group 2 Mortgage Loan after each related Adjustment Date, the Monthly Payment amount will be adjusted (other than for the Group 2 Mortgage Loans that are Balloon Loans) to an amount that will amortize fully the outstanding Principal Balance of the related Mortgage Loan over its remaining term, and pay interest at the Mortgage Interest Rate as so adjusted. Due to the application of the Periodic Rate Caps and the Maximum Mortgage Interest Rates, the Mortgage Interest Rate on each such Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Index and the related Gross Margin, rounded as described herein. See "--The Index" in this prospectus supplement. None of the Group 2 Mortgage Loans permit the related mortgagor to convert the adjustable Mortgage Interest Rate thereon to a fixed Mortgage Interest Rate.

         None of the Group 2 Mortgage Loans have the possibility of negative amortization because of limits on the amount by which the Monthly Payment may be adjusted on an Adjustment Date.

         The Group 2 Mortgage Loans had Mortgage Interest Rates as of the Cut-off Date of not less than 6.375% per annum and not more than 15.500% per annum and the weighted average Mortgage Interest Rate was approximately 10.908% per annum. As of the Cut-off Date, the Group 2 Mortgage Loans had Gross Margins ranging from 2.000% to 10.350%, Minimum Mortgage Interest Rates ranging from 0.500% per annum to 15.500% per annum (except for 8.73% of the Group 2 Mortgage Loans that do not have Minimum Mortgage Interest Rates) and Maximum Mortgage Interest Rates ranging from 10.375% per annum to 99.999% per annum. As of the Cut-off Date, the weighted average Gross Margin was approximately 6.271%, the weighted average Minimum Mortgage Interest Rate was approximately 10.446% per annum (exclusive of the Mortgage Loans that do not have a Minimum Mortgage Interest Rate) and the weighted average Maximum Mortgage Interest Rate was approximately 17.117% per annum. The latest next Adjustment Date following the Cut-off Date on any Group 2 Mortgage Loan occurs in March 2005 and the weighted average number of months to the next Adjustment Date following the Cut-off Date for all of the Group 2 Mortgage Loans is 7 months.

         Each Group 2 Mortgage Loan had a Net Mortgage Interest Rate of not less than 5.875% per annum, and not more than 15.000% per annum and as of the Cut-off Date, the weighted average Net Mortgage Interest Rate of the Group 2 Mortgage Loans was approximately 10.067%.

         No Group 2 Mortgage Loan had a Cut-off Date Principal Balance of greater than $989,727.99 or less than $18,126.22. The Group 2 Mortgage Loans are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

                          Principal Balances of the Group 2 Mortgage Loans as of the Cut-off Date

                                                                       Aggregate             % of Aggregate Group 2
                                                    Number         Principal Balance            Principal Balance
Principal Balance as of                          Of Mortgage       Outstanding as of            Outstanding as of
the Cut-off Date ($)                                Loans           The Cut-off Date            the Cut-off Date
--------------------------------------------    -------------  -------------------------  ---------------------------
        0.01 -       20,000.00..............            3             $     56,488.64                 0.07%
   20,000.01 -       40,000.00..............           87                2,706,314.33                 3.25
   40,000.01 -       60,000.00..............          137                6,895,705.19                 8.28
   60,000.01 -       80,000.00..............          135                9,445,024.53                11.33
   80,000.01 -      100,000.00..............           80                7,176,674.65                 8.61
  100,000.01 -      120,000.00..............           80                8,730,555.08                10.48
  120,000.01 -      140,000.00..............           59                7,631,079.40                 9.16
  140,000.01 -      160,000.00..............           35                5,171,453.11                 6.21
  160,000.01 -      180,000.00..............           25                4,257,805.67                 5.11
  180,000.01 -      200,000.00..............           20                3,805,360.85                 4.57
  200,000.01 -      220,000.00..............           13                2,732,088.62                 3.28
  220,000.01 -      240,000.00..............           16                3,733,327.59                 4.48
  240,000.01 -      260,000.00..............           11                2,742,434.12                 3.29
  260,000.01 -      280,000.00..............            9                2,426,406.24                 2.91
  280,000.01 -      300,000.00..............            8                2,357,858.75                 2.83
  300,000.01 -      320,000.00..............            9                2,822,896.43                 3.39
  320,000.01 -      340,000.00..............            4                1,332,896.03                 1.60
  340,000.01 -      360,000.00..............            6                2,106,889.93                 2.53
  360,000.01 -      380,000.00..............            1                  369,849.83                 0.44
  380,000.01 -      400,000.00..............            2                  775,656.59                 0.93
  400,000.01 -      420,000.00..............            1                  403,666.93                 0.48
  420,000.01 -      440,000.00..............            1                  438,844.03                 0.53
  460,000.01 -      480,000.00..............            1                  470,938.42                 0.57
  480,000.01 -      500,000.00..............            3                1,481,484.41                 1.78
  520,000.01 -      540,000.00..............            1                  538,497.34                 0.65
  740,000.01 -      760,000.00..............            1                  743,464.62                 0.89
  980,000.01 -    1,000,000.00..............            2                1,977,146.26                 2.37
                                                 --------             ---------------              -------
          Total.............................          750             $ 83,330,807.59               100.00%
                                                 ========             ===============              =======

                         Mortgage Rates of the Group 2 Mortgage Loans as of the Cut-off Date

                                                                    Aggregate           % of Aggregate Group 2
                                              Number            Principal Balance         Principal Balance
                                            of Mortgage         Outstanding as of         Outstanding as of
  Mortgage Rate (%)                            Loans            The Cut-off Date           The Cut-off Date
---------------------------------------    -------------  -------------------------  ---------------------------
           6.001 -  6.500 ............              1           $      117,288.70                 0.14%
           6.501 -  7.000 ............              3                  232,159.57                 0.28
           7.001 -  7.500 ............             10                  935,939.16                 1.12
           7.501 -  8.000 ............             14                1,771,443.33                 2.13
           8.001 -  8.500 ............             10                2,102,435.86                 2.52
           8.501 -  9.000 ............             30                3,783,385.88                 4.54
           9.001 -  9.500 ............             36                4,788,733.69                 5.75
           9.501 - 10.000 ............             67               10,471,641.37                12.57
          10.001 - 10.500 ............             84               10,527,657.27                12.63
          10.501 - 11.000 ............            103               13,421,190.80                16.11
          11.001 - 11.500 ............             89                9,209,326.86                11.05
          11.501 - 12.000 ............             84                8,243,470.93                 9.89
          12.001 - 12.500 ............             63                5,843,660.68                 7.01
          12.501 - 13.000 ............             56                4,862,640.97                 5.84
          13.001 - 13.500 ............             47                3,359,224.16                 4.03
          13.501 - 14.000 ............             28                1,895,250.27                 2.27
          14.001 - 14.500 ............             16                  992,733.25                 1.19
          14.501 - 15.000 ............              6                  638,439.18                 0.77
          15.001 - 15.500 ............              3                  134,185.66                 0.16
                                             --------           -----------------              -------
               Total..................            750           $   83,330,807.59               100.00%
                                             ========           =================              =======

                   Gross Margins of the Group 2 Mortgage Loans

                                                                       Aggregate             % of Aggregate Group 2
                                                    Number         Principal Balance            Principal Balance
                                                 of Mortgage       Outstanding as of            Outstanding as of
Gross Margin (%)                                    Loans           The Cut-off Date            The Cut-off Date
---------------------------------------------   -------------  -------------------------  ---------------------------
         1.751 -   2.000  ...................           1           $      110,356.53                 0.13%
         2.251 -   2.500  ...................           5                  322,673.01                 0.39
         2.501 -   2.750  ...................          27                2,252,321.50                 2.70
         2.751 -   3.000  ...................          10                1,046,924.11                 1.26
         3.001 -   3.250  ...................           3                  372,337.78                 0.45
         3.251 -   3.500  ...................           1                   42,970.64                 0.05
         3.501 -   3.750  ...................           1                  249,054.51                 0.30
         3.751 -   4.000  ...................           1                   52,932.52                 0.06
         4.001 -   4.250  ...................           1                  108,385.43                 0.13
         4.501 -   4.750  ...................           8                  705,907.24                 0.85
         4.751 -   5.000  ...................          17                2,706,234.15                 3.25
         5.001 -   5.250  ...................          14                1,749,235.39                 2.10
         5.251 -   5.500  ...................          31                5,333,841.98                 6.40
         5.501 -   5.750  ...................          41                5,522,190.88                 6.63
         5.751 -   6.000  ...................          64                8,760,003.00                10.51
         6.001 -   6.250  ...................          99               12,181,167.88                14.62
         6.251 -   6.500  ...................          87                8,833,477.61                10.60
         6.501 -   6.750  ...................          96                9,118,442.04                10.94
         6.751 -   7.000  ...................          76                8,552,084.94                10.26
         7.001 -   7.250  ...................          44                4,767,794.09                 5.72
         7.251 -   7.500  ...................          30                2,690,658.65                 3.23
         7.501 -   7.750  ...................          25                2,429,998.63                 2.92
         7.751 -   8.000  ...................          20                1,715,483.43                 2.06
         8.001 -   8.250  ...................          12                  747,542.68                 0.90
         8.251 -   8.500  ...................          15                1,271,892.96                 1.53
         8.501 -   8.750  ...................           7                  529,137.36                 0.63
         8.751 -   9.000  ...................           8                  666,500.71                 0.80
         9.001 -   9.250  ...................           3                  293,071.19                 0.35
         9.251 -   9.500  ...................           2                   79,485.44                 0.10
         10.251 - 10.500  ...................           1                  118,701.31                 0.14
                                                 --------           -----------------              -------
          Total.............................          750           $   83,330,807.59               100.00%
                                                 ========           =================              =======

                        Maximum Mortgage Rates of the Group 2 Mortgage Loans

                                                                       Aggregate             % of Aggregate Group 2
                                                    Number         Principal Balance            Principal Balance
                                                 of Mortgage       Outstanding as of            Outstanding as of
Maximum Mortgage Rate (%)                           Loans           the Cut-off Date            the Cut-off Date
---------------------------------------------   -------------  -------------------------  ---------------------------
10.001 - 10.500.............................            3            $     380,967.97                 0.46%
10.501 - 11.000.............................            8                  684,172.01                 0.82
11.001 - 11.500.............................            8                  721,936.19                 0.87
11.501 - 12.000.............................            7                  721,366.87                 0.87
12.001 - 12.500.............................            5                  452,967.78                 0.54
13.001 - 13.500.............................            1                   59,489.34                 0.07
13.501 - 14.000.............................            8                1,176,699.44                 1.41
14.001 - 14.500.............................           10                1,788,458.65                 2.15
14.501 - 15.000.............................           18                2,165,224.42                 2.60
15.001 - 15.500.............................           29                3,789,725.56                 4.55
15.501 - 16.000.............................           57                9,302,522.88                11.16
16.001 - 16.500.............................           70                8,335,845.40                10.00
16.501 - 17.000.............................           90               11,342,069.14                13.61
17.001 - 17.500.............................           83                9,050,567.67                10.86
17.501 - 18.000.............................          100               11,393,125.83                13.67
18.001 - 18.500.............................           66                5,177,214.95                 6.21
18.501 - 19.000.............................           63                6,305,117.64                 7.57
19.001 - 19.500.............................           46                4,280,305.90                 5.14
19.501 - 20.000.............................           28                2,686,400.73                 3.22
20.001 - 20.500.............................           19                1,395,666.72                 1.67
20.501 - 21.000.............................           14                  971,656.72                 1.17
21.001 - 21.500.............................           12                  809,884.12                 0.97
21.501 - 22.000.............................            2                  195,981.91                 0.24
22.001 - 22.500.............................            2                  114,794.12                 0.14
25.001 >=...................................            1                   28,645.63                 0.03
                                                 --------           -----------------              -------
         Total.............................           750           $   83,330,807.59               100.00%
                                                 ========           =================              =======

                                  Minimum Mortgage Rates of the Group 2 Mortgage Loans

                                                                       Aggregate             % of Aggregate Group 2
                                                    Number         Principal Balance            Principal Balance
                                                 Of Mortgage       Outstanding as of            Outstanding as of
Minimum Mortgage Rate (%)                           Loans           the Cut-off Date            The Cut-off Date
---------------------------------------------   -------------  -------------------------  ---------------------------
       <= 0.000               ..............           83           $    7,273,593.00               8.73%
          0.001 -  0.500      ..............            2                  213,757.26               0.26
          0.501 -  1.000      ..............            7                  558,084.67               0.67
          1.001 -  1.500      ..............            9                  726,739.13               0.87
          1.501 -  2.000      ..............            5                  555,203.38               0.67
          2.001 -  2.500      ..............            4                  374,986.47               0.45
          3.001 -  3.500      ..............            2                  161,497.49               0.19
          3.501 -  4.000      ..............            1                   48,874.79               0.06
          4.001 -  4.500      ..............            1                   72,628.62               0.09
          5.001 -  5.500      ..............            1                   25,084.07               0.03
          5.501 -  6.000      ..............            1                   59,767.61               0.07
          6.001 -  6.500      ..............            1                   77,981.31               0.09
          6.501 -  7.000      ..............            1                   65,428.44               0.08
          7.001 -  7.500      ..............            2                  113,865.47               0.14
          7.501 -  8.000      ..............            4                  650,757.82               0.78
          8.001 -  8.500      ..............           11                2,244,214.54               2.69
          8.501 -  9.000      ..............           19                2,956,374.20               3.55
          9.001 -  9.500      ..............           44                6,479,278.34               7.78
          9.501 -  10.000     ..............           72               11,291,967.16              13.55
         10.001 -  10.500     ..............           80               10,108,087.57              12.13
         10.501 -  11.000     ..............          108               13,074,035.45              15.69
         11.001 -  11.500     ..............           81                7,298,776.45               8.76
         11.501 -  12.000     ..............           65                6,644,982.81               7.97
         12.001 -  12.500     ..............           49                4,578,092.25               5.49
         12.501 -  13.000     ..............           34                3,344,551.73               4.01
         13.001 -  13.500     ..............           29                1,949,570.22               2.34
         13.501 -  14.000     ..............           18                1,254,752.49               1.51
         14.001 -  14.500     ..............           11                  625,256.94               0.75
         14.501 -  15.000     ..............            3                  387,823.79               0.47
         15.001 -  15.500     ..............            2                  114,794.12               0.14
                                                 --------           -----------------            -------
          Total.............................          750           $   83,330,807.59             100.00%
                                                 ========           =================            =======

                            Original Combined Loan-to-Value Ratios of the Group 2 Mortgage Loans

                                                                                                 % of Aggregate
                                                                       Aggregate                     Group 2
                                                    Number         Principal Balance            Principal Balance
Original Combined                                of Mortgage       Outstanding as of            Outstanding as of
Loan-to-Value Ratio (%)                             Loans           the Cut-off Date            the Cut-off Date
---------------------------------------------   -------------  -------------------------  ---------------------------
 5.01 - 10.00...............................            1           $       25,825.54               0.03%
15.01 - 20.00...............................            1                   56,939.42               0.07
20.01 - 25.00...............................            4                  154,208.15               0.19
30.01 - 35.00...............................            2                   91,960.35               0.11
40.01 - 45.00...............................            1                   79,114.71               0.09
45.01 - 50.00...............................            6                1,307,405.20               1.57
50.01 - 55.00...............................           12                1,035,226.74               1.24
55.01 - 60.00...............................           31                3,693,539.28               4.43
60.01 - 65.00...............................           97                9,856,364.49              11.83
65.01 - 70.00...............................           81                7,521,292.32               9.03
70.01 - 75.00...............................          110               11,490,190.20              13.79
75.01 - 80.00...............................          174               20,269,401.32              24.32
80.01 - 85.00...............................           74                9,558,175.18              11.47
85.01 - 90.00...............................           88               10,913,579.64              13.10
90.01 - 95.00...............................           33                4,069,091.76               4.88
95.01 - 100.00..............................           26                2,463,469.62               2.96
100.01 >=...................................            9                  745,023.67               0.89
                                                 --------           -----------------            -------
          Total.............................          750           $   83,330,807.59             100.00%
                                                 ========           =================            =======

                   Geographic Distribution of the Mortgaged Properties of the Group 2 Mortgage Loans

                                                                       Aggregate             % of Aggregate Group 2
                                                    Number         Principal Balance            Principal Balance
                                                 of Mortgage       Outstanding as of            Outstanding as of
Location                                            Loans           the Cut-off Date            the Cut-off Date
---------------------------------------------   -------------  -------------------------  ---------------------------
California..................................          137           $   24,516,430.37              29.42%
Illinois....................................           49                4,829,165.00               5.80
Michigan....................................           57                4,588,325.99               5.51
New York....................................           19                4,217,642.87               5.06
Texas.......................................           28                3,039,386.85               3.65
Ohio........................................           35                2,461,138.65               2.95
Washington..................................           18                2,449,291.00               2.94
Florida.....................................           31                2,331,466.43               2.80
Maryland....................................           22                2,328,161.47               2.79
Massachusetts...............................           19                2,167,554.29               2.60
Colorado....................................           14                2,140,771.99               2.57
Pennsylvania................................           29                2,048,818.87               2.46
Arizona.....................................           18                1,729,810.84               2.08
Georgia.....................................           14                1,713,314.33               2.06
Missouri....................................           24                1,581,656.01               1.90
Connecticut.................................           12                1,572,103.59               1.89
Utah........................................           14                1,568,735.36               1.88
Tennessee...................................           15                1,431,364.37               1.72
Nevada......................................           12                1,347,221.92               1.62
Oregon......................................           11                1,344,168.68               1.61
Indiana.....................................           19                1,318,055.91               1.58
North Carolina..............................           17                1,233,304.43               1.48
New Jersey..................................           11                1,170,938.82               1.41
Hawaii......................................            3                  888,990.76               1.07
Minnesota...................................            7                  851,971.23               1.02
Alabama.....................................            9                  779,533.99               0.94
Idaho.......................................            6                  712,614.61               0.86
South Carolina..............................            9                  623,408.09               0.75
Kentucky....................................            9                  621,518.63               0.75
Virginia....................................            9                  561,942.24               0.67
Wisconsin...................................            6                  542,089.08               0.65
New Mexico..................................            6                  520,264.53               0.62
Louisiana...................................            8                  510,017.46               0.61
Oklahoma....................................            6                  405,280.03               0.49
Maine.......................................            5                  367,006.95               0.44
West Virginia...............................            7                  336,037.00               0.40
Rhode Island................................            5                  325,477.17               0.39
Delaware....................................            4                  322,526.38               0.39
District of Columbia........................            2                  307,188.93               0.37
Mississippi.................................            5                  290,528.13               0.35
Iowa........................................            6                  281,940.95               0.34
Kansas......................................            4                  251,548.88               0.30
Montana.....................................            3                  245,319.87               0.29
New Hampshire...............................            2                  209,533.33               0.25
South Dakota................................            2                  115,655.73               0.14
Arkansas....................................            1                   71,925.12               0.09
Nebraska....................................            1                   59,660.46               0.07
                                                 --------           -----------------            -------
          Total.............................          750           $   83,330,807.59             100.00%
                                                 ========           =================            =======

                            Mortgaged Property Types of the Group 2 Mortgage Loans

                                                                       Aggregate             % of Aggregate Group 2
                                                    Number         Principal Balance            Principal Balance
                                                 of Mortgage       Outstanding as of            Outstanding as of
Property Type                                       Loans           the Cut-off Date            the Cut-off Date
---------------------------------------------   -------------  -------------------------  ---------------------------
Single Family Residence.....................          603           $   66,399,972.08              79.68%
Condo.......................................           30                4,613,112.94               5.54
2 Family....................................           37                4,144,691.15               4.97
PUD.........................................           20                3,443,417.38               4.13
3 Family....................................           14                1,014,131.68               1.22
4 Family....................................            6                  992,359.86               1.19
Mobile Home.................................           12                  860,760.23               1.03
Manufactured Housing........................           15                  777,885.97               0.93
Condo - Low Rise (>=6 floors)...............            6                  501,048.91               0.60
Condo - High Rise (<=5 floors)..............            3                  340,834.71               0.41
Townhouse...................................            4                  242,592.68               0.29
                                                 --------           -----------------            -------
          Total.............................          750           $   83,330,807.59             100.00%
                                                 ========           =================            =======

                         Mortgaged Property Occupancy Status of the Group 2 Mortgage Loans

                                                                       Aggregate             % of Aggregate Group 2
                                                    Number         Principal Balance            Principal Balance
                                                 of Mortgage       Outstanding as of            Outstanding as of
Occupancy Status                                    Loans           the Cut-off Date            the Cut-off Date
---------------------------------------------   -------------  -------------------------  ---------------------------
Primary.....................................          684           $   78,576,364.41              94.29%
Investment..................................           59                4,083,826.55               4.90
Second Home.................................            7                  670,616.63               0.80
                                                 --------           -----------------            -------
          Total.............................          750           $   83,330,807.59             100.00%
                                                 ========           =================            =======

The occupancy status of a Mortgaged Property is as represented by the mortgagor in the mortgagor's loan application.

                                  Loan Purpose of the Group 2 Mortgage Loans

                                                                       Aggregate             % of Aggregate Group 2
                                                    Number         Principal Balance            Principal Balance
                                                 of Mortgage       Outstanding as of            Outstanding as of
Loan Purpose                                        Loans           the Cut-off Date            the Cut-off Date
---------------------------------------------   -------------  -------------------------  ---------------------------
Refinance - Cashout.........................          394           $   43,701,967.00              52.44%
Purchase....................................          253               28,699,794.66              34.44
Refinance - Rate/Term.......................          103               10,929,045.93              13.12
                                                 --------           -----------------            -------
          Total.............................          750           $   83,330,807.59             100.00%
                                                 ========           =================            =======



                                  Loan Programs of the Group 2 Mortgage Loans

                                                                       Aggregate             % of Aggregate Group 2
                                                    Number         Principal Balance            Principal Balance
                                                 of Mortgage       Outstanding as of            Outstanding as of
Loan Program                                        Loans           the Cut-off Date            the Cut-off Date
---------------------------------------------   -------------  -------------------------  ---------------------------
Full........................................          460              $48,784,667.01              58.54%
Stated Documentation........................          163               23,047,962.17              27.66
Alternative.................................           76                6,572,986.61               7.89
Limited.....................................           21                2,076,811.97               2.49
No Documentation............................           15                1,557,508.21               1.87
Missing.....................................           10                  839,206.82               1.01
Streamlined.................................            5                  451,664.80               0.54
                                                 --------           -----------------            -------
          Total.............................          750           $   83,330,807.59             100.00%
                                                 ========           =================            =======

                           Next Adjustment Dates for the Group 2 Mortgage Loans

                                                                       Aggregate             % of Aggregate Group 2
                                                    Number         Principal Balance            Principal Balance
                                                 of Mortgage       Outstanding as of            Outstanding as of
Month of Next Adjustment Date                       Loans           the Cut-off Date            the Cut-off Date
---------------------------------------------   -------------  -------------------------  ---------------------------
June 2001.................................              4            $     273,294.39                  0.33%
July 2001.................................             25                2,365,093.43                  2.84
August 2001...............................             19                2,747,804.66                  3.30
September 2001............................             18                1,700,719.94                  2.04
October 2001..............................             53                6,484,381.64                  7.78
November 2001.............................             37                3,784,108.24                  4.54
December 2001.............................             35                3,442,391.00                  4.13
January 2002..............................             20                1,451,275.76                  1.74
February 2002.............................             12                1,262,624.54                  1.52
March 2002................................             13                1,127,139.29                  1.35
April 2002................................             13                1,470,471.06                  1.76
May 2002..................................             15                1,686,848.46                  2.02
June 2002.................................             15                1,396,296.80                  1.68
July 2002.................................             11                  838,532.42                  1.01
August 2002...............................              7                  949,370.63                  1.14
September 2002............................             19                2,184,070.69                  2.62
October 2002..............................             31                3,281,982.42                  3.94
November 2002.............................             30                3,495,505.43                  4.19
December 2002.............................             31                3,431,922.44                  4.12
January 2003..............................             41                3,475,208.38                  4.17
February 2003.............................             44                6,368,292.77                  7.64
March 2003................................             30                3,928,650.94                  4.71
April 2003................................              6                  379,543.50                  0.46
May 2003..................................              2                  157,218.56                  0.19
June 2003.................................              6                  660,833.45                  0.79
July 2003.................................              5                  288,476.65                  0.35
August 2003...............................             11                1,050,722.23                  1.26
September 2003............................             21                2,717,821.12                  3.26
October 2003..............................             28                3,171,396.02                  3.81
November 2003.............................             28                3,668,160.90                  4.40
December 2003.............................             16                2,824,086.00                  3.39
January 2004..............................             19                2,013,799.19                  2.42
February 2004.............................             33                4,069,028.97                  4.88
March 2004................................             37                4,403,060.36                  5.28
April 2004................................              4                  236,910.37                  0.28
May 2004..................................              2                   87,214.06                  0.10
June 2004.................................              2                  158,989.24                  0.19
July 2004.................................              4                  165,191.48                  0.20
August 2004...............................              1                   45,393.06                  0.05
December 2004.............................              1                   43,765.15                  0.05
March 2005................................              1                   43,211.95                  0.05
                                                 --------            ----------------               -------
          Total...........................            750            $  83,330,807.59                100.00%
                                                 ========            ================               =======

                           Initial Periodic Rate Caps of the Group 2 Mortgage Loans

                                                                       Aggregate             % of Aggregate Group 2
                                                    Number         Principal Balance            Principal Balance
                                                 of Mortgage       Outstanding as of            Outstanding as of
Initial Periodic Rate Cap (%)                       Loans           the Cut-off Date            the Cut-off Date
---------------------------------------------   -------------  -------------------------  ---------------------------
1.000.......................................          108              $12,083,847.04                 14.50%
1.500.......................................          198               22,846,342.24                 27.42
2.000.......................................          195               23,170,723.04                 27.81
3.000.......................................          248               25,129,626.76                 30.16
6.000.......................................            1                  100,268.51                  0.12
                                                 --------            ----------------               -------
          Total.............................          750              $83,330,807.59                100.00%
                                                 ========            ================               =======



                          Subsequent Periodic Rate Caps of the Group 2 Mortgage Loans

                                                                       Aggregate             % of Aggregate Group 2
                                                    Number         Principal Balance            Principal Balance
                                                 of Mortgage       Outstanding as of            Outstanding as of
Subsequent Periodic Rate Cap (%)                    Loans           The Cut-off Date            the Cut-off Date
---------------------------------------------   -------------  -------------------------  ---------------------------
1.000.......................................          620            $  68,017,425.34                 81.62%
1.500.......................................          101               11,056,134.23                 13.27
2.000.......................................           28                4,155,120.45                  4.99
3.000.......................................            1                  102,127.57                  0.12
                                                 --------            ----------------               -------
          Total.............................          750            $  83,330,807.59                100.00%
                                                 ========            ================               =======


The Index

         With respect to approximately 91.72% of the Group 2 Mortgage Loans, the Index is the average of interbank offered rates for six-month U.S. dollar deposits in the London market based on quotations of major banks, and most recently available as of a day specified in the related note as published by Fannie Mae ("Six Month LIBOR"); with respect to approximately 7.51% of the Group 2 Mortgage Loans, the Index is the weekly average yield on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15(519) and most recently available as of a day specified in the related note ("One Year CMT"); and with respect to approximately 0.77% of the Group 2 Mortgage Loans, the Index is a variety of indices, none of which comprise more than 0.30% of the Group 2 Mortgage Loans. Listed below are some historical values for the months indicated of two of the indices.

                                 Six-Month LIBOR

                                                                     Year
                                 -----------------------------------------------------------------------------
             Month                 2001       2000      1999      1998        1997        1996       1995
             -----                 ----       ----      ----      ----        ----        ----       ----
January                            5.26%     6.29%      4.97%     5.63%      5.69%       5.27%       6.69%
February                           4.91%     6.33%      5.13%     5.70%      5.69%       5.30%       6.44%
March                              4.71%     6.53%      5.06%     5.75%      5.94%       5.50%       6.50%
April                              4.30%     6.73%      5.04%     5.81%      6.00%       5.56%       6.38%
May                                3.98%     7.11%      5.25%     5.75%      6.00%       5.63%       6.00%
June                                --       7.00%      5.65%     5.78%      5.91%       5.79%       6.00%
July                                --       6.89%      5.71%     5.75%      5.80%       5.88%       5.88%
August                              --       6.83%      5.92%     5.59%      5.84%       5.77%       5.91%
September                           --       6.76%      5.96%     5.25%      5.84%       5.73%       5.95%
October                             --       6.72%      6.12%     4.98%      5.79%       5.57%       5.88%
November                            --       6.64%      6.06%     5.15%      5.91%       5.54%       5.69%
December                            --       6.20%      6.13%     5.07%      5.84%       5.60%       5.51%


                                  One Year CMT

                                                                   Year
                                 --------------------------------------------------------------------------
             Month                 2001       2000      1999      1998       1997      1996       1995
             -----                 ----       ----      ----      ----       ----      ----       ----
January                            4.81%     6.12%      4.51%     5.24%     5.61%      5.09%      7.05%
February                           4.68%     6.22%      4.70%     5.31%     5.53%      4.94%      6.70%
March                              4.30%     6.22%      4.78%     5.39%     5.80%      5.34%      6.43%
April                              3.98%     6.15%      4.69%     5.38%     5.99%      5.54%      6.27%
May                                3.78%     6.33%      4.85%     5.44%     5.87%      5.64%      6.00%
June                                --       6.17%      5.10%     5.41%     5.69%      5.81%      5.64%
July                                --       6.08%      5.03%     5.36%     5.54%      5.85%      5.59%
August                              --       6.18%      5.20%     5.21%     5.56%      5.67%      5.75%
September                           --       6.13%      5.25%     4.71%     5.52%      5.83%      5.62%
October                             --       6.01%      5.43%     4.12%     5.46%      5.55%      5.59%
November                            --       6.09%      5.55%     4.53%     5.46%      5.42%      5.43%
December                            --       5.60%      5.84%     4.52%     5.53%      5.47%      5.31%

         If any Index becomes unpublished or is otherwise unavailable, the Servicer will select an alternative index which is based upon comparable information.

FHA Mortgage Loans and VA Mortgage Loans

         As noted above, approximately 14.05% of the Group 1 Mortgage Loans and approximately 2.77% of the Group 2 Mortgage Loans are subject to either FHA insurance as described herein (the "FHA Mortgage Loans") or are subject to a VA guaranty as described herein (the "VA Mortgage Loans"). Approximately 4.55% of the Group 1 Mortgage Loans and approximately 0.46% of the Group 2 Mortgage Loans are Mortgage Loans which were originated using FHA documents but, for varying reasons, are not subject to FHA insurance (the "FHAUN Mortgage Loans"). Approximately 0.10% of the Group 1 Mortgage Loans are Mortgage Loans which were originated using VA documents but, for varying reasons, are not subject to a VA guaranty (the "VANG Mortgage Loans"). The Seller acquired the FHAUN Mortgage Loans without any FHA insurance in effect and acquired the VANG Mortgage Loans without any VA guaranty in effect. All FHA Mortgage Loans and VA Mortgage Loans must conform to HUD or VA origination guidelines, as the case may be, at the time of origination. The FHA Mortgage Loans will be insured by the Federal Housing Administration (the "FHA") of the United States Department of Housing and Urban Development ("HUD") as authorized under the National Housing Act of 1934, as amended (the "National Housing Act"), and the United States Housing Act of 1937, as amended (the "United States Housing Act"). No FHA Mortgage Loan may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such FHA Mortgage Loan.

         The VA Mortgage Loans will be partially guaranteed by The United States Department of Veterans Affairs (the "VA") under the Servicemen's Readjustment Act of 1944, as amended. The Servicemen's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has a current mortgage loan limit of $203,000, requires no down payment from the purchaser and permits the guarantee of mortgage loans of generally up to 30 years' duration. However, no VA Mortgage Loan will have an original principal amount greater than five times the amount of the related guarantee.

         The Servicer collects insurance premiums for the FHA Mortgage Loans and pays them to the FHA. The regulations governing FHA-insured single-family mortgage insurance programs generally provide that insurance benefits are payable upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD. With respect to a defaulted FHA Mortgage Loan, the Servicer may be limited in its ability to initiate foreclosure proceedings. Historically, pursuant to an assignment program (the "Assignment Program"), HUD in certain circumstances offered qualified mortgagors who had defaulted on an FHA insured mortgage loan an opportunity to avoid foreclosure and retain their homes. Under the Assignment Program, the FHA serviced FHA-insured mortgage loans that had defaulted and been assigned to HUD under the Assignment Program. In addition, HUD gave forbearance for a period of no longer than 36 months to mortgagors who had demonstrated a temporary inability to make full payments due to circumstances beyond the mortgagor's control such as a reduction in income or increase in expenses. The Assignment Program was terminated and replaced with mandatory loss mitigation procedures in April 1996 whereby servicers of defaulted FHA-insured mortgage loans must choose from a variety of tools to cure a default prior to filing an FHA insurance claim.

         HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims for most programs are being paid in cash and, for the most part, claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate and mature 20 years from the date of issue.

         The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted FHA Mortgage Loan, adjusted to reimburse the Servicer of that FHA Mortgage Loan for certain costs and expenses and to deduct certain amounts the Servicer receives or retains after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Servicer is generally compensated for no more than two-thirds of its foreclosure costs and attorneys' fees (which fees are evaluated based upon HUD guidelines), and is compensated for accrued and unpaid mortgage interest for a limited period prior to the institution of foreclosure or other acquisition in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD, and the Servicer is otherwise in material compliance with FHA regulations. Provided that the Servicer is in material compliance with FHA regulations, the Servicer will generally be entitled to the debenture interest which would have been earned, as of the date the cash payment is received, had the benefits been paid in debentures. Except where unpaid mortgage interest is recoverable pursuant to an approved special forbearance plan, such debenture interest is generally payable from a date 60 days after the mortgagor's first uncorrected failure to perform any obligation or make any payment due under the mortgage loan, which results in no recovery of interest accrued during the first two months of delinquency.

         Under certain circumstances, as set forth in the regulations, HUD is authorized to request or require the Servicer to pursue a deficiency judgment against any defaulting mortgagor. In this regard, HUD may request or require the Servicer (as the case may be under the regulations) to pursue a deficiency judgment in connection with the foreclosure. Under neither case would the Servicer be responsible for collecting on the judgment. Further, in all cases, HUD may reimburse the Servicer for all additional costs of seeking the judgment.

         As of the date hereof, the maximum guaranty that may be issued by the VA under a VA Mortgage Loan is generally (a) as to loans with an original principal amount of $45,000 or less, 50% of such loan, (b) as to loans with an original principal amount of greater than $45,000, but not more than $56,250, $22,500; (c) as to loans with an original principal amount of more than $56,250, but not more than $144,000, the lesser of $36,000 or 40% of the loan, and (d) as to loans with an original principal amount of more than $144,000 (for an owner-occupied, single-family home or condominium unit), the lesser of $50,750 or 25% of the loan. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to the guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

         With respect to a defaulted VA Mortgage Loan, the Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. However, notwithstanding the foregoing, the regulations require the Servicer to take immediate action if it determines that the property to be foreclosed upon has been abandoned by the debtor or has been or may be subject to extraordinary waste or if there exist conditions justifying the appointment of a receiver for the property. Generally, a claim for the guaranty is submitted after liquidation of the mortgaged property. Upon default and subsequent termination of a VA-guaranteed loan by a servicer, the VA makes a determination, using a formula, whether it will reduce its maximum claim liability by acquiring and reselling the property or by paying the claim on its guaranty without such acquisition. If the VA determines it will acquire the property, it will establish a maximum price, known as the specified amount, which a servicer may bid at the foreclosure sale in order for such servicer to subsequently convey the property to the VA. If a servicer purchases the property at the sale for no more than such specified amount, it may convey the property to the VA in return for the payment of such amount. The VA also pays, up to the maximum amount of the loan guaranty, the claim for the difference between the price paid for the property and any balance remaining on the loan. If, however, the VA determines that acquiring and disposing of the property would increase rather than reduce the government's loss, it will not establish a maximum bid price for the holder to bid at the foreclosure sale (thus, a "no-bid"), but rather will solely pay the guaranty claim up to the maximum amount of the guaranty, once the loss on the loan has been established. In the event of a no-bid, the Servicer must foreclose on the defaulted VA Mortgage Loan and thus a loss may be incurred on such mortgage loan in an amount equal to the difference between (a) the total indebtedness and (b) the sum of
(i) the guaranteed amount and (ii) the proceeds of any foreclosure.

         The amount payable under the guaranty will be the percentage of the VA Mortgage Loan originally guaranteed applied to the indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be applied to the unpaid principal amount of the VA Mortgage Loan, interest accrued on the unpaid balance thereof to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

Terms of the Mortgage Loans

         The Mortgage Loans accrue interest on a simple interest basis (the "Simple Interest Mortgage Loans") or a self-amortizing basis (the "Actuarial Mortgage Loans"). Approximately 4.54% of the Mortgage Loans are expected to be Simple Interest Mortgage Loans, and approximately 95.46% of the Mortgage Loans are expected to be Actuarial Mortgage Loans, in each case as a percentage of the Cut-off Date Principal Balance.

         For Simple Interest Mortgage Loans, the Mortgage Loan is amortized over a series of equal monthly payments. Each monthly interest payment is calculated by multiplying the outstanding Principal Balance of the loan by the stated interest rate. Such product is then multiplied by a fraction, the numerator of which is the number of days elapsed since the preceding payment of interest was made and the denominator of which is either 365 or 360, depending on applicable state law. Payments received on a Simple Interest Mortgage Loan are applied first to interest accrued to the date payment is received and second to reduce the unpaid Principal Balance of the Mortgage Loan. Accordingly, if a mortgagor makes a payment on the Mortgage Loan less than 30 days after the previous payment, the interest collected for the period since the preceding payment was made will be less than 30 days' interest, and the amount of principal repaid in such month will be correspondingly greater. Conversely, if a mortgagor makes a payment on the Mortgage Loan more than 30 days after the previous payment, the interest collected for the period since the preceding payment was made will be greater than 30 days' interest, and the amount of principal repaid in the month will be correspondingly reduced. As a result, based on the payment characteristics of a particular mortgagor, the principal due on the final due date of a Simple Interest Mortgage Loan may vary from the principal payment that would be made if payments for such Mortgage Loan were always made on their due dates.

         For Actuarial Mortgage Loans, interest will be calculated based on a 360-day year of twelve 30-day months. When a full prepayment of principal is made on an Actuarial Mortgage Loan during a month, the mortgagor is charged interest only on the days of the month actually elapsed up to the date of such prepayment, at a daily interest rate that is applied to the principal amount of the loan so prepaid. When a partial prepayment of principal is made on an Actuarial Mortgage Loan during a month, the mortgagor generally is not charged interest on the amount of the partial prepayment during the month in which such prepayment is made.

         If a mortgagor pays more than one installment on a Simple Interest Mortgage Loan at a time, the regular installment will be treated as described above. However, the entire amount of the additional installment will be treated as a receipt of one or more regular principal payments and applied to reduce the Principal Balance of the related Mortgage Loan. Although such mortgagor will not be required to make the next monthly installment, interest will continue to accrue on the Principal Balance of such Mortgage Loan, as reduced by the application of the early installment. As a result, when such mortgagor pays the next required installment on a Simple Interest Mortgage Loan, such payment may be insufficient to cover the interest that has accrued since the last payment by the mortgagor. Notwithstanding such insufficiency, such Mortgage Loan would be considered to be current. This situation would continue until the monthly installments are once again sufficient to cover all accrued interest and to reduce the Principal Balance of such Mortgage Loan. Depending on the Principal Balance and interest rate of the related Mortgage Loan and on the number of installments paid early, there may be extended periods of time during which Simple Interest Mortgage Loans in respect of which such additional installments have been made are not amortizing and are considered current.

Primary Mortgage Insurance

         Approximately 28.78% of the Group 1 Mortgage Loans and approximately 37.07% of the Group 2 Mortgage Loans (in each case, by aggregate Principal Balance as of the Cut-off Date) are covered by a primary mortgage insurance policy (the "PMI Policy") obtained by the Servicer (the "PMI Mortgage Loans"). Pursuant to the Pooling and Servicing Agreement, the Servicer will be required to pay all premiums due under the PMI Policy with respect to the PMI Mortgage Loans from amounts collected on such PMI Mortgage Loans (the "PMI Premium"). In addition, approximately 2.75% of the Group 1 Mortgage Loans and approximately 0.22% of the Group 2 Mortgage Loans (in each case, by aggregate Principal Balance as of the Cut-off Date) are covered by a primary mortgage insurance policy obtained by the related mortgagor.

Underwriting Standards of the Seller and Representations Concerning the Mortgage Loans

         The information set forth in this section with regard to the Seller's underwriting standards has been provided to the Depositor or compiled from information provided to the Depositor by the Seller. None of the Depositor, the Trustee, the Servicer, the Underwriters or any of their respective affiliates has made any independent investigation of this information or has made or will make any representation as to the accuracy or completeness of this information.

         Each Mortgage Loan included in the Trust Fund has satisfied the credit, appraisal and underwriting guidelines established by the Seller that are described below. To determine satisfaction of such guidelines, the Seller or a loan reviewer reviewed the files related to the Mortgage Loans in connection with the acquisition of the Mortgage Loans by the Seller. These files include the documentation pursuant to which the mortgage loan was originally underwritten, as well as the mortgagor's payment history on the mortgage loan. The Seller's underwriting guidelines when re-underwriting mortgage loans are intended to evaluate the mortgagor's credit standing, repayment ability and willingness to repay debt, as well as the value and adequacy of the mortgaged property as collateral. In general, to establish the adequacy of the mortgaged property as collateral, the Seller will obtain a current appraisal, broker's price opinion, and/or drive-by or desk review of such property, prepared within six months of the Seller's purchase. A mortgagor's ability and willingness to repay debts (including the Mortgage Loan) in a timely fashion must be demonstrated by the quality, quantity and durability of income history, history of debt management, history of debt repayment, and net worth accumulation. Accordingly, the Seller also obtains and reviews a current credit report for the mortgagor.

         The Seller purchases mortgage loans that were originated pursuant to one of the following documentation programs:

         Full Documentation. Mortgage loans originally underwritten with "Full Documentation" include a detailed application designed to provide pertinent credit information. As part of the description of the mortgagor's financial condition, the mortgagor was required to fill out a detailed application designed to provide pertinent credit information. As part of the description of the mortgagor's financial condition, the mortgagor provided a balance sheet, current as of the origination of the mortgage loan, describing assets and liabilities and a statement of income and expenses, as well as authorizing the originator to obtain a credit report which summarizes the mortgagor's credit history with local merchants and lenders and any record of bankruptcy. In addition, an employment verification was obtained wherein the employer reported the length of employment with that organization, the mortgagor's salary as of the mortgage loan's origination, and an indication as to whether it is expected that the mortgagor will continue such employment after the mortgage loan's origination. If a mortgagor was self-employed when such mortgagor's loan was originated, the mortgagor submitted copies of signed tax returns. The originator was also provided with deposit verification at all financial institutions where the mortgagor had demand or savings accounts.

         In determining the adequacy of the property as collateral at origination, an independent appraisal was made of each property considered for financing. The appraiser inspected the property and verified that it was in good condition and that construction, if new, had been completed at the time of the loan's origination. Such appraisal was based on the appraiser's judgment of values, giving appropriate weight to both the then market value of comparable homes and the cost of replacing the property.

         Other Levels of Documentation. Other mortgage loans purchased and re-underwritten by the Seller were originally underwritten pursuant to alternative documentation programs that require less documentation and verification than do traditional "Full Documentation" programs, including "No Documentation," "Limited Documentation" and "Alternative Documentation" programs for certain qualifying mortgage loans. Under a "No Documentation" program, the originator does not undertake verification of a mortgagor's income or assets. Under a "Limited Documentation" program, certain underwriting documentation concerning income and employment verification is waived. "Alternative Documentation" programs allow a mortgagor to provide W-2 forms instead of tax returns, permit bank statements in lieu of verification of deposits and permit alternative methods of employment verification. Under "Stated Documentation" programs, a mortgagor's income is deemed to be that stated on the mortgage application and is not independently verified by the originator. These are underwriting programs designed to streamline the underwriting process by eliminating the requirement for income verification. Depending on the facts and circumstances of a particular case, the originator of the mortgage loan may have accepted other information based on limited documentation that eliminated the need for either income verification and/or asset verification. The objective use of limited documentation is to shift the emphasis of the underwriting process from the credit standing of the mortgagor to the value and adequacy of the mortgaged property as collateral.

         Owner-Financed Mortgage Loans. The Owner-financed Mortgage Loans comprise approximately 11.98% of the Group 1 Mortgage Loans and none of the Group 2 Mortgage Loans (in each case, by aggregate Principal Balance as of the Cut-off Date).

         The Seller routinely purchases mortgage loans which are owner-financed mortgage loans ("Owner-financed Mortgage Loans"). Owner-financed Mortgage Loans are originated by the individual sellers of the related mortgaged property who generally are inexperienced in matters pertaining to mortgage banking. These mortgage loans were originated with less stringent standards than the other mortgage loans the Seller typically purchases. The mortgagor under an owner-financed mortgage loan generally does not complete a mortgage loan application and the seller of the related property generally does not verify the income or employment of the related mortgagor. In connection with the Seller's acquisition of an Owner-financed Mortgage Loan, the Seller obtained and reviewed the credit history and payment history of the mortgagor. In deciding to purchase Owner-financed Mortgage Loans, the Seller generally places considerable emphasis on the value of the mortgaged property. The Seller, in connection with its underwriting of an Owner-financed Mortgage Loan, calculates the loan-to-value ratio of the mortgage loan at the time of acquisition for underwriting purposes to determine the mortgagor's equity in the related mortgaged property. A drive-by appraisal of the market value of each mortgaged property relating to an Owner-financed Mortgage Loan generally was obtained within 90 days prior to the Seller's purchase of such mortgage loan. However, in certain instances, the Seller may have utilized a previous appraisal if it was completed within one year prior to the Seller's purchase, in which case the Seller will generally require the appraiser to recertify the value in such appraisal. The Seller may have acquired an Owner-financed Mortgage Loan based upon a statistical valuation provided by independent data providers of the mortgaged property and subsequently obtained a drive-by appraisal, generally within three months of acquisition.

         For a discussion of the certain risks related to Owner-financed Mortgage Loans that a Certificateholder should consider prior to purchase, see "Risk Factors--There are risks related to owner-financed mortgage loans" in this prospectus supplement.

Additional Information Concerning the Mortgage Loans

         The description in this prospectus supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted as of the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise if the Depositor deems the removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the certificates unless including these mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities and other characteristics of the Mortgage Loans may vary.

                            YIELD ON THE CERTIFICATES

Yield, Prepayment and Maturity Considerations

         The yields to maturity and weighted average lives of the Offered Certificates will depend upon, among other things, the price at which such Offered Certificates are purchased, the amount and timing of principal payments on the applicable Loan Group, the allocation of Available Funds to various classes of Offered Certificates, the amount and timing of mortgagor delinquencies and defaults on the Mortgage Loans, the rate of liquidations and Realized Losses and the allocation of Realized Losses to various classes of Offered Certificates.

         The rate of payment of principal, the aggregate amount of distributions and the yield to maturity of the Offered Certificates will be affected by the rate of defaults resulting in Realized Losses, by the severity of these losses and by the timing thereof. If a purchaser of an Offered Certificate calculates its anticipated yield based on an assumed rate of default and amount of Realized Losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. The timing of Realized Losses will also affect an investor's actual yield to maturity, even if the average rate of defaults and severity of losses are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the Mortgage Loans. Some of the Mortgage Loans may have a greater than normal risk of future defaults and delinquencies, as compared to newly originated, high quality one- to four-family residential mortgage loans of comparable size and geographic concentration because such Mortgage Loans have in the past defaulted, and in addition, the Bankruptcy Plan Mortgage Loans have been involved in subsequent proceedings under the federal Bankruptcy Code, either as liquidations under Chapter 7 or reorganizations with approved bankruptcy plans under Chapter 11 or Chapter 13. See "The Mortgage Pool--General" in this Prospectus Supplement.

         The rate of principal payments, the aggregate amount of distributions and the yields to maturity of the Offered Certificates will be related to the rate and timing of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties or condemnations and repurchases by the Seller or Servicer). Because certain of the Mortgage Loans contain prepayment penalties, the rate of principal payments may be less than the rate of principal payments for mortgage loans which did not have prepayment penalties. The Mortgage Loans are subject to the "due-on-sale" provisions included therein. See "The Mortgage Pool" in this Prospectus Supplement.

         Unscheduled payments of principal (whether resulting from prepayments, repurchases, liquidations, casualties or condemnations) will result in distributions on the related Offered Certificates of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. Since the rate of payment of principal on the Mortgage Loans will depend on future events and a variety of other factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such class of Offered Certificates is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans. Further, an investor should consider the risk that, in the case of any Offered Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

         The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the Mortgage Interest Rates on the Mortgage Loans, such Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Mortgage Interest Rates on such Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on such Mortgage Loans would generally be expected to decrease. As is the case with the Group 1 Mortgage Loans, the Group 2 Mortgage Loans may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, mortgagors with adjustable-rate Mortgage Loans may be inclined to refinance their adjustable-rate Mortgage Loans with a fixed-rate loan to "lock in" a lower interest rate. The existence of the applicable Periodic Rate Cap and Maximum Rate also may affect the likelihood of prepayments resulting from refinancings. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments. In addition, the delinquency and loss experience of the Group 2 Mortgage Loans may differ from that on the Group 1 Mortgage Loans because the amount of the Monthly Payments on the Group 2 Mortgage Loans are subject to adjustment on each Adjustment Date. In addition, a majority of the Group 2 Mortgage Loans will not have their initial Adjustment Date for one to five years after the origination thereof (the "Delayed First Adjustment Mortgage Loans"). The prepayment experience of the Delayed First Adjustment Mortgage Loans may differ from that of the other Group 2 Mortgage Loans. The Delayed First Adjustment Mortgage Loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the Mortgage Interest Rates on the Delayed First Adjustment Mortgage Loans as borrowers seek to avoid changes in their Monthly Payments.

         The weighted average life and yield to maturity of each class of Certificates will also be influenced by the amount of Monthly Excess Cashflow Amounts generated by the Mortgage Loans and applied in reduction of the Certificate Principal Balances of such Certificates. The level of Monthly Excess Cashflow Amounts available on any Distribution Date to be applied in reduction of the Certificate Principal Balance of the Certificates will be influenced by, among other factors, (i) the overcollateralization level of the Mortgage Loans at such time (i.e., the extent to which interest on the Mortgage Loans is accruing on a higher Principal Balance than the aggregate Certificate Principal Balance of the Certificates); (ii) the delinquency and default experience of the Mortgage Loans; and (iii) the level of the various indices for the Group 2 Mortgage Loans. To the extent that greater amounts of Monthly Excess Cashflow Amounts are distributed in reduction of the Certificate Principal Balance of a class of Certificates, the weighted average life thereof can be expected to shorten. No assurance can be given as to the amount of Monthly Excess Cashflow Amounts distributed at any time or in the aggregate.

         The prepayment, delinquency and loss experience on the Subordinated Certificates will reflect a combination of the experience of both Loan Groups. There can be no assurance that any such combined experience will correlate with the experience expected on a particular sub-group or loan group of Mortgage Loans.

         The Subordinated Certificates are not expected to receive any principal distributions until at least the Distribution Date in June 2004 (unless the aggregate Certificate Principal Balance of the Senior Certificates are reduced to zero prior thereto). As a result, the weighted average lives of the Subordinated Certificates will be longer than would have been the case if principal distributions were to be made on a pro rata basis. The longer weighted average lives may increase the risk that an Applied Realized Loss Amount will be allocated to one or more classes of Subordinated Certificates.

Sensitivity of the Class A-IO Certificates

         The yield to investors on the Class A-IO Certificates will be sensitive to the rate of principal payments (including prepayments) of the Mortgage Loans. The Mortgage Loans generally can be prepaid at any time.

         Based on the Structuring Assumptions, a purchase price of 2.943946% of the Notional Amount, plus accrued interest, and a constant level of CPR, the yield on the Class A-IO Certificates remains constant at approximately 5.745% if the constant level of CPR is below approximately 56% CPR. Based on the Structuring Assumptions, a purchase price of 2.943946% of the Notional Amount, plus accrued interest, and a constant level of CPR of approximately 65% CPR, the yield to optional termination on the Class A-IO Certificates is approximately 0%.

         No representation is made as to the actual rate of principal payments on the Mortgage Loans for any period or over the life of the Class A-IO Certificates or as to the yields on the Class A-IO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class A-IO Certificates.

Additional Information

         The Depositor has filed certain yield tables and other computational materials with respect to certain classes of the Class A Certificates with the Commission in a report on Form 8-K and may file certain additional yield tables and other computational materials with respect to one or more classes of Offered Certificates with the Commission in a report on Form 8-K. Such tables and materials were prepared by one or more of the Underwriters at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Structuring Assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

Weighted Average Lives

         The timing of changes in the rate of principal prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal prepayments is consistent with such investor's expectation. In general, the earlier a principal prepayment on the Mortgage Loans occurs, the greater the effect of such principal prepayment on an investor's yield to maturity. The effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal prepayments.

         The projected weighted average life of any class of Offered Certificates is the average amount of time that will elapse from the Closing Date, until each dollar of principal is scheduled to be repaid to the investors in such class of Offered Certificates. Because it is expected that there will be prepayments and defaults on the Mortgage Loans, the actual weighted average lives of the classes of Offered Certificates are expected to vary substantially from the weighted average remaining terms to stated maturity of the Mortgage Loans as set forth in this Prospectus Supplement under "The Mortgage Pool."

         Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. The prepayment models used in this Prospectus Supplement ("Prepayment Models") are based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans. The Prepayment Model used in this Prospectus Supplement (the "Constant Prepayment Rate" or "CPR") for Loan Group 1 is a prepayment assumption which represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. For Loan Group 1, a 100% prepayment assumption assumes a prepayment rate of 12% CPR with respect to the FHA Mortgage Loans and VA Mortgage Loans and 21% CPR with respect to the Mortgage Loans not covered by FHA insurance or a VA guaranty.

         For Loan Group 2, the Prepayment Model used in this Prospectus Supplement (the "Prepayment Vector" or "PPV") is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. A 100% Prepayment Vector for the Group 2 Loans assumes prepayment rates of 3.5% per annum of the then outstanding principal balance of the related mortgage loans in the first month of life of those mortgage loans and an additional 3.5% per annum in each month thereafter up to and including the 10th month, from the 11th month through the 22nd month a prepayment rate of 35% CPR, from the 23rd month through the 25th month a prepayment rate of 50% CPR, from the 26th month through the 34th month a prepayment rate of 35% CPR, in the 35th month through the 37th month a prepayment rate of 50% CPR and in the 38th month and in each month thereafter during the life of those mortgage loans a prepayment rate of 35% CPR.

         No Prepayment Model purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.

         The percentages and weighted average lives in the tables on pages S-52 through S-58 were determined using the following assumptions collectively (the "Structuring Assumptions"): (i) the Mortgage Loans consist of 2 groups of loans with the characteristics set forth in the table below, (ii) the closing date for the Offered Certificates occurs on June 14, 2001 and the Offered Certificates were sold to investors on such date, (iii) distributions on the Certificates are made on the 25th day of each month regardless of the day on which the Distribution Date actually occurs, commencing in June 2001, in accordance with the allocation of Available Funds set forth above under "Description of the Certificates," (iv) the Mortgage Loans prepay in accordance with the Prepayment Models indicated, (v) prepayments include thirty days' interest thereon, (vi) the Seller is not required to substitute or repurchase any or all of the Mortgage Loans pursuant to the Pooling and Servicing Agreement and no optional termination is exercised, except with respect to the entries identified by the row heading "Weighted Average Life to Call" in the tables below, (vii) the Overcollateralization Target Amount is set initially as specified herein and thereafter decreases as described in the definition thereof, (viii) scheduled payments for all Mortgage Loans are received on the Due Date commencing in May 2001, the principal portion of such payments is computed prior to giving effect to prepayments received in such month and there are no losses or delinquencies with respect to such Mortgage Loans, (ix) all Mortgage Loans prepay at the same rate within their related Loan Group and all such payments are treated as prepayments in full of individual Mortgage Loans, with no shortfalls in collection of interest, (x) such prepayments are received on the last day of each month commencing in May 2001, (xi) the aggregate of the annualized rates at which the Servicing Fee and the Trustee Fee are calculated is 0.512%, (xii) LIBOR is at all times equal to 4.01125%, (xiii) the Pass-Through Rates for the Offered Certificates are as set forth or described on the cover of this Prospectus Supplement, (xiv) the Mortgage Interest Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the Index and (b) the respective Gross Margin (such sum being subject to the applicable Periodic Rate Caps, Minimum Mortgage Interest Rates and Maximum Mortgage Interest Rates), (xv) with respect to the Adjustable Rate Mortgage Loans without Minimum Mortgage Interest Rates, the Minimum Mortgage Interest Rates were assumed to be the applicable Gross Margin, and (xvi) with respect to the Adjustable Rate Mortgage Loans, the 1 Year CMT Index is equal to 3.620%; and 6 Month LIBOR is equal to 3.91813%. Nothing contained in the foregoing assumptions should be construed as a representation that the Mortgage Loans will not experience delinquencies or losses.

         Based on the foregoing assumptions and the following prepayment scenarios and assumed mortgage loan characteristics, the tables indicate the projected weighted average lives of each class of Offered Certificates, and set forth the percentages of the original Certificate Principal Balance of each such class that would be outstanding after each of the dates shown.

                      Assumed Mortgage Loan Characteristics



                               Mortgage   Amortized
                               Interest   Original   Original    Remaining
                  Principal      Rate       Term       Term        Term                     Gross      Lifetime
  Description    Balance ($)      (%)     (months)   (months)    (months)      Index      Margin (%)    Cap (%)
  -----------    -----------      ---     --------   --------    --------      -----      ----------    -------

Loan Group 1
Fixed FHA/VA    19,483,416.79    8.357       356        355         284          N/A          N/A        N/A
Fixed FHA/VA        59,049.14   12.730       259        138         98           N/A          N/A        N/A
Fixed            6,021,078.47   10.695       350        137         105          N/A          N/A        N/A
Fixed            4,038,228.63   11.484       360        180         159          N/A          N/A        N/A
Fixed            8,805,638.77   10.367       165        165         132          N/A          N/A        N/A
Fixed            2,003,195.69   11.116       174        174         158          N/A          N/A        N/A
Fixed           41,818,960.79    9.842       341        341         295          N/A          N/A        N/A
Fixed           22,280,535.18   10.741       346        346         332          N/A          N/A        N/A
Loan Group 2
Adjustable          25,937.84   13.700       360        360         354     6 Month Libor    7.100     20.700
Adjustable      10,374,144.31   11.033       360        360         345     6 Month Libor    6.475     17.062
Adjustable      30,885,174.32   11.126       360        360         351     6 Month Libor    6.475     17.578
Adjustable       2,554,629.84   11.270       360        360         348     6 Month Libor    6.445     17.972
Adjustable      24,286,044.38   10.783       360        360         353     6 Month Libor    6.437     17.303
Adjustable       1,144,064.44   10.514       360        360         341     6 Month Libor    6.267     16.514
Adjustable       2,308,807.87   10.276       360        360         339     6 Month Libor    6.230     16.276
Adjustable          86,977.10   10.956       360        360         344     6 Month Libor    6.250     16.956
Adjustable       3,733,378.96   12.207       360        360         323     6 Month Libor    6.481     17.675
Adjustable       1,423,606.94   11.312       358        358         313     6 Month Libor    6.722     16.794
Adjustable       6,258,588.51    9.336       360        360         306       1 Year CMT     4.002     14.038
Adjustable         249,453.08   12.308       360        360         339       1 Year CMT     6.115     16.442


                            Months to    Initial
                               Next      Periodic
                 Lifetime   Adjustment   Rate Cap     Periodic
  Description    Floor (%)      Date        (%)      Rate Cap (%)
  -----------    ---------      ----        ---      ------------

Loan Group 1
Fixed FHA/VA      N/A         N/A          N/A         N/A
Fixed FHA/VA      N/A         N/A          N/A         N/A
Fixed             N/A         N/A          N/A         N/A
Fixed             N/A         N/A          N/A         N/A
Fixed             N/A         N/A          N/A         N/A
Fixed             N/A         N/A          N/A         N/A
Fixed             N/A         N/A          N/A         N/A
Fixed             N/A         N/A          N/A         N/A
Loan Group 2
Adjustable       13.700        18         2.000       1.000
Adjustable       9.621         12         1.968       1.081
Adjustable       9.400         16         1.792       1.085
Adjustable       11.084        26         2.240       1.008
Adjustable       10.609        29         2.299       1.041
Adjustable       10.310        29         3.000       1.000
Adjustable       10.276        27         3.000       1.000
Adjustable       10.956        44         3.000       1.000
Adjustable       10.359        5          1.771       1.195
Adjustable       9.572         4          2.371       1.338
Adjustable       4.676         7          1.632       1.632
Adjustable       0.000         3          2.000       2.000

        Prepayment Scenarios (Percentage of Applicable Prepayment Model)

          Loan Group               Scenario I    Scenario II    Scenario III    Scenario IV    Scenario V
Loan Group 1                           50             75           100             125            150
Loan Group 2                           50             75           100             125            150

              Percentage of Original Principal Balance Outstanding(1)

                                                          Class A-1F
                               ---------------------------------------------------------------------
Distribution Date              Scenario I   Scenario II   Scenario III     Scenario IV    Scenario V
-----------------              ----------   -----------   ------------     -----------    ----------

Initial Percentage                100           100            100             100            100
May 25, 2002                       72           60             48              36             24
May 25, 2003                       48           27              7               0              0
May 25, 2004                       25            0              0               0              0
May 25, 2005                       5             0              0               0              0
May 25, 2006                       0             0              0               0              0
May 25, 2007                       0             0              0               0              0
May 25, 2008                       0             0              0               0              0
May 25, 2009                       0             0              0               0              0
May 25, 2010                       0             0              0               0              0
May 25, 2011                       0             0              0               0              0
May 25, 2012                       0             0              0               0              0
May 25, 2013                       0             0              0               0              0
May 25, 2014                       0             0              0               0              0
May 25, 2015                       0             0              0               0              0
May 25, 2016                       0             0              0               0              0
May 25, 2017                       0             0              0               0              0
May 25, 2018                       0             0              0               0              0
May 25, 2019                       0             0              0               0              0
May 25, 2020                       0             0              0               0              0
May 25, 2021                       0             0              0               0              0
May 25, 2022                       0             0              0               0              0
May 25, 2023                       0             0              0               0              0
May 25, 2024                       0             0              0               0              0
May 25, 2025                       0             0              0               0              0
May 25, 2026                       0             0              0               0              0
May 25, 2027                       0             0              0               0              0
May 25, 2028                       0             0              0               0              0
May 25, 2029                       0             0              0               0              0
May 25, 2030                       0             0              0               0              0

Weighted Avg. Life to
   Maturity (in years) (2)        1.97         1.34           1.00            0.78           0.64

Weighted Avg. Life
   to Call (in years) (2)         1.97         1.34           1.00            0.78           0.64

---------
---------------
(1)  Rounded to the nearest whole percentage.

(2) The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

              Percentage of Original Principal Balance Outstanding(1)

                                                          Class A-2F
                               ---------------------------------------------------------------------
Distribution Date              Scenario I   Scenario II   Scenario III     Scenario IV    Scenario V
-----------------              ----------   -----------   ------------     -----------    ----------

Initial Percentage                100           100            100             100            100
May 25, 2002                      100           100            100             100            100
May 25, 2003                      100           100            100             73             30
May 25, 2004                      100           96             38               0              0
May 25, 2005                      100           51              5               0              0
May 25, 2006                       73           13              0               0              0
May 25, 2007                       42            0              0               0              0
May 25, 2008                       14            0              0               0              0
May 25, 2009                       0             0              0               0              0
May 25, 2010                       0             0              0               0              0
May 25, 2011                       0             0              0               0              0
May 25, 2012                       0             0              0               0              0
May 25, 2013                       0             0              0               0              0
May 25, 2014                       0             0              0               0              0
May 25, 2015                       0             0              0               0              0
May 25, 2016                       0             0              0               0              0
May 25, 2017                       0             0              0               0              0
May 25, 2018                       0             0              0               0              0
May 25, 2019                       0             0              0               0              0
May 25, 2020                       0             0              0               0              0
May 25, 2021                       0             0              0               0              0
May 25, 2022                       0             0              0               0              0
May 25, 2023                       0             0              0               0              0
May 25, 2024                       0             0              0               0              0
May 25, 2025                       0             0              0               0              0
May 25, 2026                       0             0              0               0              0
May 25, 2027                       0             0              0               0              0
May 25, 2028                       0             0              0               0              0
May 25, 2029                       0             0              0               0              0
May 25, 2030                       0             0              0               0              0

Weighted Avg. Life to
   Maturity (in years) (2)        5.78         4.06           3.00            2.24           1.82

Weighted Avg. Life
   to Call (in years) (2)         5.78         4.06           3.00            2.24           1.82

---------
(1)  Rounded to the nearest whole percentage.

(2) The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

              Percentage of Original Principal Balance Outstanding(1)

                                                          Class A-3F
                               ---------------------------------------------------------------------
Distribution Date              Scenario I   Scenario II   Scenario III     Scenario IV    Scenario V
-----------------              ----------   -----------   ------------     -----------    ----------

Initial Percentage                100           100            100             100            100
May 25, 2002                      100           100            100             100            100
May 25, 2003                      100           100            100             100            100
May 25, 2004                      100           100            100             90             60
May 25, 2005                      100           100            100             79             60
May 25, 2006                      100           100            77              54             39
May 25, 2007                      100           86             56              35             23
May 25, 2008                      100           68             39              21             11
May 25, 2009                       93           52             25              10              3
May 25, 2010                       71           35             13               1              0
May 25, 2011                       58           24              4               0              0
May 25, 2012                       46           15              0               0              0
May 25, 2013                       36            7              0               0              0
May 25, 2014                       28            1              0               0              0
May 25, 2015                       18            0              0               0              0
May 25, 2016                       11            0              0               0              0
May 25, 2017                       5             0              0               0              0
May 25, 2018                       0             0              0               0              0
May 25, 2019                       0             0              0               0              0
May 25, 2020                       0             0              0               0              0
May 25, 2021                       0             0              0               0              0
May 25, 2022                       0             0              0               0              0
May 25, 2023                       0             0              0               0              0
May 25, 2024                       0             0              0               0              0
May 25, 2025                       0             0              0               0              0
May 25, 2026                       0             0              0               0              0
May 25, 2027                       0             0              0               0              0
May 25, 2028                       0             0              0               0              0
May 25, 2029                       0             0              0               0              0
May 25, 2030                       0             0              0               0              0

Weighted Avg. Life to
   Maturity (in years) (2)       11.14         8.38           6.62            5.45           4.49

Weighted Avg. Life
   to Call (in years) (2)        10.95         8.12           6.34            5.09           3.98

---------
(1)  Rounded to the nearest whole percentage.

(2) The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

              Percentage of Original Principal Balance Outstanding(1)

                                                          Class A-1A
                               ---------------------------------------------------------------------
Distribution Date              Scenario I   Scenario II   Scenario III     Scenario IV    Scenario V
-----------------              ----------   -----------   ------------     -----------    ----------

Initial Percentage                100           100            100             100            100
May 25, 2002                       82           73             64              55             46
May 25, 2003                       66           52             39              28             19
May 25, 2004                       53           37             24              15              8
May 25, 2005                       43           29             20              13              8
May 25, 2006                       36           24             16              10              7
May 25, 2007                       31           20             13               9              6
May 25, 2008                       27           17             11               8              6
May 25, 2009                       24           14             10               8              5
May 25, 2010                       21           13              9               7              4
May 25, 2011                       19           12              9               6              3
May 25, 2012                       17           11              8               4              2
May 25, 2013                       15           10              6               3              1
May 25, 2014                       14           10              5               2              1
May 25, 2015                       13            8              4               1              0
May 25, 2016                       12            6              3               1              0
May 25, 2017                       12            5              2               0              0
May 25, 2018                       11            4              1               0              0
May 25, 2019                       9             3              1               0              0
May 25, 2020                       7             2              0               0              0
May 25, 2021                       6             1              0               0              0
May 25, 2022                       4             1              0               0              0
May 25, 2023                       3             0              0               0              0
May 25, 2024                       1             0              0               0              0
May 25, 2025                       0             0              0               0              0
May 25, 2026                       0             0              0               0              0
May 25, 2027                       0             0              0               0              0
May 25, 2028                       0             0              0               0              0
May 25, 2029                       0             0              0               0              0
May 25, 2030                       0             0              0               0              0

Weighted Avg. Life to
   Maturity (in years) (2)        5.72         3.96           2.90            2.15           1.59

Weighted Avg. Life
   to Call (in years) (2)         5.05         3.34           2.38            1.74           1.28

---------
(1)  Rounded to the nearest whole percentage.

(2) The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

              Percentage of Original Principal Balance Outstanding(1)

                                                          Class M-1
                               ---------------------------------------------------------------------
Distribution Date              Scenario I   Scenario II   Scenario III     Scenario IV    Scenario V
-----------------              ----------   -----------   ------------     -----------    ----------

Initial Percentage                100           100            100             100            100
May 25, 2002                      100           100            100             100            100
May 25, 2003                      100           100            100             100            100
May 25, 2004                      100           100            100             100            100
May 25, 2005                      100           80             58              43             43
May 25, 2006                       93           64             44              31             21
May 25, 2007                       80           52             34              22             15
May 25, 2008                       69           42             26              16             10
May 25, 2009                       59           34             20              12              7
May 25, 2010                       48           27             15               9              3
May 25, 2011                       41           22             12               7              0
May 25, 2012                       35           17              9               2              0
May 25, 2013                       30           14              7               0              0
May 25, 2014                       26           12              4               0              0
May 25, 2015                       21            9              0               0              0
May 25, 2016                       18            7              0               0              0
May 25, 2017                       15            5              0               0              0
May 25, 2018                       12            1              0               0              0
May 25, 2019                       10            0              0               0              0
May 25, 2020                       8             0              0               0              0
May 25, 2021                       6             0              0               0              0
May 25, 2022                       2             0              0               0              0
May 25, 2023                       0             0              0               0              0
May 25, 2024                       0             0              0               0              0
May 25, 2025                       0             0              0               0              0
May 25, 2026                       0             0              0               0              0
May 25, 2027                       0             0              0               0              0
May 25, 2028                       0             0              0               0              0
May 25, 2029                       0             0              0               0              0
May 25, 2030                       0             0              0               0              0

Weighted Avg. Life to            10.24         7.35           5.73            4.91           4.60
   Maturity (in years) (2)

Weighted Avg. Life
   to Call (in years) (2)         9.48         6.66           5.17            4.43           4.17

---------
(1)  Rounded to the nearest whole percentage.

(2) The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

              Percentage of Original Principal Balance Outstanding(1)

                                                          Class M-2
                               ---------------------------------------------------------------------
Distribution Date              Scenario I   Scenario II   Scenario III     Scenario IV    Scenario V
-----------------              ----------   -----------   ------------     -----------    ----------
Initial Percentage                100           100            100             100            100
May 25, 2002                      100           100            100             100            100
May 25, 2003                      100           100            100             100            100
May 25, 2004                      100           100            100             100            100
May 25, 2005                      100           80             58              43             31
May 25, 2006                       93           64             44              31             21
May 25, 2007                       80           52             34              22             15
May 25, 2008                       69           42             26              16             10
May 25, 2009                       59           34             20              12              4
May 25, 2010                       48           27             15               8              0
May 25, 2011                       41           22             12               1              0
May 25, 2012                       35           17              9               0              0
May 25, 2013                       30           14              3               0              0
May 25, 2014                       26           12              0               0              0
May 25, 2015                       21            9              0               0              0
May 25, 2016                       18            4              0               0              0
May 25, 2017                       15            0              0               0              0
May 25, 2018                       12            0              0               0              0
May 25, 2019                       10            0              0               0              0
May 25, 2020                       6             0              0               0              0
May 25, 2021                       1             0              0               0              0
May 25, 2022                       0             0              0               0              0
May 25, 2023                       0             0              0               0              0
May 25, 2024                       0             0              0               0              0
May 25, 2025                       0             0              0               0              0
May 25, 2026                       0             0              0               0              0
May 25, 2027                       0             0              0               0              0
May 25, 2028                       0             0              0               0              0
May 25, 2029                       0             0              0               0              0
May 25, 2030                       0             0              0               0              0

Weighted Avg. Life to
   Maturity (in years) (2)       10.15         7.24           5.61            4.73           4.31

Weighted Avg. Life
   to Call (in years) (2)         9.48         6.66           5.14            4.34           3.94

---------
(1)  Rounded to the nearest whole percentage.

(2) The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

              Percentage of Original Principal Balance Outstanding(1)

                                                          Class B-1
                               ---------------------------------------------------------------------
Distribution Date              Scenario I   Scenario II   Scenario III     Scenario IV    Scenario V
-----------------              ----------   -----------   ------------     -----------    ----------

Initial Percentage                100           100            100             100            100
May 25, 2002                      100           100            100             100            100
May 25, 2003                      100           100            100             100            100
May 25, 2004                      100           100            100             100            100
May 25, 2005                      100           80             58              43             31
May 25, 2006                       93           64             44              31             21
May 25, 2007                       80           52             34              22             15
May 25, 2008                       69           42             26              16              3
May 25, 2009                       59           34             20               8              0
May 25, 2010                       48           27             15               0              0
May 25, 2011                       41           22              6               0              0
May 25, 2012                       35           17              0               0              0
May 25, 2013                       30           13              0               0              0
May 25, 2014                       26            6              0               0              0
May 25, 2015                       21            0              0               0              0
May 25, 2016                       18            0              0               0              0
May 25, 2017                       15            0              0               0              0
May 25, 2018                       9             0              0               0              0
May 25, 2019                       3             0              0               0              0
May 25, 2020                       0             0              0               0              0
May 25, 2021                       0             0              0               0              0
May 25, 2022                       0             0              0               0              0
May 25, 2023                       0             0              0               0              0
May 25, 2024                       0             0              0               0              0
May 25, 2025                       0             0              0               0              0
May 25, 2026                       0             0              0               0              0
May 25, 2027                       0             0              0               0              0
May 25, 2028                       0             0              0               0              0
May 25, 2029                       0             0              0               0              0
May 25, 2030                       0             0              0               0              0

Weighted Avg. Life to
   Maturity (in years) (2)        9.96         7.06           5.43            4.55           4.06

Weighted Avg. Life
   to Call (in years) (2)         9.48         6.66           5.13            4.28           3.82

---------
(1)  Rounded to the nearest whole percentage

(2) The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

         There is no assurance that prepayments of the Mortgage Loans included will conform to any of the levels of CPR indicated in the immediately preceding tables, or to any other level, or that the actual weighted average lives of the Offered Certificates will conform to any of the weighted average lives set forth in the immediately preceding tables. Furthermore, the information contained in the tables with respect to the weighted average lives of the Offered Certificates is not necessarily indicative of the weighted average lives that might be calculated or projected under different or varying prepayment assumptions.

         The characteristics of the Mortgage Loans will differ from those assumed in preparing the immediately preceding tables. In addition, it is unlikely that any Mortgage Loan will prepay at any constant percentage until maturity, that all of the Mortgage Loans will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.

Yield Sensitivity of the Subordinated Certificates

         If the Certificate Principal Balances of the Class X/N Certificates, the Class B-2 and Class B-1 Certificates and the Class M-2 Certificates have been reduced to zero, the yield to maturity on the Class M-1 Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow) will be allocated to the Class M-1 Certificates. If the Certificate Principal Balances of the Class X/N Certificates and the Class B-2 and Class B-1 Certificates have been reduced to zero, the yield to maturity on the Class M-2 Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow) will be allocated to the Class M-2 Certificates. If the Certificate Principal Balances of the Class X/N Certificates and the Class B-2 Certificates have been reduced to zero, the yield to maturity on the Class B-1 Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow) will be allocated to the Class B-1 Certificates. The initial undivided interests in the trust fund evidenced by the Class M-1 Certificates, the Class M-2 Certificates, the Class B-1 Certificates, the Class B-2 Certificates and the Class X/N Certificates are approximately 3.50%, approximately 2.60%, approximately 2.00%, approximately 2.40% and approximately 1.00%, respectively. Investors in the Subordinated Certificates should fully consider the risk that Realized Losses on the Mortgage Loans could result in the failure of investors to fully recover their investments. In addition, once Realized Losses have been allocated to the Subordinated Certificates, their Certificate Principal Balances will be permanently reduced by the amounts so allocated. Therefore, the amounts of Realized Losses allocated to the Subordinated Certificates will no longer accrue interest nor will these amounts be reinstated thereafter. However, Allocated Realized Loss Amounts may be paid to the holders of the Subordinated Certificates from Net Monthly Excess Cashflow in the priorities set forth under "Description of the Certificates --Application of Monthly Excess Cashflow Amount" in this prospectus supplement.

         Unless the Certificate Principal Balance of the Class A Certificates has been reduced to zero, the Subordinated Certificates will not be entitled to any principal distributions until the Stepdown Date or during any period in which a Trigger Event is in effect. As a result, the weighted average lives of the Subordinated Certificates will be longer than would otherwise be the case if distributions of principal were allocated on a pro rata basis among all of the Offered Certificates. As a result of the longer weighted average lives of the Subordinated Certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because a Trigger Event is based on delinquencies and not losses, it is possible for the Subordinated Certificates to receive no principal distributions (unless the Certificate Principal Balance of the Class A Certificates has been reduced to zero) on and after the Stepdown Date even if no losses have occurred on the Mortgage Pool. For additional considerations relating to the yield on the Subordinated Certificates, see "Yield Considerations" in the prospectus.

Final Scheduled Distribution Dates

         The Final Scheduled Distribution Date of each class of Offered Certificates (other than the Class A-IO Certificates) is set forth under "Summary of Prospectus Supplement" in this Prospectus Supplement. The Final Scheduled Distribution Date for the Class A-1F and Class A-2F Certificates has been calculated on the basis of the Structuring Assumptions and the assumptions that there are no prepayments and no Monthly Excess Interest Amounts are used to create overcollateralization. The Final Scheduled Distribution Date for each other class of Offered Certificates has been set to equal the Distribution Date in the first month after the month of maturity of the latest maturing Mortgage Loan. Since the rate of distributions in reduction of the Certificate Principal Balance of each class of Offered Certificates will depend on the rate of payment (including prepayments) of the Mortgage Loans, the Certificate Principal Balance of any such class could be reduced to zero significantly earlier or later than the Final Scheduled Distribution Date. The rate of payments on the Mortgage Loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the Mortgage Loans.

                         DESCRIPTION OF THE CERTIFICATES

General

         The Trust will issue the Class A-IO, Class A-1F, Class A-2F, Class A-3F, Class A-1A Certificates (the "Class A Certificates" or the "Senior Certificates"), the Class M-1, Class M-2, Class B-1, Class B-2, Class N and Class X Certificates (the "Subordinated Certificates") and the Class R Certificates (the "Residual Certificates"). The Senior Certificates, the Subordinated Certificates and the Residual Certificates are collectively referred to herein as the "Certificates." Only the Class A, Class M-1, Class M-2 and Class B-1 Certificates are offered hereby (the "Offered Certificates"). The Class B-2, Class X and Class N Certificates (the Class X and Class N Certificates collectively, the "Class X/N Certificates") and the Residual Certificates are not being offered by this prospectus supplement.

         The Offered Certificates will have the respective original Certificate Principal Balances (or Notional Amount in the case of the Class A-IO Certificates) specified on the cover hereof, subject to a permitted variance of plus or minus five percent.

         The Offered Certificates will be issued in book-entry form as described below. The Offered Certificates will be issued in minimum dollar denominations of $25,000 and integral multiples of $1 in excess thereof.

         Distributions on the Offered Certificates will be made by the Trustee on the 25th day of each month, or if such day is not a Business Day, on the first Business Day thereafter, commencing in June 2001 (each, a "Distribution Date"), to the persons in whose names such Certificates are registered at the close of business on the Record Date. With respect to the Offered Certificates (other than the Class A-1A Certificates), the "Record Date" is the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs or the Closing Date, in the case of the first Distribution Date. With respect to the Class A-1A Certificates, the "Record Date" is the Business Day immediately preceding such Distribution Date; provided, however, that if any Class A-1A Certificate becomes a Definitive Certificate (as defined herein), the Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

Book-Entry Certificates

         The Offered Certificates will be book-entry Certificates (for so long as they are registered in the name of the applicable depository or its nominee, the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("Certificate Owners") will hold such certificates through The Depository Trust Company ("DTC") in the United States, or Clearstream Banking Luxembourg, formerly known as Cedelbank SA ("Clearstream"), or the Euroclear System ("Euroclear") in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of such Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Clearstream and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations of $25,000. Except as described below, no Certificate Owner acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through DTC and participants of DTC ("DTC Participants").

         The Certificate Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Certificate Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant and on the records of Clearstream or Euroclear, as appropriate).

         Certificate Owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the Trustee through DTC and DTC Participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. DTC Participants and indirect participants with whom Certificate Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates representing their respective interests in the Book-Entry Certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

         Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not DTC Participants may transfer ownership of Book-Entry Certificates only through DTC Participants and indirect participants by instructing such DTC Participants and indirect participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective DTC Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective DTC Participants at DTC will be debited and credited. Similarly, the DTC Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

         Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants (each as defined below) on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

         Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         DTC which is a New York-chartered limited purpose trust company, performs services for its DTC Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the Rules, as in effect from time to time.

         Clearstream, 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg, was incorporated in 1970 as a limited company under Luxembourg law. Clearstream is owned by banks, securities dealers and financial institutions, and currently has about 100 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than five percent of Clearstream's stock.

         Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois, "IML," the Luxembourg Monetary Authority, which supervises Luxembourg banks.

         Clearstream holds securities for its customers ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with the Euroclear Operator (as defined below) in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 70,000 securities issues on its books.

         Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 3,000 customers located in over 60 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

         Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Euroclear Bank S.A./N.V. (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to Cede & Co. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the Certificate Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners of the Book-Entry Certificates that it represents.

         Under a book-entry format, Certificate Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to Certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Considerations--REMICS--Taxation of Certain Foreign Investors" in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

         DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related DTC Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

         Definitive Certificates will be issued to Certificate Owners of the Book-Entry Certificates, or their nominees, rather than to DTC or its nominee, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor, (b) the Depositor, at its sole option, with the consent of the Trustee, elects to terminate a book-entry system through DTC or (c) after the occurrence of a Servicer Event of Default (as defined in the Pooling and Servicing Agreement), Certificate Owners having percentage interests aggregating not less than 51% of the Book-Entry Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Certificate Owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all Certificate Owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among DTC Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         None of the Depositor, the Servicer or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Allocation of Available Funds

         Distributions to holders of each class of Offered Certificates will be made on each Distribution Date from Available Funds. "Available Funds" will be equal to the sum of the following amounts with respect to the Mortgage Loans, net of amounts reimbursable or payable to the Servicer, including the Servicing Fee and any accrued and unpaid Servicing Fee and the PMI Premium: (i) the aggregate amount of Monthly Payments on the Mortgage Loans due during the related Collection Period and received by the Trustee one business day prior to the related Distribution Date, (ii) certain unscheduled payments in respect of the Mortgage Loans, including prepayments (but excluding any prepayment penalties and Arrearages collected), insurance proceeds and liquidation proceeds net of certain expenses received during the related Prepayment Period, (iii) payments from the Servicer in connection with Advances and Prepayment Interest Shortfalls for such Distribution Date, (iv) the Purchase Price for any repurchased Mortgage Loan deposited to the Collection Account during the related Prepayment Period, (v) any Substitution Shortfall Amounts deposited in the Collection Account during the related Prepayment Period, and (vi) on the Distribution Date on which the Trust is to be terminated in accordance with the Pooling and Servicing Agreement, the Termination Price.

         The "Collection Period" with respect to any Distribution Date means the period from the second day of the calendar month preceding the month in which such Distribution Date occurs through the first day of the month in which such Distribution Date occurs.

         The "Prepayment Period" with respect to any Distribution Date means the calendar month preceding the month in which such Distribution Date occurs.

Interest Distributions

         On each Distribution Date, based upon the information provided to it in the Remittance Report, the Trustee will distribute the Interest Remittance Amount in the following order of priority to the extent available:

         first, to the Trustee, the Trustee Fee;

         second, concurrently, to the Class A-IO, Class A-1F, Class A-2F, Class A-3F and Class A-1A Certificates, pro rata, the applicable Accrued Certificate Interest for such Distribution Date;

         third, concurrently, to the Class A-IO, Class A-1F, Class A-2F, Class A-3F and Class A-1A Certificates, pro rata, the applicable Interest Carry Forward Amount for the Class A-IO, Class A-1F, Class A-2F, Class A-3F and Class A-1A Certificates, respectively;

         fourth, to the Class M-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

         fifth, to the Class M-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

         sixth, to the Class B-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

         seventh, to the Class B-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date; and
         eighth, the amount, if any, of the Interest Remittance Amount remaining after application with respect to the priorities set forth above which is defined below as the "Monthly Excess Interest Amount" for such Distribution Date and will be applied as described below under "--Application of Monthly Excess Cashflow Amounts."

         "Accrued Certificate Interest" for each Class of Offered Certificates and each Distribution Date means an amount equal to the interest accrued during the related Interest Accrual Period on the Certificate Principal Balance or Notional Amount of such class of Certificates, minus each class's Interest Percentage of shortfalls caused by the Relief Act for such Distribution Date.

         "Interest Carry Forward Amount" means for any class of Certificates and any Distribution Date the sum of (a) the excess, if any, of the Accrued Certificate Interest and any Interest Carry Forward Amount for the prior Distribution Date, over the amount in respect of interest actually distributed on each class on such prior Distribution Date and (b) interest on such excess at the applicable Pass-Through Rate (x) with respect to the Offered Certificates (other than the Class A-1A Certificates) on the basis of a 360-day year consisting of twelve 30-day months and (y) with respect to the Class A-1A Certificates, on the basis of the actual number of days elapsed since the prior Distribution Date. The "Class A Interest Carry Forward Amount" for any Distribution Date is the sum of the Interest Carry Forward Amounts for the Class A Certificates for such Distribution Date.

         "Interest Remittance Amount" means, as of any Determination Date, the sum, without duplication, of (i) all interest collected or advanced with respect to the related Collection Period on the Mortgage Loans (less the Servicing Fee, the PMI Premium, certain amounts available for reimbursement of Advances and Servicing Advances as described above under "Description of the Certificates--Advances" and certain other reimbursable expenses pursuant to the Pooling and Servicing Agreement), (ii) all Compensating Interest paid by the Servicer on such Determination Date with respect to the Mortgage Loans and (iii) the portion of any payment in connection with any substitution, Purchase Price, Termination Price, liquidation proceeds (net of certain expenses) or insurance proceeds relating to interest with respect to the Mortgage Loans received during the related Prepayment Period.

         The "Interest Accrual Period" for any Distribution Date and each class of Offered Certificates, other than the Class A-1A Certificates, will be from and including the first day of each month, commencing May 1, 2001, to and including the last day of such month. With respect to the Offered Certificates other than the Class A-1A Certificates, all calculations of interest will be made on the basis of a 360-day year assumed to consist of twelve 30-day months. With respect to the A-1A Certificates, the "Interest Accrual Period" for any Distribution Date will be the period from the preceding Distribution Date, or in the case of the first Distribution Date, from the Closing Date, to the day prior to the current Distribution Date, and calculations of interest will be made on the basis of the actual number of days in the Interest Accrual Period and on a 360-day year.

         The "Interest Percentage" is, with respect to any class of Certificates and any Distribution Date, the ratio (expressed as a decimal carried to six places) of the Accrued Certificate Interest for such class to the Accrued Certificate Interest for all classes, in each case with respect to such Distribution Date.

         If the Interest Remittance Amount and the Monthly Excess Cashflow Amount are insufficient on any Distribution Date to distribute the aggregate Accrued Certificate Interest on the Class A Certificates entitled to distributions of interest, any shortfall in available amounts will be allocated to the Class A Certificates pro rata in accordance with their Interest Percentages.

Principal Distributions

         With respect to each Distribution Date (a) before the Stepdown Date or
(b) with respect to which a Trigger Event is in effect, Holders of the Class A-1F, Class A-2F and Class A-3F Certificates will in the aggregate be entitled to receive the Group 1 Principal Percentage of the Principal Distribution Amount for such Distribution Date and the Holders of the Class A-1A Certificates will be entitled to receive the Group 2 Principal Percentage of the Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balances thereof have been reduced to zero. Principal amounts otherwise distributable to the Class A-1F, Class A-2F and Class A-3F Certificates will be distributed to the Class A-1A Certificates once the Certificate Principal Balances of the Class A-1F, Class A-2F and Class A-3F Certificates have been reduced to zero. Principal amounts otherwise distributable to the Class A-1A Certificates will be distributed to the Class A-1F, Class A-2F and Class A-3F Certificates once the Certificates Principal Balance of the Class A-1A Certificates has been reduced to zero. Amounts allocated to the Class A-1F, Class A-2F and Class A-3F Certificates will be distributed sequentially to the Class A-1F, Class A-2F and Class A-3F Certificates, in that order, until the Certificate Principal Balances thereof are reduced to zero. Once the Certificate Principal Balances of the Class A Certificates have been reduced to zero, the Holders of the Class M-1 Certificates will be entitled to receive 100% of the Principal Distribution Amount for such Distribution Date until the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero. Once the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero, the Holders of the Class M-2 Certificates will be entitled to receive 100% of the Principal Distribution Amount until the Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero. Similarly, once the Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero, the Holders of the Class B-1 Certificates will be entitled to receive 100% of the Principal Distribution Amount until the Certificate Principal Balance of the Class B-1 Certificates has been reduced to zero. Finally, once the Certificate Principal Balance of the Class B-1 Certificates has been reduced to zero, the Holders of the Class B-2 Certificates will be entitled to receive 100% of the Principal Distribution Amount until the Certificate Principal Balance of the Class B-2 Certificates has been reduced to zero.

         The "Group 1 Principal Percentage" with respect to any Distribution Date and the Class A-1F, Class A-2F and Class A-3F Certificates, will be the percentage equivalent of a fraction, the numerator of which is the amount of principal collections (including any principal advanced by the Servicer) allocable to Loan Group 1 for the related Collection Period or Prepayment Period, as applicable, and the denominator of which is the amount of principal collections (including any principal advanced by the Servicer) allocable to Loan Group 1 and Loan Group 2 for the related Collection Period or Prepayment Period, as applicable. The "Group 2 Principal Percentage" with respect to any Distribution Date and the Class A-1A Certificates, will be the percentage equivalent of a fraction, the numerator of which is the amount of principal collections (including any principal advanced by the Servicer) allocable to Loan Group 2 for the related Collection Period or Prepayment Period, as applicable, and the denominator of which is the amount of principal collections (including any principal advanced by the Servicer) allocable to Loan Group 1 and Loan Group 2 for the related Collection Period or Prepayment Period, as applicable.

         With respect to each Distribution Date (a) on or after the Stepdown Date and (b) as long as a Trigger Event is not in effect, the Holders of all classes of Certificates will be entitled to receive payments of principal, in the order of priority and in the amounts set forth below:

         first, concurrently as follows:

                  (i) the Group 1 Principal Percentage of the lesser of (x) the Principal Distribution Amount and (y) the Class A Principal Distribution Amount will be distributed sequentially, to the Class A-1F, Class A-2F and Class A-3F Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero and then to the Class A-1A Certificates, until the Certificate Principal Balance of such class has been reduced to zero; and

                  (ii) the Group 2 Principal Percentage of the lesser of (x) the Principal Distribution Amount and (y) the Class A Principal Distribution Amount will be distributed to the Class A-1A Certificates, until the Certificate Principal Balance of such class has been reduced to zero and then sequentially to the Class A-1F, Class A-2F and Class A-3F Certificates, in that order, until the Certificates Principal Balance of each such class has been reduced to zero;

         second, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in priority first above and (y) the Class M-1 Principal Distribution Amount will be distributed to the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

         third, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amount distributed to the Class A Certificates in priority first above and the amount distributed to the Class M-1 Certificates in priority second above and (y) the Class M-2 Principal Distribution Amount will be distributed to the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

         fourth, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amount distributed to the Class A Certificates pursuant to priority first above, the amount distributed to the Class M-1 Certificates pursuant to priority second above and the amount distributed to the Class M-2 Certificates pursuant to priority third above and (y) the Class B-1 Principal Distribution Amount will be distributed to the Class B-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

         fifth, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amount distributed to the Class A Certificates pursuant to priority first above, the amount distributed to the Class M-1 Certificates pursuant to priority second above, the amount distributed to the Class M-2 Certificates pursuant to priority third above and the amount distributed to the Class B-1 Certificates pursuant to priority fourth above and
(y) the Class B-2 Principal Distribution Amount will be distributed to the Class B-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

         sixth, any amount of the Principal Distribution Amount remaining after making all of the distributions in priority first, second, third, fourth and fifth above will be included as part of the Monthly Excess Cashflow Amount and will be applied as described below under "--Application of Monthly Excess Cashflow Amounts."

         For purposes of the foregoing, the following terms will have the respective meanings set forth below.

         The "Certificate Principal Balance" with respect to any class of Certificates and any Distribution Date, will equal the principal balance of such class on the date of the initial issuance of the Certificates as reduced, but not below zero, by:

         o all amounts distributed on previous Distribution Dates on such class on account of principal; and

         o such class's pro rata share of any Applied Realized Loss Amount for previous Distribution Dates.

         The "Notional Amount" with respect to the Class A-IO Certificates (A) for any Distribution Date prior to February 2003, will equal the lesser of (i) $50,000,000 and (ii) the Pool Balance, and (B) $0.00 thereafter.

          "Class A Principal Distribution Amount" means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of the Certificate Principal Balances of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 77.00% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the product of (i) 0.50% and (ii) the Pool Balance on the Cut-off Date.

         "Class M-1 Principal Distribution Amount" means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 84.00% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the product of (i) 0.50% and (ii) the Pool Balance on the Cut-off Date.

         "Class M-2 Principal Distribution Amount" means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date) and (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of
(A) the product of (i) approximately 89.20% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the product of (i) 0.50% and
(ii) the Pool Balance on the Cut-off Date.

         "Class B-1 Principal Distribution Amount" means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), and (iv) the Certificate Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 93.20% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the product of (i) 0.50% and (ii) the Pool Balance on the Cut-off Date.

         "Class B-2 Principal Distribution Amount" means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date), and (v) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 98.00% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the product of (i) 0.50% and (ii) the Pool Balance on the Cut-off Date.

         "Extra Principal Distribution Amount" means, as of any Distribution Date, the lesser of (x) the Monthly Excess Interest Amount for such Distribution Date and (y) the Overcollateralization Deficiency for such Distribution Date.

         "Overcollateralization Amount" means, as of any Distribution Date the excess, if any, of (x) the Pool Balance as of the last day of the immediately preceding Collection Period over (y) the aggregate Certificate Principal Balance of all classes of Offered Certificates (after taking into account all distributions of principal on such Distribution Date).

         "Overcollateralization Deficiency" means, as of any Distribution Date, the excess, if any, of (x) the Targeted Overcollateralization Amount for such Distribution Date over (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all classes of Certificates resulting from the distribution of the Principal Distribution Amount (but not the Extra Principal Distribution Amount) on such Distribution Date, but prior to taking into account any Applied Realized Loss Amounts on such Distribution Date.

         "Overcollateralization Release Amount" means, with respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date, assuming that 100% of the Principal Remittance Amount is applied as a principal payment on the Certificates on such Distribution Date, over (ii) the Targeted Overcollateralization Amount for such Distribution Date. With respect to any Distribution Date on which a Trigger Event is in effect, the Overcollateralization Release Amount will be zero.

         "Principal Distribution Amount" means as of any Distribution Date, the sum of (i) the Principal Remittance Amount (minus the Overcollateralization Release Amount, if any) and (ii) the Extra Principal Distribution Amount, if any.

         "Principal Remittance Amount" means, with respect to any Distribution Date, to the extent of funds available therefor as described herein, the amount equal to the sum (less certain amounts available for reimbursement of Advances and Servicing Advances as described above under "Description of the Certificates--Advances" and certain other reimbursable expenses pursuant to the Pooling and Servicing Agreement) of the following amounts (without duplication) with respect to the Mortgage Loans and the immediately preceding Collection
Period: (i) each payment of principal on a Mortgage Loan due during such Collection Period and received by the Servicer on or prior to the related Determination Date, including any Advances with respect thereto, (ii) all full and partial principal prepayments received by the Servicer during the related Prepayment Period, (iii) the liquidation proceeds (net of certain expenses) allocable to principal actually collected by the Servicer during the related Prepayment Period, (iv) the portion of the Purchase Price allocable to principal of all repurchased Defective Mortgage Loans with respect to such Prepayment Period and (v) any Substitution Shortfall Amounts received on or prior to the previous Determination Date and not yet distributed, and (vi) on the Distribution Date on which the Trust is to be terminated in accordance with the Pooling and Servicing Agreement, that portion of the Termination Price in respect of principal.

         "Re-Performing 60+ Day Delinquent Loan" means each Mortgage Loan with respect to which, as of any date of determination, (x) any portion of a Monthly Payment is, as of the last day of the prior Collection Period, two months or more past due and (y) with respect to which the mortgagor has made three Monthly Payments within the three calendar months preceding such date of determination. To the extent that, as of any date of determination, more than 25% of the Mortgage Loans (measured by aggregate principal balance) are Re-Performing 60+ Day Delinquent Loans, the Re-Performing 60+ Day Delinquent Loans constituting such excess shall be deemed to be 60+ Day Delinquent Loans.

         "Senior Enhancement Percentage" for any Distribution Date is the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Subordinated Certificates and (ii) the Overcollateralization Amount, in each case before taking into account the distribution of the Principal Distribution Amount on such Distribution Date by
(y) the Pool Balance as of the last day of the related Collection Period.

         "Senior Specified Enhancement Percentage" on any date of determination thereof means approximately 23.00%.

         "60+ Day Delinquent Loan" means each Mortgage Loan with respect to which any portion of a Monthly Payment is, as of the last day of the prior Collection Period, two months or more past due, each Mortgage Loan in foreclosure, all REO Property and each Mortgage Loan for which the mortgagor has filed for bankruptcy after the Closing Date. Any Re-Performing 60+ Day Delinquent Loan will not be considered to be a 60+ Day Delinquent Loan, unless such Re-Performing 60+ Day Delinquent Loan constitutes the portion of Re-Performing 60+ Day Delinquent Loans in excess of the percentage specified in the definition of "Re-Performing 60+ Day Delinquent Loan" above.

         "Stepdown Date" means the later to occur of (x) the earlier to occur of
(A) the Distribution Date in June 2004 and (B) the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates is reduced to zero, and (y) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to the Senior Specified Enhancement Percentage.

         "Targeted Overcollateralization Amount" means as of any Distribution Date, (x) prior to the Stepdown Date, approximately 1.00% of the initial Pool Balance and (y) on and after the Stepdown Date, the lesser of (i) approximately 1.00% of the initial Pool Balance and (ii) the greater of (A) approximately 2.00% of the Pool Balance as of the last day of the related Collection Period and (B) 0.50% of the initial Pool Balance.

         A "Trigger Event" has occurred on a Distribution Date if (i) the six-month rolling average of 60+ Day Delinquent Loans equals or exceeds 45% of the Senior Enhancement Percentage; provided, that if the Certificate Principal Balance of the Senior Certificates has been reduced to zero, a Trigger Event will have occurred if the six-month rolling average of 60+ Day Delinquent Loans equals or exceeds 20% or (ii) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Collection Period divided by the initial Pool Balance exceeds the applicable percentages set forth below with respect to such Distribution Date:

                     Distribution Date Occurring In                 Percentage
                     ------------------------------                 ----------
                 June 2004 through May 2005                          3.00%
                 June 2005 through May 2006                          3.75%
                 June 2006 through May 2007                          4.25%
                 June 2007 and thereafter                            4.75%

Allocation of Losses

         A "Realized Loss" is:

         o as to any Liquidated Mortgage Loan, the unpaid Principal Balance thereof plus accrued and unpaid interest thereon at the Mortgage Interest Rate through the last day of the month of liquidation, less the net proceeds from the liquidation of, and any insurance proceeds from, such Mortgage Loan and the related Mortgaged Property.

         o    as to any Mortgage Loan, a Deficient Valuation.

         o as to any Mortgage Loan, a reduction in the Principal Balance thereof resulting from a Servicer Modification.

         A "Liquidated Mortgage Loan" is any defaulted Mortgage Loan as to which the Servicer has determined that all amounts which it expects to recover from or on account of such Mortgage Loan have been recovered.

         A Realized Loss may result from the personal bankruptcy of a mortgagor if the bankruptcy court establishes the value of the Mortgaged Property at an amount less than the then outstanding Principal Balance of the Mortgage Loan secured by such Mortgaged Property and reduces the secured debt to such value. In such case, the Trust, as the holder of such Mortgage Loan, would become an unsecured creditor to the extent of the difference between the outstanding Principal Balance of such mortgage loan and such reduced secured debt (such difference, a "Deficient Valuation").

         If a Mortgage Loan is in default, or if default is reasonably foreseeable, the Servicer may permit a modification of such Mortgage Loan to reduce its Principal Balance and/or extend its term to a term not longer than the latest maturity date of any other Mortgage Loan (any such modification, a "Servicer Modification"). Any such principal reduction will constitute a Realized Loss at the time of such reduction. An extension of the term will not result in a Realized Loss unless coupled with a principal reduction.

         Realized Losses will, in effect, be absorbed first by the Class X Certificates (through the application of the Monthly Excess Interest Amount to fund such deficiency, as well as through a reduction in the Overcollateralization Amount).

         If, after giving effect to the distribution of the Principal Distribution Amount on any Distribution Date the aggregate Certificate Principal Balance of the Offered Certificates exceeds the Pool Balance as of the end of the related Collection Period, such excess will be allocated against the Class B-2, Class B-1, Class M-2 and Class M-1 Certificates and, pro rata, the Class A-1F, Class A-2F, Class A-3F and Class A-1A Certificates, in that order and until the respective Certificate Principal Balances thereof are reduced to zero. Any allocation of such excess in reduction of a Certificate Principal Balance is referred to as an "Applied Realized Loss Amount." Any such reduction of a Certificate Principal Balance will not be reversed or reinstated. However, on future Distribution Dates, Certificateholders of the related class may receive amounts in respect of prior reductions in the related Certificate Principal Balances as described below. Such subsequent payments will be applied in the reverse of the order set forth above.

Application of Monthly Excess Cashflow Amounts

         The weighted average Net Mortgage Interest Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the Offered Certificates, thus generating certain excess interest collections which, in the absence of losses, will not be necessary to fund interest distributions on the Certificates. This excess interest for a Collection Period, together with interest on the Overcollateralization Amount itself, is the "Monthly Excess Interest Amount."

         The "Net Mortgage Interest Rate" for each Mortgage Loan is the applicable Mortgage Interest Rate less the sum of (i) the Servicing Fee Rate,
(ii) the rate at which the Trustee Fee accrues and (iii) the rate at which the PMI Premium, if any, is calculated.

         The required level of overcollateralization for any Distribution Date is the Targeted Overcollateralization Amount. The Targeted Overcollateralization Amount is initially $1,878,409.11.

         If Realized Losses not covered by an application of the Monthly Excess Interest Amount occur, such Realized Losses will result in an Overcollateralization Deficiency (since it will reduce the Pool Balance without giving rise to a corresponding reduction of the aggregate Certificate Principal Balance of the Certificates). The cashflow priorities of the Trust Fund require that, in this situation, an Extra Principal Distribution Amount be paid (subject to the availability of any Monthly Excess Cashflow Amount in subsequent months) for the purpose of re-establishing the Overcollateralization Amount at the then-required Targeted Overcollateralization Amount.

         On and after the Stepdown Date and assuming that a Trigger Event is not in effect, the Targeted Overcollateralization Amount may be permitted to decrease or "step-down." If the Targeted Overcollateralization Amount is permitted to "step-down" on a Distribution Date, the Pooling and Servicing Agreement permits a portion of the Principal Remittance Amount for such Distribution Date not to be passed through as a distribution of principal on the Offered Certificates on such Distribution Date. This has the effect of decelerating the amortization of the Certificates relative to the Pool Balance, thereby reducing the actual level of the Overcollateralization Amount to the new, lower Targeted Overcollateralization Amount. This portion of the Principal Remittance Amount not distributed as principal on the Certificates therefore releases overcollateralization from the Trust Fund. The amount of such releases are the "Overcollateralization Release Amounts."

         On any Distribution Date, the sum of the Monthly Excess Interest Amount, the Overcollateralization Release Amount and any portion of the Principal Distribution Amount (without duplication) remaining after principal distributions on the Offered Certificates is the "Monthly Excess Cashflow Amount", which is required to be applied in the following order of priority (the "Monthly Excess Cashflow Allocation") on such Distribution Date:

i. to fund any remaining applicable Accrued Certificate Interest for such Distribution Date, pro rata, among the Class A-IO, Class A-1F, Class A-2F, Class A-3F and Class A-1A Certificates;

ii. to fund the remaining Interest Carry Forward Amounts for the classes of Class A Certificates, if any, pro rata, among the Class A-IO, Class A-1F, Class A-2F, Class A-3F and Class A-1A Certificates;

iii.    to fund the Extra Principal Distribution Amount for such Distribution
        Date;

iv. to fund any remaining Accrued Certificate Interest for such Distribution Date for the Class M-1 Certificates;

v. to fund the Interest Carry Forward Amount for the Class M-1 Certificates, if any;

vi. to fund the Class M-1 Realized Loss Amortization Amount for such Distribution Date;

vii. to fund any remaining Accrued Certificate Interest for such Distribution Date for the Class M-2 Certificates;

viii. to fund the Interest Carry Forward Amount for the Class M-2 Certificates, if any;

ix. to fund the Class M-2 Realized Loss Amortization Amount for such Distribution Date;

x. to fund any remaining Accrued Certificate Interest for such Distribution Date for the Class B-1 Certificates;

xi. to fund the Interest Carry Forward Amount for the Class B-1 Certificates, if any;

xii. to fund the Class B-1 Realized Loss Amortization Amount for such Distribution Date;

xiii. to fund any remaining Accrued Certificate Interest for such Distribution Date for the Class B-2 Certificates;

xiv. to fund the Interest Carry Forward Amount for the Class B-2 Certificates, if any;

xv. to fund the Class B-2 Realized Loss Amortization Amount for such Distribution Date;

xvi.    to fund the amount of any LIBOR Carryover Amount;

xvii. to pay any Special Servicing Fees for such Distribution Date or which remain unpaid from any previous Distribution Date; and

xviii. to fund distributions to the Holders of the Class N, Class X and Class R Certificates in the amounts specified in the Pooling and Servicing Agreement.

         For purposes of the foregoing, the following terms will have the respective meanings set forth below.

         "Class M-1 Applied Realized Loss Amount" means, as to the Class M-1 Certificates and as of any Distribution Date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class M-1 Applied Realized Loss Amount, if any, on such Distribution Date) and (y) the excess of (i) the Applied Realized Loss Amount as of such Distribution Date over (ii) the sum of the Class M-2 Applied Realized Loss Amount, the Class B-1 Applied Realized Loss Amount and the Class B-2 Applied Realized Loss Amount, in each case as of such Distribution Date.

         "Class M-1 Realized Loss Amortization Amount" means, as to the Class M-1 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-1 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (v) of the Monthly Excess Cashflow Allocation for such Distribution Date.

         "Class M-2 Applied Realized Loss Amount" means, as to the Class M-2 Certificates and as of any Distribution Date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class M-2 Applied Realized Loss Amount, if any, on such Distribution Date) and (y) the excess of (i) the Applied Realized Loss Amount as of such Distribution Date over (ii) the sum of the Class B-1 Applied Realized Loss Amount and the Class B-2 Applied Realized Loss Amount, in each case as of such Distribution Date.

         "Class M-2 Realized Loss Amortization Amount" means, as to the Class M-2 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-2 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (viii) of the Monthly Excess Cashflow Allocation for such Distribution Date.

         "Class B-1 Applied Realized Loss Amount" means, as to the Class B-1 Certificates and as of any Distribution Date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class B-1 Applied Realized Loss Amount, if any, on such Distribution Date) and (y) the excess of (i) the related Applied Realized Loss Amount as of such Distribution Date over (ii) the Class B-2 Applied Realized Loss Amount as of such Distribution Date.

         "Class B-1 Realized Loss Amortization Amount" means, as to the Class B-1 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class B-1 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (xi) of the Monthly Excess Cashflow Allocation for such Distribution Date.

         "Class B-2 Applied Realized Loss Amount" means, as to the Class B-2 Certificates and as of any Distribution Date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class B-2 Applied Realized Loss Amount, if any, on such Distribution Date) and (y) the Applied Realized Loss Amount as of such Distribution Date.

         "Class B-2 Realized Loss Amortization Amount" means, as to the Class B-2 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class B-2 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (xiv) of the Monthly Excess Cashflow Allocation for such Distribution Date.

         "Realized Loss Amortization Amount" means each of the Class M-1 Realized Loss Amortization Amount, the Class M-2 Realized Loss Amortization Amount, the Class B-1 Realized Loss Amortization Amount and the Class B-2 Realized Loss Amortization Amount.

         "Unpaid Realized Loss Amount" means for any class of Subordinated Certificates and as to any Distribution Date, the excess of (x) the cumulative amount of related Applied Realized Loss Amounts with respect to such class for all prior Distribution Dates over (y) the cumulative amount of related Realized Loss Amortization Amounts with respect to such class for all prior Distribution Dates.

Pass-Through Rates

         Interest for each Distribution Date will accrue on the Offered Certificates (other than the Class A-1A and Class A-IO Certificates) during the related Interest Accrual Period at a rate equal to the lesser of (i) the applicable per annum rate for such class as set forth on the cover page of this Prospectus Supplement (each such rate, a "Pass-Through Rate") and (ii) the Pool Cap for such Distribution Date.

         Interest for each Distribution Date will accrue on the Class A-1F, Class A-2F and Class A-3F Certificates during the related Interest Accrual Period at a rate equal to the lesser of (i) 5.102% per annum, 5.974% per annum and 7.122% per annum, respectively, or on each Distribution Date following the Optional Termination Date in the case of the Class A-2F and Class A-3F Certificates, 6.474% per annum and 7.622% per annum, respectively (each such rate, a "Pass-Through Rate") and (ii) the Pool Cap for such Distribution Date.

         Interest for each Distribution Date will accrue on the Class A-IO Certificates during the related Interest Accrual Period at a rate equal to (i) during the first twenty Interest Accrual Periods following the Closing Date, 2.00% and thereafter (ii) 0%. As a result no distributions will be made on the Class A-IO Certificates after the January 2003 Distribution Date.

         Interest for each Distribution Date will accrue on the Class A-1A Certificates during the related Interest Accrual Period at a rate equal to the lesser of (i) the Pass-Through Rate for the Class A-1A Certificates for such Distribution Date and (ii) the Class A-1A Cap for such Distribution Date.

         With respect to the Offered Certificates, other than the Class A-1A Certificates, interest in respect of any Distribution Date will accrue during the related Interest Accrual Period on the basis of a 360-day year consisting of twelve 30-day months. With respect to the Class A-1A Certificates, interest in respect of any Distribution Date will accrue during the related Interest Accrual Period on the basis of a 360-day year and the actual number of days elapsed.

         The "Pass-Through Rate" for the Class A-1A Certificates for each Distribution Date will be the sum of LIBOR as of the related LIBOR Determination Date plus the Class A-1A Certificate Margin. The "Class A-1A Certificate Margin" on each Distribution Date on or prior to the Optional Termination Date will equal 0.290% per annum and on each Distribution Date following the Optional Termination Date, will equal 0.580% per annum.

         The "Pool Cap" for any Distribution Date will equal the average of the Net Mortgage Interest Rates (adjusted, for purposes of the calculation applicable to the Class A-1A Certificates, to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Interest Accrual Period and a 360-day year), weighted on the basis of the Mortgage Loan balances as of the first day of the related Collection Period, less a fraction (expressed as a percentage) the numerator of which the amount of Accrued Certificate Interest paid with respect to the Class A-IO Certificates on such Distribution Date and the denominator of which is the Pool Balance.

         The "Class A-1A Cap" for any Distribution Date will equal the sum of
(i) the Pool Cap and (ii) a fraction (expressed as a percentage) (A) the numerator of which is the lesser of (1) the product of the excess, if any, of the Group 2 Net WAC over the Pool Cap and the Certificate Principal Balance of the Class A-1A Certificates (prior to the distribution of any principal on such Distribution Date) and (2) the product of the excess, if any, of the Pool Cap over the weighted average of the Pass-Through Rates of the Certificates (other than the Class A-1A and the Class X/N Certificates) (weighted on the basis of the Certificate Principal Balance prior to the distribution of any principal on such Distribution Date) and the aggregate Certificate Principal Balance of the Certificates (other than the Class A-1A and the Class X/N Certificates) and (B) the denominator of which is the Certificate Principal Balance of the Class A-1A Certificates.

         The "Group 2 Net WAC" for any Distribution Date will equal the average of the Net Mortgage Interest Rates of the Mortgage Loans in Loan Group 2 (adjusted, for purposes of the calculation applicable to the Class A-1A Certificates, to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Interest Accrual Period and a 360-day year), weighted on the basis of the Mortgage Loan balances as of the first day of the related Collection Period.

         If on any Distribution Date, the Accrued Certificate Interest for the Class A-1A Certificates is based on the Class A-1A Cap, the excess of (i) the amount of interest the Class A-1A Certificates would have been entitled to receive on such Distribution Date based on its applicable Pass-Through Rate, over (ii) the amount of interest the Class A-1A Certificates received on such Distribution Date based on the Class A-1A Cap, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate on the Class A-1A Certificates) will be the "LIBOR Carryover Amount." Any LIBOR Carryover Amount will be paid on future Distribution Dates from amounts that would otherwise be distributed on the Class X Certificates.

Calculation of LIBOR

         LIBOR for the first Distribution Date will be determined on the second business day preceding the Closing Date and for each subsequent Distribution Date will be determined on the second business day prior to the immediately preceding Distribution Date (each such date, a "LIBOR Determination Date"). With respect to each Distribution Date, "LIBOR" will equal the interbank offered rate for one-month United States dollar deposits in the London market as quoted on Telerate Page 3750 as of 11:00 A.M., London time, on the related LIBOR Determination Date. "Telerate Page 3750" means the display designated as page 3750 on the Bridge Telerate (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Trustee after consultation with the Servicer), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Trustee after consultation with the Servicer) as of 11:00 A.M., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the Certificate Principal Balance of the A-1A Certificates. The Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee after consultation with the Servicer, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the Certificate Principal Balance of the Class A-1A Certificates. If no such quotations can be obtained, the rate will be LIBOR for the prior Distribution Date.

         The establishment of LIBOR on each LIBOR Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Class A-1A Certificates for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Advances

         Subject to the following limitations, the Servicer will be obligated to advance or cause to be advanced at least one Business Day prior to each Distribution Date its own funds, or funds in the Collection Account that are not included in the Available Funds for such Distribution Date, in an amount equal to the aggregate of all payments of principal and interest, net of the Servicing Fee and PMI Premium that were due during the related Collection Period on the Actuarial Mortgage Loans, other than Balloon Payments, and that were not received by the related Determination Date and, with respect to Balloon Loans which are Actuarial Mortgage Loans, with respect to which the Balloon Payment is not made when due, an assumed monthly payment that would have been due on the related Due Date based on the original principal amortization schedule for such Balloon Loan (any such advance, an "Advance").

         The Servicer will not make any Advances of principal or interest with respect to Simple Interest Mortgage Loans or REO Properties.

         Advances with respect to Actuarial Mortgage Loans are required to be made only to the extent the Servicer deems them to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making such Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. The Servicer will not be required, however, to make any Advances with respect to reductions in the amount of the Monthly Payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"). Subject to the recoverability standard above, the Servicer's obligation to make Advances as to any Actuarial Mortgage Loan will continue until the earlier of such time as the Trust acquires title to the related Mortgaged Property or such Mortgage Loan is paid in full by the mortgagor or disposed of by the Trust.

         All Advances will be reimbursable to the Servicer from late collections, insurance proceeds and liquidation proceeds from the Mortgage Loan as to which the unreimbursed Advance was made. In addition, any Advances previously made in respect of any Mortgage Loan that are deemed by the Servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the Servicer out of any funds in the distribution account prior to the distributions on the Certificates. In the event that the Servicer fails in its obligation to make any required Advance, the Trustee or other successor servicer (which may be the Trustee) will be obligated to make the Advance, in each case, to the extent required in the Pooling and Servicing Agreement.

Reports to Certificateholders

         On each Distribution Date, the Trustee will provide or make available to each holder of a Certificate a statement (based on information received from the Servicer) setting forth, among other things, the information set forth in the prospectus under "Description of the Securities--Reports to Securityholders." The Trustee will make such statement (and, at its option, any additional files containing the same information in an alternative format) available each month to via the Trustee's internet website. The Trustee's internet website shall initially be located at www.usbank.com/abs. Assistance in using the website can be obtained by calling the Trustee's customer service desk at (612) 973-5800. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

         In addition, within a reasonable period of time after the end of each calendar year, the Trustee will prepare and deliver to each holder of a Certificate of record during the previous calendar year a statement containing information necessary to enable Certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

                                   THE SELLER

         Credit-Based Asset Servicing and Securitization LLC is a Delaware limited liability company with its principal place of business in New York, New York. The information set forth in the following paragraphs has been provided by the Seller and neither the Depositor nor any other party makes any representation as to the accuracy or completeness of such information.

         The Seller was established in July 1996 as a venture of Mortgage Guaranty Insurance Corporation ("MGIC"), Enhance Financial Services Group, Inc. ("EFSG") and certain members of management of the Seller. Each of MGIC and EFSG has approximately a 46% interest in the Seller with the remainder owned by management of the Seller. On February 28, 2001, Radian Group 1nc. ("Radian") acquired EFSG, including EFSG's 46% interest in the Seller. Radian and MGIC are publicly traded companies which file such periodic reports with the Securities and Exchange Commission (the "Commission") as are required by the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, as interpreted by the staff of the Commission thereunder.

         At March 31, 2001, the Seller had approximately $845.3 million in assets, approximately $602.0 million in liabilities and approximately $243.3 million in equity.

         The Seller's principal business is the purchasing of performing, sub-performing and non-performing residential mortgage loans from banks and other financial institutions and individuals and mortgage-related securities, including non-investment grade subordinated securities, for investment and securitization. Substantially all of the mortgage loans the Seller owns are serviced by its wholly-owned subsidiary, Litton Loan Servicing LP. The Seller does not originate mortgages. The Seller is a HUD-approved investing mortgagee.

                         POOLING AND SERVICING AGREEMENT

General

         The certificates will be issued under the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of May 1, 2001 among the Depositor, the Seller, the Servicer and the Trustee, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the certificates containing a copy of the Pooling and Servicing Agreement as executed will be filed by the Depositor with the Securities and Exchange Commission ("SEC") within fifteen days of the initial issuance of the certificates. The trust fund created under the Pooling and Servicing Agreement will consist of (i) all of the Depositor's right, title and interest in the Mortgage Loans, the related mortgage notes, mortgages and other related documents; (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, together with any proceeds of the Mortgage Loans;
(iii) any Mortgaged Properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received on these mortgaged properties; (iv) the rights of the Trustee under all insurance policies required to be maintained under the Pooling and Servicing Agreement; and (v) the rights of the Depositor under the Mortgage Loan Purchase Agreement. Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the trust fund, the terms and conditions of the Pooling and Servicing Agreement and the Offered Certificates. The Depositor will provide to a prospective or actual certificateholder without charge, on written request, a copy, without exhibits, of the Pooling and Servicing Agreement. Requests should be addressed to 6707 Fairview Road, Suite D, Charlotte, North Carolina 28210.

Assignment of the Mortgage Loans

         On the Closing Date, the Depositor will transfer to the trust all of its right, title and interest in and to each Mortgage Loan, the related mortgage note, mortgage, assignment of mortgage in recordable form to the Trustee and other related documents (collectively, the "Related Documents"), including all scheduled payments with respect to each such Mortgage Loan due after the Cut-off Date. The Trustee, concurrently with such transfer, will deliver the certificates to the Depositor. Each Mortgage Loan transferred to the trust will be identified on a schedule (the "Mortgage Loan Schedule") delivered to the Trustee pursuant to the Pooling and Servicing Agreement. The Mortgage Loan Schedule will include information such as the principal balance of each Mortgage Loan as of the Cut-off Date, its Mortgage Rate as well as other information with respect to each Mortgage Loan.

         The Pooling and Servicing Agreement will require that, within the time period specified therein, the Depositor will deliver or cause to be delivered to the Trustee (or a custodian, as the Trustee's agent for such purpose) the mortgage notes endorsed to the Trustee on behalf of the certificateholders and the Related Documents. In lieu of delivery of original mortgages or mortgage notes, if such original is not available or lost, the Depositor may deliver or cause to be delivered true and correct copies thereof, or, with respect to a lost mortgage note, a lost note affidavit. The assignments of mortgage are generally required to be recorded by or on behalf of the Depositor in the appropriate offices for real property records.

         On or prior to the Closing Date, the Trustee will review the Mortgage Loans and the Related Documents pursuant to the Pooling and Servicing Agreement and if any Mortgage Loan or Related Document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the Seller by the Trustee, the Seller will be obligated to either (i) substitute for such Mortgage Loan a Qualified Substitute Mortgage Loan; however, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any of the REMICs (as defined in the Pooling and Servicing Agreement) as a REMIC or result in a prohibited transaction tax under the Code or (ii) purchase such Mortgage Loan at a price (the "Purchase Price") equal to the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest thereon, computed at the Mortgage Rate through the end of the calendar month in which the purchase is effected, plus the amount of any unreimbursed Advances and servicing advances made by the Servicer. The Purchase Price will be required to be remitted to the Servicer for deposit in the Collection Account (as defined herein) on or prior to the next succeeding Determination Date after such obligation arises. The obligation of the Seller to repurchase or substitute for a Deleted Mortgage Loan (as defined herein) is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the certificateholders.

         In connection with the substitution of a Qualified Substitute Mortgage Loan, the Seller will be required to remit to the Servicer for deposit in the Collection Account on or prior to the next succeeding Determination Date after such obligation arises an amount (the "Substitution Shortfall Amount") equal to the excess of the principal balance of the related Deleted Mortgage Loan over the principal balance of such Qualified Substitute Mortgage Loan.

         A "Qualified Substitute Mortgage Loan" is a mortgage loan substituted for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the principal balance of the Deleted Mortgage Loan;
(ii) have a Mortgage Rate not less than the Mortgage Rate of the Deleted Mortgage Loan and not more than 1% in excess of the Mortgage Rate of such Deleted Mortgage Loan; (iii) have a Maximum Mortgage Rate and Minimum Mortgage Rate not less than the respective rate for the Deleted Mortgage Loan and have a Gross Margin equal to or greater than the Deleted Mortgage Loan; (iv) have the same Due Date as the Deleted Mortgage Loan; (v) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Deleted Mortgage Loan; (vi) comply with each representation and warranty as to the Mortgage Loans set forth in the Mortgage Loan Purchase Agreement (deemed to be made as of the date of substitution); (vii) be of the same or better credit quality as the Mortgage Loan being replaced and (viii) satisfy certain other conditions specified in the Pooling and Servicing Agreement.

         The Seller will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each Mortgage Loan. In addition, the Seller will represent and warrant, as of the Closing Date, that, among other things: (i) at the time of transfer to the Depositor, the Seller has transferred or assigned all of its right, title and interest in each Mortgage Loan and the Related Documents, free of any lien, (ii) each Mortgage Loan complied, at the time of origination, in all material respects with applicable state and federal laws,
(iii) the Mortgage Loans are not subject to the requirements of the Home Ownership and Equity Protection Act of 1994 (the "Homeownership Act"); (iv) no proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan and (v) no Mortgage Loan has a Prepayment Charge longer than five years after its date of origination. In addition, the Servicer will represent that it will accurately and fully report its mortgagor credit files to each of the credit repositories in a timely manner. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the certificateholders in the related Mortgage Loan and Related Documents, the Seller (or the Servicer, in the event of a breach of the Servicer's representation) will have a period of 90 days after the earlier of discovery or receipt of written notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the Seller or the Servicer will be obligated to (i) substitute for such Deleted Mortgage Loan a Qualified Substitute Mortgage Loan or (ii) purchase such Deleted Mortgage Loan from the trust. The same procedure and limitations that are set forth above for the substitution or purchase of Deleted Mortgage Loans as a result of deficient documentation relating thereto will apply to the substitution or purchase of a Deleted Mortgage Loan as a result of a breach of a representation or warranty in the Mortgage Loan Purchase Agreement that materially and adversely affects the interests of the certificateholders.

         Mortgage Loans required to be transferred to the Seller as described in the preceding paragraphs are referred to as "Deleted Mortgage Loans."

Payments on Mortgage Loans; Deposits to Collection Account and Distribution Account

         The Servicer shall establish and maintain or cause to be maintained a separate trust account (the "Collection Account") for the benefit of the certificateholders. The Collection Account will be an Eligible Account (as defined in the Pooling and Servicing Agreement). Upon receipt by the Servicer of amounts in respect of the Mortgage Loans (excluding amounts representing the Servicing Fee or other servicing compensation, reimbursement for Advances and servicing advances and insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the Servicer will deposit such amounts in the Collection Account. Amounts so deposited may be invested in Permitted Investments (as defined in the Pooling and Servicing Agreement) maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be deposited in the Distribution Account. The Trustee will establish an account (the "Distribution Account") into which will be deposited amounts withdrawn from the Collection Account for distribution to certificateholders on a Distribution Date and payment of certain fees and expenses of the trust. The Distribution Account will be an Eligible Account. Amounts on deposit therein may be invested in Permitted Investments maturing on or before the Business Day prior to the related Distribution Date unless such Permitted Investments are invested in investments managed or advised by the Trustee or an affiliate thereof, in which case such Permitted Investments may mature on the related Distribution Date.

The Servicer

         The information set forth in the following paragraphs has been provided by the Servicer. None of the Depositor, the Seller, the Trustee, any Underwriter or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of the information. Any obligation specified to be performed by the master servicer in the prospectus is an obligation to be performed by the Servicer with respect to the Mortgage Loans.

         Litton Loan Servicing LP, a Delaware limited partnership and a wholly-owned subsidiary of the Seller, will act as the servicer of the Mortgage Loans pursuant to the Pooling and Servicing Agreement. The Servicer was formed in December 1996.

         The Servicer currently employs approximately 347 individuals. The main office of the Servicer is located at 5373 W. Alabama, Houston, Texas 77056. The Servicer is currently a Fannie Mae and Freddie Mac approved servicer and an approved FHA and VA lender with a servicing portfolio in excess of $6.3 billion. The Servicer specializes in servicing sub-performing mortgage loans and entering into workouts with the related mortgagors. The Servicer is servicing approximately 13 securitizations for the Seller and 36 securitizations for third parties.

         Fitch, Inc. ("Fitch") assigned the Servicer its RSS1 residential special servicer rating on November 16, 1999. The rating is based on the Servicer's ability to manage and liquidate nonperforming residential mortgage loans and real estate owned assets. This RSS1 rating is the highest special servicer rating attainable from Fitch which reflects the Servicer's sophisticated proprietary default management technology, the financial strength of its well-capitalized parent and its highly experienced management and staff.

         In January 2001, Fitch assigned the Servicer its RPS1 primary servicer rating for sub-prime and high loan-to-value ratio product. The RPS1 rating is currently the highest subprime primary servicer rating attainable from Fitch for any subprime servicer, which is based on the strength of the Servicer's loan administration processes including new loan set-up procedures and related technology, loan accounting/cash management and loan reporting. The RPS1 rating for high loan-to-value ratio product is based, in part, on the Servicer's intensive focus on early collection and loss mitigation.

         Also in January 2001, Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P" and together with Fitch and Moody's Investors Service, Inc ("Moody's"), the "Rating Agencies") raised the Servicer's ranking from "Above Average" to "Strong" for both its residential special and sub-prime servicing categories. The "Strong" rating is S&P's highest possible rating for these categories. The rankings are based on the Servicer's established history of servicing distressed assets for a diverse investor base, technological improvements that have increased operational efficiencies, superior management depth, and very good internal controls.

         In June 2001, Moody's assigned the Servicer its top servicer quality rating (SQ1) as a primary servicer of prime and subprime mortgage loans, second liens and as a special servicer. The rating is based on the Servicer's outstanding ability as a servicer and the stability of its servicing operations.

         Delinquency and Foreclosure Experience. The following table sets forth the delinquency and foreclosure experience of the mortgage loans the Servicer serviced as of the dates indicated. The Servicer's portfolio of mortgage loans may differ significantly from the Mortgage Loans in terms of mortgage rates, principal balances, geographic distribution, types of properties and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the Mortgage Loans will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans. The actual delinquency experience on the Mortgage Loans will depend, among other things, upon the value of the real estate securing such Mortgage Loans and the ability of the related mortgagor to make required payments. It should be noted that the Servicer's business emphasizes to a certain degree the acquisition of servicing rights with respect to non-performing and subperforming mortgage loans and the Servicer has been an active participant in the market for such servicing rights since 1997. The acquisition of such servicing rights may have affected the delinquency and foreclosure experience of the Servicer.

                    Delinquency and Foreclosure Experience(1)

                             As of March 31, 2001            As of December 31, 2000            As of December 31, 1999
                      -------------------------------- ---------------------------------  ----------------------------------
                                              % by                               % by                                % by
                      No. of    Principal    Principal No. of     Principal     Principal   No. of     Principal    Principal
                      Loans   Balance(2)     Balance   Loans    Balance(2)       Balance     Loans     Balance(2)    Balance
                      -----   ----------     -------   -----    ----------       -------     -----     ----------    -------
Current Loans....... 57,390  3,933,857,281    62.14%  49,371  $ 3,500,827,158     58.83%    37,105   $2,580,776,677    69.98%

Period of
Delinquency(3)        7,526 $  561,609,871      8.87%   9,285  $  653,499,039     10.98%     4,638   $  323,122,291     8.76%
  30 Days...........
  60-89 Days........  3,046 $  226,844,333      3.58%   3,545  $  248,529,128      4.18%     1,886   $  133,339,006     3.62%
  90 Days or More...  7,671 $  474,204,399      7.49%   10,498 $  664,349,263     11.16%     2,056   $  127,745,979     3.46%
                      ----- --------------    ------    -----  --------------    ------     ------   --------------   ------
Total Delinquency... 18,243 $1,262,658,603     19.94%   23,328 $1,566,368,430     26.32%     8,580   $  584,207,276    15.84%
                     ====== ==============    ======   ======  ==============    ======     =======  ==============   ======

Foreclosures/
  Bankruptcy(4)..... 12,374 $  972,407,947     15.36%   9,686  $  743,491,868     12.49%     5,503   $  433,109,387    11.74%
Real Estate Owned...  2,452 $  162,171,355      2.56%   2,135  $  139,634,200      2.35%     1,264   $   89,691,707     2.43%
                      ----- --------------    ------    -----  --------------    ------     ------   --------------   ------
Total Portfolio..... 90,459 $6,331,095,186    100.00%  84,520  $5,950,321,656    100.00%    52,452   $3,687,785,047   100.00%
                     ====== ==============    ======   ======  ==============    ======     =======  ==============   ======

---------

(1) The table shows mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated.
(2) For the Real Estate Owned properties, the principal balance is at the time of foreclosure.
(3) No mortgage loan is included in this section of the table as delinquent until it is 30 days past due.
(4) Exclusive of the number of loans and principal balance shown in Period of Delinquency.


         It is unlikely that the delinquency experience of the Mortgage Loans will correspond to the delinquency experience of the Servicer's mortgage portfolio set forth in the foregoing table. The statistics shown above represent the delinquency experience on the Mortgage Loans will depend on the results obtained over the life of the Mortgage Pool. The Servicer does not have significant historical delinquency, bankruptcy, foreclosure or default experience that may be referred to for purposes of estimating the future delinquency and loss experience of the Mortgage Loans. There can be no assurance that the Mortgage Loans will perform consistently with the delinquency or foreclosure experience described herein. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the Servicer. In addition, adverse economic conditions may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the Mortgage Pool.

The Trustee

         U.S. Bank National Association, a national banking association, will act as trustee for the Certificates under the Pooling and Servicing Agreement. The Trustee's offices for notices under the Pooling and Servicing Agreement are located at 180 East Fifth Street, St. Paul, Minnesota 55101, and its telephone number is (612) 973-5800.

         The principal compensation to be paid to the Trustee in respect of its obligations under the Pooling and Servicing Agreement will be equal to the related portion of accrued interest at the Trustee Fee Rate of 0.012% per annum on the Principal Balance of the Mortgage Loans (the "Trustee Fee"). The Pooling and Servicing Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the Trust and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee's performance in accordance with the provisions of the Pooling and Servicing Agreement), incurred by the Trustee in connection with any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its obligations and duties under the Pooling and Servicing Agreement, other than any loss, liability or expense (i) for which the Trustee is indemnified by the Servicer under the Pooling and Servicing Agreement, (ii) that constitutes a specific liability of the Trustee under the Pooling and Servicing Agreement or (iii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's duties under the Pooling and Servicing Agreement or as a result of a breach, or by reason of reckless disregard, of the Trustee's obligations and duties under the Pooling and Servicing Agreement.

Servicing and Other Compensation and Payment of Expenses

         The principal compensation to be paid to the Servicer in respect of its servicing activities for the certificates will be equal to accrued interest at a rate (the "Servicing Fee Rate") of 0.50% per annum with respect to each Mortgage Loan on the Principal Balance of each Mortgage Loan (the "Servicing Fee"). As additional servicing compensation, the Servicer is entitled to retain all assumption fees, late payment charges, and other miscellaneous servicing fees in respect of the Mortgage Loans (with the exception of Prepayment Charges, which will be distributed to the holders of the Class X/N Certificates), to the extent collected from mortgagors, together with any interest or other income earned on funds held in the collection account and any escrow accounts. The Servicer will also be entitled to a "Special Servicing Fee" with respect to Mortgage Loans which are delinquent 90 or more days and which are not Re-Performing Loans. The Special Servicing Fee for each Mortgage Loan of this type will be equal to $150 for each month that the Mortgage Loan is delinquent, to a maximum of 18 consecutive months, and will be payable only to the extent of the available Net Monthly Excess Cashflow and according to the priorities as described in this prospectus supplement.

         The Servicer is obligated to offset any Prepayment Interest Shortfall on any Distribution Date, with Compensating Interest to the extent of one-half of its Servicing Fee for each Distribution Date. The Servicer is obligated to pay insurance premiums and other ongoing expenses associated with the Mortgage Pool incurred by the Servicer in connection with its responsibilities under the Pooling and Servicing Agreement and is entitled to reimbursement for these expenses as provided in the Pooling and servicing agreement. See "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Retained Interest; Servicing Compensation and Payment of Expenses" in the prospectus for information regarding expenses payable by the Servicer and "Federal Income Tax Consequences" in this prospectus supplement regarding taxes payable by the Servicer.

Events of Default

         In addition to those events of default described under "Description of the Agreements --Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Events of Default under the Agreement and --Rights Upon Events of Default under the Agreements" in the prospectus, upon the occurrence of loss triggers with respect to the Mortgage Loans, the Servicer may be removed as Servicer of the Mortgage Loans in accordance with the terms of the Pooling and Servicing Agreement.

         Any successor to the Servicer appointed under the Pooling and Servicing Agreement must be a housing loan servicing institution, acceptable to each rating agency, with a net worth at the time of the appointment of at least $15,000,000. See "Description of the Agreements --Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Events of Default under the Agreement and --Rights Upon Event of Default under the Agreements" in the prospectus.

Pledge and Assignment of Servicer's Rights

         On the Closing Date, the Servicer will pledge and assign all of its right, title and interest in, to and under the Pooling and Servicing Agreement to First Union National Bank, as the representative of certain lenders. In the event that an Event of Servicing Termination (as defined below) occurs, the Trustee and the Depositor have agreed to the appointment of First Union National Bank or its designee as the successor servicer, provided that at the time of such appointment First Union National Bank or such designee meets the requirements of a successor servicer described in the Pooling and Servicing Agreement (including being acceptable to the Rating Agencies) and that First Union National Bank or such designee agrees to be subject to the terms of the Pooling and Servicing Agreement.

Voting Rights

         With respect to any date of determination, the percentage of all the Voting Rights allocated among holders of the Certificates (other than the Class N, Class X and Class R Certificates) will be 98% and will be allocated among the classes of such Certificates in the proportion that the aggregate Certificate Principal Balance of all the Certificates of such class then outstanding bear to the aggregate Certificate Principal Balance of all Certificates then outstanding. With respect to any date of determination, the percentage of all the Voting Rights allocated among holders of the Class N and Class X Certificates will be 2%. The Voting Rights allocated to a class of Certificates will be allocated among all holders of each such class in proportion to the outstanding certificate balances (or Percentage Interest) of such Certificates. The Class A-IO Certificates and the Class R Certificates will not have any Voting Rights.

Termination

         The circumstances under which the obligations created by the Pooling and Servicing Agreement will terminate in respect of the Certificates are described in "Description of the Securities--Termination" in the prospectus. The Servicer (or an affiliate of the Servicer) will have the right, subject to certain conditions specified in the Pooling and Servicing Agreement, to purchase all remaining Mortgage Loans and any properties acquired in respect thereof and thereby effect early retirement of the certificates on any Distribution Date following the Collection Period during which the aggregate principal balance of the Mortgage Loans and properties acquired in respect thereof remaining in the trust fund at the time of purchase is reduced to less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. In the event the Servicer (or an affiliate of the Servicer) exercises the option, the purchase price payable in connection with the option will be equal to the greater of par or the fair market value of the Mortgage Loans and such properties, plus accrued interest for each Mortgage Loan at the related Mortgage Rate to but not including the first day of the month in which the repurchase price is distributed, net of any amounts due to the Servicer for unpaid Servicing Fees and any unreimbursed advances. In the event the Servicer (or an affiliate of the Servicer) exercises this option, the portion of the purchase price allocable to the Offered Certificates will be, to the extent of available funds, (i) 100% of the then outstanding Certificate Principal Balance of the Offered Certificates, plus (ii) one month's interest on the then outstanding Certificate Principal Balance or Notional Amount of the Offered Certificates at the then applicable Pass-Through Rate for the class, plus (iii) any previously accrued but unpaid interest thereon to which the holders of the Offered Certificates are entitled, together with the amount of any LIBOR Carryover Amounts, plus (iv) in the case of the Subordinated Certificates, any previously unpaid Allocated Realized Loss Amount. The holders of the Residual Certificates shall pledge any amount received in a termination in excess of par to the holders of the Class X/N Certificates. In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the Pooling and Servicing Agreement. See "Description of the Securities--Termination" in the prospectus.

Optional Purchase of Defaulted Loans

         As to any Mortgage Loan which is delinquent in payment by 120 days or more, the Servicer (or an affiliate of the Servicer) may, at its option but subject to certain conditions specified in the Pooling and Servicing Agreement, purchase such Mortgage Loan at a price equal to 100% of the Principal Balance thereof plus accrued interest thereon at the applicable Mortgage Interest Rate (net of the Servicing Fee Rate), from the date through which interest was last paid by the related mortgagor or advanced to the first day of the month in which such amount is to be distributed.

                         FEDERAL INCOME TAX CONSEQUENCES

         The Pooling and Servicing Agreement provides that the Trust Fund will comprise multiple REMICs organized in a tiered REMIC structure consisting of one or more Lower Tier REMICs and one or more Upper Tier REMICs. Each Lower Tier REMIC will issue uncertificated regular interests and those interests will be held entirely by a REMIC above it in the tiered structure. Each of the Lower Tier REMICs and Upper Tier REMICs will designate a single class of interests as the residual interest in that REMIC. Elections will be made to treat each Lower Tier REMIC and Upper Tier REMIC as a REMIC for federal income tax purposes. Except to the extent described in the next paragraph, each class of Offered Certificates will represent beneficial ownership of the corresponding class of regular interests issued by the applicable Upper Tier REMIC. The Trust Fund will also include the Interest Rate Cap Arrangements, as defined below.

         The Offered Certificates will represent beneficial ownership of the corresponding class of regular interests issued by the applicable Upper Tier REMIC and in the case of the Class A-1A Certificates, the right to receive amounts in excess of the Pool Cap (including LIBOR Carryover Amounts). Holders of the Class A-1A Certificates must allocate their basis between their regular interest and their right to receive such excess amount payments as set forth below under "--Taxation of Interest Rate Cap Arrangements."

         Upon the issuance of the Offered Certificates, Sidley Austin Brown & Wood LLP ("Tax Counsel") will deliver its opinion to the effect that, assuming compliance with the Pooling and Servicing Agreement, for federal income tax purposes, each Lower Tier REMIC and Upper Tier REMIC will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code"). In addition, Tax Counsel will deliver an opinion concluding that the rights of the holders of the Class A-1A Certificates to receive payments in excess of the Pool Cap (the "Interest Rate Cap Arrangement") represent, for federal income tax purposes, contractual rights coupled with regular interest within the meaning of Treasury regulations ss.1.860G-2(i).

Taxation of Regular Interests

         Interest on a regular interest must be included in income by a holder under the accrual method of accounting, regardless of the holder's regular method of accounting. In addition, a regular interest could be considered to have been issued with OID. Although the tax treatment is not entirely certain, the Class A-IO Certificates will be treated as having been issued with OID for federal income tax purposes equal to the excess of all expected payments of interest on the certificates over their issue price. Although unclear, a holder of a Class A-IO Certificate may be entitled to deduct a loss to the extent that its remaining basis exceeds the maximum amount of future payments to which the Certificateholder would be entitled if there were no further prepayments of the mortgage loans. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a constant rate of 12% CPR with respect to Loan Subgroup 1A, 21% CPR with respect to Loan Subgroup 1B and 100% PPV with respect to Loan Group 2. No representation is made that the Mortgage Loans will prepay at such rate or at any other rate. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of Regular Securities--Original Issue Discount" in the Prospectus.

         The IRS has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, securities such as the Offered Certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such Certificates, and because the rules of the OID Regulations are limited in their application in ways that could preclude their application to such Certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Offered Certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other manner not yet set forth in regulations. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

         The Offered Certificates generally will be treated as assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(4)(A) of the Code, in the same proportion that the assets in the Trust Fund would be so treated. In addition, interest on the Offered Certificates generally will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code, to the extent that the Offered Certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code. See "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Securities" in the Prospectus. If more than 95% of the regular interests and income qualify for these treatments, the regular interests generally will qualify for such treatments in their entirety. However, no portion of an Class A-1A Certificateholder's basis or income allocable to its right to receive payments in excess of the Pool Cap will qualify for such treatment. As a result, such Certificates are not suitable investments for inclusion in another REMIC.

Taxation of the Interest Rate Cap Arrangements

         The following discussion assumes that the right of the Class A-1A Certificates to receive payments in excess of the Pool Cap will be treated as a notional principal contract rather than as a partnership for federal income tax purposes. If the rights of the Class A-1A Certificates to payments in excess of the Pool Cap were treated as representing the beneficial interests in an entity taxable as a partnership for federal income tax purposes with the Class X/N Certificates in respect of each Class X/N Certificates' entitlement to interest, there would be potentially different tax timing consequences to Certificateholders and in withholding tax consequences on such amounts to Certificateholders who are non-U.S. Persons. Prospective investors in the Offered Certificates should consult their tax advisors regarding their appropriate tax treatment.

         In general, the holders of the Class A-1A Certificates must allocate the price they pay for the Class A-1A Certificates between their REMIC regular interest and the applicable Interest Rate Cap Arrangement based on their relative fair market values. To the extent rights to receive payments are determined to have a value on the Closing Date that is greater than zero, a portion of such purchase price will be allocable to such rights, and such portion will be treated as a cap premium (the "Cap Premium") paid by the holders of the Offered Certificates. A holder of a Class A-1A Certificate will be required to amortize the Cap Premium under a level payment method as if the Cap Premium represented the present value of a series of equal payments made over the life of the applicable Interest Rate Cap Arrangement (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Cap Premium (or some other reasonable rate). For information reporting purposes, the Trustee will assume that, with respect to any Class A-1A Certificate, the Interest Rate Arrangement component will have only nominal value relative to the value of the regular interest component. The IRS could, however, argue that the Interest Rate Cap Arrangement component has significant value, and if that argument were to be sustained, the regular interest component could be viewed as having been issued with an additional amount of discount (which could cause the total amount of original issue discount to exceed a statutorily defined de minimis amount). See "Federal Income Tax Consequences - Taxation of Regular Interest Certificates" in the Prospectus. Prospective purchasers of Class A-1A Certificates should consult their own tax advisors regarding the appropriate method of amortizing any Cap Premium.

         Under the final regulations issued by the Internal Revenue Service under Section 446 of the Code relating to notional principal contracts (the "Swap Regulations") (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the applicable Interest Rate Cap Arrangement must be netted against payments, if any, deemed made as a result of the Cap Premiums over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively. Individuals may be limited in their ability to deduct any such net deduction and should consult their tax advisors prior to investing in the Class A-1A Certificates.

         Any amount of proceeds from the sale, redemption or retirement of a Class A-1A Certificate that is considered to be allocated to rights under an Interest Rate Arrangement would be considered a "termination payment" under the Swap Regulations. It is anticipated that the Trustee will account for any termination payments for reporting purposes in accordance with the Swap Regulations, as described below.

         Termination Payments. Any amount of sales proceeds that is considered to be allocated to the selling beneficial owner's rights under the applicable Interest Rate Cap Arrangement in connection with the sale or exchange of a Class A-1A Certificate would be considered a "termination payment" under the Swap Regulations allocable to that Offered Certificate. A holder of a Class A-1A Certificate will have gain or loss from such a termination of an Interest Rate Cap Arrangement equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Cap Premium paid (or deemed paid) by the beneficial owner upon entering into or acquiring its interest in an Interest Rate Cap Arrangement.

         Gain or loss realized upon the termination of an Interest Rate Cap Arrangement will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary. For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Federal Income Tax Consequences--REMICs" in the Prospectus.

         Backup Withholding. A beneficial owner of a Certificate may be subject to a information reporting and backup withholding at a current rate of 31% (which rate is scheduled to be reduced periodically through 2006 pursuant to a provision contained in the Economic Growth and Tax Relief Act of 2001) unless such beneficial owner provides proof of any applicable exemption or a correct taxpayer identification number and otherwise complies with the applicable requirement of the backup withholding rules.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the Underwriting Agreement, between the Depositor and Deutsche Banc Alex. Brown Inc. ("Deutsche Banc"), an affiliate of the Depositor, as representative (in such capacity, the "Representative") of Deutsche Banc and First Union Securities, Inc. (together with Deutsche Banc, the "Underwriters"), the Underwriters have severally agreed to purchase and the Depositor has agreed to sell to the Underwriters the Offered Certificates set forth opposite their names in the tables below:


                                                               Principal Amount of:

                                               Class A-1F           Class A-2F           Class A-3F
               Underwriter                    Certificates         Certificates         Certificates
-----------------------------------------     ------------         ------------         ------------
Deutsche Banc Alex.
Brown, Inc.......................              $31,011,000          $12,576,000          $18,595,500
First Union Securities, Inc......              $10,337,000          $4,192,000           $6,198,500

                                                        Principal (or Notional) Amount of:

                                               Class A-1A           Class A-IO            Class M-1
               Underwriter                    Certificates         Certificates         Certificates
-----------------------------------------     ------------         ------------         ------------
Deutsche Banc Alex.
Brown, Inc.......................              $62,497,500          $37,500,000          $4,930,500
First Union Securities, Inc......              $20,832,500          $12,500,000          $1,643,500

                                                               Principal Amount of:

                                                Class M-2            Class B-1
               Underwriter                    Certificates         Certificates
-----------------------------------------     ------------         ------------
Deutsche Banc Alex.
Brown, Inc.......................              $3,663,000           $2,817,750
First Union Securities, Inc......              $1,221,000            $939,250


         In the event of a default by an Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting Underwriter may be increased or the Underwriting Agreement may be terminated.

         Distribution of the Offered Certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be 100.47% of the aggregate initial Certificate Principal Balance of the Offered Certificates plus accrued interest. In connection with the purchase and sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

         The Offered Certificates are offered subject to receipt and acceptance by the Underwriters, to prior sale and to the Underwriters' right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Offered Certificates will be made through the facilities of DTC, Clearstream and the Euroclear System on or about the Closing Date.

         The Underwriting Agreement provides that the Depositor will indemnify the Underwriters against those civil liabilities set forth in the Underwriting Agreement, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriters may be required to make in respect of these liabilities.

                                SECONDARY MARKET

         There is currently no secondary market for the Offered Certificates and there can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Underwriters intend to establish a market in the Offered Certificates purchased by them but they are not obligated to do so. There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be available on an ongoing basis. The limited nature of the information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available. The primary source of information available to investors concerning the Offered Certificates will be the monthly statements discussed in herein under "Description of the Certificates--Reports to Certificateholders" which will include information as to the outstanding principal balance or notional amount of the Offered Certificates and the status of the applicable form of credit enhancement.

                                 LEGAL OPINIONS

         Legal matters relating to the Offered Certificates will be passed upon for the Depositor by Sidley Austin Brown & Wood LLP, New York, New York and for the Underwriters by Cadwalader, Wickersham & Taft, New York, New York.

                                     RATINGS

         It is a condition to the issuance of the Offered Certificates that the Certificates receive the following ratings from S&P, Moody's and Fitch:

           Class                     S&P              Moody's          Fitch
           -----                     ---              -------          -----
           A-IO                      AAA                Aaa             AAA
           A-1F                      AAA                Aaa             AAA
           A-2F                      AAA                Aaa             AAA
           A-3F                      AAA                Aaa             AAA
           A-1A                      AAA                Aaa             AAA
            M-1                      AA                 Aa2             AA
            M-2                       A                 A2               A
            B-1                      BBB               Baa2             BBB

         The ratings assigned to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which the certificateholders are entitled. The rating process addresses structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans. The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which such prepayments will differ from that originally anticipated. The ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield due to non-credit events. In addition, the ratings on the Class A-1A Certificates do not address the likelihood of receipt by the holders of such certificates of any amounts in respect of LIBOR Carryover Amounts.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Offered Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Offered Certificates.

         The Depositor has not requested that any rating agency rate the Offered Certificates other than as stated above. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates as stated in this section.

                                LEGAL INVESTMENT

         The Class 1-A1 Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and, as such, are legal investments for certain entities to the extent provided for in SMMEA. The other Offered Certificates will not constitute "mortgage related securities" for the purposes of SMMEA because Loan Group 1 includes second and third lien mortgage loans and Owner-financed Mortgage Loans that were originated by individuals and not by financial institutions or mortgagees approved by the Secretary of Housing and Urban Development.

         There may be restrictions on the ability of certain investors, including depository institutions, either to purchase the Offered Certificates or to purchase Offered Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors. See "Legal Investment" in the Prospectus.

                    CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

         A fiduciary of any employee benefit plan or other plan or arrangement subject to ERISA or Section 4975 of the Code (a "Plan"), or any insurance company, whether through its general or separate accounts, or any other person investing plan assets of a Plan, should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code. The purchase or holding of the Class A Certificates by or on behalf of, or with plan assets of, a Plan may qualify for exemptive relief under an administrative exemption, as currently in effect and as described under "ERISA Considerations" in the prospectus. The administrative exemptions relevant to the Class A Certificates were granted by the Department of Labor to Deutsche Banc Alex. Brown Inc. in Final Authorization Number 97-03E (December 9, 1996) and in Prohibited Transaction Exemption ("PTE") 94-84 at 59 F.R. 65400 and to First Union Securities, Inc. by PTE 96-22 at 61 F.R. 14828, both of which were amended by PTE 97-34 at 62 F.R. 39021, and by PTE 2000-58 at 65 F.R. 67765
(collectively, the "Underwriters' Exemption"). However, the Underwriters' Exemption contains a number of conditions which must be met for the exemption to apply, including the requirements that the Class A Certificates be rated at least "AA-" (or its equivalent) by Fitch, Moody's or S&P at the time of the Plan's purchase and may not be subordinated to other certificates issued and that the investing Plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act. A fiduciary of a Plan contemplating purchasing a Class A Certificate must make its own determination that the conditions set forth in the Underwriters' Exemption will be satisfied with respect to the those certificates.

         Each beneficial owner of an Offered Certificate that is a Class A Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor, (ii) it has acquired and is holding such Class A Certificates in reliance on the Underwriters' Exemption, and that it understands that there are certain conditions to the availability of the Underwriters' Exemption, including that the Class A Certificates must be rated, at the time of purchase, not lower than "AA-" (or its equivalent) by Fitch, Moody's or S&P or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

         Because the Subordinated Certificates represent interests to which losses are allocated prior to any such allocation to the Senior Certificates and in some cases have ratings below the lowest rating permitted under the Underwriter's Exemption, the Subordinated Certificates do not satisfy the requirements of the Underwriter's Exemption. Consequently, transfers of the Subordinated Certificates will not be registered by the Trustee unless the Trustee receives the following:

    o a representation from the transferee of the Subordinated Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that the transferee is not a Plan, nor a person acting on behalf of a Plan or using a Plan's assets to effect the transfer;

    o a representation from the transferee of the Subordinated Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that the transferee is an insurance company that is acquiring the Subordinated Certificate with assets of an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption ("PTCE") 95-60, and that the acquisition and holding of the Subordinated Certificate satisfy the requirements of Sections I and III of PTCE 95-60; or

    o an opinion of counsel satisfactory to the Trustee that the purchase and holding of the certificate by a Plan, or any person acting on behalf of a Plan or using a Plan's assets, will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction requirements of ERISA and the Code and will not subject the Trustee or the Servicer to any obligation in addition to those undertaken in the Pooling and Servicing agreement.

         If any Offered Certificates or any interest therein is acquired or held in violation of the conditions described in the preceding paragraphs, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Offered Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such certificate or interest therein was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the Depositor, the Trustee, the Servicer, any subservicer, and the trust fund from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

         Any fiduciary or other investor of Plan assets that proposes to acquire or hold the Offered Certificates on behalf of or with Plan assets of any Plan should consult with its counsel with respect to: (i) whether, with respect to the Class A Certificates, the specific and general conditions and the other requirements in the Underwriters' Exemption would be satisfied and (ii) the potential applicability of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment. See "ERISA Considerations" in the prospectus.

         The sale of any of the Offered Certificates to a Plan is in no respect a representation by the Depositor or the related underwriter that an investment in the Offered Certificates meets all relevant legal requirements relating to investments by Plans generally or any particular Plan, or that an investment in the Offered Certificates is appropriate for Plans generally or any particular Plan.

                             INDEX OF DEFINED TERMS

                                                                                                               PAGE
                                                                                                               ----

60+ Day Delinquent Loan........................................................................................S-69
Accrued Certificate Interest...................................................................................S-65
Actuarial Mortgage Loans.......................................................................................S-44
Adjustment Date................................................................................................S-29
Advance........................................................................................................S-75
Alternative Documentation......................................................................................S-46
Applied Realized Loss Amount...................................................................................S-70
Arrearage......................................................................................................S-21
Assignment Program.............................................................................................S-43
Available Funds................................................................................................S-64
Balloon Loan...................................................................................................S-22
Balloon Payment................................................................................................S-22
Bankruptcy Code................................................................................................S-21
Bankruptcy Plan Mortgage Loan..................................................................................S-21
beneficial owner...............................................................................................S-61
Book-Entry Certificates........................................................................................S-60
C-BASS..........................................................................................................S-2
Certificate Owners.............................................................................................S-60
Certificate Principal Balance..................................................................................S-67
Certificateholder..............................................................................................S-61
Certificates...................................................................................................S-60
Class A Certificates...........................................................................................S-60
Class A Interest Carry Forward Amount..........................................................................S-65
Class A Principal Distribution Amount..........................................................................S-67
Class A-1A Cap.................................................................................................S-74
Class A-1A Certificate Margin..................................................................................S-73
Class B-1 Applied Realized Loss Amount.........................................................................S-72
Class B-1 Principal Distribution Amount........................................................................S-68
Class B-1 Realized Loss Amortization Amount....................................................................S-72
Class B-2 Applied Realized Loss Amount.........................................................................S-72
Class B-2 Principal Distribution Amount........................................................................S-68
Class B-2 Realized Loss Amortization Amount....................................................................S-73
Class M-1 Applied Realized Loss Amount.........................................................................S-72
Class M-1 Principal Distribution Amount........................................................................S-67
Class M-1 Realized Loss Amortization Amount....................................................................S-72
Class M-2 Applied Realized Loss Amount.........................................................................S-72
Class M-2 Principal Distribution Amount........................................................................S-67
Class M-2 Realized Loss Amortization Amount....................................................................S-72
Class X/N Certificates....................................................................................S-3, S-60
Clearstream....................................................................................................S-60
Clearstream Participants.......................................................................................S-62
Code...........................................................................................................S-11
Collection Account.............................................................................................S-78
Collection Period..............................................................................................S-64
Combined Loan-to-Value Ratio...................................................................................S-22
Commission.....................................................................................................S-76
Constant Prepayment Rate.......................................................................................S-49
Cooperative....................................................................................................S-62
CPR............................................................................................................S-49
Cut-off Date...................................................................................................S-19
Cut-off Date Principal Balance.................................................................................S-19
Definitive Certificate.........................................................................................S-61

Delayed First Adjustment Mortgage Loans........................................................................S-48
Delinquent.....................................................................................................S-21
Deutsche Banc..................................................................................................S-84
Distribution Account...........................................................................................S-78
Distribution Date..............................................................................................S-60
DTC............................................................................................................S-60
DTC Participants...............................................................................................S-61
Due Date.......................................................................................................S-22
EFSG...........................................................................................................S-76
Euroclear......................................................................................................S-60
Euroclear Operator.............................................................................................S-62
Euroclear Participants.........................................................................................S-62
European Depositaries..........................................................................................S-61
Extra Principal Distribution Amount............................................................................S-68
FHA............................................................................................................S-42
FHA Mortgage Loans.............................................................................................S-42
FHAUN Mortgage Loans...........................................................................................S-42
Financial Intermediary.........................................................................................S-61
Fitch..........................................................................................................S-78
Forbearance Plan Mortgage Loan.................................................................................S-20
Full Documentation.............................................................................................S-45
Global Securities...............................................................................................I-1
Gross Margin...................................................................................................S-29
Group 1 Loan Balance...........................................................................................S-20
Group 1 Mortgage Loans.........................................................................................S-20
Group 1 Principal Percentage...................................................................................S-66
Group 2 Loan Balance...........................................................................................S-20
Group 2 Mortgage Loans.........................................................................................S-20
Group 2 Net WAC................................................................................................S-74
Group 2 Principal Percentage...................................................................................S-66
Homeownership Act..............................................................................................S-77
HUD............................................................................................................S-42
IML............................................................................................................S-62
Index..........................................................................................................S-29
Initial Periodic Rate Cap......................................................................................S-29
insurance company general account..............................................................................S-87
Interest Accrual Period........................................................................................S-65
Interest Carry Forward Amount..................................................................................S-65
Interest Percentage............................................................................................S-65
Interest Remittance Amount.....................................................................................S-65
LIBOR..........................................................................................................S-74
LIBOR Carryover Amount.........................................................................................S-74
LIBOR Determination Date.......................................................................................S-74
Limited Documentation..........................................................................................S-46
Liquidated Mortgage Loan.......................................................................................S-70
Loan Group.....................................................................................................S-20
Loan Group 1...................................................................................................S-20
Loan Group 2...................................................................................................S-20
MGIC...........................................................................................................S-76
Minimum Mortgage Interest Rate.................................................................................S-29
Modified Scheduled Payments....................................................................................S-20
Monthly Excess Cashflow Allocation.............................................................................S-71
Monthly Excess Cashflow Amount.................................................................................S-71
Monthly Excess Interest Amount.................................................................................S-71
Monthly Payment................................................................................................S-21
Moody's........................................................................................................S-79

Mortgage.......................................................................................................S-21
Mortgage Interest Rate.........................................................................................S-22
Mortgage Loan Purchase Agreement...............................................................................S-19
Mortgage Loan Schedule.........................................................................................S-76
Mortgage Loans.................................................................................................S-19
Mortgage Pool..................................................................................................S-19
mortgage related securities..............................................................................S-10, S-86
Mortgaged Property.............................................................................................S-21
National Housing Act...........................................................................................S-42
Net Mortgage Interest Rate.....................................................................................S-71
No Documentation...............................................................................................S-46
no-bid.........................................................................................................S-44
Notional Amount................................................................................................S-67
Offered Certificates...........................................................................................S-60
One Year CMT...................................................................................................S-41
Overcollateralization Amount...................................................................................S-68
Overcollateralization Deficiency...............................................................................S-68
Overcollateralization Release Amount...........................................................................S-68
Overcollateralization Release Amounts..........................................................................S-71
Owner-financed Mortgage Loans..................................................................................S-46
Pass-Through Rate..............................................................................................S-73
Performing Mortgage Loan.......................................................................................S-20
Periodic Rate Cap..............................................................................................S-29
Plan...........................................................................................................S-87
PMI Mortgage Loans.............................................................................................S-45
PMI Policy.....................................................................................................S-45
PMI Premium....................................................................................................S-45
Pool Balance...................................................................................................S-19
Pool Cap.......................................................................................................S-73
Pooling and Servicing Agreement................................................................................S-76
PPV............................................................................................................S-49
Prepayment Models..............................................................................................S-49
Prepayment Period..............................................................................................S-64
Prepayment Vector..............................................................................................S-49
Principal Balance..............................................................................................S-19
Principal Distribution Amount..................................................................................S-68
Principal Remittance Amount....................................................................................S-68
PTE............................................................................................................S-87
Purchase Price.................................................................................................S-77
Qualified Substitute Mortgage Loan.............................................................................S-77
Radian.........................................................................................................S-76
Rating Agencies................................................................................................S-79
Realized Loss..................................................................................................S-70
Realized Loss Amortization Amount..............................................................................S-73
Record Date....................................................................................................S-60
Reference Bank Rate............................................................................................S-74
Regular Scheduled Payments.....................................................................................S-20
Related Documents..............................................................................................S-76
Relief Act.....................................................................................................S-75
Re-Performance Test............................................................................................S-21
Re-Performing 60+ Day Delinquent Loan..........................................................................S-69
Re-Performing Mortgage Loan....................................................................................S-21
Representative.................................................................................................S-84
Residual Certificates..........................................................................................S-60
Rules..........................................................................................................S-61
S&P............................................................................................................S-79

SEC............................................................................................................S-76
Senior Certificates............................................................................................S-60
Senior Enhancement Percentage..................................................................................S-69
Senior Specified Enhancement Percentage........................................................................S-69
Servicer Modification..........................................................................................S-70
Servicing Fee..................................................................................................S-80
Servicing Fee Rate.............................................................................................S-80
Simple Interest Mortgage Loans.................................................................................S-44
Six Month LIBOR................................................................................................S-41
SMMEA..........................................................................................................S-86
Stated Documentation...........................................................................................S-46
Stepdown Date..................................................................................................S-69
Structuring Assumptions........................................................................................S-50
Subordinated Certificates......................................................................................S-60
Sub-Performing Mortgage Loan...................................................................................S-20
Substitution Shortfall Amount..................................................................................S-77
Swap Regulations...............................................................................................S-83
Targeted Overcollateralization Amount..........................................................................S-69
Telerate Page 3750.............................................................................................S-74
Terms and Conditions...........................................................................................S-62
Trigger Event..................................................................................................S-69
Trust Fund.....................................................................................................S-19
Trustee Fee....................................................................................................S-80
Underwriters...................................................................................................S-84
Underwriters' Exemption........................................................................................S-87
United States Housing Act......................................................................................S-42
Unpaid Realized Loss Amount....................................................................................S-73
VA S-43
VA Mortgage Loans..............................................................................................S-42
VANG Mortgage Loans............................................................................................S-42

                                     ANNEX I

         GLOBAL CLEARANCE AND SETTLEMENT AND DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the Offered Certificates will be offered globally (the "Global Securities") and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

         Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC seller and Clearstream or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New
York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

         Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

         Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         (a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

         (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

         A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

         Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Form W-8BEN may be filed by the Certificate Owners or his agent.

         Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed.

         The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                           $181,455,000 (Approximate)

                              ACE Securities Corp.
                                    Depositor

                              C-BASS Mortgage Loan
                   Asset-Backed Certificates, Series 2001-CB2

                              Prospectus Supplement
                               Dated June 8, 2001

                            Litton Loan Servicing LP
                                    Servicer

                            Deutsche Banc Alex. Brown
                          First Union Securities, Inc.
                                  Underwriters


You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the certificates offered by this prospectus supplement in any state where the offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered by this prospectus supplement and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Offered Certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus for 90 days following the date of this prospectus supplement.

                                   PROSPECTUS

                            Asset Backed Certificates

                               Asset Backed Notes

                              (Issuable in Series)

                              ACE Securities Corp.,
                                    Depositor

The Trust Funds:

          Each trust fund will be established to hold assets transferred to it by ACE Securities Corp. The assets in each trust fund will generally consist of one or more of the following:

         o mortgage loans secured by one- to four-family residential properties;

         o        unsecured home improvement loans;

         o        manufactured housing installment sale contracts;

         o mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae, or Freddie Mac; or

         o previously issued asset-backed or mortgage-backed securities backed by mortgage loans secured by residential properties or participations in those types of loans.

         The assets in your trust fund are specified in the prospectus supplement for that particular trust fund, while the types of assets that may be included in a trust fund, whether or not in your trust fund, are described in greater detail in this prospectus.

The Securities:

         ACE Securities Corp. will sell the securities pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having is own distinct designation. Each series will be issued in one or more classes and will evidence beneficial ownership of, or be secured by, the assets in the trust fund that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                   The date of this prospectus is May 4, 2001.

                                TABLE OF CONTENTS

Description of the Trust Funds................................................3
Use of Proceeds..............................................................15
Yield Considerations.........................................................16
The Depositor................................................................21
Description of the Securities................................................21
Description of the Agreements................................................35
Description of Credit Support................................................56
Certain Legal Aspects of Mortgage Loans......................................59
Certain Legal Aspects of the Contracts.......................................71
Material Federal Income Tax Considerations...................................74
State and Other Tax Considerations..........................................111
Legal Investment............................................................118
Methods of Distribution.....................................................120
Additional Information......................................................121
Incorporation of Certain Documents by Reference.............................121
Legal Matters...............................................................122
Financial Information.......................................................122
Rating......................................................................122
Index of Defined Terms......................................................123

                         Description of the Trust Funds

Assets

         The primary assets of each trust fund (the "Assets") will include some or all of the following types of assets:

         o mortgage loans on residential properties, which may include Home Equity Loans, home improvement contracts and Land Sale Contracts (each as defined in this prospectus);

         o home improvement installment sales contracts or installment loans that are unsecured called unsecured home improvement Loans;

         o manufactured housing installment sale contracts or installment loan agreements referred to as contracts;

         o any combination of "fully modified pass-through" mortgage-backed certificates guaranteed by the Government National Mortgage Association ("Ginnie Mae"), guaranteed mortgage pass-through securities issued by Fannie Mae ("Fannie Mae") and mortgage participation certificates issued by the Federal Home Loan Mortgage Corporation ("Freddie Mac") (collectively, "Agency Securities");

         o previously issued asset-backed certificates, collateralized mortgage obligations or participation certificates (each, and collectively, "Mortgage Securities") evidencing interests in, or collateralized by, mortgage loans or Agency Securities; or

         o a combination of mortgage loans, unsecured home improvement loans, contracts, Agency Securities and/or Mortgage Securities.

         The mortgage loans will not be guaranteed or insured by ACE Securities Corp. or any of its affiliates. The mortgage loans will be guaranteed or insured by a governmental agency or instrumentality or other person only if and to the extent expressly provided in the prospectus supplement. The depositor will select each Asset to include in a trust fund from among those it has purchased, either directly or indirectly, from a prior holder (an "Asset Seller"), which may be an affiliate of the depositor and which prior holder may or may not be the originator of that mortgage loan.

         The Assets included in the trust fund for your series may be subject to various types of payment provisions:

         o "Level Payment Assets," which may provide for the payment of interest, and full repayment of principal, in level monthly payments with a fixed rate of interest computed on their declining principal balances;

         o "Adjustable Rate Assets," which may provide for periodic adjustments to their rates of interest to equal the sum of a fixed margin and an index;

         o "Buy Down Assets," which are Assets for which funds have been provided by someone other than the related borrowers to reduce the borrowers' monthly payments during the early period after origination of those Assets;

         o                 "Increasing Payment Assets," as described below;

         o "Interest Reduction Assets," which provide for the one-time reduction of the interest rate payable on these Assets;

         o "GEM Assets," which provide for (1) monthly payments during the first year after origination that are at least sufficient to pay interest due on these Assets, and (2) an increase in those monthly payments in later years at a predetermined rate resulting in full repayment over a shorter term than the initial amortization terms of those Assets;

         o "GPM Assets," which allow for payments during a portion of their terms which are or may be less than the amount of interest due on their unpaid principal balances, and this unpaid interest will be added to the principal balances of those Assets and will be paid, together with interest on the unpaid interest, in later years;

         o "Step-up Rate Assets" which provide for interest rates that increase over time;

         o                 "Balloon Payment Assets;"

         o "Convertible Assets" which are Adjustable Rate Assets subject to provisions pursuant to which, subject to limitations, the related borrowers may exercise an option to convert the adjustable interest rate to a fixed interest rate; and

         o "Bi-weekly Assets," which provide for payments to be made by borrowers on a bi-weekly basis.

         An "Increasing Payment Asset" is an Asset that provides for monthly payments that are fixed for an initial period to be specified in the prospectus supplement and which increase thereafter (at a predetermined rate expressed as a percentage of the monthly payment during the preceding payment period, subject to any caps on the amount of any single monthly payment increase) for a period to be specified in the prospectus supplement from the date of origination, after which the monthly payment is fixed at a level-payment amount so as to fully amortize the Asset over its remaining term to maturity. The scheduled monthly payment for an Increasing Payment Asset is the total amount required to be paid each month in accordance with its terms and equals the sum of (1) the borrower's monthly payments referred to in the preceding sentence and (2) payments made by the respective servicers pursuant to buy-down or subsidy agreements. The borrower's initial monthly payments for each Increasing Payment Asset are set at the level-payment amount that would apply to an otherwise identical Level Payment Asset having an interest rate some number of percentage points below the Asset Rate of that Increasing Payment Asset. The borrower's monthly payments on each Increasing Payment Asset, together with any payments made on the Increasing Payment Asset by the related servicers pursuant to buy-down or subsidy agreements, will in all cases be sufficient to allow payment of accrued interest on the Increasing Payment Asset at the related interest rate, without negative amortization. A borrower's monthly payments on an Increasing Payment Asset may, however, not be sufficient to result in any reduction of the principal balance of that Asset until after the period when those payments may be increased.

         The Notes or Certificates, as applicable, will be entitled to payment only from the assets of the related trust fund and will not be entitled to payments from the assets of any other trust fund established by the depositor. The assets of a trust fund may consist of certificates representing beneficial ownership interests in, or indebtedness of, another trust fund that contains the Assets, if specified in the prospectus supplement.

Mortgage Loans

         General

         Each mortgage loan will generally be secured by a lien on (1) a one- to four-family residential property (including a manufactured home) or a security interest in shares issued by a cooperative housing corporation (a "Single Family Property") or (2) a primarily residential property that consists of five or more residential dwelling units, referred to as a multifamily property, which may include limited retail, office or other commercial space ("Multi Family Property" and together with Single Family Property, "Mortgaged Properties"). The mortgage loans will be secured by first and/or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property.

         The Mortgaged Properties may also include:

         o Apartment buildings owned by cooperative housing corporations ("Cooperatives"); and

         o Leasehold interests in properties, the title to which is held by third party lessors. The term of these leaseholds will exceed the term of the related mortgage note by at least five years or some other time period specified in the prospectus supplement.

         The principal balance of mortgage loans secured by Mortgaged Property consisting of Multi Family Property or apartment buildings owned by Cooperatives shall not exceed 5% of the principal balance of all mortgage loans conveyed to the trust fund.

         The mortgage loans may include:

         o Closed-end and/or revolving home equity loans or balances of these home equity loans ("Home Equity Loans");

         o Secured home improvement installment sales contracts and secured installment loan agreements, known as home improvement contracts; and

         o Mortgage loans evidenced by contracts ("Land Sale Contracts") for the sale of properties pursuant to which the borrower promises to pay the amount due on the mortgage loans to the holder of the Land Sale Contract with fee title to the related property held by that holder until the borrower has made all of the payments required pursuant to that Land Sale Contract, at which time fee title is conveyed to the borrower.

         The originator of each mortgage loan will have been a person other than the depositor. The prospectus supplement will indicate if any originator is an affiliate of the depositor. The mortgage loans will be evidenced by mortgage notes secured by mortgages, deeds of trust or other security instruments (the "Mortgages") creating a lien on the Mortgaged Properties. The Mortgaged Properties will be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. If provided in the prospectus supplement, the mortgage loans may include loans insured by the Federal Housing Administration (the "FHA") or partially guaranteed by the Veteran's Administration (the "VA"). See "--FHA Loans and VA Loans" below.

         Loan-to-Value Ratio

         The "Loan-to-Value Ratio" of a mortgage loan at any particular time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan to the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property, other than for Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of that loan and (b) the sales price for that property. "Refinance Loans" are loans made to refinance existing loans. Unless otherwise specified in the prospectus supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value of the Mortgaged Property determined in an appraisal obtained at the time of origination of the Refinance Loan. The value of a Mortgaged Property as of the date of initial issuance of the related series may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

         Mortgage Loan Information in the Prospectus Supplements

         Your prospectus supplement will contain information, as of the dates specified in that prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to the mortgage loans, including:

         o the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of, unless otherwise specified in that prospectus supplement, the close of business on the first day of the month of formation of the related trust fund (the "Cut-off Date");

         o                 the type of property securing the mortgage loans;

         o the weighted average (by principal balance) of the original and remaining terms to maturity of the mortgage loans;

         o                 the range of maturity dates of the mortgage loans;

         o the range of the Loan-to-Value Ratios at origination of the mortgage loans;

         o the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

         o the state or states in which most of the Mortgaged Properties are located;

         o information regarding the prepayment provisions, if any, of the mortgage loans;

         o for mortgage loans with adjustable mortgage rates ("ARM Loans"), the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum mortgage rate or monthly payment variation at the time of any adjustment of and over the life of the ARM Loan;

         o information regarding the payment characteristics of the mortgage loans, including balloon payment and other amortization provisions;

         o the number of mortgage loans that are delinquent and the number of days or ranges of the number of days those mortgage loans are delinquent; and

         o the material underwriting standards used for the mortgage loans.

         If specific information respecting the mortgage loans is unknown to the depositor at the time the Notes or Certificates, as applicable, are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report that will be available to purchasers of the related Notes or Certificates, as applicable, at or before the initial issuance of that Security and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission (the "Commission") within fifteen days after that initial issuance. The characteristics of the mortgage loans included in a trust fund will not vary by more than five percent (by total principal balance as of the Cut-off Date) from the characteristics of the mortgage loans that are described in the prospectus supplement.

         The prospectus supplement will specify whether the mortgage loans include (1) Home Equity Loans, which may be secured by Mortgages that are junior to other liens on the related Mortgaged Property and/or (2) home improvement contracts originated by a home improvement contractor and secured by a mortgage on the related mortgaged property that is junior to other liens on the mortgaged property. The home improvements purchased with the home improvement contracts typically include replacement windows, house siding, roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods, solar heating panels, patios, decks, room additions and garages. The prospectus supplement will specify whether the home improvement contracts are FHA loans and, if so, the limitations on any FHA insurance. In addition, the prospectus supplement will specify whether the mortgage loans contain some mortgage loans evidenced by Land Sale Contracts.

         Payment Provisions of the Mortgage Loans

         All of the mortgage loans will provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at some other interval as is specified in the prospectus supplement or for payments in another manner described in the prospectus supplement. Each mortgage loan may provide for no accrual of interest or for accrual of interest on the mortgage loan at a mortgage rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate or a different adjustable mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified in the related mortgage note, in each case as described in the prospectus supplement. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of particular events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the prospectus supplement. Each mortgage loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the prospectus supplement. Each mortgage loan may contain prohibitions on prepayment (a "Lock-out Period" and, the date of expiration thereof, a "Lock-out Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the prospectus supplement. If the holders of any class or classes of Offered Notes or Offered Certificates, as applicable, are entitled to all or a portion of any Prepayment Premiums collected from the mortgage loans, the prospectus supplement will specify the method or methods by which any of these amounts will be allocated. See "--Assets" above.

         Revolving Credit Line Loans

         As more fully described in the prospectus supplement, the mortgage loans may consist, in whole or in part, of revolving Home Equity Loans or balances of these Home Equity Loans ("Revolving Credit Line Loans"). Interest on each Revolving Credit Line Loan, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of that loan. From time to time before the expiration of the related draw period specified in a Revolving Credit Line Loan, principal amounts on that Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the prospectus supplement) or repaid. If specified in the prospectus supplement, new draws by borrowers under the Revolving Credit Line Loans will automatically become part of the trust fund described in the prospectus supplement. As a result, the total balance of the Revolving Credit Line Loans will fluctuate from day to day as new draws by borrowers are added to the trust fund and principal payments are applied to those balances and those amounts will usually differ each day, as more specifically described in the prospectus supplement. Under some circumstances, under a Revolving Credit Line Loan, a borrower may, during the related draw period, choose an interest only payment option, during which the borrower is obligated to pay only the amount of interest that accrues on the loan during the billing cycle, and may also elect to pay all or a portion of the principal. An interest only payment option may terminate at the end of the related draw period, after which the borrower must begin paying at least a minimum monthly portion of the average outstanding principal balance of the loan.

         Unsecured Home Improvement Loans

         The unsecured home improvement loans may consist of conventional unsecured home improvement loans, unsecured installment loans and unsecured home improvement loans that are FHA loans. Except as otherwise described in the prospectus supplement, the unsecured home improvement loans will be fully amortizing and will bear interest at a fixed or variable annual percentage rate.

         Unsecured Home Improvement Loan Information in Prospectus Supplements

         Each prospectus supplement will contain information, as of the dates specified in the prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to any unsecured home improvement loans, including:

         o the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the unsecured home improvement loans as of the applicable cut-off date;

         o the weighted average, by principal balance, of the original and remaining terms to maturity of the unsecured home improvement loans;

         o the earliest and latest origination date and maturity date of the unsecured home improvements loans;

         o the interest rates or range of interest rates and the weighted average interest rates borne by the unsecured home improvement loans;

         o the state or states in which most of the unsecured home improvement loans were originated.

         o information regarding the prepayment provisions, if any, of the unsecured home improvement loans;

         o with respect to the unsecured home improvement loans with adjustable interest rates, called ARM unsecured home improvement loans, the index, the frequency of the adjustment dates, the rage of margins added to the index, and the maximum interest rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM unsecured home improvement loan;

         o information regarding the payment characteristics of the unsecured home improvement loans;

         o the number of unsecured home improvement loans that are delinquent and the number of days or ranges of the number of days that unsecured home improvement loans are delinquent; and

         o the material underwriting standards used for the unsecured home improvement loans.

         If specific information respecting the unsecured home improvement loans is unknown to the depositor at the time Notes or Certificates, as applicable, are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report that will be available to purchasers of the related Notes or Certificates, as applicable, at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days after the related initial issuance. The characteristics of the unsecured home improvement loans included in a trust fund will not vary by more than five percent, by total principal balance as of the cut-off date, from the characteristics thereof that are described in the prospectus supplement.

Contracts

         General

         To the extent provided in the prospectus supplement, each contract will be secured by a security interest in a new or used manufactured home, called a Manufactured Home. The contracts may include contracts that are FHA loans. The method of computing the Loan-to-Value Ratio of a contract will be described in the prospectus supplement.

         Contract Information in Prospectus Supplements

         Each prospectus supplement relating to a trust fund whose assets include a substantial proportion of contracts will contain certain information, as of the dates specified in that prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to any contracts, including:

         o the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the contracts as of the applicable cut-off date;

         o whether the manufactured homes were new or used as of the origination of the related contracts;

         o the weighted average, by principal balance, of the original and remaining terms to maturity of the contracts;

         o                 the range of maturity dates of the contracts;

         o the range of the Loan-to-Value Ratios at origination of the contracts;

         o the annual percentage rate on each contract, called a contract rate, or range of contract rates and the weighted average contract rate borne by the contracts;

         o the state or states in which most of the manufactured homes are located at origination;

         o information regarding the prepayment provisions, if any, of the contracts;

         o for contracts with adjustable contract rates, referred to as ARM contracts, the index, the frequency of the adjustment dates, and the maximum contract rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM contract;

         o the number of contracts that are delinquent and the number of days or ranges of the number of days those contracts are delinquent;

         o information regarding the payment characteristics of the contracts; and

         o the material underwriting standards used for the contracts.

         If specific information respecting the contracts is unknown to the depositor at the time the Notes or Certificates, as applicable, are initially offered, more general information of the nature described above will be provided i the prospectus supplement, and specific information will be set forth in a report that will be available to purchasers of the related Notes or Certificates, as applicable, at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days after the related initial issuance. The characteristics of the contracts included in a trust fund will not vary by more than five percent (by total principal balance as of the cut-off date) from the characteristics thereof that are described in the prospectus supplement.

         The information described above regarding the contracts in a trust fund may be presented in the prospectus supplement in combination with similar information regarding the mortgage loans in the trust fund.

         Payment Provisions of the Contracts

         All of the contracts will provide for payments of principal, interest or both, on due dates that occur monthly or at some other interval as is specified in the prospectus supplement or form payments in another manner described in the prospectus supplement. Each contract may provide for no accrual of interest or for accrual of interest thereon at a contract rate that is fixed over its term or that adjusts from time to time, or as otherwise specified in the prospectus supplement. Each contract may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the contract rate as otherwise described in the prospectus supplement.

Agency Securities

         The Agency Securities will consist of any combination of Ginnie Mae certificates, Fannie Mae certificates and Freddie Mac certificates, which may include Stripped Agency Securities, as described below.

         Ginnie Mae

         Ginnie Mae is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title III of the Housing Act authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of FHA loans, VA loans or by pools of other eligible residential loans.

         Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts that may be required to be paid under any guaranty under this subsection." To meet its obligations under that guaranty, Ginnie Mae is authorized, under Section 306(d) of the National Housing Act of 1934 (the "Housing Act"), to borrow from the United States Treasury with no limitations as to amount, to perform its obligations under its guarantee.

         Ginnie Mae Certificates

         Each Ginnie Mae certificate will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by an issuer approved by Ginnie Mae or Fannie Mae as a seller-servicer of FHA loans or VA loans, except as described below regarding Stripped Agency Securities (as defined below). The loans underlying Ginnie Mae certificates may consist of FHA loans, VA loans and other loans eligible for inclusion in loan pools underlying Ginnie Mae certificates. Ginnie Mae certificates may be issued under either or both of the Ginnie Mae I program and the Ginnie Mae II program, as described in the prospectus supplement. If the trust fund includes Ginnie Mae certificates, your prospectus supplement will include any material additional information regarding the Ginnie Mae guaranty program, the characteristics of the pool underlying those Ginnie Mae certificates, the servicing of the related pool, the payment of principal and interest on Ginnie Mae certificates and other relevant matters regarding the Ginnie Mae certificates.

         Except as otherwise specified in the prospectus supplement or as described below with respect to Stripped Agency Securities, each Ginnie Mae certificate will provide for the payment, by or on behalf of the issuer, to the registered holder of that Ginnie Mae certificate of monthly payments of principal and interest equal to the holder's proportionate interest in the total amount of the monthly principal and interest payments on each related FHA loan or VA loan, minus servicing and guaranty fees totaling the excess of the interest on that FHA loan or VA loan over the Ginnie Mae certificates' interest rate. In addition, each payment to a holder of a Ginnie Mae certificate will include proportionate pass-through payments to that holder of any prepayments of principal of the FHA loans or VA loans underlying the Ginnie Mae certificate and the holder's proportionate interest in the remaining principal balance in the event of a foreclosure or other disposition of any related FHA loan or VA loan.

         The Ginnie Mae certificates do not constitute a liability of, or evidence any recourse against, the issuer of the Ginnie Mae certificates, the depositor or any affiliates of the depositor, and the only recourse of a registered holder (for example, the trustee) is to enforce the guaranty of Ginnie Mae.

         Ginnie Mae will have approved the issuance of each of the Ginnie Mae certificates included in a trust fund in accordance with a guaranty agreement or contract between Ginnie Mae and the issuer of the Ginnie Mae certificates. Pursuant to that agreement, that issuer, in its capacity as servicer, is required to perform customary functions of a servicer of FHA loans and VA loans, including collecting payments from borrowers and remitting those collections to the registered holder, maintaining escrow and impoundment accounts of borrowers for payments of taxes, insurance and other items required to be paid by the borrower, maintaining primary hazard insurance, and advancing from its own funds to make timely payments of all amounts due on the Ginnie Mae certificate, even if the payments received by that issuer on the loans backing the Ginnie Mae certificate are less than the amounts due. If the issuer is unable to make payments on a Ginnie Mae certificate as they become due, it must promptly notify Ginnie Mae and request Ginnie Mae to make that payment. Upon that notification and request, Ginnie Mae will make those payments directly to the registered holder of the Ginnie Mae certificate. In the event no payment is made by the issuer and the issuer fails to notify and request Ginnie Mae to make that payment, the registered holder of the Ginnie Mae certificate has recourse against only Ginnie Mae to obtain that payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates included in a trust fund, is entitled to proceed directly against Ginnie Mae under the terms of the guaranty agreement or contract relating to the Ginnie Mae certificates for any amounts that are unpaid when due under each Ginnie Mae certificate.

         The Ginnie Mae certificates included in a trust fund may have other characteristics and terms, different from those described above so long as the Ginnie Mae certificates and underlying residential loans meet the criteria of the rating agency or agencies. The Ginnie Mae certificates and underlying residential loans will be described in the prospectus supplement.

         Fannie Mae

         Fannie Mae is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (the "Charter Act"). Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

         Fannie Mae provides funds to the mortgage market by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase loans from many capital market investors, thus expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, Fannie Mae issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders. Fannie Mae receives fees for its guaranty of timely payment of principal and interest on its mortgage-backed securities.

         Fannie Mae Certificates

         Fannie Mae certificates are Guaranteed Mortgage Pass-Through Certificates typically issued pursuant to a prospectus that is periodically revised by Fannie Mae. Fannie Mae certificates represent fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program. Mortgage loans underlying Fannie Mae certificates included in a trust fund will consist of conventional mortgage loans, FHA loans or VA loans. If the trust fund includes Fannie Mae certificates, your prospectus supplement will include any material additional information regarding the Fannie Mae program, the characteristics of the pool underlying the Fannie Mae certificates, the servicing of the related pool, payment of principal and interest on the Fannie Mae certificates and other relevant matters about the Fannie Mae certificates.

         Except as described below with respect to Stripped Agency Securities, Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing that holder's proportionate share of scheduled principal and interest at the applicable interest rate provided for by that Fannie Mae certificate on the underlying mortgage loans, whether or not received, and that holder's proportionate share of the full principal amount of any prepayment or foreclosed or other finally liquidated mortgage loan, whether or not the related principal amount is actually recovered.

         The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy those obligations, distributions to the holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying loans and, accordingly, monthly distributions to the holders of Fannie Mae certificates would be affected by delinquent payments and defaults on those loans.

         Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing graduated payment mortgage loans or multifamily loans) are available in book-entry form only. For a Fannie Mae certificate issued in book-entry form, distributions on the Fannie Mae certificate will be made by wire, and for a fully registered Fannie Mae certificate, distributions will be made by check.

         The Fannie Mae certificates included in a trust fund may have other characteristics and terms, different from those described above, as long as the Fannie Mae certificates and underlying mortgage loans meet the criteria of the rating agency or agencies rating the Certificates. The Fannie Mae certificates and underlying mortgage loans will be described in the prospectus supplement.

         Freddie Mac

         Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the "Freddie Mac Act"). Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien, conventional residential mortgage loans or participation interests in those mortgage loans and the resale of the mortgage loans so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans and participation interests in mortgage loans which it deems to be of the quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

         Freddie Mac Certificates

         Each Freddie Mac certificate represents an undivided interest in a pool of residential loans that may consist of first lien conventional residential loans, FHA loans or VA loans (the "Freddie Mac Certificate Group"). Each of these mortgage loans must meet the applicable standards set forth in the Freddie Mac Act. A Freddie Mac Certificate Group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac Certificate Group. If the trust fund includes Freddie Mac certificates, your prospectus supplement will include any material additional information regarding the Freddie Mac guaranty program, the characteristics of the pool underlying that Freddie Mac certificate, the servicing of the related pool, payment of principal and interest on the Freddie Mac certificate and any other relevant matters about the Freddie Mac certificates.

         Except as described below with respect to Stripped Agency Securities, Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable interest rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac Certificate Group represented by that Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by that holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of that holder's pro rata share of the principal, but does not, except if and to the extent specified in the prospectus supplement, guarantee the timely payment of scheduled principal. Pursuant to its guarantees, Freddie Mac also guarantees ultimate collection of scheduled principal payments, prepayments of principal and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following the latest of

                  (1)      foreclosure sale;

                  (2)      payment of the claim by any mortgage insurer; and

                  (3) the expiration of any right of redemption, but in any event no later than one year after demand has been made upon the borrower for accelerated payment of principal.

         In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its servicing judgment for the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower, and Freddie Mac has not adopted servicing standards that require that the demand be made within any specified period.

         Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy those obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on those mortgage loans.

         The Freddie Mac certificates included in a trust fund may have other characteristics and terms, different from those described above, so long as the Freddie Mac certificates and underlying mortgage loans meet the criteria of the rating agency or agencies rating the Notes or Certificates, as applicable. The Freddie Mac certificates and underlying mortgage loans will be described in the prospectus supplement.

         Stripped Agency Securities

         The Ginnie Mae certificates, Fannie Mae certificates or Freddie Mac certificates may be issued in the form of certificates ("Stripped Agency Securities") that represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal or interest distributions (but not all of those distributions), on an underlying pool of mortgage loans or other Ginnie Mae certificates, Fannie Mae certificates or Freddie Mac certificates. Ginnie Mae, Fannie Mae or Freddie Mac, as applicable, will guarantee each Stripped Agency Security to the same extent as that entity guarantees the underlying securities backing the Stripped Agency Securities or to the extent described above for a Stripped Agency Security backed by a pool of mortgage loans, unless otherwise specified in the prospectus supplement. If the trust fund includes Stripped Agency Securities, your prospectus supplement will include any material additional information regarding the characteristics of the assets underlying the Stripped Agency Securities, the payments of principal and interest on the Stripped Agency Securities and other relevant matters about the Stripped Agency Securities.

Mortgage Securities

         The Mortgage Securities will represent beneficial interests in loans of the type that would otherwise be eligible to be mortgage loans, unsecured home improvement loans, contract or Agency Securities, or collateralized obligations secured by mortgage loans, unsecured home improvement loans, contract or Agency Securities. The Mortgage Securities will have been

                  (1) issued by an entity other than the depositor or its affiliates;

                  (2) acquired in bona fide secondary market transactions from persons other than the issuer of the Mortgage Securities or its affiliates; and

                  (3) (a) offered and distributed to the public pursuant to an effective registration statement or (b) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of those securities at the time of sale (nor an affiliate of the issuer at any time during the preceding three months); provided a period of two years elapsed since the later of the date the securities were acquired from the issuer.

         Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality of the United States, they need not be, and Mortgage Securities themselves will not be so insured or guaranteed. Except as otherwise set forth in the prospectus supplement, Mortgage Securities will generally be similar to Notes or Certificates, as applicable, offered under this prospectus.

         The prospectus supplement for the Notes or Certificates, as applicable, of each series evidencing interests in a trust fund including Mortgage Securities will include a description of the Mortgage Securities and any related credit enhancement, and the related mortgage loans, unsecured home improvement loans, contracts, or Agency Securities will be described together with any other mortgage loans or Agency Securities included in the trust fund of that series. As used in this prospectus, the terms "mortgage loans," unsecured home improvement loans, contracts, include the mortgage loans, unsecured home improvement loans, contracts, as applicable, underlying the Mortgage Securities in your trust fund. References in this prospectus to advances to be made and other actions to be taken by the master servicer in connection with the Assets may include any advances made and other actions taken pursuant to the terms of the applicable Mortgage Securities.

FHA Loans and VA Loans

         FHA loans will be insured by the FHA as authorized under the Housing Act, and the United States Housing Act of 1937, as amended. One- to four-family FHA loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. The FHA loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA loan. No FHA loan may have an interest rate or original principal balance exceeding the applicable FHA limits at the time of origination of that FHA loan.

         Mortgage loans, unsecured home improvement loans, contracts, that are FHA loans are insured by the FHA (as described in the prospectus supplement, up to an amount equal to 90% of the sum of the unpaid principal of the FHA loan, a portion of the unpaid interest and other liquidation costs) pursuant to Title I of the Housing Act.

         There are two primary FHA insurance programs that are available for multifamily loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure multifamily loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of those loans made under Sections 221(d)(3) and
(d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of this type of multifamily loan may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

         Section 223(f) of the Housing Act allows HUD to insure multifamily loans made for the purchase or refinancing of existing apartment projects that are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project and a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan-to-value ratio refinancing of a project.

         VA loans will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended (the "Servicemen's Readjustment Act"). The Servicemen's Readjustment Act permits a veteran (or in some instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years' duration. However, no VA loan will have an original principal amount greater than five times the partial VA guarantee for that VA loan. The maximum guarantee that may be issued by the VA under this program will be set forth in the prospectus supplement.

Pre-Funding Accounts

         To the extent provided in a prospectus supplement, a portion of the proceeds of the issuance of Notes or Certificates, as applicable, may be deposited into an account maintained with the trustee (a "Pre-Funding Account"). In that case, the depositor will be obligated to sell at a predetermined price - and the trust fund for the related series of Notes or Certificates, as applicable, will be obligated to purchase - additional Assets (the "Subsequent Assets") from time to time, and as frequently as daily, within the period (not to exceed three months) specified in the prospectus supplement (the "Pre-Funding Period") after the issuance of the Notes or Certificates, as applicable, having a total principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") for that series on the date of its issuance. The Pre-Funded Amount for a series will be specified in the prospectus supplement, and will not in any case exceed 50% of the total initial Security Balance of the related Notes or Certificates, as applicable. Any Subsequent Assets will be required to satisfy specific eligibility criteria more fully set forth in the prospectus supplement, which criteria will be consistent with the eligibility criteria of the Assets initially included in the trust fund, subject to those exceptions that are expressly stated in the prospectus supplement. In addition, specific conditions must be satisfied before the Subsequent Assets are transferred into the trust fund, for example, the delivery to the rating agencies and to the trustee of any required opinions of counsel. See "ERISA Considerations--Pre-Funding Accounts" for additional information regarding Pre-Funding Accounts.

         Except as set forth in the following sentence, the Pre-Funded Amount will be used only to purchase Subsequent Assets. Any portion of the Pre-Funded Amount remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be used to prepay one or more classes of Notes or Certificates, as applicable, in the amounts and in the manner specified in the prospectus supplement. In addition, if specified in the prospectus supplement, the depositor may be required to deposit cash into an account maintained by the trustee (the "Capitalized Interest Account") for the purpose of assuring the availability of funds to pay interest on the Notes or Certificates, as applicable, during the Pre-Funding Period. Any amount remaining in the Capitalized Interest Account at the end of the Pre-Funding Period will be remitted as specified in the prospectus supplement.

         Amounts deposited in the Pre-Funding and Capitalized Interest Accounts will be permitted to be invested, pending application, only in eligible investments authorized by each applicable rating agency.

Accounts

         Each trust fund will include one or more accounts, established and maintained on behalf of the securityholders into which the person or persons designated in the prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the trust fund. This type of account may be maintained as an interest bearing or a non-interest bearing account, and funds held in that account may be held as cash or invested in some short-term, investment grade obligations, in each case as described in the prospectus supplement. See "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Collection Account and Related Accounts."

Credit Support

         If so provided in the prospectus supplement, partial or full protection against some defaults and losses on the Assets in the related trust fund may be provided to one or more classes of Notes or Certificates, as applicable, in the related series in the form of subordination of one or more other classes of Notes or Certificates, as applicable, in that series or by one or more other types of credit support, for example, a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination of these (any of these types of coverage for the Notes or Certificates, as applicable, of any series, is referred to generally as "credit support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information for each type of credit support, if any, will be described in the prospectus supplement for a series of Notes or Certificates, as applicable. See "Description of Credit Support."

Cash Flow Agreements

         If so provided in the prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include other agreements, for example, interest rate swap agreements, interest rate cap or floor agreements, currency swap agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Assets or on one or more classes of Notes or Certificates, as applicable. (Currency swap agreements might be included in the trust fund if some or all of the Assets were denominated in a non-United States currency.) The principal terms of any related guaranteed investment contract or other agreement (any of these types of agreement, a "Cash Flow Agreement"), including provisions relating to the timing, manner and amount of payments under these documents and provisions relating to the termination of these documents, will be described in the prospectus supplement for the related series. In addition, the prospectus supplement will provide information with respect to the borrower under any Cash Flow Agreement.

                                 Use of Proceeds

         The net proceeds to be received from the sale of the Notes or Certificates, as applicable, will be applied by the depositor to the purchase of Assets, or the repayment of the financing incurred in that purchase, and to pay for some of the expenses incurred in connection with that purchase of Assets and sale of Notes or Certificates, as applicable. The depositor expects to sell the Notes or Certificates, as applicable, from time to time, but the timing and amount of offerings of Notes or Certificates, as applicable, will depend on a number of factors, including the volume of Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                              Yield Considerations

         General

         The yield on any Offered Security will depend on the price paid by the securityholder, the Interest Rate of the Security, the receipt and timing of receipt of distributions on the Security and the weighted average life of the Assets in the related trust fund (which may be affected by prepayments, defaults, liquidations or repurchases).

Interest Rate

         Notes or Certificates, as applicable, of any class within a series may have fixed, variable or adjustable Interest Rates, which may or may not be based upon the interest rates borne by the Assets in the related trust fund. The prospectus supplement for any series will specify the Interest Rate for each class of Notes or Certificates, as applicable, or, in the case of a variable or adjustable Interest Rate, the method of determining the Interest Rate; the effect, if any, of the prepayment of any Asset on the Interest Rate of one or more classes of Notes or Certificates, as applicable,; and whether the distributions of interest on the Notes or Certificates, as applicable, of any class will be dependent, in whole or in part, on the performance of any borrower under a Cash Flow Agreement.

         If specified in the prospectus supplement, the effective yield to maturity to each holder of Notes or Certificates, as applicable, entitled to payments of interest will be below that otherwise produced by the applicable Interest Rate and purchase price of that Security because, while interest may accrue on each Asset during a period (each, an "Accrual Period"), the distribution of that interest will be made on a day that may be several days, weeks or months following the period of accrual.

Timing of Payment of Interest

         Each payment of interest on the Notes or Certificates, as applicable, entitled to distributions of interest (or addition to the Security Balance of a class of Accrual Securities) will be made by or on behalf of the trustee each month on the date specified in the related prospectus supplement (each date, a "Distribution Date"), and will include interest accrued during the Accrual Period for that Distribution Date. As indicated above under "--Interest Rate," if the Accrual Period ends on a date other than the day before a Distribution Date for the related series, the yield realized by the holders of those Notes or Certificates, as applicable, may be lower than the yield that would result if the Accrual Period ended on the day before the Distribution Date.

Payments of Principal; Prepayments

         The yield to maturity on the Notes or Certificates, as applicable, will be affected by the rate of principal payments on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), including principal prepayments resulting from both voluntary prepayments by the borrowers and involuntary liquidations. The rate at which principal prepayments occur will be affected by a variety of factors, including the terms of the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors.

         In general, however, if prevailing interest rates fall significantly below the interest rates on the Assets in a particular trust fund (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), those assets are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by those assets. However, you should note that some Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities) may consist of loans with different interest rates. The rate of principal payment on Mortgage Securities will also be affected by the allocation of principal payments on the underlying assets among the Mortgage Securities or Agency Securities and other Mortgage Securities or Agency Securities of the same series. The rate of principal payments on the Assets in the related trust fund (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities) is likely to be affected by the existence of any Lock-out Periods and Prepayment Premium provisions of the mortgage loans underlying or comprising those Assets, and by the extent to which the servicer of any of these mortgage loans is able to enforce these provisions. Mortgage loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without those provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

         Because of the depreciating nature of manufactured housing, which limits the possibilities for refinancing, and because the terms and principal amounts of manufactured housing contracts are generally shorter and smaller than the terms and principal amounts of mortgage loans secured by site-built homes, changes in interest rates have a correspondingly small effect on the amount of the monthly payments on mortgage loans secured by site-built homes. Consequently, changes in interest rates may play a smaller role in prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgage on site-built homes. Conversely, local economic conditions and some of the other factors mentioned above may play a larger role in the prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgages on site-built homes.

         If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of Notes or Certificates, as applicable, the effect on yield on one or more classes of the Notes or Certificates, as applicable, of that series of prepayments of the Assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to those classes.

         When a full prepayment is made on a mortgage loan or a contract, the borrower is charged interest on the principal amount of the mortgage loan or a contract so prepaid for the number of days in the month actually elapsed up to the date of the prepayment or some other period specified in the prospectus supplement. Generally, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Notes or Certificates, as applicable, entitled to payments of interest because interest on the principal amount of any mortgage loan or a contract so prepaid will be paid only to the date of prepayment rather than for a full month. A partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan or a contract as of its due date in the month in which the partial prepayment is received or some other date as is specified in the prospectus supplement.

         The timing of changes in the rate of principal payments on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities) may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage loans and distributed on a Security, the greater the effect on that investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a particular period may not be offset by a similar decrease (or increase) in the rate of principal payments at a later time.

         The securityholder will bear the risk of not being able to reinvest principal received from a Security at a yield at least equal to the yield on that Security.

Prepayments--Maturity and Weighted Average Life

         The rates at which principal payments are received on the Assets included in or comprising a trust fund and the rate at which payments are made from any credit support or Cash Flow Agreement for the related series of Notes or Certificates, as applicable, may affect the ultimate maturity and the weighted average life of each class of that series. Prepayments on the mortgage loans or contracts comprising or underlying the Assets in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Notes or Certificates, as applicable, of the related series.

         If so provided in the prospectus supplement for a series of Notes or Certificates, as applicable, one or more classes of Notes or Certificates, as applicable, may have a final scheduled Distribution Date, which is the date on or before which the Security Balance of the class of Notes or Certificates, as applicable, is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series. Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of a class of Notes or Certificates, as applicable, of a series will be influenced by the rate at which principal on the Assets is paid to that class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

         In addition, the weighted average life of the Notes or Certificates, as applicable, may be affected by the varying maturities of the Assets in a trust fund. If any Assets in a particular trust fund have actual terms to maturity less than those assumed in calculating final scheduled Distribution Dates for the classes of Notes or Certificates, as applicable, of the related series, one or more classes of these Notes or Certificates, as applicable, may be fully paid before their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of mortgage rates or contract rates and maturities of the mortgage loans or contracts comprising or underlying those Assets. See "Description of the Trust Funds."

         Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Starting in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

         Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans or contracts underlying or comprising the Assets.

         The prospectus supplement for each series of Notes or Certificates, as applicable, may contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Notes or Offered Certificates, as applicable, of that series and the percentage of the initial Security Balance of each class that would be outstanding on specified Distribution Dates based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR, SPA or some other standard specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the Notes or Certificates, as applicable, to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Notes or Certificates, as applicable. It is unlikely that prepayment of any mortgage loans or contracts comprising or underlying the Assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the prospectus supplement.

Other Factors Affecting Weighted Average Life

         Type of Asset

         If specified in the prospectus supplement, a number of mortgage loans may have balloon payments due at maturity (which, based on the amortization schedule of those mortgage loans, may be a substantial amount), and because the ability of a borrower to make a balloon payment typically will depend on its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Balloon Payment Assets may default at maturity. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including real estate values, the borrower's financial situation, prevailing mortgage loan interest rates, the borrower's equity in the related Mortgaged Property, tax laws and prevailing general economic conditions. Neither the depositor, the servicer, the master servicer, nor any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the Mortgaged Property except to the extent provided in the prospectus supplement. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. To minimize losses on defaulted mortgage loans, the servicer may modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the Notes or Certificates, as applicable, and may thus lengthen the period of time elapsed from the date of issuance of a Security until it is retired.

         For some mortgage loans, including ARM Loans, the mortgage rate at origination may be below the rate that would result if the index and margin relating to the mortgage loan were applied at origination. For some contracts, the contract rate may be stepped up during its terms or may otherwise vary or be adjusted. Under the applicable underwriting standards, the borrower under each mortgage loan or contract generally will be qualified on the basis of the mortgage rate or contract rate or contract rate in effect at origination. The repayment of any of these mortgage loans or contracts may therefore be dependent on the ability of the borrower to make larger level monthly payments following the adjustment of the mortgage rate or contract rate. In addition, some mortgage loans may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the borrower during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan (the "Buydown Period"). The periodic increase in the amount paid by the borrower of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the borrower, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default for the related mortgage loan.

         The mortgage rates on some ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial mortgage rates are generally lower than the sum of the applicable index at origination and the related margin over that index at which interest accrues), the amount of interest accruing on the principal balance of those mortgage loans may exceed the amount of the minimum scheduled monthly payment on the mortgage loans. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may be added to the principal balance of those mortgage loans and will bear interest at the applicable mortgage rate. The addition of any deferred interest to the principal balance of any related class or classes of Notes or Certificates, as applicable, will lengthen the weighted average life of those Notes or Certificates, as applicable, and may adversely affect yield to holders of those Notes or Certificates, as applicable, depending on the price at which those Notes or Certificates, as applicable, were purchased. In addition, for some ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on this type of mortgage loan would exceed the amount of scheduled principal and accrued interest on the principal balance of that mortgage loan, and since that excess will be applied to reduce the principal balance of the related class or classes of Notes or Certificates, as applicable, the weighted average life of those Notes or Certificates, as applicable, will be reduced and may adversely affect yield to holders of those Notes or Certificates, as applicable, depending on the price at which those Notes or Certificates, as applicable, were purchased.

         As may be described in the prospectus supplement, the related Agreement may provide that all or a portion of the principal collected on or with respect to the related mortgage loans may be applied by the related trustee to the acquisition of additional Revolving Credit Line Loans during a specified period (rather than used to fund payments of principal to securityholders during that period) with the result that the related Notes or Certificates, as applicable, possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any of these interest-only or revolving periods may, upon the occurrence of particular events to be described in the prospectus supplement, terminate before the end of the specified period and result in the earlier than expected amortization of the related Notes or Certificates, as applicable.

         In addition, and as may be described in the prospectus supplement, the related Agreement may provide that all or some of this collected principal may be retained by the trustee (and held in specific temporary investments, including mortgage loans) for a specified period before being used to fund payments of principal to securityholders.

         The result of the retention and temporary investment by the trustee of this principal would be to slow the amortization rate of the related Notes or Certificates, as applicable, relative to the amortization rate of the related mortgage loans, or to attempt to match the amortization rate of the related Notes or Certificates, as applicable, to an amortization schedule established at the time the Notes or Certificates, as applicable, are issued. Any similar feature applicable to any Notes or Certificates, as applicable, may end on the occurrence of events to be described in the prospectus supplement, resulting in the current funding of principal payments to the related securityholders and an acceleration of the amortization of these Notes or Certificates, as applicable.

         Termination

         If specified in the prospectus supplement, a series of Notes or Certificates, as applicable, may be subject to optional early termination through the repurchase of the Assets in the related trust fund by the party specified in the prospectus supplement, on any date on which the total Security Balance of the Notes or Certificates, as applicable, of that series declines to a percentage specified in the prospectus supplement (generally not to exceed 10%) of the Initial Security Balance, under the circumstances and in the manner set forth therein. In addition, if so provided in the prospectus supplement, some classes of Notes or Certificates, as applicable, may be purchased or redeemed in the manner set forth therein. See "Description of the Securities--Termination."

         Defaults

         The rate of defaults on the Assets will also affect the rate, timing and amount of principal payments on the Assets and thus the yield on the Notes or Certificates, as applicable. In general, defaults on mortgage loans or contracts are expected to occur with greater frequency in their early years. The rate of default on mortgage loans that are refinance or limited documentation mortgage loans, and on mortgage loans with high Loan-to-Value Ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans or contracts will be affected by the general economic condition of the region of the country in which the related Mortgage Properties or manufactured homes are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

         Foreclosures

         The number of foreclosures or repossessions and the principal amount of the mortgage loans or contracts comprising or underlying the Assets that are foreclosed or repossessed in relation to the number and principal amount of mortgage loans or contracts that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans or contracts comprising or underlying the Assets and that of the related series of Notes or Certificates, as applicable.

         Refinancing

         At the request of a borrower, the servicer may allow the refinancing of a mortgage loan or contract in any trust fund by accepting prepayments on the mortgage loan and permitting a new loan secured by a mortgage on the same property. In the event of that refinancing, the new loan would not be included in the related trust fund and, therefore, that refinancing would have the same effect as a prepayment in full of the related mortgage loan or contract. A servicer may, from time to time, implement programs designed to encourage refinancing. These programs may include modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, servicers may encourage the refinancing of mortgage loans or contracts, including defaulted mortgage loans or contracts, that would permit creditworthy borrowers to assume the outstanding indebtedness of those mortgage loans or contracts.

         Due-on-Sale Clauses

         Acceleration of mortgage payments as a result of transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the mortgage loans comprising or underlying the Assets, other than FHA loans and VA loans, may include "due-on-sale clauses" that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale, transfer or conveyance of the related Mortgaged Property.

         For any mortgage loans, except as set forth in the prospectus supplement, the servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the servicer will not take any action in relation to the enforcement of any due-on-sale provision that would adversely affect or jeopardize coverage under any applicable insurance policy. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses" and "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Due-on-Sale Provisions."

         The contracts, in general, prohibit the sale or transfer of the related manufactured homes without the consent of the servicer and permit the acceleration of the maturity of the contracts by the servicer upon any sale or transfer that is not consented to. It is expected that the servicer will permit most transfers of manufactured homes and not accelerate the maturity of the related contracts. In some cases, the transfer may be made by a delinquent borrower to avoid a repossession of the manufactured home. In the case of a transfer of a manufactured home after which the servicer desires to accelerate the maturity of related contract, the servicer's ability to do so will depend on the enforceability under state law of the due-on-sale clause.

                                  The Depositor

         ACE Securities Corp., the depositor, is a special purpose corporation incorporated in the State of Delaware on June 3, 1998. The principal executive offices of the depositor are located at 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211. Its telephone number is (704) 365-0569. The depositor does not have, nor is it expected in the future to have, any significant assets.

         The limited purposes of the depositor are, in general, to acquire, own and sell mortgage loans and financial assets; to issue, acquire, own, hold and sell securities and notes secured by or representing ownership interests in mortgage loans and other financial assets, collections on the mortgage loans and related assets; and to engage in any acts that are incidental to, or necessary, suitable or convenient to accomplish, these purposes.

         All of the shares of capital stock of the depositor are held by Altamont Holdings Corp., a Delaware corporation.

                          Description of the Securities
General

         The Asset-backed certificates (the "Certificates") of each series (including any class of Certificates not offered by this prospectus) will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement. The Asset-backed notes (the "Notes," and together with the Certificates, the "Securities"), will represent indebtedness of the related trust fund and will be issued and secured pursuant to an indenture. Each series of Notes or Certificates, as applicable, will consist of one or more classes of Notes or Certificates, as applicable, that may:

         o provide for the accrual of interest on the series of Notes or Certificates, as applicable, based on fixed, variable or adjustable rates;

         o be senior ("Senior Notes" or "Senior Certificates," and collectively, "Senior Securities") or subordinate ("Subordinate Notes" or "Subordinate Certificates," and collectively, "Subordinate Securities") to one or more other classes of Notes or Certificates, as applicable, in respect of distributions on the Notes or Certificates, as applicable,;

         o be entitled either to (A) principal distributions, with disproportionately low, nominal or no interest distributions or (B) interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Strip Securities");

         o provide for distributions of accrued interest on the series of Notes or Certificates, as applicable, which begin only following the occurrence of specific events, that as the retirement of one or more other classes of Notes or Certificates, as applicable, of that series (collectively, "Accrual Securities");

         o provide for payments of principal as described in the prospectus supplement, from all or only a portion of the Assets in that trust fund, to the extent of available funds, in each case as described in the prospectus supplement; and/or

         o provide for distributions based on a combination of two or more components of the Notes or Certificates, as applicable, with one or more of the characteristics described in this paragraph including a Strip Security component.

         If specified in the prospectus supplement, distributions on one or more classes of a series of Notes or Certificates, as applicable, may be limited to collections from a designated portion of the Assets in the related trust fund (each portion of the Assets, an "Asset Group"). Any of these classes may include classes of Offered Notes or Offered Certificates, as applicable.

         Each class of Notes or Certificates, as applicable, offered by this prospectus and the related prospectus supplement (the "Offered Notes" and the "Offered Certificates," respectively, and together, the "Offered Securities") will be issued in minimum denominations corresponding to the Security Balances or, in the case of some classes of Strip Securities, notional amounts or percentage interests specified in the prospectus supplement. The transfer of any Offered Notes or Offered Certificates, as applicable, may be registered and those Notes or Certificates, as applicable, may be exchanged without the payment of any service charge payable in connection with that registration of transfer or exchange, but the depositor or the trustee or any agent of the depositor or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Notes or Certificates, as applicable, of a series may be issued in fully registered, certificated form ("Definitive Notes" or "Definitive Certificates," and collectively, "Definitive Securities") or in book-entry form ("Book-Entry Notes" or "Book-Entry Certificates," and collectively, "Book-Entry Securities"), as provided in the prospectus supplement. See "Description of the Securities--Book-Entry Registration and Definitive Securities." Definitive Notes or Definitive Certificates, as applicable, will be exchangeable for other Notes or Certificates, as applicable, of the same class and series of a similar total Security Balance, notional amount or percentage interest but of different authorized denominations.

Distributions

         Distributions on the Notes or Certificates, as applicable, of each series will be made by or on behalf of the trustee on each Distribution Date as specified in the prospectus supplement from the Available Distribution Amount for that series and that Distribution Date. Distributions (other than the final distribution) will be made to the persons in whose names the Notes or Certificates, as applicable, are registered at the close of business on, unless a different date is specified in the prospectus supplement, the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the prospectus supplement (the "Determination Date"). All distributions for each class of Notes or Certificates, as applicable, on each Distribution Date will be allocated pro rata among the outstanding securityholders in that class or by random selection or as described in the prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a securityholder at a bank or other entity having appropriate facilities for these payments, if that securityholder has so notified the trustee or other person required to make those payments no later than the date specified in the prospectus supplement (and, if so provided in the prospectus supplement, holds Notes or Certificates, as applicable, in the requisite amount specified in the prospectus supplement), or by check mailed to the address of the person entitled to the payment as it appears on the Security Register; provided, however, that the final distribution in retirement of the Notes or Certificates, as applicable, will be made only upon presentation and surrender of the Notes or Certificates, as applicable, at the location specified in the notice to securityholders of that final distribution.

Available Distribution Amount

         All distributions on the Notes or Certificates, as applicable, of each series on each Distribution Date will be made from the Available Distribution Amount described below, subject to the terms described in the prospectus supplement. Generally, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:

                  (1) the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive, unless otherwise specified in the prospectus supplement, of:

                           (a) all scheduled payments of principal and interest
                  collected but due on a date after the related Due Period (unless a different period is specified in the prospectus supplement, a "Due Period " for any Distribution Date will begin on the second day of the month in which the immediately preceding Distribution Date occurs, or the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date),

                           (b) all prepayments, together with related payments
                  of the interest thereon and related Prepayment Premiums, all proceeds of any FHA insurance, VA Guaranty Policy or insurance policies to be maintained for each Asset (to the extent that proceeds are not applied to the restoration of the Asset or released in accordance with the normal servicing procedures of a servicer, subject to the terms and conditions applicable to the related Asset) (collectively, "Insurance Proceeds"), all other amounts received and retained in connection with the liquidation of Assets in default in the trust fund ("Liquidation Proceeds"), and other unscheduled recoveries received after the related Due Period, or other period specified in the prospectus supplement,

                           (c) all amounts in the Collection Account that are
                  due or reimbursable to the depositor, the trustee, an Asset Seller, a servicer, the master servicer or any other entity as specified in the prospectus supplement or that are payable in respect of particular expenses of the related trust fund, and

                           (d) all amounts received for a repurchase of an Asset
                  from the trust fund for defective documentation or a breach of representation or warranty received after the related Due Period, or other period specified in the prospectus supplement;

                  (2) if the prospectus supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

                  (3) all advances made by a servicer or the master servicer or any other entity as specified in the prospectus supplement for that Distribution Date;

                  (4) if and to the extent the prospectus supplement so provides, amounts paid by a servicer or any other entity as specified in the prospectus supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

                  (5) to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any credit support for that Distribution Date.

         As described below, unless otherwise specified in the prospectus supplement, the entire Available Distribution Amount will be distributed among the related Notes or Certificates, as applicable, (including any Notes or Certificates, as applicable, not offered by this prospectus) on each Distribution Date, and accordingly will be released from the trust fund and will not be available for any future distributions.

         The prospectus supplement for a series of Notes or Certificates, as applicable, will describe any variation in the calculation or distribution of the Available Distribution Amount for that series.

Distributions of Interest on the Securities

         Each class of Notes or Certificates, as applicable, (other than classes of Strip Securities which have no Interest Rate) may have a different Interest Rate, which will be a fixed, variable or adjustable rate at which interest will accrue on that class or a component of that class (the "Interest Rate" in the case of Certificates). The prospectus supplement will specify the Interest Rate for each class or component or, in the case of a variable or adjustable Interest Rate, the method for determining the Interest Rate. Interest on the Notes or Certificates, as applicable, will be calculated on the basis of a 360-day year consisting of twelve 30-day months unless the prospectus supplement specifies a different basis.

         Distributions of interest on the Notes or Certificates, as applicable, of any class will be made on each Distribution Date (other than any class of Accrual Securities, which will be entitled to distributions of accrued interest starting only on the Distribution Date, or under the circumstances, specified in the prospectus supplement, and any class of Strip Securities that are not entitled to any distributions of interest) based on the Accrued Security Interest for that class and that Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that Distribution Date. Before any interest is distributed on any class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on that class will instead be added to the Security Balance of that class on each Distribution Date.

         For each class of Notes or Certificates, as applicable, and each Distribution Date (other than some classes of Strip Securities), "Accrued Security Interest" will be equal to interest accrued during the related Accrual Period on the outstanding Security Balance of the class of Notes or Certificates, as applicable, immediately before the Distribution Date, at the applicable Interest Rate, reduced as described below. Accrued Security Interest on some classes of Strip Securities will be equal to interest accrued during the related Accrual Period on the outstanding notional amount of the Strip Security immediately before each Distribution Date, at the applicable Interest Rate, reduced as described below, or interest accrual in the manner described in the prospectus supplement. The method of determining the notional amount for a particular class of Strip Securities will be described in the prospectus supplement. Reference to notional amount is solely for convenience in some of the calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the prospectus supplement, the Accrued Security Interest on a series of Notes or Certificates, as applicable, will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments before the due date in that accrual period on the mortgage loans or contracts comprising or underlying the Assets in the trust fund for that series. The particular manner in which these shortfalls are to be allocated among some or all of the classes of Notes or Certificates, as applicable, of that series will be specified in the prospectus supplement. The prospectus supplement will also describe the extent to which the amount of Accrued Security Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the Security Balance of) a class of Offered Notes or Offered Certificates, as applicable, may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on the mortgage loans or contracts comprising or underlying the Assets in the related trust fund. Unless otherwise provided in the prospectus supplement, any reduction in the amount of Accrued Security Interest otherwise distributable on a class of Notes or Certificates, as applicable, by reason of the allocation to that class of a portion of any deferred interest on the mortgage loans or contracts comprising or underlying the Assets in the related trust fund will result in a corresponding increase in the Security Balance of that class. See "Yield Considerations."

Distributions of Principal of the Securities

         The Notes or Certificates, as applicable, of each series, other than some classes of Strip Securities, will have a "Security Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive on principal out of the future cash flow on the Assets and other assets included in the related trust fund. The outstanding Security Balance of a Security will be reduced:

         o to the extent of distributions of principal on that Security from time to time and

         o if and to the extent provided in the prospectus supplement, by the amount of losses incurred on the related Assets.

         The outstanding Security Balance of a Security:

         o may be increased in respect of deferred interest on the related mortgage loans, to the extent provided in the prospectus supplement and

         o in the case of Accrual Securities, will be increased by any related Accrued Security Interest up until the Distribution Date on which distributions of interest are required to begin.

         If specified in the prospectus supplement, the initial total Security Balance of all classes of Notes or Certificates, as applicable, of a series will be greater than the outstanding total principal balance of the related Assets as of the applicable Cut-off Date. The initial total Security Balance of a series and each class of the series will be specified in the prospectus supplement. Distributions of principal will be made on each Distribution Date to the class or classes of Notes or Certificates, as applicable, in the amounts and in accordance with the priorities specified in the prospectus supplement. Some classes of Strip Securities with no Security Balance are not entitled to any distributions of principal.

         If specified in the related prospectus supplement, the trust fund may issue notes or certificates, as applicable, from time to time and use proceeds of this issuance to make principal payments with respect to a series.

Revolving Period

         The applicable prospectus supplement may provide that all or a portion of the principal collections may be applied by the trustee to the acquisition of subsequent Revolving Credit Line Loans during a specified period rather than used to distribute payments of principal to securityholders during that period. These notes or certificates, as applicable, would then possess an interest only period, also commonly referred to as a "Revolving Period", which will be followed by an "Amortization Period", during which principal will be paid. Any interest only revolving period may terminate prior to the end of the specified period and result in the earlier than expected principal repayment of the notes or certificates, as applicable.

Components

         To the extent specified in the prospectus supplement, distribution on a class of Notes or Certificates, as applicable, may be based on a combination of two or more different components as described under "--General" above. To that extent, the descriptions set forth under "--Distributions of Interest on the Securities" and "--Distributions of Principal of the Securities" above also relate to components of the component class of Notes or Certificates, as applicable. References in those sections to Security Balance may refer to the principal balance, if any, of these components and reference to the Interest Rate may refer to the Interest Rate, if any, on these components.

Distributions on the Securities of Prepayment Premiums

         If so provided in the prospectus supplement, Prepayment Premiums that are collected on the mortgage loans in the related trust fund will be distributed on each Distribution Date to the class or classes of Notes or Certificates, as applicable, entitled to the distribution as described in the prospectus supplement.

Allocation of Losses and Shortfalls

         If so provided in the prospectus supplement for a series of Notes or Certificates, as applicable, consisting of one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of those losses or shortfalls will be borne first by a class of Subordinate Notes or Subordinate Certificates, as applicable, in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a trust fund against losses and shortfalls on Assets comprising that trust fund. The prospectus supplement for a series of Notes or Certificates, as applicable, will describe the entitlement, if any, of a class of Notes or Certificates, as applicable, whose Security Balance has been reduced to zero as a result of distributions or the allocation of losses on the related Assets to recover any losses previously allocated to that class from amounts received on the Assets. However, if the Security Balance of a class of Notes or Certificates, as applicable, has been reduced to zero as the result of principal distributions, the allocation of losses on the Assets, an optional termination or an optional purchase or redemption, that class will no longer be entitled to receive principal distributions from amounts received on the assets of the related trust fund, including distributions in respect of principal losses previously allocated to that class.

Advances in Respect of Delinquencies

         If so provided in the prospectus supplement, the servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the related Collection Account that are not included in the Available Distribution Amount for that Distribution Date, in an amount equal to the total of payments of (1) principal (other than any balloon payments) and (2) interest (net of related servicing fees and Retained Interest) that were due on the Assets in that trust fund during the related Due Period and were delinquent on the related Determination Date, subject to a good faith determination that the advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Notes or Certificates, as applicable, that includes one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, and if so provided in the prospectus supplement, the servicer's (or another entity's) advance obligation may be limited only to the portion of those delinquencies necessary to make the required distributions on one or more classes of Senior Notes or Senior Certificates, as applicable, and/or may be subject to a good faith determination that advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of those Subordinate Notes or Subordinate Certificates, as applicable. See "Description of Credit Support."

         Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Notes or Certificates, as applicable, entitled to the payments, rather than to guarantee or insure against losses. Advances of the servicer's (or another entity's) funds will be reimbursable only out of related recoveries on the Assets (including amounts received under any form of credit support) respecting which those advances were made (as to any Assets, "Related Proceeds") and from any other amounts specified in the prospectus supplement, including out of any amounts otherwise distributable on one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, of that series; provided, however, that any advance will be reimbursable from any amounts in the related Collection Account before any distributions being made on the Notes or Certificates, as applicable, to the extent that the servicer (or some other entity) determines in good faith that that advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on the Subordinate Notes or Subordinate Certificates, as applicable. If advances have been made by the servicer from excess funds in the related Collection Account, the servicer is required to replace these funds in that Collection Account on any future Distribution Date to the extent that funds in that Collection Account on that Distribution Date are less than payments required to be made to securityholders on that date. If specified in the prospectus supplement, the obligations of the servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of and the identity of any borrower on any surety bond will be set forth in the prospectus supplement.

         If and to the extent so provided in the prospectus supplement, the servicer (or another entity) will be entitled to receive interest at the rate specified in the prospectus supplement on its outstanding advances and will be entitled to pay itself this interest periodically from general collections on the Assets before any payment to securityholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

         If specified in the prospectus supplement, the master servicer or the trustee will be required to make advances, subject to specific conditions described in the prospectus supplement, in the event of a servicer default.

Reports to Securityholders

         With each distribution to holders of any class of Notes or Certificates, as applicable, of a series, the servicer, the master servicer or the trustee, as provided in the prospectus supplement, will forward or cause to be forwarded to each holder, to the depositor and to any other parties as may be specified in the related Agreement, a statement containing the information specified in the prospectus supplement, or if no information is specified in the prospectus supplement, generally setting forth, in each case to the extent applicable and available:


                  (1) the amount of that distribution to holders of Notes or Certificates, as applicable, of that class applied to reduce the Security Balance of the Notes or Certificates, as applicable,;

                  (2) the amount of that distribution to holders of Notes or Certificates, as applicable, of that class allocable to Accrued Security Interest;

                  (3) the amount of that distribution allocable to Prepayment Premiums;

                  (4) the amount of related servicing compensation and any other customary information as is required to enable securityholders to prepare their tax returns;

                  (5) the total amount of advances included in that distribution, and the total amount of unreimbursed advances at the close of business on that Distribution Date;

                  (6) the total principal balance of the Assets at the close of business on that Distribution Date;

                  (7) the number and total principal balance of mortgage loans in respect of which

                           (a)  one scheduled payment is delinquent,
                           (b)  two scheduled payments are delinquent,
                           (c) three or more scheduled payments are delinquent and
                           (d)  foreclosure proceedings have begun;

                  (8) for any mortgage loan or contract liquidated during the related Due Period, (a) the portion of the related liquidation proceeds payable or reimbursable to a servicer (or any other entity) in respect of that mortgage loan and (b) the amount of any loss to securityholders;

                  (9) with respect to collateral acquired by the trust fund through foreclosure or otherwise (an "REO Property") relating to a mortgage loan or contract and included in the trust fund as of the end of the related Due Period, the date of acquisition;

                  (10) for each REO Property relating to a mortgage loan or contract and included in the trust fund as of the end of the related Due Period,

                           (a)  the book value,

                           (b) the principal balance of the related mortgage loan or contract immediately following that Distribution Date (calculated as if that mortgage loan or contract were still outstanding taking into account limited modifications to the terms of the mortgage loan specified in the Agreement),

                           (c) the total amount of unreimbursed servicing expenses and unreimbursed advances in respect of the REO Property and

                           (d) if applicable, the total amount of interest accrued and payable on related servicing expenses and related advances;

                  (11)     for any REO Property sold during the related Due
        Period

                           (a)  the total amount of sale proceeds,

                           (b) the portion of those sales proceeds payable or reimbursable to the master servicer in respect of that REO Property or the related mortgage loan or contract and

                           (c) the amount of any loss to securityholders in respect of the related mortgage loan;

                  (12) the total Security Balance or notional amount, as the case may be, of each class of Notes or Certificates, as applicable, (including any class of Notes or Certificates, as applicable, not offered by this prospectus) at the close of business on that Distribution Date, separately identifying any reduction in that Security Balance due to the allocation of any loss and increase in the Security Balance of a class of Accrual Securities if any Accrued Security Interest has been added to that balance;

                  (13) the total amount of principal prepayments made during the related Due Period;

                  (14) the amount deposited in the reserve fund, if any, on that Distribution Date;

                  (15) the amount remaining in the reserve fund, if any, as of the close of business on that Distribution Date;

                  (16) the total unpaid Accrued Security Interest, if any, on each class of Notes or Certificates, as applicable, at the close of business on that Distribution Date;

                  (17) in the case of Notes or Certificates, as applicable, with a variable Interest Rate, the Interest Rate applicable to that Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the prospectus supplement;

                  (18) in the case of Notes or Certificates, as applicable, with an adjustable Interest Rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Interest Rate applicable to that Distribution Date, if available, and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the prospectus supplement;

                  (19) as to any series that includes credit support, the amount of coverage of each instrument of credit support included as of the close of business on that Distribution Date;

                  (20) during the Pre-Funding Period, the remaining Pre-Funded Amount and the portion of the Pre-Funding Amount used to acquire Subsequent Assets since the preceding Distribution Date;

                  (21) during the Pre-Funding Period, the amount remaining in the Capitalized Interest Account; and

                  (22)     the total amount of payments by the borrowers of

                           (a)  default interest,

                           (b)  late charges and

                           (c) assumption and modification fees collected during the related Due Period.

         Within a reasonable period of time after the end of each calendar year, the servicer, the master servicer or the trustee, as provided in the prospectus supplement, will furnish to each securityholder of record at any time during the calendar year the information required by the Code and applicable regulations under the Code to enable securityholders to prepare their tax returns. See "Description of the Securities--Book-Entry Registration and Definitive Securities."

Termination

         The obligations created by the related Agreement for each series of Notes or Certificates, as applicable, will terminate upon the payment to securityholders of that series of all amounts held in the Collection Accounts or by a servicer, the master servicer, if any, or the trustee and required to be paid to them pursuant to that Agreement following the earlier of (1) the final payment or other liquidation of the last Asset subject to the related Agreement or the disposition of all property acquired upon foreclosure of any mortgage loan or contract subject to the Agreement and (2) the purchase of all of the assets of the trust fund by the party entitled to effect that termination, under the circumstances and in the manner set forth in the prospectus supplement. In no event, however, will the trust fund continue beyond the date specified in the prospectus supplement. Written notice of termination of the Agreement will be given to each securityholder, and the final distribution will be made only upon presentation and surrender of the Notes or Certificates, as applicable, at the location to be specified in the notice of termination.

         If specified in the prospectus supplement, a series of Notes or Certificates, as applicable, may be subject to optional early termination through the purchase of the Assets in the related trust fund by the party specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the prospectus supplement, upon the reduction of the Security Balance of a specified class or classes of Notes or Certificates, as applicable, by a specified percentage, the party specified in the prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of those assets to retire that class or classes or purchase that class or classes at a price set forth in the prospectus supplement, in each case, under the circumstances and in the manner set forth in the prospectus supplement. That price will at least equal the outstanding Security Balances and any accrued and unpaid interest on the Security Balances (including any unpaid interest shortfalls for prior Distribution Dates). Any sale of the Assets of the trust fund will be without recourse to the trust fund or the securityholders. Any purchase or solicitation of bids may be made only when the total Security Balance of that class or classes declines to a percentage of the Initial Security Balance of those Notes or Certificates, as applicable, (not to exceed 10%) specified in the prospectus supplement. In addition, if so provided in the prospectus supplement, some classes of Notes or Certificates, as applicable, may be purchased or redeemed in the manner set forth in the prospectus supplement at a price at least equal to the outstanding Security Balance of each class so purchased or redeemed and any accrued and unpaid interest on the Security Balance (including any unpaid interest shortfalls for prior Distribution Dates).

Optional Purchases

         Subject to the provisions of the applicable Agreement, the depositor, the servicer or any other party specified in the prospectus supplement may, at that party's option, repurchase any mortgage loan that is in default or as to which default is reasonably foreseeable if, in the depositor's, the servicer's or any other party's judgment, the related default is not likely to be cured by the borrower or default is not likely to be averted, at a price equal to the unpaid principal balance of the mortgage loan plus accrued interest on the mortgage loan and under the conditions set forth in the prospectus supplement.

Book-Entry Registration and Definitive Securities

         General

         If provided for in the prospectus supplement, one or more classes of the Offered Notes or Offered Certificates, as applicable, of any series will be issued as Book-Entry Notes or Book-Entry Certificates, as applicable, and each of these classes will be represented by one or more single Notes or Certificates, as applicable, registered in the name of a nominee for the depository, The Depository Trust Company ("DTC") and, if provided in the prospectus supplement, additionally through Clearstream Luxembourg, societe anonyme ("Clearstream Luxembourg") or the Euroclear System ("Euroclear"). Each class of Book-Entry Notes or Book-Entry Certificates, as applicable, will be issued in one or more certificates or notes, as the case may be, that equal the initial principal amount of the related class of Offered Notes or Offered Certificates, as applicable, and will initially be registered in the name of Cede & Co.

         No person acquiring an interest in a Book-Entry Security (each, a "Beneficial Owner") will be entitled to receive a Definitive Security, except as set forth below under "--Definitive Securities." Unless and until Definitive Notes or Definitive Certificates, as applicable, are issued for the Book-Entry Notes or Book-Entry Certificates, as applicable, under the limited circumstances described in the applicable prospectus supplement or this prospectus, all references to actions by securityholders with respect to the Book-Entry Notes or Book-Entry Certificates, as applicable, will refer to actions taken by DTC, Clearstream Luxembourg or Euroclear upon instructions from their Participants (as defined below), and all references in this prospectus to distributions, notices, reports and statements to securityholders with respect to the Book-Entry Notes or Book-Entry Certificates, as applicable, will refer to distributions, notices, reports and statements to DTC, Clearstream Luxembourg or Euroclear, as applicable, for distribution to Beneficial Owners by DTC in accordance with the procedures of DTC and if applicable, Clearstream Luxembourg and Euroclear.

         Beneficial Owners will hold their Book-Entry Notes or Book-Entry Certificates, as applicable, through DTC in the United States, or, if the Offered Notes or Offered Certificates, as applicable, are offered for sale globally, through Clearstream Luxembourg or Euroclear in Europe if they are participating organizations ("Participants") of those systems. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. Indirect access to the DTC, Clearstream Luxembourg and Euroclear systems also is available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

         DTC

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC was created to hold securities for its Participants, some of which (and/or their representatives) own DTC, and facilitate the clearance and settlement of securities transactions between its Participants through electronic book-entry changes in their accounts, thus eliminating the need for physical movement of securities. In accordance with its normal procedures, DTC is expected to record the positions held by each of its Participants in the Book-Entry Notes or Book-Entry Certificates, as applicable, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Notes or Book-Entry Certificates, as applicable, will be subject to the rules, regulations and procedures governing DTC and its Participants as in effect from time to time.

         Clearstream Luxembourg

         Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Cedel S.A.", a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Cedel International's stock.

         Further to the merger, the Board of Directors of New Cedel International decided to rename the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream". With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme". On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme", and Cedel Global Services was renamed "Clearstream Services, societe anonyme".

         On January 17, 2000 DBC was renamed "Clearstream Banking AG". This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking", the entity previously named "Cedelbank" and the entity previously named "Deutsche Brse Clearing AG".

         Clearstream, Luxembourg holds securities for its customers ("Clearstream, Luxembourg Participants") and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF", which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of the Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

         Euroclear

         Euroclear was created in 1968 to hold securities for its Participants and to clear and settle transactions between its Participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative Corporation"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative Corporation. The Cooperative Corporation establishes policy for Euroclear on behalf of its Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Participant of Euroclear, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System, and is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of its Participants, and has no record of or relationship with persons holding through Participants of Euroclear.

         Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold positions in customers' securities accounts in the depositaries names on the books of DTC. Citibank will act as depositary for Clearstream Luxembourg and The Chase Manhattan Bank will act as depositary for Euroclear (individually the "Relevant Depositary" and collectively, the "European Depositaries").

         Beneficial Ownership of Book-Entry Securities

         Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing a Certificate, or note representing a Note. Unless and until Definitive Notes or Definitive Certificates, as applicable, are issued, it is anticipated that the only "securityholder" of the Offered Notes or Offered Certificates, as applicable, will be Cede & Co., as nominee of DTC. Beneficial Owners will not be "Certificateholders" as that term is used in any Agreement, nor "Noteholders" as that term is used in any indenture. Beneficial Owners are only permitted to exercise their rights indirectly through Participants, DTC, Clearstream Luxembourg or Euroclear, as applicable.

         The Beneficial Owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for that purpose. In turn, the Financial Intermediary's ownership of a Book-Entry Security will be recorded on the records of DTC (or of a Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a Participant of DTC and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

         Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Notes or Offered Certificates, as applicable, from the trustee through DTC and its Participants. While the Offered Notes or Offered Certificates, as applicable, are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Notes or Offered Certificates, as applicable, and is required to receive and transmit distributions of principal of, and interest on, the Offered Notes or Offered Certificates, as applicable. Participants and Indirect Participants with whom Beneficial Owners have accounts with respect to Offered Notes or Offered Certificates, as applicable, are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates or notes, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

         Beneficial Owners will not receive or be entitled to receive certificates or notes representing their respective interests in the Offered Notes or Offered Certificates, as applicable, except under the limited circumstances described below. Unless and until Definitive Notes or Definitive Certificates, as applicable, are issued, Beneficial Owners who are not Participants may transfer ownership of Offered Notes or Offered Certificates, as applicable, only through Participants and Indirect Participants by instructing the Participants and Indirect Participants to transfer Offered Notes or Offered Certificates, as applicable, by book-entry transfer, through DTC for the account of the purchasers of the Offered Notes or Offered Certificates, as applicable, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfer of ownership of Book-Entry Notes or Book-Entry Certificates, as applicable, will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

         Because of time zone differences, any credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in securities settled during this processing will be reported to the relevant Participants of Clearstream Luxembourg or Euroclear on that business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Participant of Clearstream Luxembourg or Euroclear to a Participant of DTC will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Notes or Certificates, as applicable, see "Material Federal Income Tax Considerations -- Tax Treatment of Foreign Investors" in this prospectus and, if the Book-Entry Notes or Book-Entry Certificates, as applicable, are globally offered and the prospectus supplement so provides, see "Global Clearance, Settlement and Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex I to the prospectus supplement.

         Transfers between Participants of DTC will occur in accordance with DTC Rules. Transfers between Participants of Clearstream Luxembourg or Euroclear will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Participants of Clearstream Luxembourg or Euroclear, on the other, will be effected in DTC in accordance with the DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Participants of Clearstream Luxembourg or Euroclear may not deliver instructions directly to the European Depositaries.

         Distributions on the Book-Entry Notes or Book-Entry Certificates, as applicable, will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of each distribution to the accounts of the applicable Participants of DTC in accordance with DTC's normal procedures. Each Participant of DTC will be responsible for disbursing the distribution to the Beneficial Owners of the Book-Entry Notes or Book-Entry Certificates, as applicable, that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Notes or Book-Entry Certificates, as applicable, that it represents.

         Under a book-entry format, Beneficial Owners of the Book-Entry Notes or Book-Entry Certificates, as applicable, may experience some delay in their receipt of payments, because the distributions will be forwarded by the Trustee to Cede & Co. Any distributions on Notes or Certificates, as applicable, held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Participants of Clearstream Luxembourg or Euroclear in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Considerations -- REMICs -- Taxation of Certain Foreign Investors" in this prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Notes or Book-Entry Certificates, as applicable, to persons or entities that do not participate in the depository system, or otherwise take actions in respect of Book-Entry Notes or Book-Entry Certificates, as applicable, may be limited due to the lack of physical securities for the Book-Entry Notes or Book-Entry Certificates, as applicable. In addition, issuance of the Book-Entry Notes or Book-Entry Certificates, as applicable, in book-entry form may reduce the liquidity of the securities in the secondary market since potential investors may be unwilling to purchase Notes or Certificates, as applicable, for which they cannot obtain physical securities.

         Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Notes or Book-Entry Certificates, as applicable, of Beneficial Owners are credited.

         Generally, DTC will advise the applicable trustee that unless and until Definitive Notes or Definitive Certificates, as applicable, are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Notes or Book-Entry Certificates, as applicable, under the Agreement or indenture, as applicable, only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Notes or Book-Entry Certificates, as applicable, are credited, to the extent that actions are taken on behalf of Financial Intermediaries whose holdings include the Book-Entry Notes or Book-Entry Certificates, as applicable. If the Book-Entry Notes or Book-Entry Certificates, as applicable, are globally offered, Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the Agreement or indenture, as applicable, on behalf of a Participant of Clearstream Luxembourg or Euroclear only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect those actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Offered Notes or Offered Certificates, as applicable, that conflict with actions taken with respect to other Offered Notes or Offered Certificates, as applicable.

         Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Notes or Book-Entry Certificates, as applicable, among Participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and the procedures may be discontinued at any time.

         None of the depositor, any master servicer, any servicer, the trustee, any securities registrar or paying agent or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Notes or Book-Entry Certificates, as applicable, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

         Definitive Securities

         Notes or Certificates, as applicable, initially issued in book-entry form will be issued as Definitive Notes or Definitive Certificates, as applicable, to Beneficial Owners or their nominees, rather than to DTC or its nominee only

         (1) if the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the Notes or Certificates, as applicable, and the depositor is unable to locate a qualified successor,

         (2) if the depositor, at its option, elects to end the book-entry system through DTC or

         (3) in accordance with any other provisions described in the prospectus supplement.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Notes or Definitive Certificates, as applicable, for the Beneficial Owners. Upon surrender by DTC of the security or securities representing the Book-Entry Notes or Book-Entry Certificates, as applicable, together with instructions for registration, the trustee will issue (or cause to be issued) to the Beneficial Owners identified in those instructions the Definitive Notes or Definitive Certificates, as applicable, to which they are entitled, and thereafter the trustee will recognize the holders of those Definitive Notes or Definitive Certificates, as applicable, as securityholders under the Agreement.

                          Description of the Agreements

Agreements Applicable to a Series

         REMIC Securities, FASIT Securities, Grantor Trust Securities

         Notes or Certificates, as applicable, representing interests in a trust fund, or a portion of a trust fund, that the trustee will elect to have treated as a real estate mortgage investment conduit under Sections 860A through 860G of the Code ("REMIC Securities"), FASIT Securities (as defined in this prospectus), or Grantor Trust Securities (as defined in this prospectus) will be issued, and the related trust fund will be created, pursuant to a pooling and servicing agreement or trust agreement (in either case, generally referred to in this prospectus as the "pooling and servicing agreement") among the depositor, the trustee and the sole servicer or master servicer, as applicable. The Assets of that trust fund will be transferred to the trust fund and thereafter serviced in accordance with the terms of the pooling and servicing agreement. In the event there are multiple servicers of the Assets of that trust fund, or in the event the Securities consist of Notes, each servicer will perform its servicing functions pursuant to a related underlying servicing agreement.

         Securities That Are Partnership Interests for Tax Purposes and Notes

         Certificates, as applicable, that are intended to be treated as partnership interests for tax purposes will be issued, and the related trust fund will be created, pursuant to the pooling and servicing agreement or trust agreement.

         A series of Notes issued by a trust fund that is intended to be treated as a partnership or disregarded entity for tax purposes will be issued pursuant to an indenture between the related trust fund and an indenture trustee named in the prospectus supplement. The trust fund will be established either as a statutory business trust under the law of the State of Delaware or as a common law trust under the law of the State of New York pursuant to a trust agreement between the depositor and an owner trustee specified in the prospectus supplement relating to that series of Notes. The Assets securing payment on the Notes will be serviced in accordance with a sale and servicing agreement or servicing agreement.

Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements

         General

         The following summaries describe the material provisions that may appear in each pooling and servicing agreement, sale and servicing agreement or servicing agreement (each an "Agreement"). The prospectus supplement for a series of Notes or Certificates, as applicable, will describe any provision of the Agreement relating to that series that materially differs from the description of those provisions contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified by reference to, all of the provisions of the Agreement for each trust fund and the description of those provisions in the prospectus supplement. The provisions of each Agreement will vary depending on the nature of the Notes or Certificates, as applicable, to be issued under the Agreement and the nature of the related trust fund. As used in this prospectus for any series, the term "Security" refers to all of the Notes or Certificates, as applicable, of that series, whether or not offered by this prospectus and by the prospectus supplement, unless the context otherwise requires. A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The depositor will provide a copy of the pooling and servicing agreement (without exhibits) relating to any series of Notes or Certificates, as applicable, without charge upon written request of a securityholder of that series addressed to ACE Securities Corp., 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211, Attention: Elizabeth S. Eldridge.

         The servicer or master servicer and the trustee for any series of Notes or Certificates, as applicable, will be named in the prospectus supplement. In the event there are multiple servicers for the Assets in a trust fund, a master servicer will perform some of the administration, calculation and reporting functions for that trust fund and will supervise the related servicers pursuant to a pooling and servicing agreement. For a series involving a master servicer, references in this prospectus to the servicer will apply to the master servicer where non-servicing obligations are described. If specified in the prospectus supplement, a manager or administrator may be appointed pursuant to the pooling and servicing agreement for any trust fund to administer that trust fund.

         Assignment of Assets; Repurchases

         At the time of issuance of any series of Notes or Certificates, as applicable, the depositor will assign (or cause to be assigned) to the designated trustee the Assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to those Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The trustee will, concurrently with that assignment, deliver the Notes or Certificates, as applicable, to the depositor in exchange for the Assets and the other assets comprising the trust fund for that series. Each Asset will be identified in a schedule appearing as an exhibit to the related Agreement. That schedule will include detailed information to the extent available and relevant

                  (1) in respect of each mortgage loan included in the related trust fund, including the city and state of the related Mortgaged Property and type of that property, the mortgage rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Loan-to-Value Ratio as of the date indicated and payment and prepayment provisions, if applicable, and

                  (2) in respect of each Contract included in the related trust fund, including the outstanding principal amount and the Contract Rate; and

                  (3) in respect of each Mortgage Security and Agency Security, the original and outstanding principal amount, if any, and the interest rate on the Mortgage Security or Agency Security.

         For each mortgage loan, except as otherwise specified in the prospectus supplement, the depositor will deliver or cause to be delivered to the trustee (or to the custodian hereinafter referred to) particular loan documents, which will generally include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original Mortgage (or a certified copy of the original Mortgage) with evidence of recording indicated on the original Mortgage and an assignment of the Mortgage to the trustee in recordable form. However, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original of the mortgage note has been lost or destroyed. For those mortgage loans, the trustee (or its nominee) may not be able to enforce the mortgage note against the related borrower. The Asset Seller or other entity specified in the prospectus supplement will be required to agree to repurchase, or substitute for, each of these mortgage loans that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original mortgage note. The related Agreement will generally require the depositor or another party specified in the prospectus supplement to promptly cause each of these assignments of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor, the servicer, the relevant Asset Seller or any other prior holder of the mortgage loan.

         The trustee (or a custodian) will review the mortgage loan documents within a specified period of days after receipt of the mortgage loan documents, and the trustee (or a custodian) will hold those documents in trust for the benefit of the securityholders. If any of these documents are found to be missing or defective in any material respect, the trustee (or that custodian) will immediately notify the servicer and the depositor, and the servicer will immediately notify the relevant Asset Seller or other entity specified in the prospectus supplement. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of that notice, then the Asset Seller or other entity specified in the prospectus supplement will be obligated, within a specified number of days of receipt of that notice, to either (1) repurchase the related mortgage loan from the trustee at a price equal to the sum of the unpaid principal balance of the mortgage loan, plus unpaid accrued interest at the interest rate for that Asset from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus servicing expenses that are payable to the servicer, or another price as specified in the prospectus supplement (the "Purchase Price") or (2) substitute a new mortgage loan. There can be no assurance that an Asset Seller or other named entity will fulfill this repurchase or substitution obligation, and neither the servicer nor the depositor will be obligated to repurchase or substitute for that mortgage loan if the Asset Seller or other named entity defaults on its obligation.

         This repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the prospectus supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for that Asset, the Asset Seller or other named entity may agree to cover any losses suffered by the trust fund as a result of that breach or defect.

         Notwithstanding the preceding three paragraphs, the documents for Home Equity Loans, home improvement contracts and unsecured home improvements loans will be delivered to the trustee (or a custodian) only to the extent specified in the prospectus supplement. Generally these documents will be retained by the servicer, which may also be the Asset Seller. In addition, assignments of the related Mortgages to the trustee will be recorded only to the extent specified in the prospectus supplement.

         For each contract, the servicer, which may also be the asset seller, generally will maintain custody of the original contract and copies of documents and instruments related to each contract and the security interest in the manufactured home securing each contract. To give notice of the right, title and interest of the trustee in the contracts, the depositor will cause UCC-1 financing statements to be executed by the related asset seller identifying the depositor as secured party and by the depositor identifying the trustee as the secured party and, in each case, identifying all contracts as collateral. The contracts will be stamped or otherwise marked to reflect their assignment from the depositor to the trust fund only to the extent specified in the prospectus supplement. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of that assignment, the interest of the trustee in the contracts could be defeated.

         While the contract documents will not be reviewed by the trustee or the servicer, if the servicer finds that any document is missing or defective in any material respect, the servicer will be required to immediately notify the depositor and the relevant asset seller or other entity specified in the prospectus supplement. If the asset seller or some other entity cannot cure the omission or defect within a specified number of days after receipt of this notice, then the asset seller or that other entity will be obligated, within a specified number of days of receipt of this notice, to repurchase the related contract from the trustee at the purchase price or substitute for that contract. There can be no assurance that an asset seller or any other entity will fulfill this repurchase or substitution obligation, and neither the servicer nor the depositor will be obligated to repurchase or substitute for that contract if the asset seller or any other entity defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for that asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of that breach or defect.

         Mortgage Securities and Agency Securities will be registered in the name of the trustee or its nominee on the books of the issuer or guarantor or its agent or, in the case of Mortgage Securities and Agency Securities issued only in book-entry form, through the depository with respect to the Mortgage Securities and Agency Securities, in accordance with the procedures established by the issuer or guarantor for registration of those certificates, and distributions on those securities to which the trust fund is entitled will be made directly to the trustee.

         Representations and Warranties; Repurchases

         To the extent provided in the prospectus supplement the depositor will, for each Asset, assign representations and warranties, as of a specified date (the person making those representations and warranties, the "Warranting Party") covering, by way of example, the following types of matters:

         o the accuracy of the information set forth for that Asset on the schedule of Assets appearing as an exhibit to the related Agreement;

         o in the case of a mortgage loan, the existence of title insurance insuring the lien priority of the mortgage loan and, in the case of a contract, that the contract creates a valid first security interest in or lien on the related manufactured home;

         o        the authority of the Warranting Party to sell the Asset;

         o        the payment status of the Asset;

         o in the case of a mortgage loan, the existence of customary provisions in the related mortgage note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and

         o the existence of hazard and extended perils insurance coverage on the Mortgaged Property or manufactured home.

         Any Warranting Party shall be an Asset Seller or an affiliate of the Asset Seller or any other person acceptable to the depositor and will be identified in the prospectus supplement.

         Representations and warranties made in respect of an Asset may have been made as of a date before the applicable Cut-off Date. A substantial period of time may have elapsed between that date and the date of initial issuance of the related series of Notes or Certificates, as applicable, evidencing an interest in that Asset. In the event of a breach of any of these representations or warranties, the Warranting Party will be obligated to reimburse the trust fund for losses caused by that breach or either cure that breach or repurchase or replace the affected Asset as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of that representation and warranty only if the relevant event that causes that breach occurs before that date. That party would have no obligations if the relevant event that causes that breach occurs after that date.

         Each Agreement will provide that the servicer and/or trustee or another entity identified in the prospectus supplement will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of an Asset that materially and adversely affects the value of that Asset or the interests in the prospectus supplement of the securityholders. If the Warranting Party cannot cure that breach within a specified period following the date on which that party was notified of that breach, then the Warranting Party will be obligated to repurchase that Asset from the trustee within a specified period from the date on which the Warranting Party was notified of that breach, at the Purchase Price therefor. If so provided in the prospectus supplement for a series, a Warranting Party, rather than repurchase an Asset as to which a breach has occurred, will have the option, within a specified period after initial issuance of that series of Notes or Certificates, as applicable, to cause the removal of that Asset from the trust fund and substitute in its place one or more other Assets, as applicable, in accordance with the standards described in the prospectus supplement. If so provided in the prospectus supplement for a series, a Warranting Party, rather than repurchase or substitute an Asset as to which a breach has occurred, will have the option to reimburse the trust fund or the securityholders for any losses caused by that breach. This reimbursement, repurchase or substitution obligation will constitute the sole remedy available to securityholders or the trustee for a breach of representation by a Warranting Party.

         Neither the depositor (except to the extent that it is the Warranting Party) nor the servicer will be obligated to purchase or substitute for an Asset if a Warranting Party defaults on its obligation to do so, and no assurance can be given that the Warranting Parties will carry out those obligations with respect to the Assets.

         A servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any representation of the servicer that materially and adversely affects the interests of the securityholders and which continues unremedied for the number of days specified in the Agreement after the discovery of the breach by the servicer or the receipt of written notice of that breach by the servicer from the trustee, the depositor or the holders of Notes or Certificates, as applicable, evidencing not less than 25% of the voting rights or other percentage specified in the related Agreement, will constitute an Event of Default under that Agreement. See "Events of Default" and "Rights Upon Event of Default."

         Collection Account and Related Accounts

         General. The servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the "Collection Account"), which must be an account or accounts that either:

         o are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured so that the securityholders have a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained, or

         o are maintained with a bank or trust company, and in a manner satisfactory to the rating agency or agencies rating any class of Notes or Certificates, as applicable, of that series.

         Investment of amounts in the Collection Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held in the Collection Account may be invested pending each succeeding Distribution Date in short-term Permitted Investments. Any interest or other income earned on funds in the Collection Account will, unless otherwise specified in the prospectus supplement, be paid to the servicer or its designee as additional servicing compensation. The Collection Account may be maintained with an institution that is an affiliate of the servicer, if applicable, provided that that institution meets the standards imposed by the rating agency or agencies. If permitted by the rating agency or agencies, a Collection Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the servicer or serviced or master serviced by it on behalf of others.

         Deposits. A servicer or the trustee will deposit or cause to be deposited in the Collection Account for one or more trust funds on a daily basis, or any other period provided in the related Agreement, the following payments and collections received, or advances made, by the servicer or the trustee or on its behalf after the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest), except as otherwise provided in the Agreement:

                  (1) all payments on account of principal, including principal prepayments, on the Assets;

                  (2) all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion retained by a servicer as its servicing compensation and net of any Retained Interest;

                  (3) Liquidation Proceeds and Insurance Proceeds, together with the net proceeds on a monthly basis with respect to any Assets acquired for the benefit of securityholders;

                  (4) any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of Notes or Certificates, as applicable, as described under "Description of Credit Support;"

                  (5) any advances made as described under "Description of the Securities--Advances in Respect of Delinquencies;"

                  (6) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements;"

                  (7) all proceeds of any Asset or, with respect to a mortgage loan, property acquired in respect of the mortgage loan purchased by the depositor, any Asset Seller or any other specified person as described above under "--Assignment of Assets; Repurchases" and "--Representations and Warranties; Repurchases," all proceeds of any defaulted mortgage loan purchased as described below under "--Realization Upon Defaulted Assets," and all proceeds of any Asset purchased as described under "Description of the Securities--Termination;"

                  (8) any amounts paid by a servicer to cover interest shortfalls arising out of the prepayment of Assets in the trust fund as described below under "--Retained Interest; Servicing Compensation and Payment of Expenses;"

                  (9) to the extent that any of these items do not constitute additional servicing compensation to a servicer, any payments on account of modification or assumption fees, late payment charges or Prepayment Premiums on the Assets;

                  (10) all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described below under "--Hazard Insurance Policies;"

                  (11) any amount required to be deposited by a servicer or the trustee in connection with losses realized on investments for the benefit of the servicer or the trustee, as the case may be, of funds held in the Collection Account; and

                  (12) any other amounts required to be deposited in the Collection Account as provided in the related Agreement and described in the prospectus supplement.

         Withdrawals. A servicer or the trustee may, from time to time as provided in the related Agreement, make withdrawals from the Collection Account for each trust fund for any of the following purposes, except as otherwise provided in the Agreement:

                  (1) to make distributions to the securityholders on each Distribution Date;

                  (2) to reimburse a servicer for unreimbursed amounts advanced as described under "Description of the Securities--Advances in Respect of Delinquencies," which reimbursement is to be made out of amounts received that were identified and applied by the servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Assets for which the advances were made or out of amounts drawn under any form of credit support with respect to those Assets;

                  (3) to reimburse a servicer for unpaid servicing fees earned and unreimbursed servicing expenses incurred with respect to Assets and properties acquired in respect of the Assets, which reimbursement is to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Assets and properties, and net income collected on the particular properties, which fees were earned or expenses were incurred or out of amounts drawn under any form of credit support for those Assets and properties;

                  (4) to reimburse a servicer for any advances described in clause (2) above and any servicing expenses described in clause (3) above which, in the servicer's good faith judgment, will not be recoverable from the amounts described in those clauses, which reimbursement is to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the prospectus supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, if any, remain outstanding, and otherwise any outstanding class of Notes or Certificates, as applicable, of the related series;

                  (5) if and to the extent described in the prospectus supplement, to pay a servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause (3) above while those advances and servicing expenses remain outstanding and unreimbursed;

                  (6) to reimburse a servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred by these parties, as and to the extent described below under "--Certain Matters Regarding Servicers, the Master Servicer and the Depositor;"

                  (7) if and to the extent described in the prospectus supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the trustee's fees;

                  (8) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred by these parties, as and to the extent described below under "--Certain Matters Regarding the Trustee;"

                  (9) to pay a servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Account;

                  (10) to pay the person so entitled any amounts deposited in the Collection Account that were identified and applied by the servicer as recoveries of Retained Interest;

                  (11) to pay for costs reasonably incurred in connection with the proper management and maintenance of any Mortgaged Property acquired for the benefit of securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, which payments are to be made out of income received on that property;

                  (12) if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Considerations--REMICs--Taxes That May Be Imposed on the REMIC Pool" or in the prospectus supplement, respectively;

                  (13) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect of a mortgage loan in connection with the liquidation of that mortgage loan or property;

                  (14) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of securityholders;

                  (15) to pay for the costs of recording the related Agreement if that recordation materially and beneficially affects the interests of securityholders, provided that the payment shall not constitute a waiver with respect to the obligation of the Warranting Party to remedy any breach of representation or warranty under the Agreement;

                  (16) to pay the person so entitled any amounts deposited in the Collection Account in error, including amounts received on any Asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated above under "--Assignment of Assets; Repurchase" and "--Representations and Warranties; Repurchases" or otherwise;

                  (17) to make any other withdrawals permitted by the related Agreement; and

                  (18) to clear and terminate the Collection Account at the termination of the trust fund.

         Other Collection Accounts. If specified in the prospectus supplement, the Agreement for any series of Notes or Certificates, as applicable, may provide for the establishment and maintenance of a separate collection account into which the servicer will deposit on a daily basis, or any other period as provided in the related Agreement, the amounts described under "--Deposits" above for one or more series of Notes or Certificates, as applicable. Any amounts on deposit in any of these collection accounts will be withdrawn from these collection accounts and deposited into the appropriate Collection Account by a time specified in the prospectus supplement. To the extent specified in the prospectus supplement, any amounts that could be withdrawn from the Collection Account as described under "--Withdrawals" above may also be withdrawn from any of these collection accounts. The prospectus supplement will set forth any restrictions for any of these collection accounts, including investment restrictions and any restrictions for financial institutions with which any of these collection accounts may be maintained.

         The servicer will establish and maintain with the indenture trustee an account, in the name of the indenture trustee on behalf of the holders of Notes, into which amounts released from the Collection Account for distribution to the holders of Notes will be deposited and from which all distributions to the holders of Notes will be made.

         Collection and Other Servicing Procedures. The servicer is required to make reasonable efforts to collect all scheduled payments under the Assets and will follow or cause to be followed those collection procedures that it would follow with respect to assets that are comparable to the Assets and held for its own account, provided that those procedures are consistent with

         (1) the terms of the related Agreement and any related hazard insurance policy or instrument of credit support, if any, included in the related trust fund described in this prospectus or under "Description of Credit Support,"

         (2) applicable law and

         (3) the general servicing standard specified in the prospectus supplement or, if no standard is so specified, its normal servicing practices (in either case, the "Servicing Standard").

In connection, the servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late payment on an Asset.

         Each servicer will also be required to perform other customary functions of a servicer of comparable assets, including maintaining hazard insurance policies as described in this prospectus and in any prospectus supplement, and filing and settling claims under these policies; maintaining, to the extent required by the Agreement, escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the terms of the Assets; processing assumptions or substitutions in those cases where the servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing mortgaged properties or manufactured homes under some circumstances; and maintaining accounting records relating to the Assets. The servicer or any other entity specified in the prospectus supplement will be responsible for filing and settling claims in respect of particular Assets under any applicable instrument of credit support. See "Description of Credit Support."

         The servicer may agree to modify, waive or amend any term of any Asset in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not (1) affect the amount or timing of any scheduled payments of principal or interest on the Asset or (2) in its judgment, materially impair the security for the Asset or reduce the likelihood of timely payment of amounts due on the Asset. The servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, an Asset if (1) in its judgment, a material default on the Asset has occurred or a payment default is reasonably foreseeable and (2) in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Asset on a present value basis than would liquidation. In the event of any modification, waiver or amendment of any Asset, the servicer will furnish a copy of that modification, waiver or amendment to the trustee (or its custodian).

         In the case of multifamily loans, a borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage loan debt, or may reflect the diversion of that income from the servicing of the mortgage loan debt. In addition, a borrower under a multifamily loan that is unable to make mortgage loan payments may also be unable to make timely payment of all required taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the servicer will be required to monitor any multifamily loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Multifamily Property and take those other actions as are consistent with the related Agreement. A significant period of time may elapse before the servicer is able to assess the success of servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose may vary considerably depending on the particular multifamily loan, the Multifamily Property, the borrower, the presence of an acceptable party to assume the multifamily loan and the laws of the jurisdiction in which the Multifamily Property is located.

         Realization Upon Defaulted Assets

         Generally, the servicer is required to monitor any Asset that is in default, initiate corrective action in cooperation with the borrower if cure is likely, inspect the Asset and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of that corrective action or the need for additional initiatives.

         Any Agreement relating to a trust fund that includes mortgage loans or contracts may grant to the servicer and/or the holder or holders of some classes of Notes or Certificates, as applicable, a right of first refusal to purchase from the trust fund at a predetermined purchase price any mortgage loan or contract as to which a specified number of scheduled payments under the Agreement are delinquent. Any right of first refusal granted to the holder of an Offered Security will be described in the prospectus supplement. The prospectus supplement will also describe any similar right granted to any person if the predetermined purchase price is less than the Purchase Price described above under "--Representations and Warranties; Repurchases."

         If specified in the prospectus supplement, the servicer may offer to sell any defaulted mortgage loan or contract described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect to that defaulted mortgage loan or contract, if and when the servicer determines, consistent with the Servicing Standard, so that a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure, repossession or similar proceedings. The related Agreement will provide that any offering be made in a commercially reasonable manner for a specified period and that the servicer accept the highest cash bid received from any person (including itself, an affiliate of the servicer or any securityholder) that constitutes a fair price for that defaulted mortgage loan or contract. If there is no bid that is determined to be fair, the servicer will proceed with respect to that defaulted mortgage loan or contract as described below. Any bid in an amount at least equal to the Purchase Price described above under "--Representations and Warranties; Repurchases" will in all cases be deemed fair.

         The servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a mortgage loan by operation of law or otherwise and may at any time repossess and realize upon any manufactured home, if that action is consistent with the Servicing Standard and a default on that mortgage loan or contract has occurred or, in the servicer's judgment, is imminent.

         If title to any Mortgaged Property is acquired by a trust fund as to which a REMIC election has been made, the servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property within three years from the close of the calendar year of acquisition, unless (1) the Internal Revenue Service grants an extension of time to sell that property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than three years after the close of the calendar year of its acquisition will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any Notes or Certificates, as applicable, are outstanding. Subject to the foregoing, the servicer will be required to (A) solicit bids for any Mortgaged Property so acquired in that manner as will be reasonably likely to realize a fair price for that property and (B) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

         The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made for the related trust fund) on the ownership and management of any Mortgaged Property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of Mortgage Loans--Foreclosure."

         If recovery on a defaulted Asset under any related instrument of credit support is not available, the servicer nevertheless will be obligated to follow or cause to be followed those normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Asset. If the proceeds of any liquidation of the property securing the defaulted Asset are less than the outstanding principal balance of the defaulted Asset plus interest accrued on the defaulted Asset at the applicable interest rate, plus the total amount of expenses incurred by the servicer in connection with those proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference. The servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Asset, before the distribution of those Liquidation Proceeds to securityholders, amounts representing its normal servicing compensation on the Security, unreimbursed servicing expenses incurred with respect to the Asset and any unreimbursed advances of delinquent payments made with respect to the Asset.

         If any property securing a defaulted Asset is damaged the servicer is not required to expend its own funds to restore the damaged property unless it determines (1) that restoration will increase the proceeds to securityholders on liquidation of the Asset after reimbursement of the servicer for its expenses and (2) that its expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

         The pooling and servicing agreement will require the trustee, if it has not received a distribution for any Mortgage Security or Agency Security by the fifth business day after the date on which that distribution was due and payable pursuant to the terms of that Agency Security, to request the issuer or guarantor, if any, of that Mortgage Security or Agency Security to make that payment as promptly as possible and legally permitted to take legal action against that issuer or guarantor as the trustee deems appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of this legal action will be reimbursable to the trustee out of the proceeds of that action and will be retained by the trustee before the deposit of any remaining proceeds in the Collection Account pending distribution of the Collection Account to securityholders of the related series. If the proceeds of any legal action are insufficient to reimburse the trustee for its legal fees and expenses, the trustee will be entitled to withdraw from the Collection Account an amount equal to its expenses, and the trust fund may realize a loss in that amount.

         As servicer of the Assets, a servicer, on behalf of itself, the trustee and the securityholders, will present claims to the borrower under each instrument of credit support, and will take those reasonable steps as are necessary to receive payment or to permit recovery under these instruments for defaulted Assets.

         If a servicer or its designee recovers payments under any instrument of credit support for any defaulted Assets, the servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of those proceeds, before distribution of the Collection Account to securityholders, amounts representing its normal servicing compensation on that Asset, unreimbursed servicing expenses incurred for the Asset and any unreimbursed advances of delinquent payments made with respect to the Asset. See "Hazard Insurance Policies" and "Description of Credit Support."

         Hazard Insurance Policies

         Mortgage Loans. Generally, each Agreement for a trust fund composed of mortgage loans will require the servicer to cause the borrower on each mortgage loan to maintain a hazard insurance policy (including flood insurance coverage, if obtainable, to the extent the property is located in a federally designated flood area, in an amount as is required under applicable guidelines) providing for the level of coverage that is required under the related Mortgage or, if any Mortgage permits its holder to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, then the level of coverage that is consistent with the Servicing Standard. That coverage will be in general in an amount equal to the lesser of the principal balance owing on that mortgage loan (but not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy) and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis or any other amount specified in the prospectus supplement. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the servicer under any of these policies (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and mortgage note) will be deposited in the Collection Account in accordance with the related Agreement.

         The Agreement may provide that the servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the servicer's maintaining a blanket policy insuring against hazard losses on the mortgage loans. If the blanket policy contains a deductible clause, the servicer will be required to deposit in the Collection Account from its own funds all sums that would have been deposited in the Collection Account but for that clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms of the policies are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and other kinds of uninsured risks.

         The hazard insurance policies covering the Mortgaged Properties securing the mortgage loans will typically contain a coinsurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the coinsurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

         Each Agreement for a trust fund composed of mortgage loans will require the servicer to cause the borrower on each mortgage loan to maintain all other insurance coverage for the related Mortgaged Property as is consistent with the terms of the related Mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

         Any cost incurred by the servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of that cost will not be taken into account for purposes of calculating the distribution to be made to securityholders. Those costs may be recovered by the servicer from the Collection Account, with interest, as provided by the Agreement.

         Under the terms of the mortgage loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The servicer, on behalf of the trustee and securityholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the mortgage loans. However, the ability of the servicer to present or cause to be presented those claims is dependent upon the extent to which information in this regard is furnished to the servicer by borrowers.

         Contracts. Generally, the terms of the agreement for a trust fund composed of contracts will require the servicer to maintain for each contract one or more hazard insurance policies that provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue those policies in the state in which the manufactured home is located, and in an amount that is not less than the maximum insurable value of that manufactured home or the principal balance due from the borrower on the related contract, whichever is less; provided, however, that the amount of coverage provided by each hazard insurance policy must be sufficient to avoid the application of any co-insurance clause contained therein. When a manufactured home's location was, at the time of origination of the related contract, within a federally designated special flood hazard area, the servicer must cause flood insurance to be maintained, which coverage must be at least equal to the minimum amount specified in the preceding sentence or any lesser amount as may be available under the federal flood insurance program. Each hazard insurance policy caused to be maintained by the servicer must contain a standard loss payee clause in favor of the servicer and its successors and assigns. If any borrower is in default in the payment of premiums on its hazard insurance policy or policies, the servicer must pay those premiums out of its own funds, and may add separately the premiums to the borrower's obligation as provided by the contract, but may not add the premiums to the remaining principal balance of the contract.

         The servicer may maintain, in lieu of causing individual hazard insurance policies to be maintained for each manufactured home, and must maintain, to the extent that the related contract does not require the borrower to maintain a hazard insurance policy for the related manufactured home, one or more blanket insurance policies covering losses on the borrower's interest in the contracts resulting from the absence or insufficiency of individual hazard insurance policies. The servicer must pay the premium for that blanket policy on the basis described therein and must pay any deductible amount for claims under that policy relating to the contracts.

         FHA Insurance and VA Guarantees

         FHA loans will be insured by the FHA as authorized under the Housing Act. Some FHA loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA Title I Program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. The prospectus supplement for Notes or Certificates, as applicable, of each series evidencing interests in a trust fund including FHA loans will set forth additional information regarding the regulations governing the applicable FHA insurance programs. Except as otherwise specified in the prospectus supplement, the following describes FHA insurance programs and regulations as generally in effect for FHA loans.

         The insurance premiums for FHA loans are collected by lenders approved by the Department of Housing and Urban Development ("HUD") or by the servicer and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to the United States of America or upon assignment of the defaulted loan to the United States of America. For a defaulted FHA loan, the servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the borrower's control, the servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Those plans may involve the reduction or suspension of regular mortgage payments for a specified period, with those payments to be made on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or, other than FHA loans originated under the FHA Title I Program, beyond the maturity date. In addition, when a default caused by those circumstances is accompanied by other criteria, HUD may provide relief by making payments to the servicer in partial or full satisfaction of amounts due under the FHA loan (which payments are to be repaid by the borrower to HUD) or by accepting assignment of the loan from the servicer. With some exceptions, at least three full monthly installments must be due and unpaid under the FHA loan, and HUD must have rejected any request for relief from the borrower before the servicer may initiate foreclosure proceedings.

         HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. To the extent specified in the prospectus supplement, the servicer of each single family FHA loan will be obligated to purchase any debenture issued in satisfaction of that FHA loan upon default for an amount equal to the principal amount of that debenture.

         Other than in relation to the FHA Title I Program, the amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted FHA loan adjusted to reimburse the servicer for some of its costs and expenses and to deduct amounts received or retained by the servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid before that date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the FHA loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the mortgage and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

         VA loans will be partially guaranteed by the VA under the Serviceman's Readjustment Act (a "VA Guaranty Policy"). For a defaulted VA loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the Mortgaged Property.

         The amount payable under the guarantee will be the percentage of the VA loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of that VA loan, interest accrued on the unpaid balance of that VA loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that those amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

         Fidelity Bonds and Errors and Omissions Insurance

         Each Agreement will require that the servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination of these insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the servicer. The related Agreement will allow the servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the servicer so long as the criteria set forth in the Agreement are met.

         Due-on-Sale Clauses

         The mortgage loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the mortgage loan upon any sale, transfer or conveyance of the related Mortgaged Property. The servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the servicer will not take any action in relation to the enforcement of any due-on-sale clause that would:

         o adversely affect or jeopardize coverage under any applicable insurance policy or

         o materially increase the risk of default or delinquency on, or materially impair the security for, that mortgage loan.

Any fee collected by or on behalf of the servicer for entering into an assumption agreement will be retained by or on behalf of the servicer as additional servicing compensation. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses."

         The contracts may also contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related mortgaged property, or due-on-sale clauses. The servicer will generally permit that transfer so long as the transferee satisfies the servicer's then applicable underwriting standards. The purpose of those transfers is often to avoid a default by the transferring borrower.

         Retained Interest; Servicing Compensation and Payment of Expenses

         The prospectus supplement for a series of Notes or Certificates, as applicable, will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner of this Retained Interest. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in an Asset represents a specified portion of the interest payable on the Asset. The Retained Interest will be deducted from borrower payments as received and will not be part of the related trust fund.

         The servicer's primary servicing compensation for a series of Notes or Certificates, as applicable, will come from the periodic payment to it of a portion of the interest payment on each Asset or any other amount specified in the prospectus supplement. Since any Retained Interest and a servicer's primary compensation are percentages of the principal balance of each Asset, those amounts will decrease in accordance with the amortization of the Assets. The prospectus supplement for a series of Notes or Certificates, as applicable, evidencing interests in a trust fund that includes mortgage loans or contracts may provide that, as additional compensation, the servicer may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from borrowers and any interest or other income that may be earned on funds held in the Collection Account or any account established by a servicer pursuant to the Agreement.

         The servicer may, to the extent provided in the prospectus supplement, pay from its servicing compensation expenses incurred in connection with its servicing and managing of the Assets, including payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and payment of any other expenses described in the prospectus supplement. Some other expenses, including expenses relating to defaults and liquidations on the Assets and, to the extent so provided in the prospectus supplement, interest on these expenses at the rate specified in the prospectus supplement may be borne by the trust fund.

         If and to the extent provided in the prospectus supplement, the servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to interest shortfalls resulting from the voluntary prepayment of any Assets in the related trust fund during that period before their due dates.

         Evidence as to Compliance

         Each Agreement relating to Assets that include mortgage loans or contracts, unless otherwise provided in the prospectus supplement, will provide that on or before a specified date in each year, beginning with the first of these dates at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or any other program used by the servicer, the servicing by or on behalf of the servicer of mortgage loans under agreements substantially similar to each other (including the related Agreement) was conducted in compliance with the terms of those agreements or that program except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for Freddie Mac, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, or any other program, requires it to report.

         Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an officer's certificate of the servicer to the effect that the servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

         Certain Matters Regarding Servicers, the Master Servicer and the Depositor

         The servicer or master servicer under each Agreement will be named in the prospectus supplement. The entities serving as servicer or master servicer may be affiliates of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. If applicable, reference in this prospectus to the servicer will also be deemed to be to the master servicer. Each Agreement will provide, in general, that:

         o The servicer may resign from its obligations and duties under the Agreement only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the servicer so causing that conflict being of a type and nature carried on by the servicer at the date of the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the Agreement.

         o Neither any servicer, the depositor nor any director, officer, employee, or agent of a servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a servicer, the depositor nor any other person will be protected against any breach of a representation, warranty or covenant made in the related Agreement, or against any liability specifically imposed by the Agreement, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Agreement or by reason of reckless disregard of obligations and duties under the Agreement.

         o Any servicer, the depositor and any director, officer, employee or agent of a servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Notes or Certificates, as applicable; provided, however, that that indemnification will not extend to any loss, liability or expense

                  (1) specifically imposed by that Agreement or otherwise incidental to the performance of obligations and duties under the Agreement, including, in the case of a servicer, the prosecution of an enforcement action in respect of any specific mortgage loan or mortgage loans or contract or contracts (except as any loss, liability or expense will be otherwise reimbursable pursuant to that Agreement);

                  (2) incurred in connection with any breach of a representation, warranty or covenant made in that Agreement;

                  (3) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Agreement, or by reason of reckless disregard of those obligations or duties;

                  (4) incurred in connection with any violation of any state or federal securities law; or

                  (5) imposed by any taxing authority if that loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

         o Neither any servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties to the Agreement and the interests of the securityholders under the Agreement. In that event, the legal expenses and costs of that action and any liability resulting will be expenses, costs and liabilities of the securityholders, and the servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Account.

         Any person into which the servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer or the depositor is a party, or any person succeeding to the business of the servicer or the depositor, may be the successor of the servicer or the depositor, as the case may be, under the terms of the related Agreement.

         Special Servicers

         If and to the extent specified in the prospectus supplement, a special servicer (a "Special servicer") may be a party to the related Agreement or may be appointed by the servicer or another specified party to perform specified duties in respect of servicing the related mortgage loans that would otherwise be performed by the servicer (for example, the workout and/or foreclosure of defaulted mortgage loans). The rights and obligations of any Special servicer will be specified in the prospectus supplement, and the servicer will be liable for the performance of a Special servicer only if, and to the extent, set forth in the prospectus supplement.

         Events of Default under the Agreement

         Events of default under the related Agreement will generally include:

         o any failure by the servicer to distribute or cause to be distributed to securityholders, or to remit to the trustee for distribution to securityholders, any required payment that continues after a grace period, if any;

         o any failure by the servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement that continues unremedied for 30 days after written notice of that failure has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by securityholders evidencing not less than 25% of the voting rights for that series;

         o any breach of a representation or warranty made by the servicer under the Agreement that materially and adversely affects the interests of securityholders and which continues unremedied for 30 days after written notice of that breach has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by the holders of Notes or Certificates, as applicable, evidencing not less than 25% of the voting rights for that series; and

         o some events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations.

         Material variations to the foregoing events of default (other than to shorten cure periods or eliminate notice requirements) will be specified in the prospectus supplement. The trustee will, not later than the later of 60 days or any other period specified in the prospectus supplement after the occurrence of any event that constitutes or, with notice or lapse of time or both, would constitute an event of default and five days after specific officers of the trustee become aware of the occurrence of that event, transmit by mail to the depositor and all securityholders of the applicable series notice of that occurrence, unless that default has been cured or waived.

         Rights Upon Event of Default under the Agreements

         So long as an event of default under an Agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of Notes or Certificates, as applicable, evidencing not less than 51% (or any other percentage specified in the Agreement) of the voting rights for that series, the trustee will terminate all of the rights and obligations of the servicer under the Agreement and in and to the mortgage loans (other than as a securityholder or as the owner of any Retained Interest), whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the Agreement (except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent Assets, or if the prospectus supplement so specifies, then the trustee will not be obligated to make those advances) and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may or, at the written request of the holders of Notes or Certificates, as applicable, entitled to at least 51% (or any other percentage specified in the Agreement) of the voting rights for that series, it must appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the rating agency with a net worth at the time of that appointment of at least $15,000,000 (or any other amount specified in the Agreement) to act as successor to the servicer under the Agreement. Pending that appointment, the trustee is obligated to act in that capacity. The trustee and any successor servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the servicer under the Agreement.

         The holders of Notes or Certificates, as applicable, representing at least 66 2/3% (or any other percentage specified in the Agreement) of the voting rights allocated to the respective classes of Notes or Certificates, as applicable, affected by any event of default will be entitled to waive that event of default; provided, however, that an Event of Default involving a failure to distribute a required payment to securityholders described in clause
(1) under "Events of Default under the Agreements" may be waived only by all of the securityholders. Upon any waiver of an event of default, that event of default will cease to exist and will be deemed to have been remedied for every purpose under the Agreement.

         No securityholders will have the right under any Agreement to institute any proceeding with respect to the Agreement unless that holder previously has given to the trustee written notice of default and unless the holders of Notes or Certificates, as applicable, evidencing not less than 25% (or any other percentage specified in the Agreement) of the voting rights have made written request upon the trustee to institute that proceeding in its own name as trustee under the Agreement and have offered to the trustee reasonable indemnity, and the trustee for 60 days (or any other number of days specified in the Agreement) has neglected or refused to institute any proceeding. The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising under the Agreement or to institute, conduct or defend any litigation under the Agreement or in relation to the Agreement at the request, order or direction of any of the securityholders covered by that Agreement, unless those securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred.

         The manner of determining the voting rights of a Security or class or classes of Notes or Certificates, as applicable, will be specified in the Agreement.

         Amendment

         In general, each Agreement may be amended by the parties to it, without the consent of any securityholders covered by the Agreement, to

                  (1)      cure any ambiguity or mistake;

                  (2) correct, modify or supplement any provision in the Agreement that may be inconsistent with any other provision in the Agreement or with the prospectus supplement;

                  (3) make any other provisions with respect to matters or questions arising under the Agreement that are not materially inconsistent with the provisions of the Agreement; or

                  (4) comply with any requirements imposed by the Code; provided that, in the case of clause (3), that amendment will not adversely affect in any material respect the interests of any securityholders covered by the Agreement as evidenced either by an opinion of counsel to that effect or the delivery to the trustee of written notification from each rating agency that provides, at the request of the depositor, a rating for the Offered Notes or Offered Certificates, as applicable, of the related series to the effect that that amendment or supplement will not cause that rating agency to lower or withdraw the then current rating assigned to those Notes or Certificates, as applicable.

         In general, each Agreement may also be amended by the depositor, the servicer, if any, and the trustee, with the consent of the securityholders affected by the amendment evidencing not less than 51% (or any other percentage specified in the Agreement) of the voting rights, for any purpose; provided, however, no amendment may (1) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Assets that are required to be distributed on any Security without the consent of the securityholder or (2) reduce the consent percentages described in this paragraph without the consent of all the securityholders covered by the Agreement then outstanding. However, for any series of Notes or Certificates, as applicable, as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it has first have received an opinion of counsel to the effect that that amendment will not result in the imposition of a tax on the related trust fund or, if applicable, cause the related trust fund to fail to qualify as a REMIC, at any time that the related Notes or Certificates, as applicable, are outstanding.

         The Trustee

         The trustee under each Agreement will be named in the prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with the depositor and its affiliates, with any servicer and its affiliates and with any master servicer and its affiliates. To the extent consistent with its fiduciary obligations as trustee, the trustee may delegate its duties to one or more agents as provided in the Agreement.

         Duties of the Trustee

         The trustee will make no representations as to the validity or sufficiency of any Agreement, the Notes or Certificates, as applicable, or any Asset or related document and is not accountable for the use or application by or on behalf of any servicer of any funds paid to the master servicer or its designee in respect of the Notes or Certificates, as applicable, or the Assets, or deposited into or withdrawn from the Collection Account or any other account by or on behalf of the servicer. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement, as applicable. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine those documents and to determine whether they conform to the requirements of the Agreement.

         Certain Matters Regarding the Trustee

         The trustee and any director, officer, employee or agent of the trustee will be entitled to indemnification out of the Collection Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the trustee's

         (1) enforcing its rights and remedies and protecting the interests of the securityholders during the continuance of an Event of Default,

         (2) defending or prosecuting any legal action in respect of the related Agreement or series of Notes or Certificates, as applicable,

         (3) being the mortgagee of record for the mortgage loans in a trust fund and the owner of record for any Mortgaged Property acquired in respect thereof for the benefit of securityholders, or

         (4) acting or refraining from acting in good faith at the direction of the holders of the related series of Notes or Certificates, as applicable, entitled to not less than 25% (or any other percentage as is specified in the related Agreement for any particular matter) of the voting rights for that series;

provided, however, that this indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties under the Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Agreement.

         Resignation and Removal of the Trustee

         The trustee may at any time resign from its obligations and duties under an Agreement by giving written notice of its resignation to the depositor, the servicer, if any, each rating agency, and all securityholders. Upon receiving that notice of resignation, the depositor is required promptly to appoint a successor trustee acceptable to the servicer, if any. If no successor trustee has been so appointed and has accepted appointment within 30 days after the giving of that notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         If at any time the trustee ceases to be eligible to continue as a trustee under the related Agreement, or if at any time the trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a change in the financial condition of the trustee has adversely affected or will adversely affect the rating on any class of the Notes or Certificates, as applicable, then the depositor and/or a party specified in the related Agreement may remove the trustee and appoint a successor trustee acceptable to the master servicer, if any, according to the terms of the related Agreement. Securityholders of any series entitled to at least 51% (or any other percentage specified in the prospectus supplement) of the voting rights for that series may at any time remove the trustee without cause and appoint a successor trustee.

         Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

Material Terms of the Indenture

         General

         The following summary describes the material provisions that may appear in each indenture. The prospectus supplement for a series of Notes will describe any provision of the indenture relating to that series that materially differs from the description of that provision contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified by reference to, all of the provisions of the indenture for a series of Notes. A form of an indenture has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The depositor will provide a copy of the indenture (without exhibits) relating to any series of Notes without charge upon written request of a securityholder of that series addressed to ACE Securities Corp., 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211,
Attention: Elizabeth S. Eldridge.

         Events of Default

         Events of default under the indenture for each series of Notes will generally include:

         o a default for thirty days (or any other number of days specified in the prospectus supplement) or more in the payment of any principal of or interest on a Note of that series, to the extent specified in the prospectus supplement;

         o failure to perform any other covenant of the depositor or the trust fund in the indenture that continues for a period of sixty days (or any other number of days specified in the prospectus supplement or the indenture) after notice of the failure is given in accordance with the procedures described in the prospectus supplement;

         o any representation or warranty made by the depositor or the trust fund in the indenture or in any certificate or other writing delivered pursuant to the indenture or in connection with the indenture with respect to or affecting that series having been incorrect in a material respect as of the time made, and that breach is not cured within sixty days (or any other number of days specified in the prospectus supplement) after notice of the breach is given in accordance with the procedures described in the prospectus supplement;

         o specified events of bankruptcy, insolvency, receivership or liquidation of the trust fund; or

         o any other event of default provided with respect to Notes of that series.

         If an event of default with respect to the Notes of any series at the time outstanding occurs and is continuing, subject to and in accordance with the terms of the indenture, either the indenture trustee or the holders of a majority of the then total outstanding amount of the Notes of that series may declare the principal amount (or, if the Notes of that series are Accrual Securities, that portion of the principal amount as may be specified in the terms of that series, as provided in the indenture) of all the Notes of that series to be due and payable immediately. That declaration may, under some circumstances, be rescinded and annulled by the securityholders of a majority in total outstanding amount of the Notes of that series.

         If, following an event of default with respect to any series of Notes, the Notes of that series have been declared to be due and payable, the indenture trustee may, in its discretion, notwithstanding that acceleration, elect to maintain possession of the collateral securing the Notes of that series and to continue to apply distributions on that collateral as if there had been no declaration of acceleration if that collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of that series as they would have become due if there had not been that declaration. In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an event of default, other than a default in the payment of any principal or interest on any Note of that series for thirty days or more, unless

                  (1) the holders of 100% (or any other percentage specified in the indenture) of the then total outstanding amount of the Notes of that series consent to that sale;

                  (2) the proceeds of that sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of that series at the date of that sale; or

                  (3) the indenture trustee determines that that collateral would not be sufficient on an ongoing basis to make all payments on the Notes as those payments would have become due if the Notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% (or any other percentage specified in the indenture) of the then total outstanding amount of the Notes of that series.

         If so specified in the prospectus supplement, only holders of particular classes of Notes will have the right to declare the Notes of that series to be immediately due and payable in the event of a payment default, as described above, and to exercise the remedies described above.

         If the indenture trustee liquidates the collateral in connection with an event of default involving a default for thirty days (or any other number of days specified in the indenture) or more in the payment of principal of or interest on the Notes of a series, the indenture provides that the indenture trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of that event of default, the amount available for distribution to the securityholders would be less than would otherwise be the case. However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the securityholders after the occurrence of that event of default.

         To the extent provided in the prospectus supplement, in the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the Notes less the amount of the discount that is unamortized.

         Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case an event of default occurs and continues for a series of Notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the securityholders of that series, unless those holders offer to the indenture trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in complying with that request or direction. Subject to those provisions for indemnification and some limitations contained in the indenture, the holders of a majority of the then total outstanding amount of the Notes of that series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to the Notes of that series, and the holders of a majority of the then total outstanding amount of the Notes of that series may, in some cases, waive any default with respect to the Notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of that series affected.

         Discharge of Indenture

         The indenture will be discharged, subject to the provisions of the indenture, for a series of Notes (except for continuing rights specified in the indenture) upon the delivery to the indenture trustee for cancellation of all the Notes of that series or, with some limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the Notes of that series.

         With some limitations, the indenture will provide that, if specified for the Notes of any series, the related trust fund will be discharged from any and all obligations in respect of the Notes of that series (except for obligations specified in the indenture including obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of that series, to replace stolen, lost or mutilated Notes of that series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the indenture trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect of the Notes in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of that series on the maturity date for those Notes and any installment of interest on those Notes in accordance with the terms of the indenture and the Notes of that series. In the event of any defeasance and discharge of Notes of that series, holders of Notes of that series would be able to look only to that money and/or those direct obligations for payment of principal and interest, if any, on their Notes until maturity.

         Indenture Trustee's Annual Report

         The indenture trustee for each series of Notes will be required to mail each year to all related securityholders a brief report, as provided in the indenture, relating to its eligibility and qualification to continue as indenture trustee under the related indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of indebtedness owing by that Trust to the applicable indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee in its capacity as indenture trustee and any action taken by it that materially affects the Notes and that has not been previously reported.

         The Indenture Trustee

         The indenture trustee for a series of Notes will be specified in the prospectus supplement. The indenture trustee for any series may resign at any time in accordance with the terms of the indenture, in which event the depositor or the appropriate party designated in the indenture will be obligated to appoint a successor trustee for that series. The depositor or the appropriate party designated in the indenture may also remove any indenture trustee if that indenture trustee ceases to be eligible to continue as the indenture trustee under the related indenture, if that indenture trustee becomes insolvent or for any other grounds specified in the indenture. In those circumstances the depositor or the appropriate party designated in the indenture will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the indenture trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for that series.

         The bank or trust company serving as indenture trustee may have a banking relationship with the depositor or any of its affiliates, a servicer or any of its affiliates or the master servicer or any of its affiliates. To the extent consistent with its fiduciary obligations as indenture trustee, the indenture trustee may delegate its duties to one or more agents as provided in the indenture and the Agreement.

                          Description of Credit Support

General

         For any series of Notes or Certificates, as applicable, credit support may be provided for one or more classes of the series or the related Assets. Credit support may be in the form of:

         o the subordination of one or more classes of Notes or Certificates, as applicable,;

         o        letters of credit;

         o        insurance policies;

         o        guarantees;

         o        the establishment of one or more reserve funds; or

         o any other method of credit support described in the prospectus supplement, or any combination of the foregoing.

         Any form of credit support may be structured so as to be drawn upon by more than one series to the extent described in the prospectus supplement.

         The coverage provided by any credit support will be described in the prospectus supplement. Generally, that coverage will not provide protection against all risks of loss and will not guarantee repayment of the entire Security Balance of the Notes or Certificates, as applicable, and interest on the Security Balance. If losses or shortfalls occur that exceed the amount covered by credit support or that are not covered by credit support, securityholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of Notes or Certificates, as applicable, (each, a "Covered Trust"), securityholders evidencing interests in any of those Covered Trusts will be subject to the risk that the credit support will be exhausted by the claims of other Covered Trusts before that Covered Trust receiving any of its intended share of that coverage.

         If credit support is provided for one or more classes of Notes or Certificates, as applicable, of a series, or the related Assets, the prospectus supplement will include a description of

         (a)      the nature and amount of coverage under that credit support,

         (b) any conditions to payment under the prospectus supplement not otherwise described in this prospectus,

         (c) the conditions (if any) under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced and

         (d)      the material provisions relating to that credit support.

Additionally, the prospectus supplement will set forth information with respect to the obligor under any financial guaranty insurance policy, letter of credit, guarantee or similar instrument of credit support, including

         (1)      a brief description of its principal business activities,

         (2) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

         (3) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

         (4) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the prospectus supplement.

Subordinate Securities

         One or more classes of Notes or Certificates, as applicable, of a series may be Subordinate Notes or Subordinate Certificates, as applicable, if specified in the prospectus supplement. The rights of the holders of Subordinate Notes or Subordinate Certificates, as applicable, to receive distributions of principal and interest from the Collection Account on any Distribution Date will be subordinated to those rights of the holders of Senior Notes or Senior Certificates, as applicable. The subordination of a class may apply only in the event of (or may be limited to) particular types of losses or shortfalls. The prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Notes or Subordinate Certificates, as applicable, in a series, the circumstances in which that subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

Cross-Support Provisions

         If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Notes or Certificates, as applicable, of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Notes or Senior Certificates, as applicable, evidencing interests in one group of mortgage loans before distributions on Subordinate Notes or Subordinate Certificates, as applicable, evidencing interests in a different group of mortgage loans within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

Limited Guarantee

         If specified in the prospectus supplement for a series of Notes or Certificates, as applicable, credit enhancement may be provided in the form of a limited guarantee issued by a guarantor named in the prospectus supplement.

Financial Guaranty Insurance Policy or Surety Bond

         Credit enhancement may be provided in the form of a financial guaranty insurance policy or a surety bond issued by an insurer named in the policy or surety bond, if specified in the prospectus supplement.

Letter of Credit

         Alternative credit support for a series of Notes or Certificates, as applicable, may be provided by the issuance of a letter of credit by the bank or financial institution specified in the prospectus supplement. The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued for a series of Notes or Certificates, as applicable, will be set forth in the prospectus supplement relating to that series.

Pool Insurance Policies

         If specified in the prospectus supplement relating to a series of Notes or Certificates, as applicable, a pool insurance policy for the mortgage loans in the related trust fund will be obtained. The pool insurance policy will cover any loss (subject to the limitations described in the prospectus supplement) by reason of default to the extent a related mortgage loan is not covered by any primary mortgage insurance policy. The amount and principal terms of any pool insurance coverage will be set forth in the prospectus supplement.

Special Hazard Insurance Policies

         A special hazard insurance policy may also be obtained for the related trust fund, if specified in the prospectus supplement, in the amount set forth in the prospectus supplement. The special hazard insurance policy will, subject to the limitations described in the prospectus supplement, protect against loss by reason of damage to Mortgaged Properties caused by hazards not insured against under the standard form of hazard insurance policy for the respective states, in which the Mortgaged Properties are located. The amount and principal terms of any special hazard insurance coverage will be set forth in the prospectus supplement.

Borrower Bankruptcy Bond

         Losses resulting from a bankruptcy proceeding relating to a borrower affecting the mortgage loans in a trust fund for a series of Notes or Certificates, as applicable, will, if specified in the prospectus supplement, be covered under a borrower bankruptcy bond (or any other instrument that will not result in a downgrading of the rating of the Notes or Certificates, as applicable, of a series by the rating agency or agencies that rate that series). Any borrower bankruptcy bond or any other instrument will provide for coverage in an amount meeting the criteria of the rating agency or agencies rating the Notes or Certificates, as applicable, of the related series, which amount will be set forth in the prospectus supplement. The amount and principal terms of any borrower bankruptcy coverage will be set forth in the prospectus supplement.

Reserve Funds

         If so provided in the prospectus supplement for a series of Notes or Certificates, as applicable, deficiencies in amounts otherwise payable on those Notes or Certificates, as applicable, or specific classes of Notes or Certificates, as applicable, will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination of these will be deposited, in the amounts so specified in the prospectus supplement. The reserve funds for a series may also be funded over time by depositing a specified amount of the distributions received on the related Assets as specified in the prospectus supplement.

         Amounts on deposit in any reserve fund for a series, together with the reinvestment income on these amounts, if any, will be applied for the purposes, in the manner, and to the extent specified in the prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Notes or Certificates, as applicable. If specified in the prospectus supplement, reserve funds may be established to provide limited protection against only some types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the prospectus supplement and will not be available for further application to the Notes or Certificates, as applicable.

         Money deposited in any reserve funds will be invested in Permitted Investments, to the extent specified in the prospectus supplement. To the extent specified in the prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to the reserve fund. However, that income may be payable to any related servicer or another service provider or other entity. To the extent specified in the prospectus supplement, the reserve fund, if any, for a series will not be a part of the trust fund.

         Additional information concerning any reserve fund will be set forth in the prospectus supplement, including the initial balance of the reserve fund, the balance required to be maintained in the reserve fund, the manner in which the required balance will decrease over time, the manner of funding the reserve fund, the purposes for which funds in the reserve fund may be applied to make distributions to securityholders and use of investment earnings from the reserve fund, if any.

Overcollateralization

         If specified in the prospectus supplement, subordination provisions of a trust fund may be used to accelerate to a limited extent the amortization of one or more classes of Notes or Certificates, as applicable, relative to the amortization of the related Assets. The accelerated amortization is achieved by the application of excess interest to the payment of principal of one or more classes of Notes or Certificates, as applicable. This acceleration feature creates, for the Assets or groups of Assets, overcollateralization, which is the excess of the total principal balance of the related Assets, or a group of related Assets, over the principal balance of the related class or classes of Notes or Certificates, as applicable. This acceleration may continue for the life of the related Security, or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to the provisions specified in the prospectus supplement, the limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

                     Certain Legal Aspects of Mortgage Loans

         The following discussion contains summaries, which are general in nature, of legal aspects of loans secured by single-family or multi-family residential properties. Because these legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the mortgage loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. In this regard, the following discussion does not fully reflect federal regulations for FHA loans and VA loans. See "Description of The Trust Funds--FHA Loans and VA Loans," "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--FHA Insurance and VA Guarantees" and "Description of the Trust Funds--Assets."

General

         All of the mortgage loans are evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending on the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to that instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

         A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--a borrower (usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this prospectus, unless the context otherwise requires, "borrower" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt.

         Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note.

         In case the borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, some federal laws (including the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

         The mortgages that encumber multifamily properties may contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

Interest in Real Property

         The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, that instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by that lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating that interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of that interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. The depositor, the Asset Seller or other entity specified in the prospectus supplement will make representations and warranties in the Agreement or representations and warranties will be assigned to the trustee for any mortgage loans secured by an interest in a leasehold estate. Those representation and warranties, if applicable, will be set forth in the prospectus supplement.

Cooperative Loans

         If specified in the prospectus supplement, the mortgage loans may also consist of cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by a cooperative housing corporation (a "Cooperative") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property that it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. That lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

         Each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units in the building. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property borrower, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the Cooperative's apartment building or obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease.

         If the Cooperative is unable to meet the payment obligations (1) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make that final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreement. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the Cooperative Loans.

         The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements that confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing that tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a Cooperative Loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related Cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "--Foreclosure--Cooperative Loans" below.

Land Sale Contracts

         Under an installment land sale contract for the sale of real estate (a "land sale contract") the contract seller (hereinafter referred to as the "contract lender") retains legal title to the property and enters into an agreement with the contract purchaser (hereinafter referred to as the "contract borrower") for the payment of the purchase price, plus interest, over the term of the land sale contract. Only after full performance by the borrower of the contract is the contract lender obligated to convey title to the real estate to the purchaser. As with mortgage or deed of trust financing, during the effective period of the land sale contract, the contract borrower is responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

         The method of enforcing the rights of the contract lender under an installment contract varies on a state-by-state basis depending on the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of land sale contracts generally provide that upon default by the contract borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The contract lender in that situation does not have to foreclose to obtain title to the property, although in some cases a quiet title action is in order if the contract borrower has filed the land sale contract in local land records and an ejectment action may be necessary to recover possession.

         In a few states, particularly in cases of contract borrower default during the early years of a land sale contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under land sale contracts from the harsh consequences of forfeiture. Under those statues, a judicial contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a contract borrower with significant investment in the property under a land sale contract for the sale of real estate to share the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the contract lender's procedures for obtaining possession and clear title under a land sale contract for the sale of real estate in a particular state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

Foreclosure

         General

         Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

         Foreclosure procedures for the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in some limited circumstances, such as strict foreclosure.

         Judicial Foreclosure

         A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

         Equitable Limitations on Enforceability of Certain Provisions

         United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair. Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan.

         In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

         Non-Judicial Foreclosure/Power of Sale

         Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law.

         In some states, before the sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

         Public Sale

         A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights that may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses that may be recovered by a lender. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending on market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

         A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, for those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and specific governmental liens.

         The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by those holders.

         Rights of Redemption

         The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the borrower, and all persons who have an interest in the property that is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest that is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has begun, the redeeming party must pay some of the costs of that action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

         The equity of redemption is a common-law (non-statutory) right that exists before completion of the foreclosure, is not waivable by the borrower, must be exercised before foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held for more than three years from the close of the calendar year of its acquisition. For a series of Notes or Certificates, as applicable, for which an election is made to qualify the trust fund or a part of the trust fund as a REMIC, the Agreement will permit foreclosed property to be held for more than such three year period if the Internal Revenue Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for that additional period is permissible under the REMIC Provisions.

         Cooperative Loans

         The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be canceled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by that tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by that tenant-stockholder. The proprietary lease or occupancy agreement generally permit the Cooperative to terminate the lease or agreement in the event a borrower fails to make payments or defaults in the performance of covenants required under the proprietary lease or occupancy agreement. Typically, the lender and the Cooperative enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate that lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under that proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest on the Cooperative Loan.

         Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

         In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

         In the case of foreclosure on a building that was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to tenants who elected to remain in a building so converted.

Junior Mortgages

         Some of the mortgage loans may be secured by junior mortgages or deeds of trust, that are subordinate to first or other senior mortgages or deeds of trust held by other lenders. The rights of the trust fund as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the borrower, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure" above.

         Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern. Upon a failure of the borrower or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first mortgagee expends these sums, these sums will generally have priority over all sums due under the junior mortgage.

Anti-Deficiency Legislation and Other Limitations on Lenders

         Statutes in some states limit the right of a beneficiary under a deed of trust or a mortgagee under a mortgage to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.

         Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In some other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting that election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

         In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, numerous statutory provisions under the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq. (the "Bankruptcy Code"), may interfere with or affect the ability of the secured mortgage lender to obtain payment of a mortgage loan, to realize upon collateral and/or enforce a deficiency judgment. Under federal bankruptcy law, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and often no interest or principal payments are made during the course of the bankruptcy proceeding. In a case under the Bankruptcy Code, the secured party is precluded from foreclosing without authorization from the bankruptcy court. In addition, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 plan to cure a monetary default in respect of a mortgage loan by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no foreclosure sale had yet occurred) before the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the case, that affected the curing of a mortgage loan default by paying arrearages over a number of years.

         If a mortgage loan is secured by property not consisting solely of the debtor's principal residence, the Bankruptcy Code also permits that mortgage loan to be modified. These modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, and reducing the lender's security interest to the value of the property, thus leaving the lender in the position of a general unsecured creditor for the difference between the value of the property and the outstanding balance of the mortgage loan. Some courts have permitted these modifications when the mortgage loan is secured both by the debtor's principal residence and by personal property.

         In the case of income-producing multifamily properties, federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents.

         Some tax liens arising under the Code may in some circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases this liability may affect assignees of the mortgage loans.

         Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

Environmental Considerations

         A lender may be subject to unforeseen environmental risks when taking a security interest in real or personal property. Property subject to a security interest may be subject to federal, state, and local laws and regulations relating to environmental protection. These laws may regulate, among other things: emissions of air pollutants; discharges of wastewater or storm water; generation, transport, storage or disposal of hazardous waste or hazardous substances; operation, closure and removal of underground storage tanks; removal and disposal of asbestos-containing materials; and/or management of electrical or other equipment containing polychlorinated biphenyls ("PCBs"). Failure to comply with these laws and regulations may result in significant penalties, including civil and criminal fines. Under the laws of some states, environmental contamination on a property may give rise to a lien on the property to ensure the availability and/or reimbursement of cleanup costs. Generally all subsequent liens on that property are subordinated to the environmentally-related lien and, in some states, even prior recorded liens are subordinated to these liens ("Superliens"). In the latter states, the security interest of the trustee in a property that is subject to a Superlien could be adversely affected.

         Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and under state law in some states, a secured party that takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, operates a mortgaged property or undertakes particular types of activities that may constitute management of the mortgaged property may become liable in some circumstances for the cleanup costs of remedial action if hazardous wastes or hazardous substances have been released or disposed of on the property. These cleanup costs may be substantial. CERCLA imposes strict, as well as joint and several, liability for environmental remediation and/or damage costs on several classes of "potentially responsible parties," including current "owners and/or operators" of property, irrespective of whether those owners or operators caused or contributed to the contamination on the property. In addition, owners and operators of properties that generate hazardous substances that are disposed of at other "off-site" locations may be held strictly, jointly and severally liable for environmental remediation and/or damages at those off-site locations. Many states also have laws that are similar to CERCLA. Liability under CERCLA or under similar state law could exceed the value of the property itself as well as the total assets of the property owner.

         Although some provisions of the Asset Conservation Act (as defined in this prospectus) apply to trusts and fiduciaries, the law is somewhat unclear as to whether and under what precise circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender, such as the trust fund. Under the laws of some states and under CERCLA, a lender may be liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if that lender or its agents or employees have "participated in the management" of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or current owner or operator or other third party. Excluded from CERCLA's definition of "owner or operator" is a person "who without participating in the management of . . . [the] facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only to the extent that a lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities begin to encroach on the actual management of that facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property, the lender may incur potential CERCLA liability in various circumstances, including among others, when it holds the facility or property as an investment (including leasing the facility or property to a third party), fails to market the property in a timely fashion or fails to properly address environmental conditions at the property or facility.

         The Resource Conservation and Recovery Act, as amended ("RCRA"), contains a similar secured-creditor exemption for those lenders who hold a security interest in a petroleum underground storage tank ("UST") or in real estate containing a UST, or that acquire title to a petroleum UST or facility or property on which a UST is located. As under CERCLA, a lender may lose its secured-creditor exemption and be held liable under RCRA as a UST owner or operator if that lender or its employees or agents participate in the management of the UST. In addition, if the lender takes title to or possession of the UST or the real estate containing the UST, under some circumstances the secured-creditor exemption may be deemed to be unavailable.

         A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly construed CERCLA's secured-creditor exemption. The court's opinion suggested that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste to be liable under CERCLA; rather, liability could attach to a lender if its involvement with the management of the facility were broad enough to support the inference that the lender had the capacity to influence the borrower's treatment of hazardous waste. The court added that a lender's capacity to influence these decisions could be inferred from the extent of its involvement in the facility's financial management. A subsequent decision by the United States Court of Appeals for the Ninth Circuit in re Bergsoe Metal Corp., apparently disagreeing with, but not expressly contradicting, the Fleet Factors court, held that a secured lender had no liability absent "some actual management of the facility" on the part of the lender.

         Court decisions have taken varying views of the scope of the secured-creditor exemption, leading to administrative and legislative efforts to provide guidance to lenders on the scope of activities that would trigger CERCLA and/or RCRA liability. Until recently, these efforts have failed to provide substantial guidance.

         On September 28, 1996, however, Congress enacted, and on September 30, 1996, the President signed into law the Asset Conservation Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act"). The Asset Conservation Act was intended to clarify the scope of the secured creditor exemption under both CERCLA and RCRA. The Asset Conservation Act more explicitly defined the kinds of "participation in management" that would trigger liability under CERCLA and specified activities that would not constitute "participation in management" or otherwise result in a forfeiture of the secured-creditor exemption before foreclosure or during a workout period. The Asset Conservation Act also clarified the extent of protection against liability under CERCLA in the event of foreclosure and authorized specific regulatory clarifications of the scope of the secured-creditor exemption for purposes of RCRA, similar to the statutory protections under CERCLA. However, since the courts have not yet had the opportunity to interpret the new statutory provisions, the scope of the additional protections offered by the Asset Conservation Act is not fully defined. It also is important to note that the Asset Conservation Act does not offer complete protection to lenders and that the risk of liability remains.

         If a secured lender does become liable, it may be entitled to bring an action for contribution against the owner or operator who created the environmental contamination or against some other liable party, but that person or entity may be bankrupt or otherwise judgment-proof. It is therefore possible that cleanup or other environmental liability costs could become a liability of the trust fund and occasion a loss to the trust fund and to securityholders in some circumstances. The new secured creditor amendments to CERCLA, also, would not necessarily affect the potential for liability in actions by either a state or a private party under other federal or state laws that may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption.

         Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property before the origination of the mortgage loan or before foreclosure or accepting a deed-in-lieu of foreclosure. Neither the depositor nor any servicer makes any representations or warranties or assumes any liability with respect to: environmental conditions of the Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on, near or emanating from the Mortgaged Property; the impact on securityholders of any environmental condition or presence of any substance on or near the Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws. In addition, no agent, person or entity otherwise affiliated with the depositor is authorized or able to make any representation, warranty or assumption of liability relative to any Mortgaged Property.

Due-on-Sale Clauses

         The mortgage loans may contain due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells, transfers or conveys the related Mortgaged Property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, for some loans the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations of federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of those clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

         The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a "due-on-sale" clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a "due-on-sale" clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

Prepayment Charges

         Under some state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans secured by liens encumbering owner-occupied residential properties, if those loans are paid before maturity. For Mortgaged Properties that are owner-occupied, it is anticipated that prepayment charges may not be imposed for many of the mortgage loans. The absence of a restraint on prepayment, particularly for fixed rate mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirement of those loans.

Subordinate Financing

         Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks, such as:

         o The borrower may have difficulty repaying multiple loans. In addition, if the junior loan permits recourse to the borrower (as junior loans often do) and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan.

         o Acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened.

         o If the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Applicability of Usury Laws

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations will not apply to some types of residential first mortgage loans originated by lenders after March 31, 1980. A similar federal statute was in effect for mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

         The depositor believes that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980, are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges before origination of those mortgage loans, any limitation under that state's usury law would not apply to those mortgage loans.

         In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of that state action will be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for the interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that its terms will be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

         Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thus permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Alternative Mortgage Instruments

         Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Those restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, before October 15, 1985, a law or constitutional provision expressly rejecting the applicability of those provisions. Some states have taken that action.

Soldiers' and Sailors' Civil Relief Act of 1940

         Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of the borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act.

         Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on some of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Notes or Certificates, as applicable, and would not be covered by advances. These shortfalls will be covered by the credit support provided in connection with the Notes or Certificates, as applicable, only to the extent provided in the prospectus supplement. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, if an affected mortgage loan goes into default, there may be delays and losses occasioned thereby.

Forfeitures in Drug and RICO Proceedings

         Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                     Certain Legal Aspects of the Contracts

         The following discussion contains summaries, which are general in nature, of certain legal matters relating to the contracts. Because these legal aspects are governed primarily by applicable state law, which laws may differ substantially, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the contracts is situated. The summaries are qualified in their entirety by reference to the appropriate laws of the states in which contracts may be originated.

General

         As a result of the assignment of the contracts to the trustee, the trustee will succeed collectively to all of the rights including the right to receive payment on the contracts, of the obligee under the contracts. Each contract evidences both

                  (a) the obligation of the borrower to repay the loan evidenced thereby, and

                  (b) the grant of a security interest in the manufactured home to secure repayment of the loan. Aspects of both features of the contracts are described more fully below.

         The contracts generally are "chattel paper" as defined in the UCC in effect in the states in which the manufactured homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the agreement, the servicer will transfer physical possession of the contracts to the trustee. In addition, the servicer will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. The contracts will be stamped or marked otherwise to reflect their assignment from the depositor to the trustee only if provided in the prospectus supplement. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trustee's interest in contracts could be defeated.

Security Interests in the Manufactured Homes

         The manufactured homes securing the contracts may be located in all 50 states, Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The asset seller may effect that notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the asset seller fails, due to clerical error, to effect that notation or delivery, or files the security interest under the wrong law, the asset seller may not have a first priority security interest in the manufactured home securing a contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under some circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law.

         To perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a fixture filing under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Substantially all of the contracts contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home that is prior to the security interest originally retained by the asset seller and transferred to the depositor. For a series of securities and if so described in the prospectus supplement, the servicer may be required to perfect a security interest in the manufactured home under applicable real estate laws. The warranting party will represent that as of the date of the sale to the depositor it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees for substantially all of the manufactured homes securing the contracts.

         The depositor will cause the security interests in the manufactured homes to be assigned to the trustee on behalf of the securityholders. The depositor or the trustee will amend the certificates of title, or file UCC-3 statements, to identify the trustee as the new secured party, and will deliver the certificates of title to the trustee or note thereon the interest of the trustee only if specified in the prospectus supplement. Accordingly, the asset seller, or other originator of the contracts, will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In some states, that assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to servicer's rights as the secured party. However, in some states, in the absence of an amendment to the certificate of title and the new secured party succeeds to servicer's rights as the secured party. However, in some states, in the absence of an amendment to the certificate of title, or the filing of a UCC-3 statement, the assignment of the security interest in the manufactured home may not be held effective or the security interest in the manufactured home may not be held effective or the security interests may not be perfected and in the absence of that notation or delivery to the trustee, the assignment of the security interest in the manufactured home may not be effective against creditors of the asset seller, or any other originator of the contracts, or a trustee in bankruptcy of the asset seller, or any other originator.

         In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the notation of the lien of the asset seller, or other originator of the Contracts, on the certificate of title or delivery of the required documents and fees will be sufficient to protect the securityholders against the rights or subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home. If there are any manufactured homes as to which the security interest assigned to the trustee is not perfected, that security interest would be subordinate to, among others, subsequent purchasers for value of manufactured homes and holders of perfected security interests. There also exists a risk in not identifying the trustee as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

         If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after the relocation and thereafter only if and after the owner re-registers the manufactured home in that state. If the owner were to relocate a manufactured home to another state and not re-register the manufactured home in that state, and if steps are not taken to re-perfect the trustee's security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the servicer must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered n states that provide for notation of lien, the asset seller, or other originator, would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. In the ordinary course of servicing the manufactured housing contracts, the servicer takes steps to effect re-perfection upon receipt of notice of re-registration or information from the borrower as to relocation.

         Similarly, when a borrower under a manufactured housing contract sells a manufactured home, the servicer must surrender possession of the certificate of title or, if it is noted as lienholder on the certificate of title, will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under the Agreement, the servicer is obligated to take those steps, at the servicer's expense, as are necessary to maintain perfection of security interests in the manufactured homes.

         Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority even over a perfected security interest. The warranting party will represent in the agreement that it has no knowledge of any of these liens for any manufactured home securing payment on any contract. However, these liens could arise at any time during the term of a contract. No notice will be given to the trustee or securityholders if a lien arises.

Enforcement of Security Interests in the Manufactured Homes

         The servicer on behalf of the trustee, to the extent required by the related agreement, may take action to enforce the trustee's security interest with respect to contracts in default by repossession and resale of the manufactured homes securing those defaulted contracts. So long as the manufactured home has not become subject to the real estate law, a creditor can repossess a manufactured home securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on that state, before beginning any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting that sale. The law in most states also requires that the debtor be given notice of any sale before resale of the unit so that the debtor may redeem at or before that resale. In the event of repossession and resale of a manufactured home, the trustee would be entitled to be paid out of the sale proceeds before the proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

         Under the laws applicable in mot states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

         Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Soldiers' and Sailors' Civil Relief Act of 1940

         The terms of the Relief Act apply to a borrower on a Contract as described for a borrower on a mortgage loan under "Certain Legal Aspects of Mortgage Loans-Soldiers' and Sailors' Civil Act of 1940."

Consumer Protection Laws

         The so-called Holder-in-Due-Course rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract that is the seller of goods which gave rise to the transaction, and some related lenders and assignees, to transfer the contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of the contract to all claims and defenses that the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the borrower also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against the borrower. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

Transfers of Manufactured Homes; Enforceability of "Due-on-Sale" Clauses

         The contracts, in general, prohibit the sale or transfer of the related manufactured homes without the consent of the servicer and permit the acceleration of the maturity of the contracts by the servicer upon any sale or transfer that is not consented to. Generally, it is expected that the servicer will permit most transfers of manufactured homes and not accelerate the maturity of the related contracts. In some cases, the transfer may be made by a delinquent borrower to avoid a repossession proceeding for a manufactured home.

         In the case of a transfer of a manufactured home after which the servicer desires to accelerate the maturity of the related contract, the servicer's ability to do so will depend on the enforceability under state law of the due-on-sale clauses applicable to the manufactured homes. Consequently, in some states the servicer may be prohibited from enforcing a due-on-sale clause in respect of some manufactured homes.

Applicability of Usury Laws

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended (Title V), provides that, subject to the following conditions, state usury limitations will not apply to any loan that is secured by a first lien on certain kinds of manufactured housing. The contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period before instituting any action leading to repossession of or foreclosure on the related unit.

         Title V authorized any state to re-impose limitations on interest rates and finance charges by adopting before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted a similar law before the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. The related asset seller will represent that all of the contracts comply with applicable usury law.

                   Material Federal Income Tax Considerations

General

         The following discussion represents the opinion of Stroock & Stroock & Lavan LLP as to the material federal income tax consequences of the purchase, ownership and disposition of the Notes or Certificates, as applicable, offered under this prospectus. This opinion assumes compliance with all provisions of the Agreements pursuant to which the Notes or Certificates, as applicable, are issued. This discussion is directed solely to securityholders that hold the Notes or Certificates, as applicable, as capital assets within the meaning of
Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinions referred to below, are based are subject to change or differing interpretations, which could apply retroactively.

         In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Notes or Certificates, as applicable. See "State and Other Tax Considerations." The depositor recommends that securityholders consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Notes or Certificates, as applicable, offered under this prospectus.

         The following discussion addresses securities of five general types:

         o securities ("REMIC Securities) representing interests in a trust fund, or a portion of a trust fund, that the trustee will elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G (the "REMIC Provisions") of the Code;

         o securities ("FASIT Securities") representing interests in a trust fund, or a portion of a trust fund, that the trustee will elect to have treated as a financial asset securitization investment trust ("FASIT") under Sections 860H through 860L (the "FASIT Provisions") of the Code;

         o securities ("Grantor Trust Securities") representing interests in a trust fund (a "Grantor Trust Fund") as to which no election will be made;

         o securities ("Partnership Certificates ") representing equity interests in a trust fund (a "Partnership Trust Fund") which is treated as a partnership for federal income tax purposes; and

         o securities ("Debt Securities") representing indebtedness of a Partnership Trust Fund or a trust fund which is disregarded as a separate entity for federal income tax purposes.

         The prospectus supplement for each series of Notes or Certificates, as applicable, will indicate which of the foregoing treatments will apply to that series and, if a REMIC election (or elections) will be made for the related trust fund, will identify all "regular interests" and "residual interests" in the REMIC or, if a FASIT election will be made for the related trust fund, will identify all "regular interests" and "ownership interests" in the FASIT. For purposes of this tax discussion,

         (1) references to a "securityholder" or a "holder" are to the beneficial owner of a Security,


         (2) references to "REMIC Pool" are to an entity or portion thereof as to which a REMIC election will be made and

         (3) to the extent specified in the prospectus supplement, references to "mortgage loans" include Contracts. Except to the extent specified in the prospectus supplement, no REMIC election will be made for Unsecured Home Improvement Loans.

         The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271 through 1275 of the Code and in the Treasury regulations promulgated thereunder (the "OID Regulations"), in part upon the REMIC Provisions and the Treasury regulations promulgated thereunder (the "REMIC Regulations"), and in part upon the FASIT Provisions. Although the FASIT Provisions of the Code became effective on September 1, 1997, the Treasury regulations issued with respect to those provisions are still in proposed form only. Accordingly, the discussion herein does not address the proposed FASIT regulations (which will be discussed in the related prospectus supplement if and to the extent they are relevant) and definitive guidance cannot be provided with respect to many aspects of the tax treatment of the holders of FASIT Securities. In addition, the OID Regulations do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities such as the Notes or Certificates, as applicable.

         Taxable Mortgage Pools

         Corporate income tax can be imposed on the net income of some entities issuing non-REMIC and non-FASIT debt obligations secured by real estate mortgages ("Taxable Mortgage Pools"). Any entity other than a REMIC or a FASIT (as defined in this prospectus) will be considered a Taxable Mortgage Pool if

         (1) substantially all of the assets of the entity consist of debt obligations and more than 50% of those obligations consist of "real estate mortgages,"

         (2) that entity is the borrower under debt obligations with two or more maturities, and

         (3) under the terms of the debt obligations on which the entity is the borrower, payments on those obligations bear a relationship to payments on the obligations held by the entity.

Furthermore, a group of assets held by an entity can be treated as a separate Taxable Mortgage Pool if the assets are expected to produce significant cash flow that will support one or more of the entity's issues of debt obligations. The depositor generally will structure offerings of non-REMIC and non-FASIT Securities to avoid the application of the Taxable Mortgage Pool rules.

REMICs

         Classification of REMICs

         For each series of REMIC Securities, assuming compliance with all provisions of the related pooling and servicing agreement, in the opinion of Stroock & Stroock & Lavan LLP, the related trust fund (or each applicable portion of the trust fund) will qualify as a REMIC and the REMIC Securities offered with respect thereto will be considered to evidence ownership of "regular interests" ("Regular Securities") or "residual interests" ("Residual Securities") in the REMIC within the meaning of the REMIC Provisions.

         In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Securities) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the total adjusted basis of the nonqualified assets is less than 1% of the total adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC Pool also must provide "reasonable arrangements" to prevent its residual interests from being held by "disqualified organizations" or agents of "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The pooling and servicing agreement for each series of REMIC Securities will contain provisions meeting these requirements. See "--Taxation of Owners of Residual Securities--Tax-Related Restrictions on Transfer of Residual Securities--Disqualified Organizations" below.

         A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC. The REMIC Regulations specify that loans secured by timeshare interests, shares held by a tenant stockholder in a cooperative housing corporation, and manufactured housing that qualifies as a "single family residence" under Code
Section 25(e)(10) can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either:

                  (1) in exchange for any qualified mortgage within a three-month period from the Startup Day; or

                  (2) in exchange for a "defective obligation" within a two-year period from the Startup Day.

         A "defective obligation" includes:

                  (1) a mortgage in default or as to which default is reasonably foreseeable;

                  (2) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached;

                  (3) a mortgage that was fraudulently procured by the borrower; and

                  (4) a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

A mortgage loan that is "defective" as described in clause (4) above that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

         Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in that fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally may not be held for more than three taxable years after the taxable year of acquisition unless extensions are granted by the Secretary of the Treasury.

         In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet specific requirements. All of the interests in a REMIC Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata.

         o A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. That specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero.

         o A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest.

         An interest in a REMIC Pool may be treated as a regular interest even if payments of principal for that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, in the opinion of Stroock & Stroock & Lavan LLP, the Regular Securities of a series will constitute one or more classes of regular interests, and the Residual Securities for that series will constitute a single class of residual interests for each REMIC Pool.

         If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for that status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, that entity may be taxable as a corporation under Treasury regulations, and the related REMIC Securities may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, none of these regulations have been issued. Any relief provided, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund's income for the period in which the requirements for that status are not satisfied. The pooling and servicing agreement for each REMIC Pool will include provisions designed to maintain the trust fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust fund as a REMIC will be terminated.

         Characterization of Investments in REMIC Securities

         The REMIC Securities will be treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section

7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC Pool underlying these Notes or Certificates, as applicable, would be so treated. Moreover, if 95% or more of the assets of the REMIC Pool qualify for either of the foregoing treatments at all times during a calendar year, the REMIC Securities will qualify for the corresponding status in their entirety for that calendar year.

         If the assets of the REMIC Pool include Buydown Mortgage Loans, it is possible that the percentage of those assets constituting "loans . . . secured by an interest in real property which is . . . residential real property" for purposes of Code Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related funds paid thereon (the "Buydown Funds"). No opinion is expressed as to the treatment of those Buydown Funds because the law is unclear as to whether the Buydown Funds represent an account held by the lender that reduces the lender's investment in the mortgage loan. This reduction of a holder's investment may reduce the assets qualifying for the 60% of assets test for meeting the definition of a "domestic building and loan association." Interest (including original issue discount) on the Regular Securities and income allocated to the class of Residual Securities will be interest described in Section 856(c)(3)(B) of the Code to the extent that the Notes or Certificates, as applicable, are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, the Regular Securities generally will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its Startup Day in exchange for regular or residual interests in the REMIC.

         The assets of the REMIC Pool will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. The REMIC Regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property generally will qualify as "real estate assets" under Section 856(c)(4)(A) of the Code.

         Tiered REMIC Structures

         For some series of REMIC Securities, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any of these series of REMIC Securities, Stroock & Stroock & Lavan LLP will deliver its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the Tiered REMICs will each qualify as a REMIC and the respective REMIC Securities issued by each Tiered REMIC will be considered to evidence ownership of Regular Securities or Residual Securities in the related REMIC within the meaning of the REMIC Provisions.

         Solely for purposes of determining whether the REMIC Securities will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on those Notes or Certificates, as applicable, is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

         Taxation of Owners of Regular Securities

(1)      General

         Except as otherwise indicated herein, the Regular Securities will be treated for federal income tax purposes as debt instruments that are issued by the REMIC and not as beneficial interests in the REMIC or the REMIC's assets. In general, interest, original issue discount, and market discount on a Regular Security will be treated as ordinary income to a holder of the Regular Security (the "Regular Securityholder"), and principal payments on a Regular Security will be treated as a return of capital to the extent of the Regular Securityholder's basis in the Regular Security allocable thereto. Regular Securityholders must use the accrual method of accounting with regard to Regular Securities, regardless of the method of accounting otherwise used by that Regular Securityholder.

         Payments of interest on Regular Securities may be based on a fixed rate, a variable rate as permitted by the REMIC Regulations, or may consist of a specified portion of the interest payments on qualified mortgages where such portion does not vary during the period the Regular Security is outstanding. The definition of a variable rate for purposes of the REMIC Regulations is based on the definition of a qualified floating rate for purposes of the rules governing original issue discount set forth in the OID Regulations, with certain modifications and permissible variations. See "--Variable Rate Regular Securities" below for a discussion of the definition of a qualified floating rate for purposes of the OID Regulations. In contrast to the OID Regulations, for purposes of the REMIC Regulations, a qualified floating rate does not include any multiple of a qualified floating rate (also excluding multiples of qualified floating rates that themselves would constitute qualified floating rates under the OID Regulations), and the characterization of a variable rate that is subject to a cap, floor or similar restriction as a qualified floating rate for purposes of the REMIC Regulations will not depend upon the OID Regulations relating to caps, floors, and similar restrictions. See "--Variable Rate Regular Securities" below for discussion of the OID Regulations relating to caps, floors and similar restrictions. A qualified floating rate, as defined above for purposes of the REMIC Regulations (a "REMIC qualified floating rate"), qualifies as a variable rate for purposes of the REMIC Regulations if such REMIC qualified floating rate is set at a "current rate" as defined in the OID Regulations. In addition, a rate equal to the highest, lowest or an average of two or more REMIC qualified floating rates qualifies as a variable rate for REMIC purposes. A Regular Security may also have a variable rate based on a weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC where each qualified mortgage taken into account has a fixed rate or a variable rate that is permissible under the REMIC Regulations. Further, a Regular Security may have a rate that is the product of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier, is a constant number of basis points more or less than a REMIC qualified floating rate or a weighted average rate, or is the product, plus or minus a constant number of basis points, of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier. An otherwise permissible variable rate for a Regular Security, described above, will not lose its character as such because it is subject to a floor or a cap, including a "funds available cap" as that term is defined in the REMIC Regulations. Lastly, a Regular Security will be considered as having a permissible variable rate if it has a fixed or otherwise permissible variable rate during one or more payment or accrual periods and different fixed or otherwise permissible variable rates during other payment or accrual periods.

(2)      Original Issue Discount

         Accrual Securities will be, and other classes of Regular Securities may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any Class or Subclass of Regular Securities having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to that income. The following discussion is based in part on the "OID Regulations" and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). Regular Securityholders should be aware, however, that the OID Regulations do not adequately address some of the issues relevant to prepayable securities, such as the Regular Securities. To the extent that those issues are not addressed in the regulations, the Seller intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Internal Revenue Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in the OID Regulations and the appropriate method for reporting interest and original issue discount for the Regular Securities.

         Each Regular Security will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Securityholder's income. The total amount of original issue discount on a Regular Security is the excess of the "stated redemption price at maturity" of the Regular Security over its "issue price." The issue price of a Class of Regular Securities offered pursuant to this prospectus generally is the first price at which a substantial amount of that Class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the depositor as the fair market value of the Class as of the issue date. The issue price of a Regular Security also includes any amount paid by an initial Regular Securityholder for accrued interest that relates to a period before the issue date of the Regular Security, unless the Regular Securityholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first Distribution Date.

         The stated redemption price at maturity of a Regular Security always includes the original principal amount of the Regular Security, but generally will not include distributions of interest if those distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below), provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Security. Because there is no penalty or default remedy in the case of nonpayment of interest for a Regular Security, it is possible that no interest on any Class of Regular Securities will be treated as qualified stated interest. However, except as provided in the following three sentences or in the prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, it is anticipated that the trustee will treat interest for the Regular Securities as qualified stated interest. Distributions of interest on an Accrual Security, or on other Regular Securities for which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of those Regular Securities includes all distributions of interest as well as principal on the Regular Securities. Likewise, it is anticipated that the trustee will treat an interest-only Class or a Class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" Class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Security is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

         Under a de minimis rule, original issue discount on a Regular Security will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security. For this purpose, the weighted average maturity of the Regular Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Security and the denominator of which is the stated redemption price at maturity of the Regular Security. The Conference Committee Report to the 1986 Act provides that the schedule of those distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Securities. The Prepayment Assumption for a series of Regular Securities will be set forth in the prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will generally be capital gain if the Regular Security is held as a capital asset. Under the OID Regulations, however, Regular Securityholders may elect to accrue all de minimis original issue discount as well as market discount and market premium, under the constant yield method. See "-Election to Treat All Interest Under the Constant Yield Method" below.

         A Regular Securityholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Security accrued during an accrual period for each day on which it holds the Regular Security, including the date of purchase but excluding the date of disposition. The trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period. For each Regular Security, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Security. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of:

                  (1)      the sum of:

                           (a) the present value of all of the remaining
                  distributions to be made on the Regular Security as of the end of that accrual period and

                           (b) the distributions made on the Regular Security
                  during the accrual period that are included in the Regular Security's stated redemption price at maturity, over

                  (2) the adjusted issue price of the Regular Security at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

                           (1) the yield to maturity of the Regular Security at the issue date; and

                           (2)      the Prepayment Assumption.

For these purposes, the adjusted issue price of a Regular Security at the beginning of any accrual period equals the issue price of the Regular Security, increased by the total amount of original issue discount for the Regular Security that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Security's stated redemption price at maturity that were made on the Regular Security in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. For an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

         Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Securityholder generally will increase to take into account prepayments on the Regular Securities as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans for a series of Regular Securities can result in both a change in the priority of principal payments for some Classes of Regular Securities and either an increase or decrease in the daily portions of original issue discount for those Regular Securities.

(3)      Acquisition Premium

         A purchaser of a Regular Security having original issue discount at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Security reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all that acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method" below.

(4)      Variable Rate Regular Securities

         Regular Securities may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate if, generally, (1) the issue price does not exceed the original principal balance by more than a specified amount, (2) it does not provide for any principal payments that are contingent, within the meaning of the OID Regulations, except as provided in (1), and (3) the interest compounds or is payable at least annually at current values of

         (a)      one or more "qualified floating rates,"

         (b)      a single fixed rate and one or more qualified floating rates,

         (c)      a single "objective rate," or

         (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate."

A floating rate is a qualified floating rate if variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. A multiple of a qualified floating rate is considered a qualified floating rate only if the rate is equal to either (a) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than
1.35 or (b) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate. That rate may also be subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or (2) unique to the circumstances of the issuer or a related party. However, an objective rate does not include a rate if it is reasonably expected that the average value of such rate during the first half of the Regular Security's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Regular Security's term. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the qualified floating rate; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A Class of Regular Securities may be issued under this prospectus that does not have a qualified variable rate under the foregoing rules, for example, a Class that bears different rates at different times during the period it is outstanding that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a Class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Securities. However, if final regulations dealing with contingent interest for Regular Securities apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Securities as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Security that does not pay interest at a fixed rate or qualified variable rate as described in this paragraph.

         The amount of original issue discount for a Regular Security bearing a qualified variable rate of interest will accrue in the manner described above under "--Original Issue Discount," with the yield to maturity and future payments on that Regular Security generally to be determined by assuming that interest will be payable for the life of the Regular Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class, if the Class bears interest at a qualified floating rate or qualified inverse floating rate, or based on a fixed rate which reflects the reasonably expected yield for the relevant Class, if the Class bears interest at an objective rate (other than a qualified inverse floating rate). Unless required otherwise by applicable final regulations, it is anticipated that the trustee will treat interest, other than variable interest on an interest-only or super-premium Class, as qualified stated interest at the qualified variable rate. However, the qualified stated interest allocable to an accrual period will be increased (or decreased) if the interest actually paid during the accrual period exceed (or is less than) the interest assumed to be paid under the rate just described.

(5)      Market Discount

         A subsequent purchaser of a Regular Security also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Security (1) is exceeded by the remaining outstanding principal payments and interest payments other than qualified stated interest payments due on a Regular Security, or (2) in the case of a Regular Security having original issue discount, is exceeded by the adjusted issue price of that Regular Security at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on that Regular Security as distributions includible in the stated redemption price at maturity of the Regular Security are received, in an amount not exceeding that distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until these regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate, or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Security issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period. The purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. The purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Security over the interest distributable on the Regular Security. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Security for that year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Security is disposed of.

         As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Securityholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Securityholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which that election may be deemed to be made. A person who purchases a Regular Security at a price lower than the remaining amounts includible in the stated redemption price at maturity of the security, but higher than its adjusted issue price, does not acquire the Regular Security with market discount, but will be required to report original issue discount, appropriately adjusted to reflect the excess of the price paid over the adjusted issue price.

         Market discount for a Regular Security will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Security (or, in the case of a Regular Security having original issue discount, the adjusted issue price of that Regular Security) multiplied by the weighted average maturity of the Regular Security (presumably determined as described above in the third paragraph under "--Original Issue Discount" above) remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above.

         Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules. Due to the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for a particular Class of Regular Securities. Prospective investors in Regular Securities should consult their own tax advisors regarding the application of the market discount rules to the Regular Securities and the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

(6)      Amortizable Premium

         A Regular Security purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Securityholder holds that Regular Security as a "capital asset" within the meaning of Code Section 1221, the Regular Securityholder may elect under Code Section 171 to amortize the premium under a constant yield method that reflects compounding based on the interval between payments on the Regular Security. The election will apply to all taxable debt obligations (including REMIC regular interests) acquired by the Regular Securityholder at a premium held in that taxable year or thereafter, unless revoked with the permission of the Internal Revenue Service. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations as the Regular Securities, although it is unclear whether the alternatives to the constant interest method described above under "Market Discount" are available. Amortizable bond premium generally will be treated as an offset to interest income on a Regular Security, rather than as a separate deductible item. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

(7)      Election to Treat All Interest Under the Constant Yield Method

         A holder of a debt instrument such as a Regular Security may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to this election, (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make this election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election for a debt instrument with amortizable bond premium, the holder is deemed to have made elections to amortize bond premium currently as it accrues under the constant yield method for all premium bonds held by the holder in the same taxable year or thereafter. Alternatively, if the holder makes this election for a debt instrument with market discount, the holder is deemed to have made elections to report market discount income currently as it accrues under the constant yield method for all market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Internal Revenue Service. Investors should consult their own tax advisors regarding the advisability of making this election.

(8)      Treatment of Losses

         Regular Securityholders will be required to report income for Regular Securities on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans, except to the extent it can be established that the losses are uncollectible. Accordingly, the holder of a Regular Security, particularly a Subordinate Security, may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

         To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that Regular Securityholders that are corporations or that otherwise hold the Regular Securities in connection with a trade or business should in general be allowed to deduct as an ordinary loss that loss with respect to principal sustained during the taxable year on account of any Regular Securities becoming wholly or partially worthless, and that, in general, Regular Securityholders that are not corporations and do not hold the Regular Securities in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any Regular Securities becoming wholly worthless. Although the matter is not free from doubt, non-corporate Regular Securityholders should be allowed a bad debt deduction at the time the principal balance of the Regular Securities is reduced to reflect losses resulting from any liquidated mortgage loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all the mortgage loans remaining in the trust fund have been liquidated or the applicable Class of Regular Securities has been otherwise retired. The Internal Revenue Service could also assert that losses on the Regular Securities are deductible based on some other method that may defer those deductions for all holders, such as reducing future cashflow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount that may be deductible only against future positive original issue discount or otherwise upon termination of the Class.

         Regular Securityholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained for their Regular Securities. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Securities in connection with a trade or business. Special loss rules may be applicable to banks and thrift institutions. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Securities.

(9)      Sale or Exchange of Regular Securities

         If a Regular Securityholder sells or exchanges a Regular Security, the Regular Securityholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Security. The adjusted basis of a Regular Security generally will equal the original cost of the Regular Security to the seller, increased by any original issue discount or market discount previously included in the seller's gross income for the Regular Security and reduced by amounts included in the stated redemption price at maturity of the Regular Security that were previously received by the seller, by any amortized premium, and by any recognized losses.

         Except as described above regarding market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Security realized by an investor who holds the Regular Security as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Security has been held for the long-term capital gain holding period (currently, more than one year). That gain will be treated as ordinary income

                  (1) if a Regular Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Securityholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income for any prior disposition of property that was held as part of that transaction;

                  (2) in the case of a non-corporate taxpayer, to the extent that the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or

                  (3) to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on that Regular Security were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of the holder for that Regular Security (the "110% yield rule").

         In addition, gain or loss recognized from the sale of a Regular Security by some banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of those taxpayers for property held for more than one year, with further rate reductions for property held for more than five years. Currently, the maximum tax rate for corporations is the same for both ordinary income and capital gains.

         Taxation of Owners of Residual Securities

(1)      Taxation of REMIC Income

         Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Securities ("Residual Holders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Holder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Holders in proportion to their respective holdings of Residual Securities in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that

                  (1) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

                  (2) all bad loans will be deductible as business bad debts; and

                  (3) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Securities, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Securities. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Securities, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Holders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Notes or Certificates, as applicable, of any class of the related series outstanding.

         The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, original issue discount or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Securities, on the other hand. If an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of these mortgage loans is prepaid, the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Securities, and the discount on the mortgage loans that is includible in income may exceed the original issue discount deductions allowed with respect to the Regular Securities. When there is more than one Class of Regular Securities that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Securities when distributions in reduction of principal are being made in respect of earlier Classes of Regular Securities to the extent that those Classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing Classes of Regular Securities are made.

         Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Securities, may increase over time as distributions in reduction of principal are made on the lower yielding Classes of Regular Securities, whereas, to the extent the REMIC Pool consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or Exemption of REMIC Income." The timing of mismatching of income and deductions described in this paragraph, if present for a series of Notes or Certificates, as applicable, may have a significant adverse effect upon a Residual Holder's after-tax rate of return.

         A portion of the income of a Residual Holder may be treated unfavorably in three contexts:

                  (1) it may not be offset by current or net operating loss deductions;

                  (2) it will be considered unrelated business taxable income to tax-exempt entities; and

                  (3) it is ineligible for any statutory or treaty reduction in the 30% withholding tax otherwise available to a foreign Residual Holder.

See "--Limitations on Offset or Exemption of REMIC Income" below. In addition, a Residual Holder's taxable income during some periods may exceed the income reflected by those Residual Holders for those periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Securities.

(2)      Basis and Losses

         The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Security as of the close of the quarter (or time of disposition of the Residual Security if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Security is the amount paid for that Residual Security. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual

Holder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Holder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Holder as to whom the loss was disallowed and may be used by the Residual Holder only to offset any income generated by the same REMIC Pool.

A Residual Holder will not be permitted to amortize directly the cost of its Residual Security as an offset to its share of the taxable income of the related REMIC Pool. However, if, in any year, cash distributions to a Residual Holder exceed its share of the REMIC's taxable income, the excess will constitute a return of capital to the extent of the holder's basis in its Residual Security. A return of capital is not treated as income for federal income tax purposes, but will reduce the tax basis of the Residual Holder (but not below zero). If a Residual Security's basis is reduced to zero, any cash distributions with respect to that Residual Security in any taxable year in excess of its share of the REMIC's income would be taxable to the holder as gain on the sale or exchange of its interest in the REMIC.

         A Residual Security may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of the residual interest as zero rather than the negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the Internal Revenue Service may provide future guidance on the proper tax treatment of payments made by a transferor of the residual interest to induce the transferee to acquire the interest, and Residual Holders should consult their own tax advisors in this regard.

         Further, to the extent that the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Security is greater than the corresponding portion of the REMIC Pool's basis in the mortgage loans, the Residual Holder will not recover a portion of the basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual Security" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

(3)      Treatment of Certain Items of REMIC Income and Expense

         Although it is anticipated that the trustee will compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The depositor makes no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses for the Regular Securities, and different methods could result in different timing or reporting of taxable income or net loss to Residual Holders or differences in capital gain versus ordinary income.

         Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of premium will be determined in the same manner as original issue discount income on Regular Securities as described above under "--Taxation of Owners of Regular Securities--Original Issue Discount" and "--Variable Rate Regular Securities," without regard to the de minimis rule described therein, and "--Amortizable Premium."

         Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool in those mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool. The REMIC Regulations provide that the basis is equal to the total of the issue prices of all regular and residual interests in the REMIC Pool. The market discount must be recognized currently as an item of ordinary income as it accrues, rather than being included in income upon the sale of mortgage loans or as principal on the mortgage loans is paid. Market discount income generally should accrue in the manner described above under "--Taxation of Owners of Regular Securities--Market Discount."

         Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated above, the REMIC Pool's basis in mortgage loans is generally the fair market value of the mortgage loans and is based on the total of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Owners of Regular Securities--Amortizable Premium," a person that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on mortgage loans originated after September 27, 1985, under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. Because substantially all of the borrowers on the mortgage loans are expected to be individuals, Code Section 171 will not be available for premium on mortgage loans originated on or before September 27, 1985. Premium for those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder of those mortgage loans. The allocation of that premium pro rata among principal payments should be considered a reasonable method; however, the Internal Revenue Service may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

(4)      Limitations on Offset or Exemption of REMIC Income

         A portion (or all) of the REMIC taxable income includible in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Security over the daily accruals for that quarterly period of (1) 120% of the long-term applicable federal rate that would have applied to the Residual Security (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of the Residual Security at the beginning of the quarterly period. For this purpose, the adjusted issue price of a Residual Security at the beginning of a quarter is the issue price of the Residual Security, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to the Residual Security before the beginning of that quarterly period.

         The portion of a Residual Holder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Holder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder's excess inclusions will be treated as unrelated business taxable income of the Residual Holder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax for persons who are not U.S. Persons (as defined below under "--Tax-Related Restrictions on Transfer of Residual Securities--Foreign Investors"), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "--Taxation of Certain Foreign Investors--Residual Securities" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Security, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to persons who are not U.S. Persons.

         Provisions governing the relationship between excess inclusions and the alternative minimum tax provide that (i) alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions, (ii) a Residual Holder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year, and (iii) the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

         The Internal Revenue Service has authority to promulgate regulations providing that if the aggregate value of the Residual Securities is not considered to be "significant," then the entire share of REMIC taxable income of a Residual Holder may be treated as excess inclusions subject to the foregoing limitations. This authority has not been exercised to date.

(5)      Tax-Related Restrictions on Transfer of Residual Securities

         Disqualified Organizations. If any legal or beneficial interest in a Residual Security is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions for that Residual

Security for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Code
Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. That rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. That tax generally would be imposed on the transferor of the Residual Security, except that where the transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Security would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Under the REMIC Regulations, an affidavit will be sufficient if the transferee furnishes (A) a social security number, and states under penalties of perjury that the social security number is that of the transferee, or (B) a statement under penalties of perjury that it is not a disqualified organization.

         "Disqualified Organization" means the United States, any state or political subdivision of the United States, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors in not selected by any governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 531) that is exempt from taxation under the Code unless the organization is subject to the tax on unrelated business income imposed by Code Section 511.

         In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income for a Residual Security during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period that interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate. That tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if (1) it has received an affidavit from the record holder stating, under penalties of perjury, that it is not a Disqualified Organization, or providing the holder's taxpayer identification number and stating, under penalties of perjury, that the social security number is that of the record owner, and (2) during the period that person is the record holder of the Residual Security, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

         "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity.

         If an "electing large partnership" holds a Residual Security, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by
Section 860E(c) of the Code. The exception to this tax, otherwise available to a Pass-Through Entity that is furnished particular affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

         The pooling and servicing agreement for a series will provide that no legal or beneficial interest in a Residual Security may be transferred or registered unless (1) the proposed transferee furnished to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Security and is not a Disqualified Organization and is not purchasing the Residual Security on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman) and (2) the transferor provides a statement in writing to the trustee that it has no actual knowledge that the affidavit is false. Moreover, the pooling and servicing agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Security for a series will bear a legend referring to those restrictions on transfer, and each Residual Holder will be deemed to have agreed, as a condition of ownership of the Residual Security, to any amendments to the related pooling and servicing agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the Seller or the trustee may charge a fee for computing and providing that information.

         Noneconomic Residual Interests. The REMIC Regulations would disregard some transfers of Residual Securities, in which case the transferor would continue to be treated as the owner of the Residual Securities and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person as defined below under "--Foreign Investors") is disregarded to all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, and (3) either the formula test or the asset test (each as described below) is satisfied.

         The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the Residual Security does not exceed the sum of the present values of (1) any consideration given to the transferee to the acquire the Residual Security, (2) the expected future distributions on the Residual Security, and (3) the anticipated tax savings associated with holding the Residual Security as the REMIC generates losses. For purposes of this calculation, the present values generally are calculated using a discount rate equal to the applicable federal rate, and the transferee is assumed to pay tax at the highest corporate rate of tax.

         The asset test is satisfied if

         1. at the time of the transfer of the Residual Security, and at the close of each of the transferee's two fiscal years preceding the year of transfer, the transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million,

         2. the transferee is a taxable domestic C corporation, other than a RIC, REIT, REMIC or Subchapter T cooperative (an "Eligible Corporation"), that makes a written agreement that any subsequent transfer of the Residual Security will be to another Eligible Corporation in a transaction that satisfies the safe harbor described above, and the transferor does not know, or have reason to know, that the transferee will not honor such agreement, and

         3. the facts and circumstances known to the transferor on or before the date of transfer do not reasonably indicate that the taxes associated with the Residual Security will not be paid.

For purposes of requirement (1), the gross and net assets of a transferee do not include any obligations of a person related to the transferee or any other asset if a principal purpose for holding or acquiring the asset is to permit the transferee to satisfy the asset test. Further, requirement (2) will not be treated as satisfied in the case of any transfer or assignment of the Residual Security to a foreign branch of an Eligible Corporation or any other arrangement by which the Residual Security is at any time subject to net tax by a foreign country or possession of the United States.

         Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Security that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Security is deemed to have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that (1) the future distributions on the Residual Security will equal at least 30% of the anticipated excess inclusions after the transfer, and (2) such amounts will be distributed at or after the time at which the excess inclusions accrue and before the end of the next succeeding taxable year. A safe harbor in the REMIC Regulations provides that the reasonable expectation requirement will be satisfied if the above test would be met at all assumed prepayment rates for the mortgage loans from 50 percent to 200 percent of the Prepayment Assumption. If the non-U.S. Person transfers the Residual Security back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

         The prospectus supplement relating to the Certificates of a series may provide that a Residual Security may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which the transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (or other entity properly treated as a partnership or as a corporation for federal income tax purposes) created or organized in or under the laws of the United States or of any state (including, for this purpose, the District of Columbia), an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, trusts in existence on August 20, 1996, which are eligible to elect and do elect to be treated as U.S. Persons).

(6)      Sale or Exchange of a Residual Security

         Upon the sale or exchange of a Residual Security, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "--Taxation of Owners of Residual Securities--Basis and Losses") of the Residual Holder in the Residual Security at the time of the sale or exchange.

         Further, as described above under "--Taxation of Owners of Residual Securities--Basis and Losses", if a Residual Security's basis is reduced to zero, any cash distributions with respect to that Residual Security in any taxable year in excess of its share of the REMIC's income for that year would be taxable to the holder as gain on the sale or exchange of its interest in the REMIC. If a Residual Holder has an adjusted basis in its Residual Security when its interest in the REMIC Pool terminates, then it will recognize a capital loss (assuming the Residual Security was held as a capital asset) at that time in an amount equal to the remaining adjusted basis.

         Any gain on the sale of a Residual Security will be treated as ordinary income (1) if a Residual Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Holder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income for any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent that the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Security by some banks or thrift institutions will be treated as ordinary income or loss pursuant to Code
Section 582(c).

         Except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Securities where the seller of the Residual Security, during the period beginning six months before the sale or disposition of the Residual Security and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Security.

(7)      Mark to Market Regulations

         Treasury regulations provide that a Residual Security acquired on or after January 4, 1995 is not treated as a security and thus may not be marked to market pursuant to Section 475 of the Code.

         Taxes That May Be Imposed on the REMIC Pool

(1)      Prohibited Transactions

         Income from transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include:

                  (1) the disposition of a qualified mortgages other than for

                           (a) substitution for a defective (including a
                  defaulted) obligation within two years of the Startup Day (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day;

                           (b) foreclosure, default, or imminent default of a
                  qualified mortgage;

                           (c) bankruptcy or insolvency of the REMIC Pool; or

                           (d) a qualified (complete) liquidation;

                  (2) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold;

                  (3)      the receipt of compensation for services; or

                  (4) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

         Notwithstanding (1) and (4) above, it is not a prohibited transaction to sell a qualified mortgage or cash flow investment held by a REMIC Pool to prevent a default on Regular Securities as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Notes or Certificates, as applicable, is outstanding). The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause, or the conversion of an interest rate by a borrower pursuant to the terms of a convertible adjustable rate mortgage loan.

(2)      Contributions to the REMIC Pool After the Startup Day

         In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool

         (1) during the three months following the Startup Day,

         (2) made to a qualified reserve fund by a Residual Holder,

         (3) in the nature of a guarantee,

         (4) made to facilitate a qualified liquidation or clean-up call, and

         (5) as otherwise permitted in Treasury regulations yet to be issued.

It is not anticipated that there will be any contributions to the REMIC Pool after the Startup Day.

(3)      Net Income from Foreclosure Property

         The REMIC Pool will be subject of federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" until the close of the third calendar year after the year in which the REMIC Pool acquired that property, with possible extensions. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that the REMIC Pool will have any taxable net income from foreclosure property.

(4)      Liquidation of the REMIC Pool

         If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on that date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Securities and Residual Holders within the 90-day period.

(5)      Administrative Matters

         The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Holder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. The master servicer will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, for the REMIC Pool as agent of the Residual Holders holding the largest percentage interest in the Residual Securities. If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Holder, the Residual Holder or any other person specified pursuant to Treasury regulations will be required to act as tax matters person. The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Holders of administrative and judicial proceedings regarding the REMIC Pool's tax affairs, although other holders of the Residual Securities of the same series would be able to participate in those proceedings in appropriate circumstances.

(6)      Limitations on Deduction of Certain Expenses

         An investor who is an individual, estate, or trust will be subject to limitation with respect to some itemized deductions described in Code Section 67, to the extent that those itemized deductions, in total, do not exceed 2% of the investor's adjusted gross income. In the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70% of that partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser or (1) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (subject to adjustment for inflation), or (2) 80% of the amount of itemized deductions otherwise allowable for that year. In the case of a REMIC Pool, those deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other expenses relating to the REMIC

Pool, or any similar expenses allocated to the REMIC Pool for a regular interest it holds in another REMIC. Those investors who hold REMIC Securities either directly or indirectly through pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to that limitation on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Securities in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. For a REMIC Pool that would be classified as an investment trust in the absence of a REMIC election or that is substantially similar to an investment trust, any holder of a Regular Security that is an individual, trust, estate, or pass-through entity also will be allocated its pro rata share of those expenses and a corresponding amount of income and will be subject to the limitations or deductions imposed by Code Sections 67 and 68, as described above. The prospectus supplement will indicate if all those expenses will not be allocable to the Residual Securities.

         Taxation of Certain Foreign Investors

(1)      Regular Securities

         Interest, including original issue discount, distributable to Regular Securityholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), generally will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that (1) the interest is not effectively connected with the conduct of a trade or business in the United States of the securityholder, (2) the Non-U.S. Person is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (3) that Non-U.S. Person complies to the extent necessary with certain certification requirements, which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is a Non-U.S. person. Each Regular Securityholder should consult its tax advisors regarding the tax documentation and certifications that must be provided to secure the exemption from United States withholding taxes.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Regular Security by a Non-U.S. Person generally will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person and (ii) in the case of an individual Non-U.S. Person, the Non-U.S. Person is not present in the United States for 183 days or more in the taxable year.

         If the interest on the Regular Security is effectively connected with the conduct of a trade or business within the United States by that Non-U.S. Person, the Non-U.S. Person, although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected, will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Security. The term "Non-U.S. Person" means any person who is not a U.S. Person.

(2)      Residual Securities

         The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are Non-U.S. Persons generally should be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amount distributed to Residual Holders may qualify as "portfolio interest," subject to the conditions described in "Regular Securities" above, but only to the extent that (1) the mortgage loans were issued after July 18, 1984, and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual Security relates, consists of obligations issued in "registered form" within the meaning of Code Section 163
(f) (1). Generally, mortgage loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, Residual Holders will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of Owners of Residual Securities--Limitations on Offset or Exemption of REMIC Income" above. If the amounts paid to Residual Holders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United

States by those Non-U.S. Persons, although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected, the amounts paid to those Non-U.S. Persons will be subject to United States federal income tax at regular rates. See "--Tax-Related Restrictions on Transfer of Residual Securities--Foreign Investors" above concerning the disregard of transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Securities.

(3)      Backup Withholding

         Distributions made on the REMIC Securities, and proceeds from the sale of the REMIC Securities to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 31% on "reportable payments" (including interest distributions, original issue discount, and, under some circumstances, principal distributions) if the Holder fails to comply with certain identification procedures, unless the Holder is otherwise an exempt recipient under applicable provisions of the Code, and, if necessary, demonstrates such status. Any amounts to be withheld from distribution on the REMIC Securities would be refunded by the Internal Revenue Service or allowed as a credit against the Regular Holder's federal income tax liability.

FASITs

         Classification of FASITs

         For each series of FASIT Securities, assuming compliance with all provisions of the related pooling and servicing agreement, in the opinion of Stroock & Stroock & Lavan LLP, the related trust fund (or each applicable portion of the trust fund) will qualify as a FASIT. The trust fund will qualify under the Code as a FASIT in which FASIT regular securities (the "FASIT Regular Securities") and the ownership interest security (the "FASIT Ownership Security") will constitute the "regular interests" and the "ownership interest," respectively, if

                  (1)      a FASIT election is in effect;

                  (2)      tests concerning

                           (a) the composition of the FASIT's assets and

                           (b) the nature of the securityholders' interests in
                  the FASIT are met on a continuing basis; and

                  (3) the trust fund is not a regulated investment company as defined in Section 851(a) of the Code.

A segregated pool of assets may also qualify as a FASIT.

(1)      Asset Composition

         In order for the trust fund to be eligible for FASIT status, substantially all of the assets of the trust fund must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter. Permitted assets include:

                  (1)      cash or cash equivalents;

                  (2) debt instruments with fixed terms that would qualify as regular interests if issued by a REMIC as defined in Section 860D of the Code (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only type rate);

                  (3)      foreclosure property;

                  (4) some hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests;

                  (5) contract rights to acquire qualifying debt instruments or qualifying hedging instruments;

                  (6) FASIT regular interests; and

                  (7) REMIC regular interests.

         Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to that holder. A debt instrument is a permitted asset only if the instrument is indebtedness for federal income tax purposes, including regular interests in a REMIC or regular interests issued by another FASIT, and it bears (1) fixed interest or (2) variable interest of a type that relates to qualified variable rate debt (as defined in Treasury regulations prescribed under section 860G(a)(1)(B)). Permitted hedges include interest rate or foreign currency notional principal contracts, letters of credit, insurance, guarantees against payment default and similar instruments to be provided in regulations, and which are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on interests issued by the FASIT. Foreclosure property is real property acquired by the FASIT in connection with the default or imminent default of a debt instrument, provided the depositor had no knowledge or reason to know as of the date the debt instrument was acquired by the FASIT that a default had occurred or would occur.

(2)      Interests in a FASIT

         In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet specific requirements. All of the interests in a FASIT must belong to either of the following:

                  (1) one or more classes of regular interests or

                  (2) a single class of ownership interest that is held by an Eligible Corporation (as defined in this prospectus).

         FASIT regular interests generally will be treated as debt for federal income tax purposes. FASIT ownership interests generally will not treated as debt for federal income tax purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related FASIT. The prospectus supplement for each Series of Notes or Certificates, as applicable, will indicate which securities of the Series will be designated as regular interests, and which, if any, will be designated as ownership interests.

         A FASIT interest generally qualifies as a regular interest if:

                  (1) it is designated as a regular interest;

                  (2) it has a stated maturity no greater than thirty years;

                  (3) it entitles its holder to a specified principal amount;

                  (4) the issue price of the interest does not exceed 125% of its stated principal amount;

                  (5) the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5%; and

                  (6) if it pays interest, this interest is payable at either:

                  (a) a fixed rate with respect to the principal amount of the regular interest

         or

                  (b) a permissible variable rate with respect to the principal amount.

Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interests. See "REMICs--Taxation of Owners of Regular Securities--(1) General" for a discussion of permissible variable rates for REMIC regular interests.

         If an interest in a FASIT fails to meet one or more of the requirements set out in clauses (3), (4), or (5) in the immediately preceding paragraph, but otherwise meets all requirements to be treated as a FASIT, it may still qualify as a type of regular interest known as a "high-yield interest." In addition, if an interest in a FASIT fails to meet the requirement of clause (6), but the interest payable on the interest consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the security, the interest will also qualify as a high-yield interest.

         See "--Taxation of Owners of FASIT Regular Securities," "--Taxation of Owners of High-Yield Interests" and "--Taxation of FASIT Ownership Securities" below.

(3)      Consequences of Disqualification

         If the trust fund fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the Code provides that it's FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and interests in the FASIT for U.S. federal income tax purposes is uncertain. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, final regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for the period of time in which the requirements for FASIT status are not satisfied.

         Taxation of Owners of FASIT Regular Securities

(1)      General

         Payments received by holders of FASIT Regular Securities generally will be accorded the same tax treatment under the Code as payments received on other taxable debt instruments. Holders of FASIT Regular Securities must report income from these Notes or Certificates, as applicable, under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. Except in the case of FASIT Regular Securities issued with original issue discount, interest paid or accrued on a FASIT Regular Security generally will be treated as ordinary income to the Holder and a principal payment on the security will be treated as a return of capital to the extent that the securityholder's basis is allocable to that payment.

(2)      Original Issue Discount; Market Discount; Acquisition Premium

         FASIT Regular Securities issued with original issue discount or acquired with market discount or acquisition premium generally will treat interest and principal payments on these Notes or Certificates, as applicable, in the same manner described for REMIC Regular Securities. See "--REMICs - Taxation of Owners of Regular Securities" above.

(3)      Sale or Exchange

         If the FASIT Regular Securities are sold, the holder generally will recognize gain or loss upon the sale in the manner described above for REMIC Regular Securities. See "--REMICs--Taxation of Owners of Regular
Securities--Sale or Exchange of Regular Securities."

         Taxation of Owners of High-Yield Interests

(1)      General

         The treatment of high-yield interests is intended to ensure that the return on instruments issued by a FASIT yielding an equity-like return continues to have a corporate level tax. High-yield interests are subject to special rules regarding the eligibility of holders of this interest, and the ability of these holders to offset income derived from their FASIT Security with losses.

         High-yield interests may only be held by Eligible Corporations, other FASITs, and dealers in securities who acquire such interests as inventory (together, "Eligible Holders").

         o An "Eligible Corporation" is a taxable domestic C corporation that does not qualify as a regulated investment company, a real estate investment trust, a REMIC, or a cooperative.

         If a securities dealer (other than an Eligible Corporation) initially acquires a high-yield interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the high-yield interest multiplied by the highest corporate income tax rate. In addition, transfers of high-yield interests to a person that is not an Eligible Holder will be disregarded for federal income tax purposes, and the transferor will continue to be treated as the holder of the high-yield interest.

         In addition, the FASIT Provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular Interest that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT Regular Interest and that have an original yield to maturity that is both five percentage points above the applicable federal rate and more than the yield on the FASIT Regular Interest. The excise tax is limited to those arrangements that have a principal purpose of avoiding the ownership restriction relating to high-yield interests.

(2)      Treatment of Losses

         The holder of a high-yield interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the high-yield interest, for either regular federal income tax purposes or for alternative minimum tax purposes.

         Taxation of FASIT Ownership Security

(1)      General

         A FASIT Ownership Security represents the residual equity interest in a FASIT. As such, the holder of a FASIT Ownership Security determines its taxable income by taking into account all assets, liabilities, and items of income, gain, deduction, loss, and credit of a FASIT. The holder, however, does not take into account any item of income, gain or deduction allocable to a "prohibited transaction" as discussed below. In general, the character of the income to the holder of a FASIT Ownership Security will be the same as the character of the income to the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT Ownership Security is treated as ordinary income. In determining that taxable income, the holder of a FASIT Ownership Security must determine the amount of interest, original issue discount, market discount, and premium recognized with respect to each debt instrument held by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, a holder of a FASIT Ownership Security is subject to the same limitations on their ability to use losses to offset income from their FASIT Regular Securities as are holders of high-yield interest. See "--Taxation of Owners of High-Yield Interests" above.

         Rules similar to the wash sale rules applicable to REMIC Residual Securities also will apply to FASIT Ownership Security. Accordingly, losses on dispositions of a FASIT Ownership Security generally will be disallowed where within six months before or after the disposition, the seller of the Security acquires any other FASIT Ownership Security that is economically comparable to a FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the holders of the related FASIT Ownership Security was required to be marked-to-market under Section 475 of the Code by the holder, then Section 475 of the Code will continue to apply to these securities, except that the amount realized under the mark-to-market rules cannot be less than the securities' value determined after applying special valuation rules contained in the FASIT Provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable federal rate, compounded semi-annually.

(2)      Prohibited Transaction

         The holder of a FASIT Ownership Security is required to pay a penalty excise tax equal to 100 percent of net income derived from:

                  (1) an asset that is not a permitted asset;

                  (2) any disposition of an asset other than a permitted disposition (as described below);

                  (3) any income attributable to loans originated by the FASIT; and

                  (4) compensation for services (other than fees for a waiver, amendment, or consent with respect to permitted assets other than foreclosure property).

A permitted disposition is any disposition of any permitted asset:

                  (1) arising from complete liquidation of a class of regular interest;

                  (2) incident to the foreclosure, default (or imminent default) on the asset;

                  (3) incident to the bankruptcy or insolvency of the FASIT;

                  (4) necessary to avoid a default on any indebtedness of the a FASIT attributable to a default (or imminent default) on an asset of the FASIT;

                  (5) to facilitate a clean-up call; or

                  (6) to substitute a permitted debt instrument for another permitted debt instrument or in order to reduce over-collateralization by distributing a debt instrument contributed by the holder of the FASIT Ownership Security to such holder, but only if a principal purpose of acquiring the debt instrument which is disposed of was not the recognition of gain (or the reduction of a loss) arising from an increase in its market value after its acquisition by the FASIT.

Notwithstanding this rule, the holder of an Ownership Security may currently deduct its losses incurred in prohibited transactions in computing its taxable income for the year of the loss. A Series of Notes or Certificates, as applicable, for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transactions tax.

(3)      Backup Withholding, Reporting and Tax Administration

         Holders of FASIT Securities will be subject to backup withholding to the same extent as holders of REMIC Securities.

Grantor Trust Funds

         Characterization. For each series of Grantor Trust Securities, Federal Tax Counsel will deliver its opinion that the Grantor Trust Fund will not be classified as an association taxable as a corporation and that the Grantor

Trust Fund will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, beneficial owners of Grantor Trust Securities (referred to in this Prospectus as "Grantor Trust Securityholders") will be treated for federal income tax purposes as owners of a portion of the Grantor Trust Fund's assets as described below.

         Taxation of Grantor Trust Securityholders. Subject to the discussion below under "Stripped Certificates" and "Subordinated Certificates," each Grantor Trust Securityholder will be treated as the owner of a pro rata undivided interest in the assets of the Grantor Trust Fund. Accordingly, and subject to the discussion below of the recharacterization of the servicing fee, each Grantor Trust Securityholder must include in income its pro rata share of the interest and other income from the assets of the Grantor Trust Fund, including any interest, original issue discount, market discount, prepayment fees, assumption fees, and late payment charges with respect to the assets, and, subject to limitations discussed below, may deduct its pro rata share of the fees and other deductible expenses paid by the Grantor Trust Fund, at the same time and to the same extent as these items would be included or deducted by the Grantor Trust Securityholder if the Grantor Trust Securityholder held directly a pro rata interest in the assets of the Grantor Trust Fund and received and paid directly the amounts received and paid by the Grantor Trust Fund. Any amounts received by a Grantor Trust Securityholder in lieu of amounts due with respect to any asset of the Grantor Trust Fund because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

         Each Grantor Trust Securityholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the servicer, provided that these amounts are reasonable compensation for services rendered to the Grantor Trust Fund. Grantor Trust Securityholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent these expenses plus all other miscellaneous itemized deductions exceed two percent of the Grantor Trust Securityholder's adjusted gross income, and will be allowed no deduction for these expenses in determining their liabilities for alternative minimum tax. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a prescribed threshold amount will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount or (2) 80% of the amount of itemized deductions otherwise allowable for the applicable taxable year. In the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70% of the partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

         The servicing compensation to be received by the servicer may be questioned by the IRS as exceeding a reasonable fee for the services being performed in exchange for the servicing compensation, and a portion of the servicing compensation could be recharacterized as an ownership interest retained by the servicer or other party in a portion of the interest payments to be made with respect to the Grantor Trust Fund's assets. In this event, a certificate might be treated as a Stripped Certificate subject to the stripped bond rules of Section 1286 of the Code, and either the original issue discount or the market discount rules. See the discussion below under "--Stripped Certificates". Except as discussed below under "Stripped Certificates" or "--Subordinated Certificates," this discussion assumes that the servicing fees paid to the servicer do not exceed reasonable servicing compensation.

         A purchaser of a Grantor Trust Security will be treated as purchasing an interest in each asset in the Grantor Trust Fund at a price determined by allocating the purchase price paid for the certificate among all asset of the Grantor Trust Fund in proportion to their fair market values at the time of the purchase of the certificate. To the extent that the portion of the purchase price of a Grantor Trust Security allocated to an asset of the Grantor Trust Fund is less than or greater than the stated redemption price at maturity of the asset, the interest in the asset will have been acquired at a discount or premium. See "--Market Discount" and "--Premium," below.

         The treatment of any discount on an asset of the Grantor Trust Fund will depend on whether the discount represents original issue discount or market discount. Except as indicated otherwise in the applicable Prospectus Supplement, it is not expected that any asset of the Grantor Trust Fund (other than a Stripped Agency Security or other instrument evidencing ownership of specific interest and/or principal of a particular bond) will have original issue discount (except as discussed below under "Stripped Certificates" or "Subordinated Certificates"). For the rules governing original issue discount, see "REMICs--Taxation of Owners of Regular Securities--Original Issue Discount" above.

         The information provided to Grantor Trust Securityholders will not include information necessary to compute the amount of discount or premium, if any, at which an interest in each asset of the Grantor Trust Fund is acquired.

         Market Discount. A Grantor Trust Securityholder that acquires an undivided interest in the Grantor Trust Fund's assets may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in an asset of the Grantor Trust Fund is considered to have been purchased at a "market discount". For a discussion of the market discount rules under the Code, see "REMICs--Taxation of Owners of Regular Securities--Market Discount" above. As discussed above, to the extent an asset of the Grantor Trust Fund is a Stripped Agency Security or other instrument evidencing ownership of specific interest and/or principal of a particular bond, it will be subject to the rules relating to original issue discount (in lieu of the rules relating to market discount). See "REMICs--Taxation of Owners of Regular Securities--Original Issue Discount" above.

         Premium. To the extent a Grantor Trust Securityholder is considered to have purchased an undivided interest in an asset of the Grantor Trust Fund for an amount that is greater than the stated redemption price at maturity of the interest, the Grantor Trust Securityholder will be considered to have purchased the interest in the asset with "amortizable bond premium" equal in amount to the excess. For a discussion of the rules applicable to amortizable bond premium, see "REMICs--Taxation of Owners of Regular Securities--Amortizable Premium" above.

         Status of the Grantor Trust Securities. Except for that portion of a trust fund consisting of unsecured home improvement loans and except as qualified below, a Grantor Trust Security owned by a:

         o "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Grantor Trust Security is of the type described in that section of the Code.

         o real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) to the extent that the assets of the related Grantor Trust Fund consist of qualified assets, and interest income on those assets will be considered "interest on obligations secured by mortgages on real property" to that extent within the meaning of Code Section 856(c)(3)(B).

         o REMIC will be considered to represent an "obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Grantor Trust Fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

         An issue arises as to whether Buydown Mortgage Loans may be characterized in their entirety under the Code provisions cited in the first two bullet points of the immediately preceding paragraph or whether the amount qualifying for that treatment must be reduced by the amount of the Buydown Mortgage Funds. Further, although it is not entirely clear, Grantor Trust Certificates that are Stripped Certificates (as described below under "Stripped Certificates") should be treated as qualifying under the Code provisions cited in the bullet points above to the same extent as Grantor Trust Certificates that are not Stripped Certificate. Grantor Trust Securityholders are urged to consult their own tax advisors concerning the characterization of the securityholder's investment for federal income tax purposes.

         Stripped Certificates. Some classes of certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as "Stripped Certificates." In general, a Stripped Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a mortgage loan held by the Grantor Trust Fund from ownership of the right to receive some or all of the related interest payments. Generally, where a separation has occurred, under the stripped bond rules of Section 1286 of the Code, the holder of a right to receive a principal or interest payment on the bond is required to accrue into income, on a constant yield basis under rules governing original issue discount (see "REMICs--Taxation of Owners of Regular Securities--Original Issue Discount"), the difference between the holder's initial purchase price for the right to receive principal or interest, and the principal or interest payment to be received with respect to that right. However, a holder of a Stripped Certificate will account for any discount on the Stripped Certificate (other than an interest treated as a "stripped coupon") as market discount rather than original issue discount if either (i) the amount of original issue discount with respect to the Stripped Certificate was treated as zero under the original issue discount de minimis rule when the Stripped Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off from the mortgage assets.

         Certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following:

         o if any servicing compensation is deemed to exceed a reasonable amount;
         o if the company or any other party retains a retained yield with respect to the assets held by the Grantor Trust Fund;
         o if two or more classes of certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Grantor Trust Fund's assets; or
         o if certificates are issued which represent the right to interest-only payments or principal-only payments.

         The tax treatment of the Stripped Certificates with respect to the application of the original issue discount provisions of the Code is currently unclear. However, the trustee intends to treat each Stripped Certificate as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Original issue discount with respect to a Stripped Certificate must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant yield method that takes into account the compounding of interest and this accrual of income may be in advance of the receipt of any cash attributable to that income. See "REMICs--Taxation of Owners of Regular Securities--Original Issue Discount" above. For purposes of applying the original issue discount provisions of the Code, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest. The amount of original issue discount with respect to a Stripped Certificate may be treated as zero under the original issue discount de minimis rules described above.

         Subordinated Certificates. In the event the Grantor Trust Fund issues two classes of Grantor Trust Securities that are identical except that one class is a subordinate class, with a relatively high certificate pass-through rate, and the other is a senior class, with a relatively low certificate pass-through rate (referred to in this Prospectus as the "Subordinate Certificates" and "Senior Certificates", respectively), the Grantor Trust Securityholders in the aggregate will be deemed to have acquired the following assets: (1) the principal portion of each mortgage loan plus a portion of the interest due on each mortgage loan (the "Grantor Trust Fund Stripped Bond"), and (2) a portion of the interest due on each mortgage loan equal to the difference between the Interest Rate on the Subordinate Certificates and the Interest Rate on the Senior Certificates, if any, which difference is then multiplied by the Subordinate Class Percentage (the "Grantor Trust Fund Stripped Coupon"). The "Subordinate Class Percentage" equals the initial aggregate principal amount of the Subordinate Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates. The "Senior Class Percentage" equals the initial aggregate principal amount of the Senior Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates.

         The Senior Certificateholders in the aggregate will own the Senior Class Percentage of the Grantor Trust Fund Stripped Bond and accordingly each Senior Certificateholder will be treated as owning its pro rata share of such asset. The Senior Certificateholders will not own any portion of the Grantor Trust Fund Stripped Coupon. The Subordinate Certificateholders in the aggregate own both the Subordinate Class Percentage of the Grantor Trust Fund Stripped Bond plus 100% of the Grantor Trust Fund Stripped Coupon, if any, and accordingly each Subordinate Certificateholder will be treated as owning its pro rata share in both assets. The Grantor Trust Fund

Stripped Bond will be treated as a "stripped bond" and the Grantor Trust Fund Stripped Coupon will be treated as "stripped coupons" within the meaning of
Section 1286 of the Code.

         Although not entirely clear, the interest income on the Subordinate Certificates and the portion of the servicing fee allocable to such certificates that does not constitute excess servicing will be treated by the Grantor Trust Fund as qualified stated interest, assuming the interest with respect to the mortgage loans held by the Grantor Trust Fund would otherwise qualify as qualified stated interest. Accordingly, except to the extent modified below, the income of the Subordinate Certificates will be reported in the same manner as described generally above for holders of Senior Certificates.

         If the Subordinate Certificateholders receive distribution of less than their share of the Grantor Trust Fund's receipts of principal or interest (the "Shortfall Amount") because of the subordination of the Subordinate Certificates, holders of Subordinate Certificates would probably be treated for federal income tax purposes as if they had

         o        received as distributions their full share of receipts;

         o paid over to the Senior Certificateholders an amount equal to the Shortfall Amount; and

         o retained the right to reimbursement of the relevant amounts to the extent these amounts are otherwise available as a result of collections on the mortgage loans or amounts available from a reserve account or other form of credit enhancement, if any.

         Under this analysis,

         o Subordinate Certificateholders would be required to accrue as current income any interest income, original issue discount, or (to the extent paid on assets of the Grantor Trust Fund) accrued market discount of the Grantor Trust Fund that was a component of the Shortfall Amount, even though that amount was in fact paid to the Senior Certificateholders;
         o a loss would only be allowed to the Subordinate Certificateholders when their right to receive reimbursement of the Shortfall Amount became worthless (i.e., when it becomes clear that amount will not be available from any source to reimburse the loss); and
         o reimbursement of the Shortfall Amount prior to a claim of worthlessness would not be taxable income to Subordinate Certificateholders because the amount was previously included in income.

Those results should not significantly affect the inclusion of income for Subordinate Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinate Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method. Moreover, the character and timing of loss deductions are unclear. Subordinate Certificateholders are strongly urged to consult their own tax advisors regarding the appropriate timing, amount and character of any losses sustained with respect to the Subordinate Certificates including any loss resulting from the failure to recover previously accrued interest or discount income.

         Election to Treat All Interest as Original Issue Discount. The Treasury Regulations relating to original issue discount permit a Grantor Trust Securityholder to elect to accrue all interest, discount, including de minimis market or original issue discount, reduced by any premium, in income as interest, based on a constant yield method. If an election were to be made with respect to an interest in a mortgage loan with market discount, the Grantor Trust Securityholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the Grantor Trust Securityholder acquires during the year of the election or afterward. See "--Market Discount" above. Similarly, a Grantor Trust Securityholder that makes this election for an interest in a mortgage loan that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the Grantor Trust Securityholder owns at the beginning of the first taxable year to which the election applies or acquires afterward. See "--Premium" above. The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Security is irrevocable.

         Prepayments. The Taxpayer Relief Act of 1997 (the "1997 Act") contains a provision requiring original issue discount on any pool of debt instruments the yield on which may be affected by reason of prepayments be calculated taking into account the Prepayment Assumption and requiring the discount to be taken into income on the basis of a constant yield to assumed maturity taking account of actual prepayments. The legislative history to the 1986 Act states that similar rules apply with respect to market discount and amortizable bond premium on debt instruments.

         Sale or Exchange of a Grantor Trust Security. Sale or exchange of a Grantor Trust Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount realized, exclusive of amounts attributable to accrued and unpaid interest (which will be treated as ordinary income allocable to the related asset of the Grantor Trust Fund), and the owner's adjusted basis in the Grantor Trust Security. The adjusted basis generally will equal the seller's cost for the Grantor Trust Security, increased by the original issue discount and any market discount included in the seller's gross income with respect to the Grantor Trust Security, and reduced, but not below zero, by any premium amortized by the seller and by principal payments on the Grantor Trust Security previously received by the seller. The gain or loss will, except as discussed below, be capital gain or loss to an owner for which the assets of the Grantor Trust Fund represented by a Grantor Trust Security are "capital assets" within the meaning of Section 1221. A capital gain or loss will be long-term or short-term depending on whether or not the Grantor Trust Security has been owned for the long-term capital gain holding period, currently more than one year.

         Notwithstanding the foregoing, any gain realized on the sale or exchange of a Grantor Trust Security will be ordinary income to the extent of the seller's interest in accrued market discount on Grantor Trust Fund assets not previously taken into income. See "--Market Discount," above. Further, Grantor Trust Securities will be "evidences of indebtedness" within the meaning of Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Security by a bank or thrift institution to which such section applied will be treated as ordinary gain or loss.

         Foreign Investors in Grantor Trust Securities. A holder of a Grantor Trust Security who is not a "U.S. person" (as defined above at "REMICs--Tax Related Restrictions on Transfer of Residual Securities--Foreign Investors") and is not subject to federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a Grantor Trust Security generally will not be subject to United States income or withholding tax in respect of payments of interest or original issue discount on its Grantor Trust Security to the extent attributable to debt obligations held by the Grantor Trust Fund that were originated after July 18, 1984, provided that the Grantor Trust Securityholder complies to the extent necessary with certain certification requirements which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is not a U.S. person. Interest or original issue discount on a Grantor Trust Security attributable to debt obligations held by the Grantor Trust Fund that were originated prior to July 19, 1984 will be subject to a 30% withholding tax (unless such tax is reduced or eliminated by an applicable tax treaty). All holders of Grantor Trust Securities should consult their tax advisors regarding the tax documentation and certifications that must be provided to secure any applicable exemptions from United States withholding taxes.

         Any capital gain realized on the sale or other taxable disposition of a Grantor Trust Security by a Non-U.S. Person (as defined above at "REMICs--Taxation of Certain Foreign Investors--Regular Securities") generally will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person and (ii) in the case of an individual Non-U.S. Person, the Non-U.S. Person is not present in the United States for 183 days or more in the taxable year.

         If the interest, gain or income with respect to a Grantor Trust Security held by a Non-U.S. Person is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Non-U.S. Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits," within the meaning of the Code, for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

                  Backup Withholding. Distributions made on the Grantor Trust Securities and proceeds from the sale of the Grantor Trust Securities will be subject to a "backup" withholding tax of 31% if, in general, the Grantor

Trust Securityholder fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status. Any amounts so withheld would be refunded by the IRS or allowable as a credit against the Grantor Trust Securityholder's federal income tax.

Partnership Trust Funds and Disregarded Trust Funds

         Classification of Trust Funds

         For each series of Partnership Certificates or Debt Securities, Stroock & Stroock & Lavan LLP will deliver its opinion that the trust fund will not be a taxable mortgage pool or an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the related Agreement and related documents will be complied with, and on counsel's opinion that the nature of the income of the trust fund will exempt it from the rule that some publicly traded partnerships are taxable as corporations.

         Taxation of Debt Securityholders

         The depositor will agree, and the securityholders will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes. No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Securities. However, for each series of Debt Securities, Stroock & Stroock & Lavan LLP will deliver its opinion that the Debt Securities will be classified as indebtedness for federal income tax purposes. The discussion below assumes this characterization of the Debt Securities is correct.

         If, contrary to the opinion of counsel, the Internal Revenue Service successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt Securities might be treated as equity interests in the trust fund. If so treated, the trust fund might be treated as a publicly traded partnership that would be taxable as a corporation unless it met particular qualifying income tests, and the resulting taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Debt Securities recharacterized as equity. Treatment of the Debt Securities as equity interests in a partnership could have adverse tax consequences to some holders, even if the trust fund were not treated as a publicly traded partnership taxable as a corporation. For example, income allocable to foreign holders might be subject to United States tax and United States tax return filing and withholding requirements, income allocable to tax-exempt holders might constitute "unrelated business taxable income" (if some, but not all, of the Debt Securities were recharacterized as equity in a partnership), individual holders might be subject to limitations on their ability to deduct their share of trust fund expenses, and income from the trust fund's assets would be taxable to owners of Debt Securities without regard to whether cash distributions are made to such owners and without regard to the owners' method of tax accounting.

         Debt Securities generally will be subject to the same rules of taxation as Regular Securities issued by a REMIC, as described above, except that (1) income reportable on Debt Securities is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special 110% yield rule treating a portion of the gain on sale or exchange of a Regular Security as ordinary income is inapplicable to Debt Securities. See "--REMICs--Taxation of Owners of Regular Securities" and "--Sale or Exchange of Regular Securities."

         Further, for federal income tax purposes, (i) Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (ii) interest on Debt Securities held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property "within the meaning of Code Section 856(c)(3)(B); (iii) Debt Securities held by a real estate investment trust will not constitute "real estate assets" or "Government securities" within the meaning of Section 856(c)(4)(A) of the Code; (iv) Debt Securities held by a regulated investment company will not constitute "Government securities" within the meaning of
Section 851(b)(3)(A)(i) of the Code; and (v) Debt Securities will not constitute "qualified mortgages" with in the meaning of Section 860G(a)(3) of the Code for REMICs.

         Taxation of Owners of Partnership Certificates

(1)      Treatment of the Trust Fund as a Partnership

         The Partnership Trust Fund will agree, and the related owners of Partnership Certificates ("Partnership Certificate Owners") will agree by their purchase of Partnership Certificates, if there is more than one Partnership Certificate Owner, to treat the Partnership Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust Fund, the partners of the partnership being the Partnership Certificate Owners, including, to the extent relevant, the depositor in its capacity as recipient of distributions from any reserve fund, and the Debt Securities, if any, being debt of the partnership, and if there is one Partnership Certificate Owner, to treat the Partnership Certificate Owner as the owner of the assets of the Partnership Trust Fund and to treat the Partnership Trust Fund as a disregarded entity. However, the proper characterization of the arrangement involving the Partnership Trust Fund, the Partnership Certificates, the Debt Securities and the depositor is not certain because there is no authority on transactions closely comparable to that contemplated in this prospectus.

         A variety of alternative characterizations are possible. For example, because the Partnership Certificates have certain features characteristic of debt, the Partnership Certificates might be considered debt of the Partnership Trust Fund. Generally, provided such Partnership Certificates are issued at or close to face value, any such characterization would not result in materially adverse tax consequences to holders of Partnership Certificates as compared to the consequences from treatment of the Partnership Certificates as equity in a partnership, described below. The following discussion assumes that the Partnership Certificates represent equity interests in a partnership. The following discussion also assumes that all payments on the Partnership Certificates are denominated in U.S. dollars, none of the Partnership Certificates have Interest Rates which would qualify as contingent interest under the Treasury regulations relating to original issue discount, and that a series of securities includes a single class of Partnership Certificates. If these conditions are not satisfied with respect to any given series of Partnership Certificates, additional tax considerations with respect to such Partnership Certificates will be disclosed in the applicable prospectus supplement.

(2)      Partnership Taxation

         As a partnership, the Partnership Trust Fund will not be subject to federal income tax. Rather, each Partnership Certificate Owner will be required to take into account separately the Partnership Certificate Owner's allocable share of income, gains, losses, deductions and credits of the Partnership Trust Fund, whether or not there is a corresponding cash distribution. Thus, cash basis holders will in effect be required to report income from the Partnership Certificates on the accrual basis and Partnership Certificate Owners may become liable for taxes on Partnership Trust Fund income even if they have not received cash from the Partnership Trust Fund to pay the taxes. The Partnership Trust Fund's income will consist primarily of interest and finance charges earned on the related mortgage loans, including appropriate adjustments for market discount, original issue discount and bond premium, and any gain upon collection or disposition of the mortgage loans.

         The Partnership Trust Fund's deductions will consist primarily of interest accruing with respect to the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of mortgage loans.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (i.e., the Agreement and related documents). The Agreement will provide, in general, that the Partnership Certificate Owners will be allocated taxable income of the Partnership Trust Fund for each month equal to the sum of:

         o the interest or other income that accrues on the Partnership Certificates in accordance with their terms for the relevant month including, as applicable, interest accruing at the related Partnership Certificate Interest Rate for that month and interest on amounts previously due on the Partnership Certificates but not yet distributed;

         o any income of the Partnership Trust Fund attributable to discount on the related mortgage loans that corresponds to any excess of the principal amount of the Partnership Certificates over their initial issue price;
         o any prepayment premium payable to the Partnership Certificate Owners for the applicable month; and
         o any other amounts of income payable to the Partnership Certificate Owners for the applicable month.

The allocation will be reduced by any amortization by the Partnership Trust Fund of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Certificates over their principal amount. All remaining taxable income of the Partnership Trust Fund will be allocated to the depositor. Losses will generally be allocated in the manner in which they are borne.

         Based on the economic arrangement of the parties, the foregoing approach for allocating income of the Partnership Trust Fund should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Partnership Certificate Owners. Moreover, even under the foregoing method of allocation, Partnership Certificate Owners may be allocated income equal to the entire Partnership Certificate Interest Rate plus the other items described above, even though the Partnership Trust Fund might not have sufficient cash to make current cash distributions of the amount. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Partnership Certificate Owners, but Partnership Certificate Owners may be purchasing Partnership Certificates at different times and at different prices, Partnership Certificate Owners may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Partnership Trust Fund.

         Assuming Debt Securities are also issued, all or substantially all of the taxable income allocated to a Partnership Certificate Owner that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to the holder under the Code.

         An individual taxpayer's share of expenses of the Partnership Trust Fund, including fees to the servicer, but not interest expense, would be miscellaneous itemized deductions and thus deductible only to the extent such expenses plus all other miscellaneous itemized deductions exceeds two percent of the individual's adjusted gross income. An individual taxpayer will be allowed no deduction for his share of expenses of the Partnership Trust Fund, other than interest, in determining his liability for alternative minimum tax. In addition,
Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a prescribed threshold amount will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount or (2) 80% of the amount of itemized deductions otherwise allowable for the applicable taxable year. Accordingly, deductions might be disallowed to the individual in whole or in part and might result in the Partnership Certificate Owner being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the Partnership Trust Fund. In the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70% of that partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

         The Partnership Trust Fund intends to make all tax calculations relating to income and allocations to Partnership Certificate Owners on an aggregate basis to the extent relevant. If the IRS were to require that the calculations be made separately for each mortgage loan, the calculations may result in some timing and character differences under some circumstances.

(3)      Discount and Premium

         The purchase price paid by the Partnership Trust Fund for the related mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or market discount, as the case may be. See "REMICs--Taxation of Owners of Regular Securities--Acquisition Premium" and "-- Market Discount" above. As indicated above, the Partnership Trust Fund will make this calculation on an aggregate basis, but it is possible that the IRS might require that it be recomputed on a mortgage loan-by-mortgage loan basis. Further, with respect to any asset of the Partnership Trust Fund that is a Stripped Agency Security or other instrument evidencing ownership of specific interest and/or principal of a particular bond, it will be subject to the rules relating to original issue discount with respect to such security or instrument (in lieu of the rules relating to market discount). See "REMICs--Taxation of Owners of Regular Securities--Original Issue Discount" above.

         If the Partnership Trust Fund acquires the mortgage loans at a market discount or premium, the Partnership Trust Fund will elect to include any market discount in income currently as it accrues over the life of the mortgage loans or to offset any premium against interest income on the mortgage loans. As indicated above, a portion of the market discount income or premium deduction may be allocated to Partnership Certificate Owners.

(4)      Section 708 Termination

         Under Section 708 of the Code, the Partnership Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust Fund are sold or exchanged within a 12-month period. If a termination occurs under Section 708 of the Code, the Partnership Trust Fund will be considered to contribute its assets to a new Partnership Trust Fund, which would be treated as a new partnership, in exchange for Partnership Certificates in the new Partnership Trust Fund. The original Partnership Trust Fund will then be deemed to distribute the Partnership Certificates in the new Partnership Trust Fund to each of the owners of Partnership Certificates in the original Partnership Trust Fund in liquidation of the original Partnership Trust Fund. The Partnership Trust Fund will not comply with particular technical requirements that might apply when a constructive termination occurs. As a result, the Partnership Trust Fund may be subject to some tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust Fund might not be able to comply with these requirements due to lack of data.

(5)      Disposition of Partnership Certificates

         Generally, capital gain or loss will be recognized on a sale of Partnership Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Certificates sold. Any gain or loss would be long-term capital gain or loss if the Partnership Certificate Owner's holding period exceeded one year. A Partnership Certificate Owner's tax basis in a Partnership Certificate will generally equal its cost, increased by its share of Partnership Trust Fund income allocable to the Partnership Certificate Owner and decreased by any distributions received or losses allocated with respect to the Partnership Certificate. In addition, both the tax basis in the Partnership Certificates and the amount realized on a sale of a Partnership Certificate would include the Partnership Certificate Owner's share, determined under Treasury Regulations, of the Debt Securities and other liabilities of the Partnership Trust Fund. A Partnership Certificate Owner acquiring Partnership Certificates at different prices will generally be required to maintain a single aggregate adjusted tax basis in the Partnership Certificates and, upon a sale or other disposition of some of the Partnership Certificates, allocate a portion of the aggregate tax basis to the Partnership Certificates sold, rather than maintaining a separate tax basis in each Partnership Certificate for purposes of computing gain or loss on a sale of that Partnership Certificate.

         If a Partnership Certificate Owner is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Certificates that exceeds the aggregate cash distributions with respect to the Partnership Certificates, the excess will generally give rise to a capital loss upon the retirement of the Partnership Certificates.

(6)      Allocations Between Transferors and Transferees.

         In general, the Partnership Trust Fund's taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the Partnership Certificate Owners in proportion to the principal amount of Partnership Certificates owned by them as of the close of the last day of that Due Period. As a result, a Partnership Certificate Owner purchasing Partnership Certificates may be allocated tax items, which will affect the purchaser's tax liability and tax basis, attributable to periods before the actual transaction.

         The use of a Due Period convention may not be permitted by existing Treasury regulations. If a Due Period convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses of the Partnership Trust Fund might be reallocated among the Partnership Certificate Owners. The Partnership Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future laws, regulations or other IRS guidance.

(7)      Section 731 Distributions

         In the case of any distribution to a Partnership Certificate Owner, no gain will be recognized to that Partnership Certificate Owner to the extent that the amount of any money distributed for that Partnership Certificate exceeds the adjusted basis of that Partnership Certificate Owner's interest in the Partnership Certificate. To the extent that the amount of money distributed exceeds that Partnership Certificate Owner's adjusted basis, gain will be currently recognized. In the case of any distribution to a Partnership Certificate Owner, no loss will be recognized except upon a distribution in liquidation of a Partnership Certificate Owner's interest. Any gain or loss recognized by a Partnership Certificate Owner generally will be capital gain or loss.

(8)      Section 754 Election

         In the event that a Partnership Certificate Owner sells its Partnership Certificates at a profit (or loss), the purchasing Partnership Certificate Owner will have a higher (or lower) basis in the Partnership Certificates than the selling Partnership Certificate Owner had. The tax basis of the Partnership Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Partnership Trust Fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust Fund current does not intend to make an election under Section 754 of the Code. As a result, Partnership Certificate Owners might be allocated a greater or lesser amount of Partnership Trust Fund income than would be appropriate based on their own purchase price for Partnership Certificates.

(9)      Administrative Matters

         The trustee is required to keep or cause to be kept complete and accurate books of the Partnership Trust Fund. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Partnership Trust Fund and will report each Partnership Certificate Owner's allocable share of items of Partnership Trust Fund income and expense to Partnership Certificate Owners and the IRS on Schedule K-1. The Partnership Trust Fund will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust Fund with the information statement described below and the nominees will be required to forward this information to the beneficial owners of the Partnership Certificates. Generally, holders must timely file tax returns that are consistent with the information return filed by the Partnership Trust Fund or be subject to penalties unless the holder notifies the IRS of all the inconsistencies.

         Under Section 6031 of the Code, any person that holds Partnership Certificates as a nominee at any time during a calendar year is required to furnish the Partnership Trust Fund with a statement containing specific information on the nominee, the beneficial owners and the Partnership Certificates so held. The information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner

         o        the name, address and identification number of such person,
         o whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and
         o particular information on Partnership Certificates that were held, bought or sold on behalf of the person throughout the year.

In addition, brokers and financial institutions that hold Partnership Certificates through a nominee are required to furnish directly to the Partnership Trust Fund information as to themselves and their ownership of Partnership

Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement to the Partnership Trust Fund. The information referred to above for any calendar year must be furnished to the Partnership Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust Fund with the information described above may be subject to penalties.

         Unless another designation is made, the depositor will be designated as the tax matters partner for each Partnership Trust Fund in the pooling and servicing greement and, as the tax matters partner, will be responsible for representing the Partnership Certificate Owners in some specific disputes with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before the later of three years after the date on which the partnership information return is filed or the last day for filing the return for the applicable year, determined without regard to extensions. Any adverse determination following an audit of the return of the Partnership Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Partnership Certificate Owners, and, under some circumstances, a Partnership Certificate Owner may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust Fund. An adjustment could also result in an audit of a Partnership Certificate Owner's returns and adjustments of items not related to the income and losses of the Partnership Trust Fund.

         A special audit system exists for qualifying large partnerships that have elected to apply a simplified flow-through reporting system under Sections 771 through 777 of the Code. Unless otherwise specified in the applicable prospectus supplement, a Partnership Trust Fund will not elect to apply the simplified flow-through reporting system.

(10)     Taxation of Certain Foreign Partnership Certificate Owners

         As used below, the term "Non-United States Owner" means a Partnership Certificate Owner that is not a U.S. Person, as defined under "REMICs--Taxation of Owners of Residual Securities--Tax Related Restrictions on Transfer of Residual Securities--Foreign Investors," above.

         It is not clear whether the Partnership Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-United States Owners because there is no clear authority dealing with that issue under facts substantially similar to those described in this Prospectus. Although it is not expected that the Partnership Trust Fund would be engaged in a trade or business in the United States for these purposes, the Partnership Trust Fund will withhold as if it were so engaged in order to protect the Partnership Trust Fund from possible adverse consequences of a failure to withhold. The Partnership Trust Fund expects to withhold on the portion of its taxable income that is allocable to Non-United States Owners pursuant to Section 1446 of the Code, as if the income were effectively connected to a U.S. trade or business, at a rate of 35% for Non-United States Owners that are taxable as corporations and 39.6% for all other Non-United States Owners.

         Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust Fund to change its withholding procedures.

         Each Non-United States Owner might be required to file a U.S. individual or corporate income tax return on its share of the income of the Partnership Trust Fund including, in the case of a corporation, a return in respect of the branch profits tax. Assuming the Partnership Trust Fund is not engaged in a U.S. trade or business, a Non-United States Owner would be entitled to a refund with respect to all or a portion of taxes withheld by the Partnership Trust Fund if, in particular, the Owner's allocable share of interest from the Partnership Trust Fund constituted "portfolio interest" under the Code.

         The interest, however, may not constitute "portfolio interest" if, among other reasons, the underlying obligation is not in registered form or if the interest is determined without regard to the income of the Partnership Trust Fund, in the later case, the interest being properly characterized as a guaranteed payment under Section 707(c) of the Code. If this were the case, Non-United States Owners would be subject to a United States federal income and withholding tax at a rate of 30 percent on the Partnership Trust Fund's gross income, without any deductions or other allowances for costs and expenses incurred in producing the income, unless reduced or eliminated pursuant to an applicable treaty. In this case, a Non-United States Owner would only be entitled to a refund for that portion of the taxes, if any, in excess of the taxes that should have been withheld with respect to the interest.

(11)     Backup Withholding

         Distributions made on the Partnership Certificates and proceeds from the sale of the Partnership Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Partnership Certificate Owner fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status. Any amounts so withheld would be refunded by the IRS or allowable as a credit against the Non-United States Owner's federal income tax.

Consequences for Particular Investors

The federal tax discussions above may not be applicable depending on a securityholder's particular tax situation. The depositor recommends that prospective purchasers consult their tax advisors for the tax consequences to them of the purchase, ownership and disposition of REMIC Securities, FASIT Securities, Grantor Trust Securities, Partnership Certificates and Debt Securities, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

                       State and Other Tax Considerations

         In addition to the federal income tax consequences described in "Material Federal Income Tax Considerations," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Notes or Certificates, as applicable, offered under this prospectus. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors for the various tax consequences of investments in the Notes or Certificates, as applicable, offered under this prospectus.

                              ERISA Considerations

General

         A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of ERISA should consider the fiduciary standards under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the Securities. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii) whether the investment satisfies the applicable diversification requirements; (iii) whether the investment is in accordance with the documents and instruments governing the plan; and (iv) whether the investment is prudent, considering the nature of the investment. Fiduciaries of plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

         In addition, employee benefit plans or other retirement arrangements subject to ERISA, as well as individual retirement accounts, certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code, or any entity (including insurance company separate or general accounts) whose underlying assets include plan assets by reason of such plans, arrangements or accounts investing in the entity (each, a "Plan") are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 of ERISA and excise taxes and/or other penalties are imposed upon such persons under ERISA and/or Section 4975 of the Code unless an exemption applies. The depositor, underwriter, each master servicer or other servicer, any insurer, the trustee, the indenture trustee and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition, holding or disposition of Securities by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless a statutory, regulatory or administrative exception or exemption is available.

ERISA Considerations Relating to Certificates

         Plan Assets

         In 29 C.R.F ss.2510.3-101 (the "Plan Asset Regulations"), the U.S. Department of Labor ("DOL") has defined what constitutes "plan assets" for purposes of ERISA and Section 4975 of the Code. The Plan Asset Regulations provide that if a Plan makes an investment in an "equity interest" in an entity, an undivided portion of the assets of the entity will be considered the assets of such Plan unless certain exceptions set forth in such Regulations apply. The Certificates will be deemed an equity interest for purposes of the Plan Asset Regulations, and the depositor can give no assurance that the Certificates will qualify for any of the exceptions under the Plan Asset Regulations. As a result,
(i) a Plan may be deemed to have acquired an interest in the Assets of the trust fund and not merely an interest in the Certificates, (ii) the fiduciary investment standards of ERISA could apply to such Assets and (iii) transactions occurring in the course of managing, operating and servicing the trust fund and its Assets might constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.


         Prohibited Transaction Class Exemption 83-1

         The DOL has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which under certain conditions exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of Certificates which are "mortgage pool pass-through certificates." A "mortgage pool" is defined as a fixed investment pool consisting solely of interest-bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a Certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass through payments of principal and interest from the mortgage loans. PTCE 83-1 requires that: (i) the depositor and the trustee maintain a system of insurance or other protection for the mortgage loans, the property securing such mortgage loans and for indemnifying holders of Certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of (x) 1% of the aggregate principal balance of the mortgage loans or (y) 1% of the principal balance of the largest covered pooled mortgage loans; (ii) the trustee may not be an affiliate of the depositor; and (iii) the payments made to, and retained by, the depositor in connection with the trust fund, together with all funds inuring to its benefit for administering the trust fund, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the trust fund. In addition, PTCE 83-1 exempts the initial sale of Certificates to a Plan with respect to which the depositor, the insurer, the master servicer or other servicer or the trustee is a party in interest if the Plan does not pay more than fair market value for such Certificates and the rights and interests evidenced by such Certificates are not subordinated to the rights and interests evidenced by other Certificates of the same pool.

         PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the master servicer in connection with the servicing of the trust fund are made in accordance with a binding agreement, copies of which must be made available to prospective Plan investors. In the case of any Plan with respect to which the depositor, the master servicer, the insurer or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements: (i) the initial sale, exchange or transfer of Certificates is expressly approved by an independent fiduciary who has authority to manage and control those Plan assets being invested in Certificates; (ii) the Plan pays no more for the Certificates than would be paid in an arm's-length transaction; (iii) no investment management, advisory or underwriting fee, sales commission or similar compensation is paid to the depositor with regard to the sale, exchange or transfer of Certificates to the Plan; (iv) the total value of the Certificates purchased by such Plan does not exceed 25% of the amount issued and (v) at least 50% of the aggregate amount of Certificates is acquired by persons independent of the depositor, the trustee, the master servicer and the insurer. Before purchasing Certificates, a fiduciary of a Plan should confirm that the trust fund is a "mortgage pool," that the Certificates constitute "mortgage pool pass-through certificates" and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary should also consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan pursuant to PTCE 83-1.

         Underwriter Exemption

         The DOL has granted to Deutsche Banc Alex. Brown Inc. an individual exemption, Prohibited Transaction Exemption 94-84, and to Deutsche Morgan Grenfell/C.J. Lawrence Inc., similar approval (FAN 97-03E), which were both amended by Prohibited Transaction Exemption 97-34 ("PTE 97-34") and further recently amended pursuant to Prohibited Transaction Exemption 2000-58 ("PTE 2000-58") (collectively, the "Exemption") which is applicable to Certificates which meet its requirements whenever the underwriter or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent. The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied. These transactions include the servicing, managing and operation of investment trusts holding fixed (generally non-revolving pools) of enumerated categories of assets which include: single and multi-family residential mortgage loans, home equity loans or receivables (including cooperative housing loans), manufactured housing loans and guaranteed government mortgage pool certificates and the purchase, sale and holding of Certificates which represent beneficial ownership interests in the assets of such trusts.

         General Conditions of Exemption

         The Exemption sets forth general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Certificates to be eligible for exemptive relief thereunder. First, the acquisition of Certificates by Plans must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Assets held by the trust fund must be fully secured (other than one-to-four family residential mortgage loans and home equity loans or receivables backing certain types of Certificates, as described below). (Mortgage loans, loans, obligations and receivables will be collectively referred to herein as "loans."). Third, unless the Certificates are issued in "designated transactions" (as described below) and are backed by fully-secured loans, they may not be subordinated. Fourth, the Certificates at the time of acquisition by the Plan must generally be rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Services, Inc. or Fitch, Inc. (each, a "Rating Agency"). Fifth, the trustee and the indenture trustee generally cannot be affiliates of any member of the "Restricted Group" which consists of any (i) underwriter as defined in the Exemption, (ii) the depositor, (iii) the master servicer, (iv) each servicer, (v) the insurer, (vi) the counterparty of any "interest rate swap" (as described below) held as an Asset of the trust fund and (vii) any obligor with respect to loans constituting more than 5% of the aggregate unamortized principal balance of the loans held in the trust fund as of the date of initial issuance of the Certificates. Sixth, the sum of all payments made to, and retained by, such underwriters must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to, and retained by, the depositor pursuant to the assignment of the loans to the related trust fund must represent not more than the fair market value of such loans; and the sum of all payments made to, and retained by, the master servicer and any servicer must represent not more than reasonable compensation for such person's services under the Agreement and reimbursement of such person's reasonable expenses in connection therewith. Seventh, (i) the investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools; (ii) Certificates evidencing interests in such other investment pools must have been rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by one of the Rating Agencies for at least one year prior to a Plan's acquisition of Certificates; and (iii) Certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of Certificates. Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended. If Securities are being sold under the Exemptions, the depositor assumes that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the Certificates.

         Recent Amendments to Exemption

         PTE 2000-58 (the "Amendment") recently amended the Exemption to make the acquisition of Certificates by Plans in an initial offering or in a secondary market transaction, the holding or transfer of Certificates and the servicing, management and operation of the trust fund and its Assets on or after November 13, 2000 eligible for exemptive relief to a broader range of Certificates. Prior to such amendment, the Exemption generally permitted Plans to purchase only unsubordindated Certificates rated within the highest three generic rating categories backed by secured collateral. Such Certificates had to be issued by a trust fund which was a grantor trust, REMIC or a FASIT whose corpus could not include certain types of Assets such as interest-rate swaps.

         Types of Trust Funds

         The Amendment has expanded the types of permitted trust funds to include owner-trusts, as well as grantor trusts, REMICs and FASITs. Owner-trusts are subject to certain restrictions in their governing documents to ensure that their Assets may not be reached by the creditors of the depositor in the event of bankruptcy or other insolvency and must provide certain legal opinions.

         Designated Transactions

         In the case where the Certificates are backed by trust fund Assets which are residential, home equity, manufactured housing or multi-family loans which are described and defined in the Exemption as designated transactions ("Designated Transactions"), the Amendment permits the Certificates issued by the trust fund in such transactions to be rated in one of the highest four generic rating categories by a Rating Agency and/or to be subordinated. The Assets will qualify for Designated Transaction treatment under the Exemption unless otherwise specified in the prospectus supplement. In addition, one subset of Designated Transactions, residential (one- to-four family) and home equity loans, may be less than fully secured, provided that the rights and interests evidenced by Certificates issued in such Designated Transactions are: (a) not subordinated to the rights and interests evidenced by Securities of the same trust fund; (b) such Certificates acquired by the Plan have received a rating from a Rating Agency at the time of such acquisition that is in one of the two highest generic rating categories; and (c) any loan included in the corpus or Assets of the trust fund is secured by collateral whose fair market value on the closing date of the Designated Transactions is at least equal to 80% of the sum of: (i) the outstanding principal balance due under the loan which is held by the trust fund and (ii) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the trust fund) which are secured by the same collateral.

         Insurance Company General Accounts

         In the event that Certificates do not meet the requirements of the Exemption solely because they are Subordinate Certificates or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase Certificates pursuant to Section III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") which permits insurance company general accounts as defined in PTCE 95-60 to purchase such Certificates if they otherwise meet all of the other requirements of the Exemption.

         Permitted Assets

         The Amendment permits an interest-rate swap to be an Asset of a trust fund which issues Certificates acquired by Plans in an initial offering or in the secondary market on or after November 13, 2000 and clarifies the requirements regarding yield supplement agreements. An interest-rate swap (or if purchased by or on behalf of the trust fund) an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted trust fund Asset if it: (a) is an "eligible Swap;" (b) is with an "eligible counterparty;" (c) is purchased by a "qualified plan investor;" (d) meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap" and (e) permits the trust fund to make termination payments to the Swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or depositor.

         An "eligible Swap" is one which: (a) is denominated in U.S. dollars;
(b) pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of Certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate"); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of Certificates to which the Swap relates, or (ii) the portion of the principal balance of such class represented by obligations ("Allowable Notional Amount"); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("Leveraged"); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of Certificates are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

         An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the Certificates, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the Certificates; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency.

         A "qualified plan investor" is a Plan or Plans where the decision to buy such class of Certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the

Swap would have on the rating of the Certificates and such fiduciary is either
(a) a "qualified professional asset manager" ("QPAM") under Prohibited Transaction Class Exemption 84-14 ("PTCE 84-14") (see below), (b) an "in-house asset manager" under Prohibited Transaction Class Exemption 96-23 ("PTCE 96-23") (see below) or (c) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the Certificates are acquired by the Plan.

         In "ratings dependent Swaps" (where the rating of a class of Certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under the Swap Agreement:
(a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Certificates with a term of more than one year). In the event that the servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of Certificates held by a Plan which involves such ratings dependent Swap.

         "Non-ratings dependent Swaps" (those where the rating of the Certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the trust fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

         An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust fund) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an Asset of the trust fund with respect to Certificates purchased by Plans on or after April 7, 1998 if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust fund and an eligible counterparty and (f) it has an Allowable Notional Amount.

         Pre-Funding Accounts

         The Exemption was amended by PTE 97-34 to extend exemptive relief to Certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the Certificates are transferred to the trust fund within a specified period following the closing date ("DOL Pre-Funding Period") (see below) instead of requiring that all such loans be either identified or transferred on or before the closing date. The relief is effective for transactions occurring on or after May 23, 1997 provided that the following conditions are met. First, the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Certificates being offered ("Pre-Funding Limit") must not exceed twenty-five percent (25%). Second, all loans transferred after the closing date (referred to here as "additional loans") must meet the same terms and conditions for eligibility as the original loans used to create the trust fund, which terms and conditions have been approved by the Rating Agency. Third, the transfer of such additional loans to the trust fund during the DOL Pre-Funding Period must not result in the Certificates receiving a lower credit rating from the Rating Agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the trust fund. Fourth, solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "average interest rate") for all of the loans in the trust fund at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the loans which were transferred to the trust fund on the closing date. Fifth, either: (i) the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the depositor; or (ii) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to the Rating Agency, the underwriter and the trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the Prospectus, Prospectus Supplement, Private Placement Memorandum ("Offering Documents") and/or the Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the loans which were transferred as of the closing date. Sixth, the DOL Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the Pre-Funding Account is reduced below the minimum level specified in the Agreement or an event of default occurs under the Agreement. Seventh, amounts transferred to any Pre-Funding Account and/or Capitalized Interest Account used in connection with the pre-funding may be invested only in investments which are permitted by the Rating Agency and (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the Rating Agency ("Acceptable Investments"). Eighth, certain disclosure requirements must be met.

         Revolving Pool Features

         The Exemption only covers Certificates backed by "fixed" pools of loans which require that all the loans must be transferred to the trust fund or identified at closing (or transferred within the DOL Pre-Funding Period, if pre-funding meeting the conditions described above is used). Accordingly, Certificates issued by trust funds which feature revolving pools of Assets will not be eligible for a purchase by Plans. However, Securities which are Notes backed by revolving pools of Assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions. See discussion below in "ERISA Considerations Relating to Notes."

         Limitations on Scope of the Exemption

         If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of the Certificates by Plans. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a Certificates on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For those purposes, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. Exemptive relief may also be provided for the acquisition, holding and disposition of Certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the Loans in the trust fund provided that: (i) the Plan is not an Excluded Plan,
(ii) each Plan's investment in each class of Certificates does not exceed 25% of the outstanding Certificates in the class, (iii) after the Plan's acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in Certificates of a trust containing assets which are sold or serviced by the same entity and (iv) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Certificates and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group.

ERISA Considerations Relating to Notes

         Under the Plan Asset Regulations, the Assets of the trust fund would be treated as "plan assets" of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "equity interest" in the trust fund and none of the exceptions contained in the Plan Asset Regulations is applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the Notes are treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, then such Notes will be eligible for purchase by Plans. However, without regard to whether the Notes are treated as an "equity interest" for such purposes, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a Note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the trust fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires Notes.

         The Amendment to the Exemption permits trust funds which are grantor trusts, owner-trusts, REMICs or FASITs to issue Notes, as well as Certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the trust fund's Assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the trust fund and its Assets would not be necessary with respect to Notes with no substantial equity features which are issued as obligations of the trust fund. However, effective for the acquisition, holding or transfer of Notes between a Plan and a party in interest which occurs on or after November 13, 2000, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to Certificates are met with respect to the Notes. The same limitations of such exemptive relief relating to acquisitions of Certificates by fiduciaries with respect to Excluded Plans would also be applicable to the Notes as described herein in "Limitations on Scope of the Exemption."

         In the event that the Exemption is not applicable to the Notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the Notes depending in part upon the type of Plan fiduciary making the decision to acquire the Notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by "qualified professional asset managers"), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by "in-house asset managers") (collectively, the "Investor-Based Exemptions"). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

         EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON PTCE 83-1, THE EXEMPTION, THE INVESTOR-BASED EMEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

         ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

         Governmental plans and church plans as defined in ERISA are not subject to ERISA or Code Section 4975, although they may elect to be qualified under
Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code and would then be subject to the prohibited transaction rules set forth in
Section 503 of the Code. In addition, governmental plans may be subject to federal, state and local laws which are to a material extent similar to the provisions of ERISA or a Code Section 4975 ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the propriety of an investment in Securities under applicable fiduciary or other investment standards and the need for the availability of any exemptive relief under any Similar Law.

                                Legal Investment

         The prospectus supplement will specify which classes of the Notes or Certificates, as applicable, if any, will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, only classes of Offered Notes or Offered Certificates, as applicable, that (1) are rated in one of the two highest rating categories by one or more rating agencies and (2) are part of a series representing interests in, or secured by, a trust fund consisting of loans secured by first liens on real property and originated by particular types of originators specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA.

         Those classes of Offered Notes or Offered Certificates, as applicable, qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States constitute legal investments for those entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut-off for those enactments, limiting to varying extents the ability of some entities (in particular, insurance companies) to invest in mortgage related securities secured by liens on residential, or mixed residential and commercial, properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in these securities, and national banks may purchase these securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss.24 (Seventh), subject in each case to regulations that the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. ss.1.5), some "Type IV securities," defined in 12 C.F.R. ss.1.2(l) to include some "residential mortgage related securities." As so defined, "residential mortgage-related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA. The National Credit Union Administration ("NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under some limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. ss.703.140. Thrift institutions that are subject to the jurisdiction of the Office of Thrift Supervision (the "OTS") should consider the OTS' Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," before investing in any of the Offered Notes or Offered Certificates, as applicable.

         All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council ("FFIEC"), which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

         If specified in the prospectus supplement, other classes of Offered Notes or Offered Certificates, as applicable, offered pursuant to this prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of those classes under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase these Offered Notes or Offered Certificates, as applicable, may be subject to significant interpretive uncertainties.

         Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any Offered Notes or Offered Certificates, as applicable, as some classes or subclasses may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in some instances irrespective of SMMEA).

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying," and with regard to any Offered Notes or Offered Certificates, as applicable, issued in book-entry form, provisions that may restrict or prohibit investments in securities that are issued in book-entry form.

         Except as to the status of some classes of Offered Notes or Offered Certificates, as applicable, as "mortgage related securities," no representation is made as to the proper characterization of the Offered Notes or Offered Certificates, as applicable, for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Notes or Offered Certificates, as applicable, under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Notes or Offered Certificates, as applicable,) may adversely affect the liquidity of the Offered Notes or Offered Certificates, as applicable.

         Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Notes or Offered Certificates, as applicable, of any class constitute legal investments for them or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                             Methods of Distribution

         The Notes or Certificates, as applicable, offered by this prospectus and by the supplements to this prospectus will be offered in series. The distribution of the Notes or Certificates, as applicable, may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If specified in the prospectus supplement, the Notes or Certificates, as applicable, will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Deutsche Banc Alex. Brown Inc. ("DBAB") acting as underwriter with other underwriters, if any, named in the underwriting agreement. In that event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any Notes or Certificates, as applicable, agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the Notes or Certificates, as applicable, underwriters may receive compensation from the depositor or from purchasers of the Notes or Certificates, as applicable, in the form of discounts, concessions or commissions. The prospectus supplement will describe any compensation paid by the depositor.

         Alternatively, the prospectus supplement may specify that the Notes or Certificates, as applicable, will be distributed by DBAB acting as agent or in some cases as principal with respect to Notes or Certificates, as applicable, that it has previously purchased or agreed to purchase. If DBAB acts as agent in the sale of Notes or Certificates, as applicable, DBAB will receive a selling commission for each series of Notes or Certificates, as applicable, depending on market conditions, expressed as a percentage of the total principal balance of the related mortgage loans as of the Cut-off Date. The exact percentage for each series of Notes or Certificates, as applicable, will be disclosed in the prospectus supplement. To the extent that DBAB elects to purchase Notes or Certificates, as applicable, as principal, DBAB may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement for any series offered other than through underwriters will contain information regarding the nature of that offering and any agreements to be entered into between the depositor and purchasers of Notes or Certificates, as applicable, of that series.

         The depositor will indemnify DBAB and any underwriters against particular civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments DBAB and any underwriters may be required to make in respect of these civil liabilities.

         In the ordinary course of business, DBAB and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor's mortgage loans pending the sale of those mortgage loans or interests in those mortgage loans, including the Notes or Certificates, as applicable. DBAB performs management services for the depositor.

         The depositor anticipates that the Notes or Certificates, as applicable, will be sold primarily to institutional investors. Purchasers of Notes or Certificates, as applicable, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Notes or Certificates, as applicable. securityholders should consult with their legal advisors in this regard before any reoffer or sale of Notes or Certificates, as applicable.

         As to each series of Notes or Certificates, as applicable, only those classes rated in one of the four highest rating categories by any rating agency will be offered by this prospectus. Any lower rated or unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

                             Additional Information

         The Depositor has filed with the Commission a registration statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the Notes or Certificates, as applicable, (the "Registration Statement"). This prospectus, which forms a part of the Registration Statement, omits some of the information contained in the Registration Statement pursuant to the rules and regulations of the Commission. The Registration Statement and the exhibits to the Registration Statement can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at Regional Offices in the following locations:

         o Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and

         o New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048.

Copies of these materials can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

         The Commission also maintains a site on the world wide web at "http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Depositor has filed the Registration Statement, including all exhibits to the Registration Statement, through the EDGAR system and therefore these materials should be available by logging onto the Commission's web site. The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

         Copies of the most recent Fannie Mae prospectus for Fannie Mae certificates and Fannie Mae's annual report and quarterly financial statements as well as other financial information are available from the Director of Investor Relations of Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7115). The Depositor did not participate in the preparation of Fannie Mae's prospectus or its annual or quarterly reports or other financial information and, accordingly, makes no representation as to the accuracy or completeness of the information in those documents.

         Copies of the most recent Offering Circular for Freddie Mac certificates as well as Freddie Mac's most recent Information Statement and Information Statement supplement and any quarterly report made available by Freddie Mac may be obtained by writing or calling the Investor Inquiry Department of Freddie Mac at 8200 Jones Branch Drive, McLean, Virginia 22102 (outside Washington, D.C. metropolitan area, telephone 800-336-3672; within Washington, D.C. metropolitan area, telephone 703-759-8160). The Depositor did not participate in the preparation of Freddie Mac's Offering Circular, Information Statement or any supplement to the Information Statement or any quarterly report of the Information Statement and, accordingly, makes no representation as to the accuracy or completeness of the information in those documents.

                 Incorporation of Certain Documents by Reference

         All documents subsequently filed by or on behalf of the trust fund referred to in the prospectus supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of any offering of the Notes or Certificates, as applicable, issued by that trust fund will be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of the filing of those documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the prospectus supplement) or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or replaces that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

         The Trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, upon request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests for information should be directed to the corporate trust office of the Trustee specified in the prospectus supplement.

                                  Legal Matters

         Certain legal matters, including the federal income tax consequences to securityholders of an investment in the Notes or Certificates, as applicable, of a series, will be passed upon for the depositor by Stroock & Stroock & Lavan LLP, Washington, D.C., and Sidley Austin Brown & Wood LLP, New York, NY.

                              Financial Information

         A new trust fund will be formed for each series of Notes or Certificates, as applicable, and no trust fund will engage in any business activities or have any assets or obligations before the issuance of the related series of Notes or Certificates, as applicable. Accordingly, financial statements for a trust fund will generally not be included in this prospectus or in the prospectus supplement.

                                     Rating

         As a condition to the issuance of any class of Offered Notes or Offered Certificates, as applicable, they must not be rated lower than investment grade; that is, they must be rated in one of the four highest rating categories, by a rating agency.

         Ratings on mortgage pass-through certificates and mortgage-backed notes address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with the Notes or Certificates, as applicable, the nature of the underlying assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates, mortgage-backed notes and other asset backed securities do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                             INDEX OF DEFINED TERMS


1986 Act.......................................79
1997 Act......................................103
1998 Policy Statement.........................119
Accrual Period.................................16
Accrual Securities.............................22
Accrued Security Interest......................24
Adjustable Rate Assets..........................3
Agency Securities...............................3
Agreemen.......................................35
ARM Loans.......................................6
Asset Conservation Act.........................67
Asset Group....................................22
Asset Seller....................................3
Available Distribution Amount..................23
Balloon Payment Assets..........................4
Bankruptcy Code................................65
Beneficial Owner...............................30
Bi-weekly Assets................................4
Book-Entry Securities..........................22
borrower.......................................59
Buy Down Assets.................................3
Buydown Funds..................................78
Buydown Mortgage Loans.........................19
Buydown Period.................................19
Capitalized Interest Account...................15
Cash Flow Agreement............................15
Cedel..........................................30
CERCLA.........................................66
Certificates...................................21
Charter Act....................................11
Code...........................................74
Collection Account.............................39
Commission......................................6
contract borrower..............................61
contract lender................................61
Convertible Assets..............................4
Cooperative....................................60
Cooperative Corporation........................31
Cooperative Loans..............................60
Cooperatives....................................5
Covered Trust..................................56
CPR............................................18
credit support.................................15
Crime Control Act..............................70
Cut-off Date....................................6
Debt Securities................................75
defective obligation...........................76
Definitive Securities..........................22
Determination Date.............................22
Disqualified Organization......................89
Distribution Date..............................16
DTC............................................30
Due Period.....................................23
EDGAR.........................................121
Eligible Corporation...........................98
Euroclear......................................30
Euroclear Operator.............................31
European Depositaries..........................32
Exchange Act...................................30
Fannie Mae......................................3
FASIT..........................................74
FASIT Ownership Security.......................95
FASIT Provisions...............................74
FASIT Regular Securities.......................95
FASIT Securities...............................74
FDIC...........................................39
FFIEC.........................................119
FHA.............................................5
Financial Intermediary.........................32
Freddie Mac.....................................3
Freddie Mac Act................................12
Freddie Mac Certificate Group..................12
Garn-St. Germain Act...........................68
GEM Assets......................................4
Ginnie Mae......................................3
GPM Assets......................................4
Grantor Trust Fund.............................74
Grantor Trust Fund Stripped Bond..............102
Grantor Trust Fund Stripped Coupon............102
Grantor Trust Securities.......................74
Grantor Trust Securityholders.................100
Home Equity Loans...............................5
Housing Act....................................10
HUD............................................46
Increasing Payment Asset........................4
Indirect Participants..........................30
Insurance Proceeds.............................23
Interest Rate..................................24
Interest Reduction Assets.......................3
land sale contract.............................61
Land Sale Contracts.............................5
Level Payment Assets............................3
Liquidation Proceeds...........................23
Loan-to-Value Ratio.............................5
Lock-out Date...................................7
Lock-out Period.................................7
Mortgage Securities.............................3
Mortgaged Properties............................4
Mortgages.......................................5
NCUA..........................................119
Nonrecoverable Advance.........................26
Non-U.S. Person................................94
Notes..........................................21
OCC...........................................119

Offered Securities.............................22
OID Regulations............................75, 79
Participants...................................30
Partnership Certificates.......................75
Partnership Trust Fund.........................75
Pass-Through Entity............................89
PCBs...........................................66
Permitted Investments..........................39
pooling and servicing agreement................35
Pre-Funded Amount..............................14
Pre-Funding Account............................14
Pre-Funding Period.............................14
prepayment.....................................18
Prepayment Assumption..........................80
Purchase Price.................................36
RCRA...........................................67
Record Date....................................22
Refinance Loans.................................5
Registration Statement........................121
Regular Securities.............................76
Regular Securityholder.........................78
Related Proceeds...............................26
Relevant Depositary............................32
Relief Act.....................................70
REMIC..........................................74
REMIC Pool.....................................75
REMIC Regulations..............................75
REMIC Securities...............................35
REO Property...................................27
Residual Securities............................76
Retained Interest..............................48
Revolving Credit Line Loans.....................7
RICO...........................................70
Rules..........................................32
secured-creditor exemption.....................67
Securities.....................................21
Security Balance...............................25
Senior Certificates...........................102
Senior Class Percentage.......................102
Senior Securities..............................22
Servicemen's Readjustment Act..................14
Servicing Standard.............................42
Shortfall Amount..............................103
Single Family Property..........................4
SMMEA.........................................118
SPA............................................18
Special servicer...............................50
Startup Day....................................76
Step-up Rate Assets.............................4
Strip Securities...............................22
Stripped Agency Securities.....................13
Stripped Certificates.........................101
Subordinate Certificates......................102
Subordinate Class Percentage..................102
Subordinate Securities.........................22
Subsequent Assets..............................14
Superliens.....................................66
super-premium..................................80
Taxable Mortgage Pools.........................75
Terms and Conditions...........................32
Tiered REMICs..................................78
Title V........................................69
Title VIII.....................................70
U.S. Person....................................91
UCC............................................30
UST............................................67
VA 5
VA Guaranty Policy.............................47
Value...........................................5
Warranting Party...............................37
Yield Considerations...........................24

                                  $181,455,000
                                  (Approximate)



                              ACE Securities Corp.
                                    Depositor



                              C-BASS Mortgage Loan
                   Asset-Backed Certificates, Series 2001-CB2



                        --------------------------------
                              PROSPECTUS SUPPLEMENT
                        --------------------------------



                            Litton Loan Servicing LP
                                    Servicer



                            Deutsche Banc Alex. Brown

                          First Union Securities, Inc.
                                  Underwriters



     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.


     We are not offering the certificates offered by this prospectus supplement in any state where the offer is not permitted.


     Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered by this prospectus supplement and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Offered Certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus for 90 days following the date of this prospectus supplement.


                              Dated June 11, 2001